                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            DEVON ENERGY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

                          Common Stock, par value $.10
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

                                   9,954,000
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
$26.75 per share based on the average of the high and low prices reported on the
                  American Stock Exchange on October 16, 1996.
--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

                                  $266,269,500
--------------------------------------------------------------------------------
     (5) Total fee paid:

                                   $53,254.00
--------------------------------------------------------------------------------

     [X] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                                                          20 North Broadway, Suite 1500       Telephone: 405/235-3611
[DEVON ENERGY CORPORATION LOGO]                           Oklahoma City, Oklahoma 73102-8260  FAX 405/552-4550



November 6, 1996


Dear Devon Shareholder:

     On October 17, 1996, Devon Energy Corporation and Kerr-McGee Corporation agreed to merge Kerr-McGee's North American onshore oil and gas exploration and production business and properties into Devon. This transaction is subject to certain conditions, including approval by the Devon shareholders. If it is completed, this merger will have a significant impact on Devon. Our oil and gas reserves will increase almost 50%, and our undeveloped property inventory will more than double. In exchange, Devon will issue 9.95 million new shares of common stock to Kerr-McGee. As a result, Kerr-McGee will become Devon's largest shareholder.


     Devon's board of directors believes that this transaction will be beneficial to the shareholders of Devon. As a Devon shareholder, you will be asked to vote upon issues related to this transaction at a special shareholders' meeting. We plan to hold the meeting on December 6, 1996 in Oklahoma City.



     Enclosed is a final proxy statement for the special meeting and a proxy card. Please review the information in the proxy statement. If you are unable to attend the special meeting in person, please return the enclosed proxy card so that you can be represented at the meeting.


                                            Sincerely,

                                            /s/ J. LARRY NICHOLS

                                            J. LARRY NICHOLS
                                            President and Chief Executive
                                            Officer

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         20 North Broadway, Suite 1500
                       Oklahoma City, Oklahoma 73102-8260

To Our Shareholders:

     Devon Energy Corporation, an Oklahoma Corporation ("Devon") and Kerr-McGee Corporation, a Delaware Corporation ("Kerr-McGee") have agreed to transfer Kerr-McGee's two subsidiaries, which hold its U.S. onshore and Canadian oil and exploration and production business and properties, to Devon. The transaction will add approximately 53 million barrels of oil equivalent and 370,000 net undeveloped acres of leasehold and mineral interests to Devon's property base. Kerr-McGee will receive 9,954,000 shares of Devon common stock, or about 31% of Devon's total shares outstanding, in exchange for these properties.


     The agreement is subject to a number of conditions. The most important are approval by Devon's shareholders of (i) the issuance of the Devon shares to Kerr-McGee and (ii) an amendment to Devon's certificate of incorporation to increase the number of shares of common stock authorized for issuance. Therefore, a special meeting of the shareholders of Devon will be held in the Community Room (Mezzanine Floor), Bank of Oklahoma, Robinson Avenue at Robert S. Kerr, Oklahoma City, Oklahoma on December 6, 1996, at 10:00 a.m., local time. The purpose of the meeting is to consider and vote on the following matters:


     1. The issuance of 9,954,000 shares of Devon common stock to Kerr-McGee in exchange for all of Kerr-McGee's North American onshore oil and gas exploration and production business and properties;

     2. An amendment to Devon's certificate of incorporation to increase the number of authorized shares of Devon common stock from 120 million shares to 400 million shares; and

     3. Such other matters as may properly come before the meeting or any adjournment thereof.

     If the required shareholder proposals are approved at the special meeting, and certain other conditions are satisfied, it is expected that the transaction with Kerr-McGee will be completed on December 31, 1996.


     Stockholders of record at the close of business on November 1, 1996, are entitled to notice of and to vote at the meeting. The attached proxy statement explains the details of the transaction between Devon and Kerr-McGee, and the proposals to be voted on at the special meeting. For reasons outlined in the attached proxy statement, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE MATTERS BEING VOTED UPON.


                                   IMPORTANT


     YOUR PROXY IS IMPORTANT TO ASSURE A QUORUM AT THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE BE SURE THAT THE ENCLOSED FORM OF PROXY IS PROPERLY COMPLETED, DATED, SIGNED AND RETURNED WITHOUT DELAY. PLEASE USE THE ENCLOSED RETURN ENVELOPE. IT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            MARIAN J. MOON
                                            Corporate Secretary

Oklahoma City, Oklahoma

November 6, 1996

                                PROXY STATEMENT
                                      FOR

                            DEVON ENERGY CORPORATION

                        SPECIAL MEETING OF SHAREHOLDERS

                                DECEMBER 6, 1996


                             ---------------------

     This Proxy Statement (the "Proxy Statement") relates to a proposed transaction whereby Devon would acquire all of Kerr-McGee's North American onshore oil and gas exploration and production business and properties (the "Kerr-McGee Properties") in exchange for 9,954,000 shares of Devon common stock, par value $0.10 per share ("Common Stock").

     If the proposed transaction (the "Transaction") is consummated, Devon's property base would be expanded by approximately 50% with the addition of 53 million equivalent barrels of oil and gas reserves in the U.S. and Canada (estimated as of the anticipated effective date of December 31, 1996) and 370 thousand net acres of undeveloped leasehold and mineral interests. The properties are concentrated in the Permian Basin, the Rocky Mountains and the Mid-Continent region of the United States -- areas in which Devon already owns significant interests -- and in the Western Canada Sedimentary Basin of western Canada -- a new producing province for Devon.

     Because Kerr-McGee will own a relatively large block of Devon Common Stock, Devon and Kerr-McGee will enter into two additional agreements which define and limit their respective rights and obligations. In addition, Devon's board of directors has amended, and will further amend, Devon's share rights plan to prevent the Transaction from triggering the rights thereunder. The intent of these agreements is to (i) allow Kerr-McGee to be represented on Devon's board of directors in proportion to Kerr-McGee's ownership of outstanding Devon Common Stock; (ii) limit Kerr-McGee's ability to gain control of Devon; (iii) provide Kerr-McGee the ability to sell all or a portion of its Devon Common Stock, subject to certain restrictions designed to avoid a detrimental effect on Devon;
(iv) allow Kerr-McGee to maintain the percentage of Devon Common Stock it acquires in the Transaction; and (v) maintain the anti-takeover defenses currently available to the Devon shareholders. See "Description of the Transaction -- Future Relationships between Kerr-McGee and Devon" for a detailed description of these arrangements.


     Devon's Common Stock is traded on the American Stock Exchange (the "AMEX") under the symbol "DVN." The AMEX requires shareholder approval of the issuance of Common Stock to Kerr-McGee because the Transaction would increase Devon's outstanding shares by 20% or more. In addition, the Agreement and Plan of Merger among Devon, Kerr-McGee and certain of their subsidiaries dated October 17, 1996 (the "Merger Agreement") requires that Devon's shareholders approve the issuance of the Common
Stock to Kerr-McGee. The Merger Agreement also requires that Devon amend its certificate of incorporation to increase the number of authorized shares of Devon Common Stock from 120 million shares to 400 million shares. These two requirements to obtain shareholder approval are together referred to as the "Required Proposals." The Required Proposals will be submitted to a vote of the shareholders of Devon at a special meeting to be held on December 6, 1996. Approval of each of the Required Proposals requires the favorable vote of not less than a majority of the shares of Devon Common Stock entitled to vote thereon. The satisfaction of certain other conditions will also be required to consummate the Transaction. See "Description of the Transaction -- Conditions to the Transaction."



     The definitive Proxy Statement and form of proxy are first being sent to the shareholders of Devon on or about November 6, 1996.


                             ---------------------


              The date of this Proxy Statement is November 6, 1996

[SIGNIFICANT AREAS OF INTEREST MAP]

                                     [MAP]

                                           ESTIMATED PROVED RESERVES AS OF
                                                    DECEMBER 31, 1995
                                      --------------------------------------------
                                      OIL AND NGLS      GAS
           BASIN: LOCATION              (MBBLS)       (MMCF)    MBOE(1)   MBOE%(2)
------------------------------------- ------------    -------   -------   --------
Permian Basin: West Texas and
 Southeast New Mexico
 Devon                                   44,433        83,513    58,352      51%
 Kerr-McGee Properties                    6,533        36,098    12,549      21%
 Pro Forma(3)                            50,966       119,611    70,901      40%

Rocky Mountains: Wyoming and
 North Dakota
 Devon                                    7,330        65,841    18,304      16%
 Kerr-McGee Properties                    7,463        45,729    15,085      25%
 Pro Forma(3)                            14,793       111,570    33,389      19%

San Juan Basin: Northwest
 New Mexico
 Devon                                       35       176,068    29,380      26%
 Kerr-McGee Properties                        -            -          -       0%
 Pro Forma(3)                                35       176,068    29,380      17%

Mid-Continent: Oklahoma and
 Texas Panhandle
 Devon                                    1,489        30,479     6,568       6%
 Kerr-McGee Properties                    1,036        55,639    10,309      17%
 Pro Forma(3)                             2,525        86,118    16,877      10%

Other Areas of the U.S.
 Devon                                      648         7,945     1,972       1%
 Kerr-McGee Properties                    2,131        16,927     4,952       8%
 Pro Forma(3)                             2,779        24,872     6,924       4%

Western Canada Sedimentary Basin:
 Alberta, Canada
 Devon                                        -            -          -       0%
 Kerr-McGee Properties                    9,595        49,687    17,876      29%
 Pro Forma(3)                             9,595        49,687    17,876      10%

Grand Total
 Devon                                   53,935       363,846   114,576     100%
 Kerr-McGee Properties                   26,758       204,080    60,771     100%
 Pro Forma(3)                            80,693       567,926   175,347     100%

---------------
(1) Gas reserves are converted to Boe at the rate of six Mcf per Boe.
(2) Percentage which MBoe for the basin or region bears to total MBoe for all Proved Reserves.
(3) Assuming the Transaction was effective as of December 31, 1995.

                               TABLE OF CONTENTS


Summary...............................................................................    3
Summary Unaudited Pro Forma Financial Information.....................................    9
Summary Oil and Gas Information.......................................................   12
Summary Historical Financial Data.....................................................   13
General Information...................................................................   15
The Devon Meeting.....................................................................   15
Description of the Transaction........................................................   16
Market Prices and Dividends...........................................................   24
Pro Forma Financial Information.......................................................   25
Devon's Selected Financial Data.......................................................   34
Kerr-McGee's Properties' Selected Financial Data......................................   35
Devon Management's Discussion and Analysis of Financial Condition and Results of
  Operations..........................................................................   36
Kerr-McGee Management's Discussion and Analysis of Results of Operations for the
  Kerr-McGee Properties...............................................................   50
Business and Properties...............................................................   54
Management and Directors of Devon.....................................................   65
Description of Devon Capital Stock....................................................   69
Incorporation of Certain Documents by Reference.......................................   71
Experts...............................................................................   71
Submission of Stockholder Proposals...................................................   72
Index to Financial Statements.........................................................  F-1
Addendum A -- Agreement and Plan of Merger............................................  A-1


                              CERTAIN DEFINITIONS

     As used in this Proxy Statement:

          "Mcf" means thousand cubic feet

          "MMcf" means million cubic feet

          "Bcf" means billion cubic feet

          "Boe" means barrels of oil equivalent

          "MBoe" means thousand barrels of oil equivalent

          "MMBoe" means million barrels of oil equivalent

          "Bbl" means barrel

          "MBbls" means thousand barrels

          "MMBbls" means million barrels

          "Oil" includes crude oil and condensate

          "NGLs" means natural gas liquids

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


     Certain of the matters discussed under the captions "Devon Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business and Properties" and elsewhere in this Proxy Statement or in the information incorporated by reference herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act") and as such may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Devon to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Some of the factors that may cause such material differences are set forth herein under the caption "Devon Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                    SUMMARY

     The following summary, does not purport to be complete, and is qualified in its entirety by the detailed information appearing elsewhere in this Proxy Statement or incorporated by reference herein.

INTRODUCTION


     The respective boards of directors of Devon and Kerr-McGee have entered into an agreement whereby the Kerr-McGee Properties would be combined with those of Devon. The plan is set forth in the Merger Agreement attached hereto as Addendum A.



     This Proxy Statement relates to a special meeting of shareholders of Devon to be held at the Community Room (Mezzanine Floor), Bank of Oklahoma, Robinson Avenue at Robert S. Kerr, Oklahoma City, Oklahoma on December 6, 1996 (the "Devon Meeting"). At the Devon Meeting, the shareholders of Devon will consider and vote upon the Required Proposals. First, the shareholders will vote upon a proposal to approve the issuance of 9,954,000 shares of Devon Common Stock to Kerr-McGee. Second, the shareholders will vote upon a proposal to amend Devon's certificate of incorporation to increase the number of authorized shares of Common Stock from 120 million to 400 million. Approval of each of these two Required Proposals requires the favorable vote of not less than a majority of the shares of Common Stock entitled to vote thereon. Approval of both of the Required Proposals is a condition to consummating the Transaction. Thus, if either or both of the Required Proposals are not approved, the Transaction will not occur. The satisfaction of certain other conditions will also be required to consummate the Transaction. See "Description of the Transaction -- Conditions to the Transaction." Approval by the shareholders of Kerr-McGee is not required to consummate the Transaction.


THE TRANSACTION


     The Merger Agreement provides for the Kerr-McGee Properties to be consolidated with those of Devon. This will be accomplished in two simultaneous transactions. First, Kerr-McGee North American Onshore Corporation, a wholly-owned Oklahoma subsidiary of Kerr-McGee ("KMG-US"), will be merged with and into Devon Energy Corporation (Nevada), a wholly-owned Nevada subsidiary of Devon ("Devon Nevada"), in exchange for 7,554,880 shares of Devon Common Stock. KMG-US owns all of Kerr-McGee's U.S. onshore oil and gas exploration and production business and properties. Second, Devon will acquire all of the outstanding capital stock of Kerr-McGee Canada Onshore Ltd., a wholly-owned subsidiary of Kerr-McGee organized under the laws of Alberta, Canada ("KMG-CN"), in exchange for 2,399,120 shares of Devon Common Stock. KMG-CN owns all of Kerr-McGee's Canadian oil and gas exploration and production business and properties. As a result of the Transaction, the properties and assets of KMG-US will become part of the properties and assets of Devon Nevada and KMG-CN will become a wholly-owned subsidiary of Devon and be renamed Devon Energy Corporation Canada ("Devon Canada").


     After the Transaction, Kerr-McGee will own 9,954,000 shares of Devon Common Stock, or 31% of Devon's total outstanding Common Stock. It is expected that the Transaction will be consummated on December 31, 1996.

     Devon's property base will be significantly expanded by this Transaction. Estimated proved reserves will be increased by approximately 37 MMBoe in the United States and 16 MMBoe in Canada. These reserves are approximately 44% oil and NGLs and 56% natural gas. In addition, Devon will receive an estimated 282,000 net undeveloped acres of leasehold and mineral interests in the U.S. and 88,000 acres in Canada.

     The number of shares of Devon Common Stock to be issued to Kerr-McGee in the Transaction will not be adjusted for any fluctuations in the market price of Devon Common Stock prior to the closing of the Transaction.

PARTIES TO THE TRANSACTION

     The parties to the Transaction are:

     Devon. Devon is an independent energy company engaged primarily in oil and gas exploration, development and production, and in the acquisition of oil and gas properties. The principal and administrative offices of Devon are located at 20 North Broadway, Suite 1500, Oklahoma City, OK 73102 (telephone 405/235-3611).

     Devon currently owns interests in 900 oil and gas properties in 10 states. The majority of these properties are concentrated in five operating areas: the Permian Basin in southeast New Mexico and west Texas; the San Juan Basin in northwest New Mexico; the Rocky Mountain region in Wyoming; the Mid-Continent region in Oklahoma and the Texas Panhandle; and the Gulf Coast region of Louisiana. At December 31, 1995, Devon's estimated proved reserves were 114.6 MMBoe, which were balanced between oil and NGLs (47%) and natural gas (53%). The present value of pre-tax future net revenues discounted at 10% per annum assuming essentially unescalated prices ("10% Present Value") of such reserves was $534.2 million. Devon ranks in the top 20% of public energy companies in the United States, measured by oil and gas reserves.

     Devon's primary objectives are to build production, cash flow and earnings per share by: (1) acquiring oil and gas properties, (2) exploring for new oil and gas reserves and (3) optimizing production from existing oil and gas properties.

     During 1988 Devon expanded its capital base with its first issuance of common stock to the public and began a substantial expansion program. Devon has used a two-pronged strategy of acquiring producing properties and drilling to develop new reserves. During the eight years ended December 31, 1995, Devon consummated 15 significant acquisitions and drilled 605 new wells, 581 of which were producers, resulting in reserve additions of 159.1 MMBoe. Capital costs incurred to complete these activities totaled $535.0 million, for a finding and development cost of $3.36 per Boe. Reserve additions and adjustments, minus production and property sales, resulted in reserves increasing by a factor of fourteen during the eight-year period.

     Devon's objective, however, is to increase value per share, not simply to increase total assets. Reserves have grown from 1.31 Boe per share at year-end 1987 to 5.18 Boe per share at year-end 1995. During this same eight-year period, net debt (long-term debt minus working capital) has remained relatively low, never exceeding $1.33 per Boe, and only $1.17 per Boe at year-end 1995. In July, 1996, Devon Financing Trust, a Delaware business trust organized by Devon, completed a $149.5 million offering of 6 1/2% trust convertible preferred securities (the "TCP Securities"), the proceeds of which were used to repay all of Devon's revolving bank debt. This repayment increased Devon's borrowing capacity to $260 million, thus increasing its financial flexibility. See "Description of Devon Capital Stock -- TCP Securities."

     The oil and gas industry is characterized by highly volatile product prices. Devon's management believes that by (a) keeping debt levels low, (b) concentrating its properties in a few core areas to achieve economies of scale,
(c) acquiring and developing high profit margin properties and (d) continually disposing of high-cost, marginal and non-strategic properties, Devon's profitability will be maximized, even during periods of low oil and/or gas prices. In addition, Devon remains financially flexible to take advantage of opportunities for mergers, acquisitions, exploration or other growth opportunities.

     Devon Nevada. Devon Nevada, a wholly-owned operating subsidiary of Devon, began operations in 1971. Devon Nevada holds title to approximately 80% of Devon's oil and gas properties and effectively conducts all of Devon's oil and gas development and production activities.

     Kerr-McGee. Kerr-McGee is a $3.2 billion energy and chemical company based in Oklahoma City, Oklahoma. Its principal offices are located at 123 Robert S. Kerr Avenue, Oklahoma City, OK 73102. Kerr-McGee has three core businesses consisting of oil and natural gas exploration and production and coal and chemical production and marketing.


     KMG-US. KMG-US is a wholly-owned subsidiary of Kerr-McGee which holds the United States onshore oil and gas exploration and production business and properties of Kerr-McGee. A significant portion of KMG-US's properties are located in the Permian Basin, the Rocky Mountains and in the Mid-Continent area -- regions in which Devon owns significant interests. KMG-US's total proved reserves are estimated to be 37 MMBoe as of December 31, 1996. KMG-US also owns approximately 282,000 acres of undeveloped leasehold and mineral interests. See "Business and Properties -- Kerr-McGee's Significant Properties."



     KMG-CN. KMG-CN is a wholly-owned indirect subsidiary of Kerr-McGee which holds the Canadian oil and gas exploration and production business and properties of Kerr-McGee. Virtually all of KMG-CN's properties are located within the province of Alberta. KMG-CN's proved reserves as of December 31, 1996, are estimated to be 16 MMBoe. KMG-CN also owns approximately 88,000 acres of undeveloped leasehold interests. See "Business and Properties -- Kerr-McGee's Significant Properties."


THE DEVON MEETING


     The Devon Meeting will be held on December 6, 1996 at 10:00 a.m., local time, at the Community Room (Mezzanine Floor), Bank of Oklahoma, Robinson Avenue at Robert S. Kerr, Oklahoma City, Oklahoma. The record date for shareholders of Devon entitled to notice of and to vote at the Devon Meeting is as of the close of business on November 1, 1996 (the "Record Date"). Approval of the Required Proposals requires the affirmative vote by holders of a majority of the Devon Common Stock entitled to vote thereon. There were a total of 22,130,896 outstanding shares of Devon Common Stock on the Record Date, each of which is entitled to one vote.


     Devon's directors and officers have the right to vote a total of 1,433,527 shares of Devon Common Stock, or approximately 6.5% of the total number of votes entitled to be cast. The officers and directors of Devon intend to cast all of their votes in favor of the Required Proposals.

REASONS FOR THE TRANSACTION

     Both Devon and Kerr-McGee have significant reasons to enter into the proposed transaction.

  Devon's Reasons for the Transaction:


     Devon's primary business objective is to build production, cash flow and earnings per share. Devon's management believes that the absolute growth in oil and gas production as a result of acquiring the Kerr-McGee Properties, coupled with the synergy of common ownership, should contribute to Devon's per share growth.



     This Transaction adds significant production and reserves to Devon's property base in areas in which it already owns interests. The consolidation of Kerr-McGee's Permian Basin, Rocky Mountain and Mid-Continent properties with Devon's should enable Devon to achieve greater efficiencies in field operations (i.e., fewer incremental field personnel, less equipment inventory, etc.) than is possible under the current separate ownership. In addition, this consolidation, should give Devon more leverage in negotiating marketing arrangements for future oil and gas production because Devon will have greater volumes of oil and gas available to sell.


     The increase in Devon's oil and gas reserve base and production capacity is expected to make Devon a larger, more stable competitor in the oil and gas industry. The industry is one in which there are many multi-billion dollar competitors.


     The addition of KMG-CN will allow Devon to expand its activities into a new core area, with a Canadian office and experienced staff already in place.



     The increase in Devon's reserve base as a result of this Transaction combined with no incremental debt will result in significantly increased liquidity. Devon currently has available all of its $260 million bank line of credit. Devon estimates that after the Transaction its borrowing capacity could increase to approximately $400 million. This could be used for acquisitions, drilling and other general corporate purposes. However, Devon does not expect to request an increase in its credit lines until the opportunities for such additional capital arise. The larger size of the post-Transaction company will further improve Devon's credit-worthiness, which should have the long-term effect of keeping Devon's cost of capital relatively low.

  Kerr-McGee's Reasons for the Transaction:

     By consolidating the Kerr-McGee Properties with those of Devon, Kerr-McGee will maintain an investment in the North American onshore oil and gas exploration and production business without incurring the overhead and direct expenses of those activities. These assets will become a significant portion of Devon's operations and will receive the attention and focus of Devon's management and employees, allowing Kerr-McGee to more fully focus its resources on its offshore and foreign oil and gas exploration and production activities.

     Kerr-McGee's management believes Kerr-McGee's shareholders can recognize more ultimate value by combining its North American onshore business and properties with an independent oil and gas exploration and production company such as Devon which specializes in North American onshore operations. Devon's growth strategy over the last eight years has resulted in growth in per share earnings, cash flow, reserves and per share price. If this growth trend continues, Kerr-McGee will be able to realize appreciation in its investment through the appreciation of its Devon Common Stock.


NEGOTIATION OF TRANSACTION TERMS


     In the summer of 1996, the Chief Executive Officer of Devon, J. Larry Nichols, initiated discussions with Luke R. Corbett, the Chief Operating Officer of Kerr-McGee, to discuss the possibility of a joint venture or other business combination to maximize the value of the Kerr-McGee Properties.

     The two companies' executives first discussed their respective goals and motivations as described in "-- Reasons for the Transaction" above in designing a transaction. After discussing a number of possibilities, the executives determined that a transaction in which Kerr-McGee would receive Devon Common Stock in exchange for the Kerr-McGee Properties would meet both companies' objectives. Based on preliminary calculations of the number of shares of Devon Common Stock Kerr-McGee would receive, Devon's board of directors reviewed the Transaction and gave preliminary approval at its regular meeting on September 17, 1996. Each company then conducted a thorough review of the oil and gas reserves, assets and liabilities of the other company and, based on that information, set the exact number of shares of Devon Common Stock to be issued to Kerr-McGee in exchange for the Kerr-McGee Properties. The number of shares was determined based on a number of measures, including the contribution the Kerr-McGee Properties could make to Devon's cash flow and earnings per share, reserves per share, net asset value and liquidity. On October 15, 1996, and October 14, 1996, Kerr-McGee's board of directors and Devon's board of directors, respectively, gave final approval to the Transaction. On October 17, 1996, the Merger Agreement was executed, subject to certain conditions including the approval of the Devon shareholders.

SPECIAL CONSIDERATIONS IN CONNECTION WITH THE TRANSACTION

     Completion of the Transaction will cause significant changes to Devon. These changes should be considered carefully before you cast your vote concerning the Required Proposals.

     Operations in a Foreign Country. Prior to the Transaction, Devon's oil and gas activities have all been conducted in the United States. As a result of the Transaction, approximately 10% of Devon's proved reserves will be in Canada -- an area in which Devon has no prior experience. While Devon believes that the addition of Canadian assets will be advantageous, there are also risks associated with conducting foreign activities. These risks include foreign currency risk, political risk and potential extra taxation if Canadian profits are transferred back to the United States. However, Devon is acquiring Kerr-McGee's Canadian oil and gas business substantially intact. The existing office and experienced Canadian staff are expected to minimize difficulties attributable to Devon's inexperience in this area. Also, Devon has substantial experience in the acquisition of businesses and properties in general. See "Summary -- Reasons for the Transaction" and "Business and
Properties -- Strategy."

     Large Shareholder. Currently, other than institutional investors, Devon does not have any large block shareholders. The current officers and directors of Devon as a group own 6.5% of the outstanding Common Stock. After the consummation of the Transaction, Kerr-McGee will own 31% of the outstanding Common

Stock and will have three representatives on Devon's board of directors. Accordingly, Kerr-McGee will be in a position to substantially influence the management and policies of Devon. Devon has attempted to minimize any potential adverse impact this may have on Devon and its shareholders by negotiating the Stock Agreement (defined below). This agreement places substantial limits on Kerr-McGee's ability to cause a change in control of Devon. See "Description of the Transaction -- Future Relationships between Kerr-McGee and Devon -- Stock Agreement." The large block of stock owned by Kerr-McGee, and the restrictions on Kerr-McGee's ability to dispose of the stock to single purchasers, could be a negative influence on anyone attempting to acquire control of Devon. The Stock Agreement also contains provisions which allow Kerr-McGee to make competing offers for control of Devon under certain circumstances.


     In addition, the large number of shares owned by Kerr-McGee could have, if offered or sold as a block, an adverse impact on the market price for Devon's Common Stock. Although Kerr-McGee's shares of Devon Common Stock are "restricted" stock which cannot be sold publicly for two years without registration under the Securities Act of 1933, as amended (the "Securities Act"), Devon and Kerr-McGee have agreed to execute the Registration Agreement (defined below) pursuant to which Kerr-McGee may cause Devon to register Kerr-McGee's shares of Devon Common Stock for resale. See "Description of the Transaction -- Future Relationships between Kerr-McGee and Devon -- Registration Rights Agreement" and "Description of Devon Capital Stock -- TCP Securities."



     Tax Structure of the Transaction. Because of the tax structure of the Transaction, Devon will assume Kerr-McGee's tax basis in the Kerr-McGee Properties. This tax basis is approximately $82 million less than the value recorded for financial reporting purposes. This will cause Devon to report $82 million more of taxable income over the life of the Kerr-McGee Properties than if the Kerr-McGee Properties had been purchased directly in a taxable transaction. However, Devon will have a tax basis in the KMG-CN common stock equal to the fair market value of the Devon Common Stock for which it was exchanged, which is not deductible until Devon sells the KMG-CN common stock, if ever.


BOARD RECOMMENDATION

     Devon's board of directors believes that the Transaction is in the best interests of Devon and Devon's shareholders and has unanimously approved the Transaction. Devon's board of directors has also unanimously approved the Required Proposals. Devon's board of directors recommends that you vote in favor of the Required Proposals.

FUTURE RELATIONSHIPS BETWEEN KERR-MCGEE AND DEVON


     After consummation of the Transaction, Kerr-McGee will own 9,954,000 shares of Devon Common Stock, or 31% (26% on a fully-diluted basis) of the outstanding Devon Common Stock. Because of this relatively large ownership position, Kerr-McGee has negotiated arrangements by which Kerr-McGee can (i) exercise influence over the management and policies of Devon through representation on Devon's board of directors in proportion to its ownership of outstanding Common Stock and (ii) be assured of the cooperation of Devon management if it wishes to sell or transfer its shares of Devon Common Stock. Because these arrangements place Kerr-McGee in a position to cause or substantially influence a change in control of Devon, or a liquidation or disposition of Devon's assets, Devon has negotiated arrangements which limit Kerr-McGee's ability to (i) acquire additional shares of Devon Common Stock; (ii) dispose of a large portion of its Devon Common Stock to a third party; and (iii) enter into transactions which would result in a change in control of Devon. Finally, both Devon and Kerr-McGee have negotiated arrangements so that Devon's existing anti-takeover defenses would remain in force for both third parties and for certain further transactions with Kerr-McGee.



     These arrangements are defined in the Stock Rights and Restrictions Agreement (the "Stock Agreement"), the Registration Rights Agreement (the "Registration Agreement") and the First Amendment to the Rights Agreement (the "First Rights Plan Amendment") and the Second Amendment to the Rights Agreement (the "Second Plan Amendment") (collectively, the "Rights Plan Amendments"). See "Description of the Transaction -- Future Relationships between Kerr-McGee and Devon."

EFFECTIVE DATE; CONDUCT OF PARTIES; CONDITIONS; TERMINATION

     Devon expects that the Transaction will be consummated on December 31, 1996 (the "Effective Date"). Pending consummation, Devon and Kerr-McGee have each agreed to give the other reasonable access to all information necessary to evaluate the other's business. In addition, Kerr-McGee has agreed to conduct operations of the Kerr-McGee Properties only in the ordinary course. The Transaction is subject to a number of conditions, including approval of the Required Proposals by the shareholders of Devon. If these conditions are not met, the Merger Agreement may be terminated. In addition, the Merger Agreement may be terminated by mutual consent of the boards of directors of Kerr-McGee and Devon at any time prior to consummation of the Transaction. See "Description of the Transaction -- Conduct of Parties Prior to Transaction," "-- Conditions to the Transaction," "-- Amendment and Termination" and "-- Effective Date."

ACCOUNTING TREATMENT

     Devon will account for the Transaction in accordance with the purchase method of accounting. Accordingly, results of operations from the Kerr-McGee Properties will be included in Devon's consolidated financial statements beginning upon consummation of the Transaction, which is expected to occur on December 31, 1996. See "Pro Forma Financial Information."

SUMMARY INCOME TAX CONSEQUENCES

     The Transaction will not be a taxable transaction in the United States or Canada for either Devon or the Devon shareholders. See "Description of the Transaction -- Material United States Income Tax Consequences" and "-- Material Canadian Income Tax Consequences."

APPRAISAL RIGHTS

     The holders of Devon Common Stock are not entitled to dissenters' or appraisal rights in connection with the Transaction.

MARKET PRICES OF SECURITIES


     The closing sales prices of the Devon Common Stock on the AMEX on October 16, 1996, the day preceding the first public announcement of the Transaction, was $26 7/8. The closing price on November 1, 1996, was $34 3/8. See "Market Price and Dividends."


REGULATORY APPROVAL


     Other than the filing of merger documents in Oklahoma and Nevada on the Effective Date and complying with federal and state securities laws, there are no federal or state regulatory requirements which must be complied with or approvals which must be obtained in connection with the Transaction.

               SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following tables set forth certain unaudited pro forma financial information with respect to the Kerr-McGee Properties as if the Transaction had been consummated at January 1, 1995 for the operations data, or June 30, 1996 for the balance sheet data. The tables also present the pro forma effects of the acquisition of the Worland Properties (defined below) which was completed in December 1995 and the TCP Securities offering (completed in July 1996) as if both transactions had been consummated at January 1, 1995 for the operations data, or, with regard to the TCP Securities offering, June 30, 1996 for the balance sheet data. The pro forma information is derived from the pro forma financial statements appearing elsewhere herein and should be read in conjunction with those statements. The pro forma information is not necessarily indicative of the results that would have been reported had the Transaction, the acquisition of the Worland Properties and the TCP Securities offering taken place as of the dates indicated, nor is it necessarily indicative of Devon's future results.

                                                                 YEAR ENDED DECEMBER 31, 1995
                                            ----------------------------------------------------------------------
                                                                    PRO FORMA EFFECTS OF
                                                        ---------------------------------------------
                                                                             TCP
                                             DEVON         WORLAND       SECURITIES      KERR-MCGEE        DEVON
                                             ACTUAL     PROPERTIES(1)    OFFERING(1)    PROPERTIES(1)    PRO FORMA
                                            --------    -------------    -----------    -------------    ---------
                                                 (THOUSANDS, EXCEPT PER SHARE DATA, PER UNIT DATA AND RATIOS)
OPERATIONS DATA:
  OPERATING RESULTS
    Oil sales.............................. $ 55,290       $   931         $    --         $56,651       $112,872
    Gas sales..............................   50,732         2,143              --          44,222         97,097
    NGL sales..............................    6,404         2,275              --           3,659         12,338
    Other revenue..........................      877            --              --           3,747          4,624
                                            --------       -------         -------         -------           ----
         Total revenues....................  113,303         5,349              --         108,279        226,931
                                            --------       -------         -------         -------           ----
    Lease operating expenses...............   27,289         1,609              --          26,265         55,163
    Production taxes.......................    6,832           221              --           6,658         13,711
    Depreciation, depletion and
      amortization.........................   38,090         2,284             166          45,182         85,722
    General and administrative expenses....    8,419            --              --           5,000         13,419
    Interest expense.......................    7,051         3,025          (9,501)             --            575
    Distributions on preferred securities
      of subsidiary trust..................       --            --           9,718              --          9,718
                                            --------       -------         -------         -------           ----
         Total costs and expenses..........   87,681         7,139             383          83,105        178,308
                                            --------       -------         -------         -------           ----
    Earnings (loss) before income taxes....   25,622        (1,790)           (383)         25,174         48,623
    Income tax expense (benefit):
      Current..............................    4,495          (358)            (77)          4,511          8,571
      Deferred.............................    6,625           (27)            (69)          6,328         12,857
                                            --------       -------         -------         -------           ----
         Total income tax expense
           (benefit).......................   11,120          (385)           (146)         10,839         21,428
                                            --------       -------         -------         -------           ----
    Net earnings (loss)....................   14,502        (1,405)           (237)         14,335         27,195
                                            ========       =======         =======         =======           ====
    Net earnings (loss) per share..........     0.66         (0.07)          (0.01)           0.27           0.85
    Cash dividends per share(2)............     0.12            --              --              --           0.12
    Weighted average common shares
      outstanding..........................   22,074            --              --           9,954         32,028
  CASH FLOW DATA
    Net cash provided (used) by operating
      activities...........................   61,276           852            (140)         65,845        127,833
    EBITDA(3)(4)...........................   70,763         3,519              --          70,356        144,638
    Cash margin(4)(5)......................   59,217           852            (140)         65,845        125,774
  PRODUCTION, PRICE AND OTHER DATA
    Production:
      Oil (MBbls)..........................    3,300            64              --           3,439          6,803
      Gas (MMcf)...........................   36,886         2,111              --          37,400         76,397
      NGLs (MBbls).........................      600           195              --             309          1,104
      MBoe(6)..............................   10,047           612              --           9,981         20,640
    Average prices:
      Oil (Per Bbl)........................    16.75         (0.04)             --           (0.12)         16.59
      Gas (Per Mcf)........................     1.38         (0.02)             --           (0.09)          1.27
      NGLs (Per Bbl).......................    10.68          0.24              --            0.26          11.18
      Per Boe(6)...........................    11.19         (0.14)             --           (0.28)         10.77
    Costs per Boe:
      Operating costs......................     3.40         (0.03)             --           (0.03)          3.34
      DD&A of oil and gas properties.......     3.65            --              --            0.43           4.08
      General and administrative
         expenses..........................     0.84         (0.05)             --           (0.14)          0.65
    Ratio of earnings to fixed
      charges(7)...........................     4.54         (1.22)          (0.12)           2.34           5.54

                                                                      SIX MONTHS ENDED JUNE 30, 1996
                                                           ----------------------------------------------------
                                                                          PRO FORMA EFFECTS OF
                                                                      ----------------------------
                                                                          TCP
                                                            DEVON     SECURITIES      KERR-MCGEE        DEVON
                                                           ACTUAL     OFFERING(1)    PROPERTIES(1)    PRO FORMA
                                                           -------    -----------    -------------    ---------
                                                                    (THOUSANDS, EXCEPT PER SHARE DATA,
                                                                        PER UNIT DATA AND RATIOS)
OPERATIONS DATA:
  OPERATING RESULTS
    Oil sales............................................  $35,652      $    --         $33,665        $69,317
    Gas sales............................................   28,834           --          28,450         57,284
    NGL sales............................................    5,991           --           2,122          8,113
    Other revenue........................................      869           --           1,562          2,431
                                                           -------      -------         -------           ----
         Total revenues..................................   71,346           --          65,799        137,145
                                                           -------      -------         -------           ----
    Lease operating expenses.............................   15,173           --          12,274         27,447
    Production taxes.....................................    4,488           --           4,255          8,743
    Depreciation, depletion and amortization.............   20,588           83          23,084         43,755
    General and administrative expenses..................    4,525           --           2,500          7,025
    Interest expense.....................................    4,942       (4,494)             --            448
    Distributions on preferred securities of subsidiary
      trust..............................................       --        4,859              --          4,859
                                                           -------      -------         -------           ----
         Total costs and expenses........................   49,716          448          42,113         92,277
                                                           -------      -------         -------           ----
    Earnings (loss) before income taxes..................   21,630         (448)         23,686         44,868
    Income tax expense (benefit):
      Current............................................    2,812          (90)          4,723          7,445
      Deferred...........................................    6,489          (81)          4,760         11,168
                                                           -------      -------         -------           ----
         Total income tax expense (benefit)..............    9,301         (171)          9,483         18,613
                                                           -------      -------         -------           ----
    Net earnings (loss)..................................   12,329         (277)         14,203         26,255
                                                           =======      =======         =======           ====
    Net earnings (loss) per share........................     0.56        (0.01)           0.27           0.82
    Cash dividends per share(2)..........................     0.06           --              --           0.06
    Weighted average common shares outstanding...........   22,117           --           9,954         32,071
  CASH FLOW DATA
    Net cash provided (used) by operating activities.....   35,079         (275)         42,047         76,851
    EBITDA(3)(4).........................................   47,160           --          46,770         93,930
    Cash margin(4)(5)....................................   39,406         (275)         42,047         81,178
  PRODUCTION, PRICE AND OTHER DATA
    Production:
      Oil (MBbls)........................................    1,831           --           1,786          3,617
      Gas (MMcf).........................................   17,814           --          18,602         36,416
      NGLs (MBbls).......................................      451           --             182            633
      MBoe(6)............................................    5,251           --           5,068         10,319
    Average prices:
      Oil (Per Bbl)......................................    19.47           --           (0.31)         19.16
      Gas (Per Mcf)......................................     1.62           --           (0.05)          1.57
      NGLs (Per Bbl).....................................    13.30           --           (0.48)         12.82
      Per Boe(6).........................................    13.42           --           (0.37)         13.05
    Costs per Boe:
      Operating costs....................................     3.74           --           (0.23)          3.51
      DD&A of oil and gas properties.....................     3.76           --            0.39           4.15
      General and administrative expenses................     0.86           --           (0.18)          0.68
    Ratio of earnings to fixed charges(7)................     5.29        (0.43)           4.27           9.13



                                                                           AS OF JUNE 30, 1996
                                                          -----------------------------------------------------
                                                                          PRO FORMA EFFECTS OF
                                                                      ----------------------------
                                                                          TCP
                                                           DEVON      SECURITIES      KERR-MCGEE        DEVON
                                                           ACTUAL     OFFERING(1)    PROPERTIES(1)    PRO FORMA
                                                          --------    -----------    -------------    ---------
                                                                   (THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
  Total assets..........................................  $450,610     $  (5,000)      $ 253,549      $699,159
  Long-term debt........................................   155,000      (155,000)             --            --
  Company-obligated mandatorily redeemable preferred
    securities of subsidiary trust......................        --       149,500              --       149,500
  Stockholders' equity..................................   230,202            --         220,776       450,978
  Book value per share..................................     10.40            --            3.66         14.06

---------------

(1) These columns contain the pro forma effects of the acquisition of the Worland Properties, the TCP Securities offering and the acquisition of the Kerr-McGee Properties. For a complete description of these pro forma effects, see "Pro Forma Financial Information."

(2) Devon intends to continue paying dividends at the current rate of $0.03 per share per quarter. Therefore, there is no change in the dividend rates shown for actual and pro forma purposes.

(3) Earnings before interest, taxes, depreciation, depletion and amortization.

(4) EBITDA and cash margin are indicators which are commonly used in the oil and gas industry. They should be used as supplements to, and not as substitutes for, net earnings and net cash provided by operating activities determined in accordance with generally accepted accounting principles in analyzing Devon's results of operations and liquidity.

    For the year ended December 31, 1995 and the six months ended June 30, 1996, Devon's net cash used in investing activities was $110.6 million and $41.2 million, respectively. For these same periods, net cash provided by financing activities was $49.8 million and $11.4 million, respectively.

(5) "Cash margin" equals total revenues less cash expenses. Cash expenses are all expenses other than the non-cash expenses of depreciation, depletion and amortization and deferred income tax expense. Cash margin measures the net cash which is generated by a company's operations during a given period, without regard to the period such cash is actually physically received or spent by the company. This margin ignores the non-operational effect on a company's "net cash provided by operating activities," as measured by generally accepted accounting principles, from a company's activities as an operator of oil and gas wells. Such activities produce net increases or decreases in temporary cash funds held by the operator which have no effect on net earnings of the company.

(6) Gas reserves are converted to Boe or MBoe at the rate of six Mcf of gas per barrel of oil based upon the approximate relative energy content of each. This conversion rate is not necessarily indicative of the relationship of gas prices to oil prices. The respective prices of gas, NGLs and oil are affected by market and other factors in addition to relative energy content.

(7) For purposes of calculating the ratio of earnings to fixed charges, (i) earnings consist of earnings before income taxes and cumulative effect of accounting change, plus fixed charges; and (ii) fixed charges consist of interest expense incurred, distributions on preferred securities of subsidiary trust, amortization of expenses relating to any indebtedness and the preferred securities of subsidiary trust, and one-third of rental expense estimated to be attributable to interest.

                        SUMMARY OIL AND GAS INFORMATION

     The following table sets forth the estimated proved reserves, future net revenues therefrom and the 10% Present Value of such net revenues as of December 31, 1995, for Devon and the Kerr-McGee Properties, based on prices and costs in effect at that date. The following table also sets forth such information on a pro forma basis after giving effect to the Transaction as of December 31, 1995. Future net revenues represent estimated future gross revenues from the production and sale of proved reserves, net of estimated oil and gas production costs, future development costs, and ad valorem, severance and other taxes measured by production. No effect has been given to future income taxes, if any, payable with respect to future net revenues. The data used in calculating the estimated future net revenues attributable to proved reserves do not reflect changes in either the market prices for oil and gas production subsequent to December 31, 1995 or in costs, except as required by existing contractual arrangements. See "Business and Properties -- Proved Reserves." There can be no assurance that the estimated proved reserves will all be produced within the periods assumed, that the prices used will actually be realized for such production or that the assumed costs will be accurate.

                                                  PROVED RESERVES AS OF DECEMBER 31, 1995(1)
                                       ----------------------------------------------------------------
                                                                               PRE-TAX        PRE-TAX
                                       OIL AND NGLS      GAS                 FUTURE NET     10% PRESENT
                                         (MBBLS)       (MMCF)     MBOE(2)    REVENUES(3)     VALUE(3)
                                       ------------    -------    -------    -----------    -----------
                                                                                    (THOUSANDS)
Devon................................     53,935       363,846    114,576    $   927,812     $ 534,248
Kerr-McGee Properties(4).............     26,758       204,080     60,771        511,377       329,183
                                          ------       -------    -------    -----------     ---------
Pro forma............................     80,693       567,926    175,347    $ 1,439,189     $ 863,431
                                          ======       =======    =======    ===========     =========

---------------

(1) Proved Reserves are those quantities of oil, natural gas and NGLs which geological and engineering data demonstrate with reasonable certainty to be recoverable in the future from known reservoirs under existing economic and operating conditions. The process of estimating oil, gas and NGL reserves is complex, requiring significant subjective decisions in the evaluation of available geological, engineering and economic data for each reservoir. The data for a given reservoir may change substantially over time as a result of, among other things, additional development activity, production history and viability of production under varying economic conditions; consequently, material revisions to existing reserve estimates may occur in the future. Estimates of proved reserves are strictly technical judgments, and are not knowingly influenced by attitudes of conservatism or optimism.

(2) Gas reserves are converted to MBoe at the rate of six MMcf per MBoe based upon the approximate relative energy content of each. This conversion rate is not necessarily indicative of the relationship of gas prices to oil prices. The respective prices of gas, NGLs and oil are affected by market and other factors in addition to relative energy content.

(3) Estimated future net revenue represents estimated future gross revenue to be generated from the production of proved reserves, net of estimated production and future development costs. The amounts shown do not give effect to non-property related expenses such as general and administrative expenses, debt service and future income tax expense or to depreciation, depletion and amortization. These amounts were calculated using prices and costs in effect as of December 31, 1995. These prices were not changed except where different prices were fixed and determinable from applicable contracts. These assumptions yield average prices over the life of Devon's properties of $17.14 per Bbl of oil and NGLs and $1.35 per Mcf of natural gas ($1.51 per Mcf including the effect of the San Juan Basin Transaction described under "Business and Properties -- Devon's Significant
    Properties -- San Juan Basin Properties-- San Juan Basin Transaction"). The assumptions yield average prices over the life of the Kerr-McGee Properties of $17.78 per Bbl of oil and NGLs and $1.48 per Mcf of natural gas. These prices compare to the December 31, 1995 benchmark prices of $18.00 for West Texas Intermediate crude oil and $2.10 for Texas Gulf Coast spot gas. The prices used in calculating the estimated future net revenues attributable to proved reserves do not necessarily reflect market prices for oil, NGLs and gas production subsequent to December 31, 1995. There can be no assurance that all of the proved reserves will be produced and sold within the periods indicated, that the assumed prices will be realized or that existing contracts will be honored or judicially enforced.

(4) The amounts shown for the Kerr-McGee Properties have been adjusted from those included in the statements of revenues and direct operating expenses for the Kerr-McGee Properties, included elsewhere herein, due to differences in accounting treatments between Devon and Kerr-McGee related to reservoir pressure maintenance gas and a certain production payment.

                       SUMMARY HISTORICAL FINANCIAL DATA

     The following tables set forth certain historical financial data of Devon and the Kerr-McGee Properties. See "Devon's Selected Financial Data," "Kerr-McGee Properties' Selected Financial Data," "Business and Properties," "Devon Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Kerr-McGee Management's Discussion and Analysis of Results of Operations for the Kerr-McGee Properties." The data should be read in conjunction with Devon's consolidated financial statements and the notes thereto and the statements of revenues and direct operating expenses and notes thereto for the Kerr-McGee Properties included elsewhere herein.

                                                                                                         SIX MONTHS
                                                               YEAR ENDED DECEMBER 31,                 ENDED JUNE 30,
                                                         ------------------------------------      ----------------------
                                                           1993          1994          1995        1995(1)         1996
                                                         --------      --------      --------      --------      --------
                                                           (THOUSANDS, EXCEPT PER SHARE DATA, PER UNIT DATA AND RATIOS)
DEVON:
OPERATING RESULTS
  Oil sales............................................  $ 38,395      $ 38,086      $ 55,290      $ 26,365      $ 35,652
  Gas sales............................................    54,876        56,372        50,732        19,453        28,834
  NGL sales............................................     4,544         4,908         6,404         3,034         5,991
  Other revenue........................................       942         1,407           877           561           869
                                                         --------      --------      --------      --------      --------
        Total revenues.................................    98,757       100,773       113,303        49,413        71,346
  Lease operating expenses.............................    26,401        24,521        27,289        13,319        15,173
  Production taxes.....................................     6,924         6,899         6,832         3,233         4,488
  Depreciation, depletion and amortization.............    28,409        34,132        38,090        19,059        20,588
  General and administrative expenses..................     7,640         8,425         8,419         4,390         4,525
  Interest expense.....................................     3,422         5,439         7,051         3,527         4,942
  Net earnings.........................................    20,486(2)     13,745        14,502         3,471        12,329
  Net earnings per share...............................      0.98(2)       0.64          0.66          0.16          0.56
  Cash dividends per common share......................      0.09          0.12          0.12          0.06          0.06
  Weighted average common shares outstanding...........    20,822        21,552        22,074        22,052        22,117
  Ratio of earnings to fixed charges(3):
    Actual.............................................      8.24          4.80          4.54          2.62          5.29
    As adjusted(4).....................................                                  3.09          1.77          5.07
BALANCE SHEET DATA
  Total assets.........................................  $285,553      $351,448      $421,564      $366,789      $450,610
  Long-term debt.......................................    80,000        98,000       143,000        95,000       155,000
  Stockholders' equity.................................   172,900       206,406       219,041       208,644       230,202
CASH FLOW DATA
  Net cash provided by operating activities............  $ 63,957      $ 46,384      $ 61,276      $ 27,553      $ 35,079
  EBITDA(5)(6).........................................    57,792        60,928        70,763        28,470        47,161
  Cash margin(6)(7)....................................    52,893        55,074        59,217        24,709        39,406
PRODUCTION, PRICE AND OTHER DATA
  Production:
    Oil (MBbls)........................................     2,337         2,467         3,300         1,541         1,831
    Gas (MMcf).........................................    35,598        39,335        36,886        19,356        17,814
    NGLs (MBbls).......................................       411           501           600           272           451
    MBoe(8)............................................     8,681         9,524        10,047         5,039         5,251
  Average prices:
    Oil (Per Bbl)......................................  $  16.43      $  15.44      $  16.75      $  17.11      $  19.47
    Gas (Per Mcf)......................................      1.54          1.43          1.38          1.01          1.62
    NGLs (Per Bbl).....................................     11.06          9.79         10.68         11.16         13.30
    Per Boe(8).........................................     11.27         10.43         11.19          9.69         13.42
  Costs per Boe:
    Operating costs....................................      3.84          3.30          3.40          3.28          3.74
    DD&A of oil and gas properties.....................      3.16          3.45          3.65          3.65          3.76
    General and administrative expenses................      0.88          0.89          0.84          0.87          0.86

---------------

(1) The results presented for the six months ended June 30, 1995 do not include the effect of the San Juan Basin Transaction (defined below). This transaction was effective January 1, 1995, but recognition of the financial effects of the transaction on Devon's operations was deferred until the third quarter of 1995 when a significant contingency was favorably resolved. The cumulative nine-month effect of the San Juan Basin Transaction was recorded entirely in the third quarter of 1995. See "Devon Management's Discussion and Analysis of Financial Condition and Results of Operations" and note 3 to the Devon consolidated financial statements included elsewhere herein for certain pro forma financial information which assumes the financial effects of the San Juan Basin Transaction were recorded effective January 1, 1995.

(2) Net earnings for 1993 include the cumulative effect of a required change in the method of accounting for income taxes in 1993 which provided earnings of $1.3 million, or $0.06 per share.

(3) For purposes of calculating the ratio of earnings to fixed charges, (i) earnings consist of earnings before income taxes and cumulative effect of accounting change, plus fixed charges; and (ii) fixed charges consist of interest expense incurred, amortization of debt expense relating to any indebtedness, and one-third of rental expense estimated to be attributable to interest.

(4) The "as adjusted" ratios are calculated using adjusted amounts of earnings and fixed charges under the assumption that the proceeds from the offering of the TCP Securities were applied toward Devon's long-term debt outstanding at the beginning of the periods shown. The adjusted amounts of fixed charges are calculated using the annual distribution rate of 6 1/2% on the TCP Securities.

(5) Earnings before interest, taxes, depreciation, depletion and amortization.

(6) EBITDA and cash margin are indicators which are commonly used in the oil and gas industry. They should be used as supplements to, and not as substitutes for, net earnings and net cash provided by operating activities determined in accordance with generally accepted accounting principles in analyzing Devon's results of operations and liquidity.

    For the years ended December 31, 1993, 1994 and 1995, and the six months ended June 30, 1995 and 1996, net cash used in investing activities was $74.2 million, $73.4 million, $110.6 million, $22.8 million and $41.2 million, respectively. For these same periods, net cash provided (used) by financing activities was $24.2 million, $15.8 million, $49.8 million, ($4.2) million and $11.4 million, respectively.

(7) "Cash margin" equals total revenues less cash expenses. Cash expenses are all expenses other than the non-cash expenses of depreciation, depletion and amortization and deferred income tax expense. Cash margin measures the net cash which is generated by a company's operations during a given period, without regard to the period such cash is actually physically received or spent by the company. This margin ignores the non-operational effect on a company's "net cash provided by operating activities," as measured by generally accepted accounting principles, from a company's activities as an operator of oil and gas wells. Such activities produce net increases or decreases in temporary cash funds held by the operator which have no effect on net earnings of the company.

(8) Gas reserves are converted to Boe or MBoe at the rate of six Mcf of gas per barrel of oil based upon the approximate relative energy content of each. This conversion rate is not necessarily indicative of the relationship of gas prices to oil prices. The respective prices of gas, NGLs and oil are affected by market and other factors in addition to relative energy content.

                                                                                    SIX MONTHS
                                                   YEAR ENDED DECEMBER 31,        ENDED JUNE 30,
                                                ------------------------------   -----------------
                                                  1993       1994       1995      1995      1996
                                                --------   --------   --------   -------   -------
                                                        (THOUSANDS, EXCEPT PER UNIT DATA)
KERR-MCGEE PROPERTIES:
OPERATING RESULTS
  Oil sales...................................  $ 67,852   $ 46,366   $ 56,651   $28,386   $33,665
  Gas sales...................................    65,722     65,545     44,222    22,422    28,450
  NGL sales...................................     4,266      3,493      3,659     1,979     2,122
  Other revenue...............................     4,276      3,805      3,747     2,599     1,562
                                                --------   --------   --------   -------   -------
          Total revenue.......................   142,116    119,209    108,279    55,386    65,799
  Lease operating expenses....................    28,064     23,713     26,265    13,089    12,274
  Production taxes............................     9,829      8,021      6,658     2,885     4,255
  Excess of revenues over direct operating
     expenses.................................   104,223     87,475     75,356    39,412    49,270
PRODUCTION, PRICE AND OTHER DATA
  Production:
     Oil (MBbls)..............................     4,113      3,266      3,439     1,714     1,786
     Gas (MMcf)...............................    39,100     38,000     37,400    19,449    18,602
     NGLs (MBbls).............................       381        330        309       182       182
     MBoe.....................................    11,011      9,929      9,981     5,137     5,068
  Average prices:
     Oil (Per Bbl)............................  $  16.50   $  14.20   $  16.47   $ 16.56   $ 18.85
     Gas (Per Mcf)............................      1.68       1.72       1.18      1.15      1.53
     NGLs (Per Bbl)...........................     11.20      10.58      11.84     10.87     11.66
     Per Boe..................................     12.52      11.62      10.47     10.28     12.68
  Operating costs per Boe.....................      3.44       3.20       3.30      3.11      3.26

                              GENERAL INFORMATION


     This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Devon for use in connection with the Devon Meeting which is to be held on December 6, 1996 at 10:00 a.m. at the Community Room (Mezzanine Floor), Bank of Oklahoma, Robinson Avenue at Robert S. Kerr, Oklahoma City, Oklahoma, and any adjournment of the Devon Meeting. At the Devon Meeting, the shareholders of Devon will consider and vote upon the Required Proposals. The first is a proposal to authorize the issuance of 9,954,000 shares of Devon Common Stock to Kerr-McGee in exchange for the Kerr-McGee Properties. The second is a proposal to approve an amendment to Devon's certificate of incorporation to increase the number of authorized shares of Common Stock from 120 million to 400 million. The increase in authorized shares will allow Devon to reserve a sufficient number of shares of Common Stock for issuance (a) to Kerr-McGee in connection with this Transaction; (b) upon exercise of rights which accompany the Common Stock; (c) upon any conversion of the TCP Securities;
(d) upon exercise of employee options; and (e) to enable Devon to take advantage of future opportunities to obtain additional capital and/or acquire assets and properties with Common Stock. Devon has no present plans to issue additional shares of Common Stock beyond those contemplated in the Transaction. The Merger Agreement is conditioned upon approval of the Required Proposals. Thus, if either or both of the Required Proposals are not approved, the Transaction will not occur. The satisfaction of certain other conditions will also be required to consummate the Transaction. See "Description of the Transaction -- Conditions to the Transaction."



     The shareholders will also consider and vote upon such other business as may properly come before the Devon Meeting or any adjournment thereof. The definitive Proxy Statement and form of proxy are first being sent to the shareholders of Devon on or about November 6, 1996.


                               THE DEVON MEETING

                       THE ENCLOSED PROXY IS SOLICITED ON
                   BEHALF OF THE BOARD OF DIRECTORS OF DEVON

     Except as otherwise indicated, all information contained in this Proxy Statement with respect to Devon has been supplied by Devon, and all information with respect to the Kerr-McGee Properties has been supplied by Kerr-McGee for inclusion herein. Although neither Devon nor Kerr-McGee has any knowledge that would indicate that any statements or information relating to the other company contained herein are inaccurate or incomplete, neither Devon nor Kerr-McGee can warrant the accuracy or completeness of such statements or information as they relate to the other company.

THE REQUIRED PROPOSALS

     In order to consummate the Transaction, the Merger Agreement is conditioned on the approval of the following:

          Issuance of 9,954,000 shares of Devon Common Stock to Kerr-McGee. Devon Common Stock is traded on the AMEX. The AMEX requires shareholder approval of certain issuances of common stock which would increase the issued and outstanding common stock by 20% or more. The Transaction would increase Devon's issued and outstanding Common Stock by 45%. Therefore, the Merger Agreement requires that Devon's shareholders approve the issuance of Common Stock to Kerr-McGee.

          Amendment to Devon's Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from 120 Million to 400 Million. The current number of authorized shares is not sufficient to cover both the issuance of Common Stock pursuant to the Transaction and the issuance of Common Stock pursuant to the Rights Plan, if a distribution of the rights were to be triggered. See "Description of Devon Capital
     Stock -- Share Rights Plan." Furthermore, Devon would be left without sufficient authorized Common Stock to enter into future transactions utilizing Common Stock, including future property acquisitions. Therefore, Devon and Kerr-McGee have determined that the increase in the authorized Common Stock is a condition to consummating the Transaction. Devon has no current plans to issue additional shares of Common Stock other than pursuant to the Transaction.

     If either or both of the Required Proposals are not approved, then the Transaction will not occur. The Transaction is discussed in detail below.

RECORD DATE, REQUIRED VOTE AND VOTING PROCEDURE


     The Devon Meeting will be held on December 6, 1996 at 10:00 a.m., local time, at the Community Room (Mezzanine Floor), Bank of Oklahoma, Robinson Avenue at Robert S. Kerr, Oklahoma City, Oklahoma. The record date for shareholders of Devon entitled to notice of and to vote at the Devon Meeting is as of the close of business on November 1, 1996 (the "Record Date"). There were a total of 22,130,896 shares of Devon Common Stock outstanding on the Record Date. Voting rights for Devon are vested in the holders of Devon Common Stock, with each share of Devon Common Stock entitled to one vote on each matter coming before the shareholders. The favorable vote of a majority of the votes entitled to be cast by the holders of the outstanding Devon Common Stock is required for the approval of each of the Required Proposals. The directors and officers of Devon have the right to vote a total of 1,433,527 shares of Devon Common Stock, or approximately 6.5% of the outstanding Devon Common Stock entitled to vote at the Devon Meeting.



     Votes, whether in person or by proxy, will be counted and tabulated by inspectors appointed by Devon. Abstentions and broker non-votes will not be counted as votes either "for" or "against" any matters coming before the Devon Meeting, nor will such abstentions and broker non-votes be counted toward determining a quorum. In accordance with Oklahoma law and Devon's certificate of incorporation and bylaws, such abstentions and broker non-votes have the effect of a "no" vote since the Required Proposals must be approved by the affirmative vote of not less than a majority of the votes entitled to be voted at the meeting. FAILURE TO RETURN THE ENCLOSED PROXY OR TO VOTE AT THE MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE REQUIRED PROPOSALS.



     Proxies for use at the Devon Meeting accompany this Proxy Statement. A shareholder may use a proxy whether or not he or she intends to attend the Devon Meeting in person. The proxy may be revoked by the person giving it at any time before it is exercised by written notice to the Secretary of Devon, by submitting a later dated proxy, or by attending and voting in person at the Devon Meeting. All proxies validly submitted and not revoked will be voted in the manner specified therein. IF NO SPECIFICATION IS MADE, THE PROXIES WILL BE VOTED IN FAVOR OF THE REQUIRED PROPOSALS.


PROXY SOLICITATION


     Solicitations of proxies may be made in person or by mail, telephone, telegram or telecopy by directors, officers and employees of Devon. Devon has also retained Morrow & Co., Inc. to assist in solicitation of proxies for a fee of $5,500 plus reimbursement of certain expenses. Devon will request banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries to forward solicitation material to the beneficial owners of capital stock held of record by such persons, and Devon will reimburse reasonable forwarding expenses upon the request of such record holders. See "Description of the Transaction -- Fees and Expenses."


INDEPENDENT AUDITORS

     Representatives of KPMG Peat Marwick LLP independent auditors for Devon, and Arthur Andersen LLP, who provided the independent audit of financial results for the Kerr-McGee Properties, are expected to be present at the Devon Meeting. Such representatives will be given an opportunity to make a statement if they wish to do so, and are expected to be available to respond to appropriate questions.

                         DESCRIPTION OF THE TRANSACTION

     The following description of the Transaction contains, among other information, summaries of certain provisions of the Merger Agreement, a copy of which is attached to this Proxy Statement as Addendum A and incorporated herein by reference. The Merger Agreement sets forth the representations and warranties of Devon and Kerr-McGee, the manner and basis for the acquisition of Kerr-McGee's Properties and the conditions to consummation of the Transaction, including shareholder approval of the Required Proposals. The information in this Proxy Statement with respect to the Merger Agreement is qualified in its entirety by reference to the complete text of the Merger Agreement.

THE TRANSACTION


     The Merger Agreement provides for the Kerr-McGee Properties to be combined with those of Devon. This will be accomplished by two simultaneous transactions. First, KMG-US will be merged with and into Devon Nevada in exchange for 7,554,880 shares of Devon Common Stock. Second, Devon will acquire all of the outstanding capital stock of KMG-CN in exchange for 2,399,120 shares of Devon Common Stock. As a result of this Transaction, the properties, assets and liabilities of KMG-US will become the properties, assets and liabilities of Devon Nevada and KMG-CN will become a wholly-owned subsidiary of Devon and be renamed Devon Energy Corporation Canada.


     After the Transaction, Kerr-McGee will own 31% (26% on a fully-diluted basis) of Devon's total outstanding Common Stock. Because Kerr-McGee will own a relatively large block of Devon Common Stock, Devon and Kerr-McGee will enter into two additional agreements which define and limit their respective rights and obligations. In addition, Devon's board of directors has amended Devon's Rights Agreement dated April 17, 1995 between Devon and The First National Bank of Boston (the "Rights Plan") and will amend it further on the Effective Date. The intent of these agreements is to (i) allow Kerr-McGee to be represented on Devon's board of directors in proportion to its ownership of outstanding Devon Common Stock; (ii) limit Kerr-McGee's ability to gain control of Devon; (iii) provide Kerr-McGee the ability to sell all or a portion of its Devon Common Stock, subject to certain restrictions designed to avoid a detrimental effect on Devon; and (iv) maintain the anti-takeover defenses currently available to the Devon shareholders. See "-- Future Relationships between Kerr-McGee and Devon" for a detailed description of these arrangements.

     Consummation of the Transaction is conditioned upon approval of the Required Proposals by Devon's shareholders. See "-- Conditions to the Transaction."

REASONS FOR THE TRANSACTION

     Both Devon and Kerr-McGee have significant reasons to enter into the Transaction.

  Devon's Reasons for the Transaction:

     Devon's primary business objective is to build production, cash flow and earnings per share. Devon's management believes that the absolute growth in oil and gas production as a result of acquiring the Kerr-McGee Properties, coupled with the synergy of common ownership, will contribute to Devon's per share growth.


     This Transaction adds significant production and reserves to Devon's property base in areas in which it already owns interests. The consolidation of Kerr-McGee's Permian Basin, Rocky Mountain and Mid-Continent properties with Devon's should enable Devon to achieve greater efficiencies in field operations (i.e., fewer incremental field personnel, less equipment inventory, etc.) than is possible under the current separate ownership. In addition, this consolidation should give Devon more leverage in negotiating marketing arrangements for future oil and gas production.


     The increase in Devon's oil and gas reserve base and production capacity is expected to make Devon a larger, more stable competitor in the oil and gas industry. The industry is one in which there are many multi-billion dollar competitors.


     The addition of KMG-CN will allow Devon to expand its activities into a new core area, with a Canadian office and experienced staff already in place.



     The increase in Devon's reserve base as a result of this Transaction, combined with no incremental debt, will result in significantly increased liquidity. Devon currently has available all of its $260 million bank line of credit. Devon estimates that after the Transaction its borrowing capacity could increase to approximately

$400 million. This could be used for acquisitions, drilling and other general corporate purposes. However, Devon does not expect to request an increase in its credit lines until the opportunities for such additional capital arise. The larger size of the post-Transaction company should further improve Devon's credit-worthiness, which should have the long-term effect of keeping Devon's cost of capital relatively low.


  Kerr-McGee's Reasons for the Transaction:

     By consolidating the Kerr-McGee Properties with those of Devon, Kerr-McGee will maintain an investment in the North American onshore oil and gas exploration and production business without incurring the overhead and direct expenses of those activities. These assets will become a significant portion of Devon's operations and will receive the attention and focus of Devon's management and employees, allowing Kerr-McGee to more fully focus its resources on its offshore and foreign oil and gas exploration and production activities.

     Kerr-McGee's management believes Kerr-McGee's shareholders can recognize more ultimate value by combining its North American onshore business and properties with an independent oil and gas exploration and production company such as Devon which specializes in North American onshore operations. Devon's growth strategy over the last eight years has resulted in growth in per share earnings, cash flow, reserves and per share price. If this growth trend continues, Kerr-McGee will be able to realize appreciation in its investment through the appreciation of its Devon Common Stock.


NEGOTIATION OF TRANSACTION TERMS


     In the summer of 1996, the Chief Executive Officer of Devon, J. Larry Nichols, initiated discussions with Luke R. Corbett, the Chief Operating Officer of Kerr-McGee, to discuss the possibility of a joint venture or other business combination to maximize the value of the Kerr-McGee Properties.

     The two companies' executives first discussed their respective goals and motivations as described in "-- Reasons for the Transaction" above in designing a transaction. After discussing a number of possibilities, the executives determined that a transaction in which Kerr-McGee would receive Devon Common Stock in exchange for the Kerr-McGee Properties would meet both companies' objectives. Based on preliminary calculations of the number of shares of Devon Common Stock Kerr-McGee would receive, Devon's board of directors reviewed the Transaction and gave preliminary approval at its regular meeting on September 17, 1996. Each company then conducted a thorough review of the oil and gas reserves, assets and liabilities of the other company and, based on that information, set the exact number of shares of Devon Common Stock to be issued to Kerr-McGee in exchange for the Kerr-McGee Properties. The number of shares was determined based on a number of measures, including the contribution the Kerr-McGee Properties could make to Devon's cash flow and earnings per share, reserves per share, net asset value and liquidity. On October 15, 1996, and October 14, 1996, Kerr-McGee's board of directors and Devon's board of directors, respectively, gave final approval to the Transaction. On October 17, 1996, the Merger Agreement was executed, subject to certain conditions including the approval of the Devon shareholders.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

     Devon's board of directors believes that the Transaction is in the best interests of Devon and has unanimously approved the Transaction. Devon's board of directors has also unanimously approved the Required Proposals and recommends that you vote "FOR" such Required Proposals.

FUTURE RELATIONSHIPS BETWEEN KERR-MCGEE AND DEVON


     After consummation of the Transaction, Kerr-McGee will own 9,954,000 shares of Devon Common Stock (the "Kerr-McGee Shares"), or 31% (26% on a fully-diluted basis) of the outstanding Devon Common Stock. Because of this relatively large ownership position, Kerr-McGee has negotiated arrangements by which Kerr-McGee can (i) exercise influence over the management and policies of Devon through representation on Devon's board of directors in proportion to its ownership of outstanding Common Stock and (ii) be assured of the cooperation of Devon management if it wishes to sell or transfer its shares of Devon Common Stock.

Because these arrangements place Kerr-McGee in a position to cause or substantially influence a change in control of Devon, or a liquidation or disposition of Devon's assets, Devon has negotiated arrangements which limit Kerr-McGee's ability to (i) acquire additional shares of Devon Common Stock;
(ii) dispose of a large portion of the Kerr-McGee Shares to a single third party; and (iii) enter into transactions which would result in a change in control of Devon. Finally, both Devon and Kerr-McGee have negotiated arrangements so that Devon's existing anti-takeover defenses would remain in force with respect to both third parties and future purchases of Devon Common Stock by Kerr-McGee which are not permitted by the Stock Agreement.


     These arrangements are set forth in the Stock Agreement, the Registration Agreement and the Rights Plan Amendments. A discussion of each of these documents follows:



     STOCK AGREEMENT. On the Effective Date of the Transaction, Devon and Kerr-McGee will execute the Stock Agreement, in the form of Exhibit F to the Merger Agreement. The Stock Agreement generally (a) limits Kerr-McGee's right to
(i) enter into mergers and other business combinations with Devon, (ii) acquire additional Devon Voting Shares (defined below), and (iii) transfer Devon Voting Shares; (b) provides for the appointment or nomination of Kerr-McGee designees as directors of Devon; and (c) requires Kerr-McGee to vote its Devon shares in favor of the Devon nominees for election to the board of directors.


     The following sections describe the provisions of the Stock Agreement in more detail:


     Kerr-McGee's Nominees to Devon's Board of Directors. Devon has agreed to increase the number of directors constituting the full board of directors from six to nine. The resulting three vacancies will be filled by persons designated by Kerr-McGee (the "Kerr-McGee Designees"). Thereafter, Devon has agreed that the Kerr-McGee Designees will be included in the slate of nominees recommended by the board of directors at shareholders' meetings for the election of directors. The number of Kerr-McGee Designees will be such that the total percentage of Kerr-McGee Designees elected to the board of directors (assuming the election of such designee(s)) shall approximately equal the percentage of outstanding Devon "Voting Shares" owned by Kerr-McGee. "Voting Shares" is defined as Common Stock and any other shares of capital stock of Devon entitled to vote generally in the election of directors. Kerr-McGee Designees elected as directors of Devon will be apportioned as nearly as possible among Devon's three classes of directors. Subsequent board vacancies must be filled so that the percentage of Kerr-McGee Designees on Devon's board of directors remains proportionate with Kerr-McGee's percentage ownership of Devon Voting Shares. See "Management and Directors of Devon" for additional information about the Devon directors, including the Kerr-McGee Designees.


     Kerr-McGee Approval of Devon Nominees. Pursuant to the Stock Agreement, Kerr-McGee will vote all of its Voting Shares for the directors nominated by the Devon board of directors. However, if the board of directors has failed to nominate the Kerr-McGee Designees as discussed above, Kerr-McGee will not be obligated to vote its Voting Shares for those directors nominated by the Devon board of directors.

     Restrictions on Business Combinations. Kerr-McGee has agreed that until termination of the Stock Agreement, it will not engage in a "Business Combination Transaction" with Devon unless the transaction has been approved by a majority of the "Continuing Directors." "Business Combination Transaction" is defined as a transaction to which Devon is a party, such as a merger, in which Voting Shares are exchanged for cash, securities or other property. Because they do not threaten a change in control, the following Business Combination Transactions are permitted in the Stock Agreement: (i) transactions in which the ownership of capital stock of Devon or the surviving corporation after such transaction is substantially the same as that of Devon prior to such transaction, or (ii) mergers in which (a) Devon survives, (b) all Voting Shares outstanding prior to the merger remain outstanding, (c) no person owns a majority of Devon's fully diluted shares, and (d) the Continuing Directors continue to represent a majority of the Devon board of directors. "Continuing Directors" means members of Devon's board of directors immediately prior to consummation of the Transaction, the successors recommended by such members, or directors nominated or elected by such members to fill vacancies if the size of the board is increased.

     Restrictions on Transfer of Kerr-McGee's Voting Shares. Kerr-McGee will be restricted from transferring, selling or otherwise conveying ownership of Devon Voting Shares without the prior written consent of a majority of the Continuing Directors, which consent cannot be unreasonably withheld, except in certain limited circumstances. This restriction is intended to prevent Kerr-McGee from transferring a significant percentage of its Voting Shares to a single third party. Some of the limited circumstances in which Kerr-McGee may transfer its Voting Shares are:


          (a) In accordance with Rule 144 under the Securities Act, which, after a 2 year holding period and thereafter as long as Kerr-McGee continues to be an "affiliate" of Devon, generally limits the number of shares which can be sold during any three month period as set forth under "-- Registration Rights Agreement;"



          (b) Pursuant to a registered public offering, Kerr-McGee may sell its Devon Voting Shares in a broad distribution such that not more than 14.9% of outstanding Voting Shares or 20% of such offering is sold to one person (other than mutual or pension funds);



          (c) Pursuant to a pro rata dividend or distribution on Kerr-McGee's outstanding common stock;



          (d) To Devon or its subsidiaries or to subsidiaries of Kerr-McGee;



          (e) Upon the commencement of a tender offer (i) which Devon's Continuing Directors do not oppose; (ii) with respect to which a majority of the Continuing Directors has resolved to cause the Rights Plan not to apply; or (iii) by certain offerors after a court has caused the Rights Plan to be inapplicable and the person will be permitted by law to accept tendered shares.



     Kerr-McGee's Right to Acquire Additional Shares. In most circumstances Kerr-McGee is prohibited from purchasing additional Voting Shares without the prior written consent of a majority of Devon's Continuing Directors. Kerr-McGee will be permitted to purchase Voting Shares or rights to acquire Voting Shares to prevent dilution of its initial percentage (26% of fully-diluted shares) of stock ownership. In addition, after two years from the date of the Stock Agreement, Kerr-McGee will be entitled to increase its percentage ownership in Devon Voting Shares by a maximum of five percentage points, to a total of 31% of the fully-diluted Voting Shares. However, subject to certain exceptions, Kerr-McGee will not be entitled to purchase additional Devon Voting Shares if it will have the effect of reducing the total shares of Devon Voting Shares held by persons other than Devon, Kerr-McGee or either of their affiliates to less than 15 million shares. Kerr-McGee will be able to avoid all of these restrictions if a third party makes a tender offer which meets the conditions set forth in clause (c) of "-- Restrictions on Transfer of Kerr-McGee's Voting Shares" above. This is intended to permit Kerr-McGee the opportunity to make a competitive offer for Devon.



     Termination. The Stock Agreement may be terminated in several circumstances, including: (i) by mutual agreement of Devon and Kerr-McGee; (ii) by either party if Kerr-McGee's beneficial ownership drops below 5% of the total outstanding Voting Shares; (iii) by Kerr-McGee if Devon materially breaches any provisions of the Stock Agreement; (iv) by Kerr-McGee after approval by the Continuing Directors of certain third party proposals for Business Combination Transactions, or engagement of an investment banker to solicit indications of interest with respect to a Business Combination Transaction; (v) by Kerr-McGee if a third party accumulates 15% or more of Devon's outstanding Voting Shares, or 20% or more when the Rights Plan is not in effect, and such person has not agreed to restrictions similar to those in the Stock Agreement; or (vi) by Kerr-McGee if the Continuing Directors cease to be a majority of Devon's board of directors. Once the Stock Agreement is terminated, all of the restrictions set forth above will automatically terminate.


     REGISTRATION RIGHTS AGREEMENT. The 9,954,000 shares of Devon Common Stock to be issued to Kerr-McGee pursuant to the Transaction will be restricted stock and will not be freely transferable and tradable. These restrictions exist for three reasons. First, the Kerr-McGee Shares will not have been registered under the Securities Act. As a result, Kerr-McGee must hold the stock for two years before it is publicly transferable. Second, since Kerr-McGee will own 31% of Devon's total outstanding Common Stock and will be represented on Devon's Board of Directors, Kerr-McGee may be deemed to be an "affiliate" of Devon within the meaning of the Securities Act. As a result of these two restrictions, after the first two years and so long as Kerr-McGee is an affiliate of Devon, Kerr-McGee can publicly sell during any three month period only a number of shares equal to the greater of (a) the average of the preceding four weeks' trading volume or

(b) 1% of Devon's total shares of outstanding Common Stock. These restrictions can only be removed if there is an effective registration statement on file with the Securities and Exchange Commission ("SEC") registering the Kerr-McGee Shares for sale. Third, on the Effective Date of the Transaction Devon and Kerr-McGee will execute the Stock Agreement which, among other things, imposes contractual limitations on the disposition of the Kerr-McGee Shares.


     On the Effective Date of the Transaction Devon and Kerr-McGee will enter into the Registration Agreement, in substantially the form of Exhibit G to the Merger Agreement. The Registration Agreement will facilitate the sale or transfer of Kerr-McGee's Devon Voting Shares by providing for registration with the SEC of such shares for resale. Under the Registration Agreement Kerr-McGee can require Devon to file up to three registration statements with the SEC for the resale of all or a portion of Kerr-McGee's Devon Voting Shares. The registration statement must contain information about the number of shares Kerr-McGee is selling, the method of distribution of such shares and all current, material information about Devon. However, Devon is not required to file a registration statement under certain circumstances, such as during periods when Devon is negotiating a transaction, when full disclosure in a registration statement of material, non-public information about such transaction would be detrimental to the completion of the transaction. Devon is required to pay all expenses of a registration statement filed on behalf of Kerr-McGee, except SEC and state securities agency filing fees, printing expenses, underwriting discounts and commissions attributable to the Kerr-McGee Shares and legal fees and expenses for Kerr-McGee.



     The Registration Agreement also generally gives Kerr-McGee the right to include Kerr-McGee Shares in any registration statement Devon is filing on its own behalf or on behalf of other holders of Devon Common Stock in connection with an underwritten offering.


     The Registration Agreement also gives Kerr-McGee the right to issue Kerr-McGee securities which are convertible into, or exchangeable or exercisable for, Kerr-McGee's Devon Voting Shares (the "Kerr-McGee Exchangeable Securities"). However, the time period during which the Exchangeable Securities can be converted to Kerr-McGee's Devon Voting Shares cannot exceed seven years (the "Exchange Period"). Kerr-McGee can require Devon to maintain an effective registration statement with the SEC registering the Devon Voting Shares into which the Kerr-McGee Exchangeable Securities could be converted during the Exchange Period, but Devon is required to keep the prospectus included in the registration statement current only during a thirty day conversion period each year.


     All of Kerr-McGee's rights under the Registration Agreement are subject to the terms of the Stock Agreement, the Securities Act, Devon's certificate of incorporation and Bylaws and the laws of the State of Oklahoma.


     RIGHTS PLAN AMENDMENTS. Each share of Devon Common Stock currently carries one "right" as defined in the Rights Plan. Upon the occurrence of certain events generally associated with unsolicited takeover attempts or certain transactions involving a change of control, the rights become exercisable. The rights allow all Devon shareholders, except the party attempting the takeover (the "Acquiring Person"), the right to buy additional shares of Devon Common Stock (or a special series of voting preferred stock) at a significant discount to the market price. This causes substantial dilution to the Acquiring Person, which effectively encourages the Acquiring Person to negotiate with Devon's board of directors. Kerr-McGee's acquisition of more than 15% of the outstanding shares of Devon Common Stock in the Transaction would cause Kerr-McGee to be deemed an Acquiring Person under the Rights Plan, and would trigger the exercise of the rights. However, since the Stock Agreement limits Kerr-McGee's ability to acquire additional Voting Shares, Devon's board of directors has amended the Rights Plan to prevent the execution of the Merger Agreement from triggering the exercise of the rights. The Rights Plan will be further amended prior to consummation of the Transaction to allow Kerr-McGee to acquire Common Stock upon consummation of the Merger Agreement and to acquire additional Voting Shares in accordance with the terms of the Stock Agreement. The Rights Plan Amendments will remain in effect even upon the termination of the Stock Agreement in certain circumstances. See Exhibits H-1 and H-2 to Addendum A.

ADJUSTMENTS


     No adjustments will be made to the number of shares of Common Stock to be received by Kerr-McGee. On the Effective Date, or as soon as possible thereafter, Devon and Kerr-McGee will estimate the amount of cash and accounts receivable less accounts payable ("Working Capital") for each of KMG-US and KMG-CN as of the Effective Date, and KMG-US and KMG-CN will declare and pay a dividend to Kerr-McGee equal to such estimated Working Capital. Within 90 days after the Effective Date, Devon and Kerr-McGee will account to each other for the actual amount of Working Capital, and settle with each other in cash to the extent the original estimate of Working Capital was greater or less than the actual amount. No other adjustments will be made between Devon and Kerr-McGee in connection with the Transaction.


CONDUCT OF PARTIES PRIOR TO TRANSACTION

     Pending consummation of the Transaction:

          (1) Devon and Kerr-McGee shall each give to the other reasonable access to their respective premises, books and records and such financial and operating data and other information necessary to evaluate each of Devon's and Kerr-McGee's business, operations and condition, financial or otherwise.

          (2) Kerr-McGee shall furnish Devon with a list of Kerr-McGee employees. Fifteen (15) days prior to the consummation of the Transaction, Devon shall provide Kerr-McGee with a list of employees to whom employment has or will be offered. Devon is under no obligation to hire any of the Kerr-McGee employees. Devon has no obligation to pay severance to any of the Kerr-McGee employees not hired by Devon.

          (3) Kerr-McGee, with respect to the Kerr-McGee Properties, and Devon shall conduct their businesses only in the ordinary course. Kerr-McGee shall not, without the prior written consent of Devon, engage in certain transactions or take certain corporate actions which affect the Kerr-McGee Properties.

CONDITIONS TO THE TRANSACTION

     In addition to the approval of the Required Proposals by the Devon shareholders, consummation of the Transaction is conditioned upon, among other things:

          (1) the continued accuracy of the representations and warranties of both Devon and Kerr-McGee contained in the Merger Agreement;

          (2) no material adverse change in the financial condition, results of operations or businesses of Devon or the Kerr-McGee Properties since December 31, 1995;

          (3) receipt of all required third party consents;

          (4) the execution of the Registration Agreement and Stock Agreement by Devon and Kerr-McGee; and

          (5) approval of the shares of Devon Common Stock to be issued to Kerr-McGee for listing on the AMEX or any other recognized stock exchange on which Devon Common Stock has been authorized for trading.

     All of the conditions for completion of the Transaction are set forth in Sections 7 and 8 of the Merger Agreement attached hereto as Addendum A.

AMENDMENT AND TERMINATION

     Prior to consummation of the Transaction, the Merger Agreement may be amended at any time, whether before or after the Devon Meeting, by a written instrument executed by Devon and Kerr-McGee with the approval of their respective boards of directors. However, in no circumstance may the number of shares of Devon Common Stock to be issued to Kerr-McGee in the Transaction be changed after shareholder approval. The Merger Agreement may be terminated by
(i) the mutual consent of the boards of directors of Devon and

Kerr-McGee; (ii) by Devon, if any of the conditions to the Merger Agreement for the benefit of Devon have not been met or waived; (iii) by Kerr-McGee, if any of the conditions to the Merger Agreement for the benefit of Kerr-McGee have not been met or waived; or (iv) by Devon or Kerr-McGee, if the Transaction has been enjoined by a governmental body or if the shareholders fail to approve the Required Proposals.

EFFECTIVE DATE


     The Transaction is expected to be consummated on December 31, 1996, subject to the satisfaction or waiver of the conditions set forth under " -- Conditions to the Transaction."


ACCOUNTING TREATMENT

     Devon will account for the Transaction in accordance with the purchase method of accounting. Accordingly, results of operations from the Kerr-McGee Properties will be included in Devon's consolidated financial statements beginning upon consummation of the Transaction, which is expected to occur on December 31, 1996. See "Pro Forma Financial Information."

FEES AND EXPENSES

     Devon and Kerr-McGee will each bear their own expenses incurred in connection with the Transaction.

MATERIAL UNITED STATES INCOME TAX CONSEQUENCES


     The material federal income tax consequences of the Transaction are discussed in this section. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations issued thereunder and other tax law authorities as presently in effect.



     The United States part of the Transaction involving the merger of KMG-US into Devon Nevada (the "Merger") will be treated as a tax free plan of reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code, known by tax practitioners as a "forward triangular merger" or a "Statutory A Merger" type of transaction. The result of the Merger will be that the KMG-US stock owned by Kerr-McGee will be automatically converted into Devon Common Stock tax free. Kerr-McGee's tax basis in the Devon shares will be its tax basis in the KMG-US stock that was converted in the Merger plus transaction costs. Neither Devon nor Devon Nevada will recognize gain or loss on the issuance of Devon Common Stock to Kerr-McGee in the Merger. Since the Merger will be "tax free," Devon Nevada's tax basis in the KMG-US properties it acquires in the Merger will be the same as KMG-US's tax basis in those properties immediately prior to the Merger.



     The Canadian part of the Transaction involving the acquisition by Devon of all of the issued and outstanding stock of KMG-CN in exchange for shares of Devon Common Stock (the "Share Exchange") will be treated as a taxable transaction by the parties. Nevertheless, Devon will not recognize gain or loss on the issuance of its shares to Kerr-McGee in exchange for KMG-CN stock. Devon's basis in the KMG-CN stock acquired in the Share Exchange will be the same as the fair market value of the Devon Common Stock, determined at the time of closing, issued therefor.


     The Transaction will not result in any incident of taxation to any Devon shareholder.

MATERIAL CANADIAN INCOME TAX CONSEQUENCES


     Devon's acquisition of KMG-CN stock in the Transaction will not result in any incident of Canadian taxation to Devon. However, under the Merger Agreement certain elections are required to be made which assure that KMG-CN, as a Devon Canadian subsidiary after closing, will succeed to historic tax pools or tax basis in KMG-CN properties. These tax pools are anticipated to be substantially less than the fair market value of the Devon shares, determined at the time of closing, issued to Kerr-McGee for the KMG-CN stock. After the closing of the Transaction, KMG-CN will be subject to normal Canadian income taxes applicable to non-Canadian controlled corporations and it may repatriate to Devon, its parent, an amount equal to the acquisition cost of the shares of KMG-CN without additional Canadian withholding taxes. Additional amounts may be repatriated by way of dividend subject to a 5% Canadian withholding tax.


APPRAISAL RIGHTS

     The holders of Devon Common Stock are not entitled to dissenters' or appraisal rights in connection with the Transaction.

REGULATORY APPROVAL

     Other than the filing of merger documents in Oklahoma and Nevada on the Effective Date and complying with federal or state securities laws, there are no federal or state regulatory requirements which must be complied with or the approval of which must be obtained in connection with the Transaction.

                          MARKET PRICES AND DIVIDENDS

MARKET PRICE

     Devon's Common Stock has been traded on the American Stock Exchange (the "AMEX") since September 29, 1988. Prior to September 29, 1988, Devon's Common Stock was privately held.

     The following table sets forth the high and low sales prices for Devon as reported by the AMEX for the periods indicated.


                                                                                AVERAGE DAILY
                                                               HIGH     LOW        VOLUME
                                                               ----     ---     -------------
    1994:
      Quarter Ended March 31, 1994...........................  22 7/8   17 1/2      55,131
      Quarter Ended June 30, 1994............................  26 1/2   17 1/4      37,547
      Quarter Ended September 30, 1994.......................  23 1/4   19 3/4      26,344
      Quarter Ended December 31, 1994........................  22 1/4   16          34,110

    1995:
      Quarter Ended March 31, 1995...........................  21 3/8   16 3/4      41,268
      Quarter Ended June 30, 1995............................  23 1/4   20          41,437
      Quarter Ended September 30, 1995.......................  23 7/8   18          39,462
      Quarter Ended December 31, 1995........................  26       21 1/2      22,333

    1996:
      Quarter Ended March 31, 1996...........................  25 3/4   19 7/8      44,846
      Quarter Ended June 30, 1996............................  26 1/8   22          39,268
      Quarter Ended September 30, 1996.......................  27 1/2   22 3/4      73,678
      Quarter Ended December 31, 1996
         (through November 1, 1996)..........................  35 1/2   25 1/4     126,317


DIVIDENDS

     Devon commenced the payment of regular quarterly cash dividends on its Common Stock on June 30, 1993, in the amount of $0.03 per share. Total annual dividends are currently $0.12 per share.

                        PRO FORMA FINANCIAL INFORMATION

     Set forth below is certain unaudited pro forma financial information with respect to the Kerr-McGee Properties including an unaudited pro forma balance sheet as of June 30, 1996, and unaudited pro forma statements of operations for the year ended December 31, 1995, and the six months ended June 30, 1996. The balance sheet has been prepared on the basis that the Transaction occurred on June 30, 1996. The statements of operations have been prepared on the basis that the Transaction occurred on January 1, 1995. The Transaction is being accounted for under the purchase method of accounting. The unaudited pro forma financial statements should be read in conjunction with the notes thereto immediately following such pro forma financial statements, and the consolidated financial statements and related notes of Devon and the statements of revenues and direct operating expenses of the Kerr-McGee Properties and related notes, which are included elsewhere herein. The pro forma results of operations are not necessarily indicative of the future operations of Devon.

                       UNAUDITED PRO FORMA BALANCE SHEET
                                 JUNE 30, 1996
                                 (IN THOUSANDS)


                                                                                 PRO FORMA
                                                                                ADJUSTMENTS
                                                             PRO FORMA           RELATED TO
                                                            EFFECTS OF         THE KERR-MCGEE
                                            DEVON         TCP SECURITIES         PROPERTIES         DEVON
                                          HISTORICAL     OFFERING (NOTE 2)        (NOTE 4)        PRO FORMA
                                          ----------     -----------------     --------------     ---------
Assets:
  Current assets........................   $  33,413         $  (9,985)                 --        $  23,428
  Property and equipment, net...........     412,613                --            $221,576(a)       666,162
                                                                                    31,973(c)
  Other assets, net.....................       4,584             4,985                  --            9,569
                                            --------         ---------            --------         --------
          Total assets..................   $ 450,610         $  (5,000)           $253,549        $ 699,159
                                            ========         =========            ========         ========
Liabilities:
  Current liabilities...................      13,992               500                 800           15,292
  Revenues and royalties payable........       1,047                --                  --            1,047
  Other liabilities.....................       9,428                --                  --            9,428
  Long-term debt........................     155,000          (155,000)                 --               --
  Deferred income taxes.................      40,941                --              31,973(c)        72,914
Company-obligated mandatorily redeemable
  convertible preferred securities of
  Devon Financing Trust holding solely
  6.5% convertible junior subordinated
  debentures of Devon Energy
  Corporation...........................          --           149,500                  --          149,500
Stockholders' equity:
  Preferred stock.......................          --                --                  --               --
  Common stock..........................       2,213                --                 995(b)         3,208
  Additional paid-in capital............     167,588                --             219,781(b)       387,369
  Retained earnings.....................      60,401                --                  --           60,401
                                            --------         ---------            --------         --------
     Total stockholders' equity.........     230,202                --             220,776          450,978
                                            --------         ---------            --------         --------
     Total liabilities and stockholders'
       equity...........................   $ 450,610         $  (5,000)           $253,549        $ 699,159
                                            ========         =========            ========         ========


See accompanying notes to pro forma financial statements.

                       PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                    PRO FORMA
                                                    PRO FORMA EFFECTS OF                           ADJUSTMENTS
                                           ---------------------------------------                  RELATED TO
                                                                        TCP          KERR-MCGEE   THE KERR-MCGEE
                                DEVON            WORLAND            SECURITIES       PROPERTIES     PROPERTIES       DEVON
                              HISTORICAL   PROPERTIES (NOTE 2)   OFFERING (NOTE 2)   HISTORICAL      (NOTE 4)      PRO FORMA
                              ----------   -------------------   -----------------   ----------   --------------   ---------
Revenues:
  Oil sales.................   $ 55,290          $   931              $    --         $ 56,651             --      $112,872
  Gas sales.................     50,732            2,143                   --           44,222             --        97,097
  Natural gas liquids
    sales...................      6,404            2,275                   --            3,659             --        12,338
  Other.....................        877               --                   --            3,747             --         4,624
                               --------          -------              -------         --------       --------      --------
        Total revenues......    113,303            5,349                   --          108,279             --       226,931
                               --------          -------              -------         --------       --------      --------
Costs and expenses:
  Lease operating
    expenses................     27,289            1,609                   --           26,265             --        55,163
  Production taxes..........      6,832              221                   --            6,658             --        13,711
  Depreciation, depletion
    and amortization........     38,090            2,284                  166               --         45,182(d)     85,722
  General and administrative
    expenses................      8,419               --                   --               --          5,000(e)     13,419
  Interest expense..........      7,051            3,025               (9,501)              --             --           575
  Distributions on preferred
    securities of subsidiary
    trust...................         --               --                9,718               --             --         9,718
                               --------          -------              -------         --------       --------      --------
        Total costs and
          expenses..........     87,681            7,139                  383           32,923         50,182       178,308
                               --------          -------              -------         --------       --------      --------
Earnings (loss) before
  income taxes..............     25,622           (1,790)                (383)          75,356        (50,182)       48,623
Income tax expense
  (benefit):
  Current...................      4,495             (358)                 (77)              --          4,511(f)      8,571
  Deferred..................      6,625              (27)                 (69)              --          6,328(f)     12,857
                               --------          -------              -------         --------       --------      --------
        Total income tax
          expense
          (benefit).........     11,120             (385)                (146)              --         10,839(f)     21,428
                               --------          -------              -------         --------       --------      --------
Net earnings (loss).........   $ 14,502          $(1,405)             $  (237)        $ 75,356       $(61,021)     $ 27,195
                               ========          =======              =======         ========       ========      ========
Net earnings (loss) per
  average common share
  outstanding...............   $   0.66          $ (0.07)             $ (0.01)                                     $   0.85
                               ========          =======              =======                                      ========
Weighted average common
  shares outstanding........     22,074                                                                              32,028
                               ========                                                                            ========

See accompanying notes to pro forma financial statements.

                       PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                 PRO FORMA
                                                                  PRO FORMA                     ADJUSTMENTS
                                                                 EFFECTS OF                      RELATED TO
                                                                     TCP          KERR-MCGEE   THE KERR-MCGEE
                                                   DEVON         SECURITIES       PROPERTIES     PROPERTIES       DEVON
                                                 HISTORICAL   OFFERING (NOTE 2)   HISTORICAL      (NOTE 4)      PRO FORMA
                                                 ----------   -----------------   ----------   --------------   ---------
Revenues:
  Oil sales....................................   $ 35,652         $    --         $ 33,665       $     --      $ 69,317
  Gas sales....................................     28,834              --           28,450             --        57,284
  Natural gas liquids sales....................      5,991              --            2,122             --         8,113
  Other........................................        869              --            1,562             --         2,431
                                                  --------         -------         --------       --------      --------
        Total revenues.........................     71,346              --           65,799             --       137,145
                                                  --------         -------         --------       --------      --------
Costs and expenses:
  Lease operating expenses.....................     15,173              --           12,274             --        27,447
  Production taxes.............................      4,488              --            4,255             --         8,743
  Depreciation, depletion and amortization.....     20,588              83               --         23,084(d)     43,755
  General and administrative expenses..........      4,525              --               --          2,500(e)      7,025
  Interest expense.............................      4,942          (4,494)              --             --           448
  Distributions on preferred securities of
    subsidiary trust...........................         --           4,859               --             --         4,859
                                                  --------         -------         --------       --------      --------
        Total costs and expenses...............     49,716             448           16,529         25,584        92,277
                                                  --------         -------         --------       --------      --------
Earnings (loss) before income taxes............     21,630            (448)          49,270        (25,584)       44,868
Income tax expense (benefit):
  Current......................................      2,812             (90)              --          4,723(f)      7,445
  Deferred.....................................      6,489             (81)              --          4,760(f)     11,168
                                                  --------         -------         --------       --------      --------
        Total income tax expense (benefit).....      9,301            (171)              --          9,483(f)     18,613
                                                  --------         -------         --------       --------      --------
Net earnings (loss)............................   $ 12,329         $  (277)        $ 49,270       $(35,067)     $ 26,255
                                                  ========         =======         ========       ========      ========
Net earnings (loss) per average common share
  outstanding..................................   $   0.56         $ (0.01)                                     $   0.82
                                                  ========         =======                                      ========
Weighted average common shares outstanding.....     22,117                                                        32,071
                                                  ========                                                      ========

See accompanying notes to pro forma financial statements.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                      DECEMBER 31, 1995 AND JUNE 30, 1996

1. BASIS OF PRESENTATION

     The accompanying unaudited pro forma financial information is presented to reflect the consummation of the Transaction as described elsewhere herein. The unaudited pro forma balance sheet is presented as if the Transaction occurred on June 30, 1996. The unaudited pro forma statements of operations are presented as if the Transaction occurred on January 1, 1995.

     The accompanying unaudited pro forma financial information has been prepared based on estimates and assumptions deemed by Devon to be appropriate and does not purport to be indicative of the financial position or results of operations which would actually have been attained if the Transaction had occurred as presented in such statements or which may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to normal oil and natural gas production declines, changes in prices received for oil, gas and NGLs, future acquisitions and other factors.

     The pro forma financial information should be read in conjunction with the historical consolidated financial statements of Devon and the statements of revenues and direct operating expenses of the Kerr-McGee Properties which are included elsewhere herein.

2. ADJUSTMENTS TO DEVON'S HISTORICAL BALANCE SHEET AND OPERATING RESULTS

     The TCP Securities Offering. The historical Devon balance sheet as of June 30, 1996, and the historical Devon statements of operations for the year ended December 31, 1995 and the six months ended June 30, 1996, have been adjusted for the pro forma effects of the offering on July 10, 1996, of $149.5 million of certain trust convertible preferred securities (the "TCP Securities"). The net proceeds from the TCP Securities offering of $145 million, along with $10 million of excess cash on hand, were used on July 10, 1996, to retire all of Devon's outstanding long-term debt. The balance sheet adjustments for the pro forma effects of the TCP Securities offering assume that the TCP Securities were issued on June 30, 1996. The balance sheet adjustments also include an additional $5 million of other assets which represents the costs incurred in the offering of the TCP Securities. The $0.5 million of additional current liabilities included in the adjustments represents the portion of the offering costs which were liabilities at the time of the offering.

     The adjustments to the historical statements of operations for the TCP Securities offering assume that the offering was completed on January 1, 1995, and that the proceeds were used to retire long-term debt on that date. Therefore, the applicable amount of interest expense has been reduced, and replaced with the distributions required on the TCP Securities at the distribution rate of 6.5% per year. The increase to depreciation, depletion and amortization expense represents the amortization of the $5 million of offering costs.


     The TCP Securities offering is not related to the Transaction. However, it is being adjusted for in the accompanying pro forma statements due to the proximity of the offering date to the historical balance sheet date, and the effect which the offering has on Devon's future capital resources by increasing the unused portion of Devon's credit lines. See note 15 to Devon's consolidated financial statements included elsewhere herein for a more complete description of the TCP Securities.


     The Worland Properties. The historical Devon statement of operations used in preparing the pro forma statement of operations for the year ended December 31, 1995, has been adjusted for the pro forma effects of the acquisition by Devon of certain properties located in Wyoming (the "Worland Properties"). The acquisition of the Worland Properties closed on December 18, 1995. The pro forma effects of the Worland Properties presented in the 1995 pro forma statement of operations reflect the effects of the Worland Properties as if they had been acquired on January 1, 1995. The pro forma effects of the Worland Properties represent their historical operating results, adjusted for three factors. First, an additional $2.3 million of depreciation, depletion and amortization expense is included. This amount is based on the purchase price paid for the Worland Properties, and the pro forma oil and gas reserves and production amounts. Second, an

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
               DECEMBER 31, 1995 AND JUNE 30, 1996 -- (CONTINUED)

additional $3.0 million of interest expense is included. This amount is based on the amount of the purchase price financed through Devon's credit lines and Devon's 1995 average interest rates. And third, income tax expense has been reduced by $0.4 million. This amount is based on the pre-tax effects of the pro forma assumptions and their pro forma effect on Devon's tax attributes.

     The pro forma 1995 effects of the Worland Properties do not include the expected impact from Devon's future drilling and development plans for such properties. Therefore, such pro forma results are not indicative of the future impact which the Worland Properties are expected to have on Devon's operations.

3. METHOD OF ACCOUNTING FOR THE TRANSACTION

     Upon consummation of the Transaction, the assets acquired will be accounted for at their estimated "fair values," as required by the purchase method of accounting for business combinations.

4. PRO FORMA ADJUSTMENTS RELATED TO THE KERR-MCGEE PROPERTIES

     The accompanying pro forma balance sheet includes the following adjustments:

          (a) To record the purchase of the Kerr-McGee Properties based on the fair value of the Devon Common Stock issued as described in adjustment (b). Included in the total value recorded for the Kerr-McGee Properties is $29 million for undeveloped leasehold.


          (b) To increase Devon's common stock and additional paid-in capital amounts for the issuance of 9,954,000 shares of Devon Common Stock. Current liabilities have been increased, and additional paid-in capital has been decreased, by $0.8 million of costs estimated to be incurred in connection with issuing the additional shares of Devon Common Stock to Kerr-McGee.



          (c) To increase the recorded value of the oil and gas properties acquired by $32 million of deferred income taxes. This adjustment equals the deferred income tax effect of the difference between the fair value assigned to the oil and gas properties and their basis for income tax purposes. Devon's basis for income tax purposes in the acquired properties is the same as the Kerr-McGee Properties' tax basis.


     The accompanying pro forma statements of operations include the following adjustments:

          (d) To adjust depreciation, depletion and amortization ("DD&A") for the additional amounts associated with the oil and gas properties being acquired.

          (e) To adjust Devon's general and administrative expenses by an expected annual increase of $5 million as a result of the Transaction. The additional expenses to be incurred primarily include salaries and related benefits for additional personnel, rent expense for additional office space to be leased, increased professional fees and other office costs. The pro forma adjustment is net of additional overhead reimbursements which Devon will receive from working interest owners in certain of the acquired properties for which Devon will serve as the operator.

          (f) To adjust income tax expense for the effect of the preceding pro forma adjustments.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
               DECEMBER 31, 1995 AND JUNE 30, 1996 -- (CONTINUED)

5. COMMON SHARES OUTSTANDING

     Net earnings per average share outstanding have been calculated based upon the pro forma weighted average number of shares outstanding during the year ended December 31, 1995, and the six months ended June 30, 1996, as follows:

                                                                 DECEMBER 31,      JUNE 30,
                                                                     1995            1996
                                                                 ------------     ----------
    Actual Devon average shares outstanding....................   22,073,550      22,117,138
    Shares issued to consummate the Transaction................    9,954,000       9,954,000
                                                                  ----------      ----------
    Pro Forma weighted average Devon shares outstanding........   32,027,550      32,071,138
                                                                  ==========      ==========

     Shares outstanding at June 30, 1996, assuming consummation of the Transaction, are as follows:

                                                                                JUNE 30,
                                                                                  1996
                                                                               ----------
    Actual Devon shares outstanding..........................................  22,130,896
    Shares issued to consummate the Transaction..............................   9,954,000
                                                                               ----------
    Pro Forma Devon shares outstanding.......................................  32,084,896
                                                                               ==========

6. DD&A RATE

     Devon's DD&A rates per Boe before and after consummation of the Transaction are as follows:

                                                                                     SIX
                                                                 YEAR ENDED      MONTHS ENDED
                                                                DECEMBER 31,       JUNE 30,
                                                                    1995             1996
                                                                ------------     ------------
    Rate prior to the Transaction.............................     $ 3.65            3.76
    Pro Forma rate after the Transaction......................     $ 4.08            4.15

7. SUPPLEMENTAL PRO FORMA INFORMATION ON OIL AND GAS OPERATIONS

     The following pro forma supplemental information regarding oil and gas activities is presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities."

  Pro Forma Capitalized Costs

     The following table sets forth the aggregate amount of pro forma capitalized costs relating to oil and gas producing activities and the aggregate amount of related accumulated DD&A assuming the Transaction was consummated as of December 31, 1995:

    Oil and gas properties:
      Subject to amortization.............................................  $ 828,180,000
      Not subject to amortization.........................................     49,451,000
                                                                            -------------
                                                                              877,631,000
    Accumulated DD&A......................................................   (237,386,000)
                                                                            -------------
    Net capitalized costs.................................................  $ 640,245,000
                                                                            =============

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
               DECEMBER 31, 1995 AND JUNE 30, 1996 -- (CONTINUED)

  Pro Forma Results of Operations for Oil and Gas Producing Activities

     The following table includes pro forma revenues and expenses associated directly with oil and gas producing activities for the year ended December 31, 1995, assuming the Transaction was consummated as of January 1, 1995. It does not include any allocation of pro forma interest costs or general corporate overhead and, therefore, is not necessarily indicative of the contribution to net earnings of oil and gas operations. Income tax expense has been calculated by applying statutory income tax rates to oil and gas sales after deducting costs, including DD&A, and after giving effect to permanent differences and tax credits:

                                                   TOTAL           DOMESTIC         CANADA
                                                ------------     ------------     -----------
    Oil, gas and NGL sales....................  $222,307,000     $187,477,000     $34,830,000
    Production and operating expenses.........    68,874,000       61,666,000       7,208,000
    DD&A......................................    84,106,000       69,742,000      14,364,000
    Income tax expense........................    28,178,000       21,829,000       6,349,000
                                                ------------     ------------     -----------
    Results of operations for oil and gas
      producing activities....................  $ 41,149,000     $ 34,240,000     $ 6,909,000
                                                ============     ============     ===========

  Quantities of Oil and Gas Reserves

     Set forth below is a pro forma summary of the changes in the net quantities of crude oil, natural gas and NGL reserves for the year ended December 31, 1995, as estimated by independent petroleum consultants and Devon's and Kerr-McGee's in-house petroleum reservoir engineers and geologists, assuming the Transaction was consummated as of January 1, 1995:

                                                                       TOTAL
                                                       --------------------------------------
                                                       OIL (BBLS)    GAS (MCF)    NGL (BBLS)
                                                       ----------   -----------   -----------
    Actual Devon proved reserves as of December 31,
      1994...........................................  42,165,000   347,560,000     5,442,000
      Purchase of reserves through the Transaction...  29,088,000   238,981,000     1,391,000
      Revisions of previous estimates................   1,127,000    (7,431,000)      535,000
      Extensions and discoveries.....................   2,959,000     9,645,000       472,000
      Purchase of reserves...........................   1,916,000    61,695,000     3,860,000
      Production.....................................  (6,742,000)  (73,897,000)   (1,138,000)
      Sale of reserves...............................    (337,000)   (8,627,000)      (45,000)
                                                       ----------   -----------    ----------
    Pro forma proved reserves as of December 31,
      1995...........................................  70,176,000   567,926,000    10,517,000
                                                       ==========   ===========    ==========

                                                                      DOMESTIC
                                                       --------------------------------------
                                                       OIL (BBLS)    GAS (MCF)    NGL (BBLS)
                                                       ----------   -----------   -----------
    Actual Devon proved reserves as of December 31,
      1994...........................................  42,165,000   347,560,000     5,442,000
      Purchase of reserves through the Transaction...  18,804,000   176,694,000       655,000
      Revisions of previous estimates................   1,127,000    (7,431,000)      535,000
      Extensions and discoveries.....................   2,959,000     9,645,000       472,000
      Purchase of reserves...........................   1,916,000    61,695,000     3,860,000
      Production.....................................  (5,492,000)  (61,297,000)     (963,000)
      Sale of reserves...............................    (337,000)   (8,627,000)      (45,000)
                                                       ----------   -----------     ---------
    Pro forma proved reserves as of December 31,
      1995...........................................  61,142,000   518,239,000     9,956,000
                                                       ==========   ===========     =========

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
               DECEMBER 31, 1995 AND JUNE 30, 1996 -- (CONTINUED)

                                                                       CANADA
                                                       --------------------------------------
                                                       OIL (BBLS)    GAS (MCF)    NGL (BBLS)
                                                       ----------   -----------   -----------
    Actual Devon proved reserves as of December 31,
      1994...........................................          --            --            --
      Purchase of reserves through the Transaction...  10,284,000    62,287,000       736,000
      Revisions of previous estimates................          --            --            --
      Extensions and discoveries.....................          --            --            --
      Purchase of reserves...........................          --            --            --
      Production.....................................  (1,250,000)  (12,600,000)     (175,000)
      Sale of reserves...............................          --            --            --
                                                       ----------   -----------      --------
    Pro forma proved reserves as of December 31,
      1995...........................................   9,034,000    49,687,000       561,000
                                                       ==========   ===========      ========

  Standardized Measure of Discounted Future Net Cash Flows

     The accompanying table reflects the pro forma standardized measure of discounted future net cash flows relating to Devon's interests in proved oil, gas and NGL reserves as of December 31, 1995, assuming consummation of the Transaction as of December 31, 1995:

                                                  TOTAL            DOMESTIC          CANADA
                                              --------------    --------------    ------------
    Future cash inflows.....................  $2,254,397,000    $2,023,945,000    $230,452,000
    Future costs:
      Development...........................     (85,632,000)      (82,508,000)     (3,124,000)
      Production............................    (729,576,000)     (662,914,000)    (66,662,000)
    Future income tax expense...............    (294,758,000)     (240,262,000)    (54,496,000)
                                              --------------    --------------    ------------
    Future net cash flows...................   1,144,431,000     1,038,261,000     106,170,000
    10% discount to reflect timing of cash
      flows.................................    (460,242,000)     (421,832,000)    (38,410,000)
                                              --------------    --------------    ------------
    Standardized measure of discounted
      future net cash flows.................  $  684,189,000    $  616,429,000    $ 67,760,000
                                              ==============    ==============    ============
    Discounted future net cash flows before
      income taxes..........................  $  863,431,000    $  760,890,000    $102,541,000
                                              ==============    ==============    ============

     Future cash inflows are computed by applying year-end prices (average $18.08 per barrel of oil, adjusted for transportation and other charges, $1.40 per Mcf of gas and $12.63 per barrel of NGL) to the year-end pro forma quantities of those reserves, except in those instances where fixed and determinable oil, gas and NGL price adjustments are provided by contractual arrangements in existence at year-end. In addition to the future gas revenues calculated at $1.40 per Mcf, Devon's total future gas revenues also include the future tax credit payments to be received and recorded as gas revenues pursuant to the San Juan Basin Transaction described in note 3 to Devon's consolidated financial statements for 1995 which are included elsewhere herein. Devon's future cash inflows shown in the table above include $58.2 million related to these tax credit payments from 1996 through 2002. This amount has been calculated using the assumption that the year-end 1995 tax credit rate of $1.01 per MMBtu remains constant. Future development and production costs are computed by estimating the expenditures to be incurred in developing and producing proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions.

     Future income tax expenses are computed by applying the appropriate statutory tax rates to the future pretax net cash flows relating to proved reserves, net of the tax basis of the properties involved. The future income tax expenses give effect to permanent differences and tax credits, but do not reflect the impact of future operations.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
               DECEMBER 31, 1995 AND JUNE 30, 1996 -- (CONTINUED)

  Changes Relating to the Standardized Measure of Discounted Future Net Cash
Flows

     Principal changes in the pro forma standardized measure of discounted future net cash flows attributable to pro forma reserves for the year ended December 31, 1995 are as follows, assuming consummation of the Transaction as of January 1, 1995:

    Devon's actual beginning balance as of December 31, 1994..............  $ 358,206,000
    Purchase of reserves through the Transaction..........................    265,630,000
    Sales of oil, gas and NGLs, net of production costs...................   (153,433,000)
    Net changes in prices and production costs............................     60,498,000
    Extensions, discoveries, and improved recovery, net of future
      development costs...................................................     22,308,000
    Purchase of reserves, net of future development costs.................     53,519,000
    Development costs incurred during the period which reduced future
      development costs...................................................     43,810,000
    Revisions of quantity estimates.......................................      7,397,000
    Sales of reserves in place............................................     (7,933,000)
    Accretion of discount.................................................     66,384,000
    Net change in income taxes............................................    (30,641,000)
    Other, primarily changes in timing....................................     (1,556,000)
                                                                            -------------
    Pro Forma ending balance..............................................  $ 684,189,000
                                                                            =============

                        DEVON'S SELECTED FINANCIAL DATA

     The following selected financial information (not covered by the independent auditors' report) should be read in conjunction with "Devon Management's Discussion and Analysis of Financial Condition and Results of Operations," and Devon's consolidated financial statements and the notes thereto included elsewhere herein.

                                                                                                             SIX MONTHS
                                                            YEAR ENDED DECEMBER 31,                        ENDED JUNE 30,
                                           ---------------------------------------------------------    --------------------
                                             1991        1992        1993         1994        1995      1995(1)       1996
                                           --------    --------    --------     --------    --------    --------    --------
                                                     (THOUSANDS, EXCEPT PER SHARE DATA, PER UNIT DATA AND RATIOS)
OPERATING RESULTS
  Oil sales............................... $  9,436    $ 27,329    $ 38,395     $ 38,086    $ 55,290    $ 26,365    $ 35,652
  Gas sales...............................   19,091      39,973      54,876       56,372      50,732      19,453      28,834
  NGL sales...............................       --       1,370       4,544        4,908       6,404       3,034       5,991
  Other revenue...........................    1,815       2,892         942        1,407         877         561         869
                                           --------    --------    --------     --------    --------    --------    --------
        Total revenues....................   30,342      71,564      98,757      100,773     113,303      49,413      71,346
  Lease operating expenses................    8,689      18,430      26,401       24,521      27,289      13,319      15,173
  Production taxes........................    1,912       4,600       6,924        6,899       6,832       3,233       4,488
  Depreciation, depletion and
    amortization..........................    7,844      19,894      28,409       34,132      38,090      19,059      20,588
  General and administrative expenses.....    5,832       6,510       7,640        8,425       8,419       4,390       4,525
  Interest expense........................    2,209       2,644       3,422        5,439       7,051       3,527       4,942
  Reduction of carrying value of oil and
    gas properties........................   25,000          --          --           --          --          --          --
  Net earnings (loss).....................  (15,024)     14,615      20,486(2)    13,745      14,502       3,471      12,329
  Net earnings (loss) per share:
    Assuming no dilution..................    (1.99)       0.94        0.98(2)      0.64        0.66        0.16        0.56
    Assuming full dilution................    (1.99)       0.90        0.98(2)      0.64        0.66        0.16        0.56
  Cash dividends:
    Per preferred share...................     1.94        1.46          --           --          --          --          --
    Per common share......................       --          --        0.09         0.12        0.12        0.06        0.06
  Weighted average common shares
    outstanding...........................    8,687      13,802      20,822       21,552      22,074      22,052      22,117
  Ratio of earnings to fixed charges(3):
    Actual................................       --        7.97        8.24         4.80        4.54        2.62        5.29
    As adjusted(4)........................                                                      3.09        1.77        5.07
BALANCE SHEET DATA
  Total assets............................ $102,107    $225,972    $285,553     $351,448    $421,564    $366,789    $450,610
  Long-term debt..........................   32,000      54,450      80,000       98,000     143,000      95,000     155,000
  Stockholders' equity....................   53,015     153,267     172,900      206,406     219,041     208,644     230,202
CASH FLOW DATA
  Net cash provided by operating
    activities............................ $  9,320    $ 30,499    $ 63,957     $ 46,384    $ 61,276    $ 27,553    $ 35,079
  EBITDA(5)(6)............................   13,908      42,024      57,792       60,928      70,763      28,470      47,161
  Cash margin(6)(7).......................   11,650      38,140      52,893       55,074      59,217      24,709      39,406
PRODUCTION, PRICE AND OTHER DATA
  Production:
    Oil (MBbls)...........................      484       1,446       2,337        2,467       3,300       1,541       1,831
    Gas (MMcf)............................   15,398      28,374      35,598       39,335      36,886      19,356      17,814
    NGLs (MBbls)..........................       --         112         411          501         600         272         451
    MBoe(8)...............................    3,050       6,287       8,681        9,524      10,047       5,039       5,251
  Average prices:
    Oil (Per Bbl)......................... $  19.49    $  18.89    $  16.43     $  15.44    $  16.75    $  17.11    $  19.47
    Gas (Per Mcf).........................     1.24        1.41        1.54         1.43        1.38        1.01        1.62
    NGLs (Per Bbl)........................       --       12.28       11.06         9.79       10.68       11.16       13.30
    Per Boe(8)............................     9.35       10.92       11.27        10.43       11.19        9.69       13.42
  Costs per Boe:
    Operating costs.......................     3.48        3.66        3.84         3.30        3.40        3.28        3.74
    DD&A of oil and gas properties........     2.41        3.08        3.16         3.45        3.65        3.65        3.76
    General and administrative expenses...     1.91        1.04        0.88         0.89        0.84        0.87        0.86

---------------

(1) The results presented for the six months ended June 30, 1995 do not include the effect of the San Juan Basin Transaction. This transaction was effective January 1, 1995, but recognition of the financial effects of the transaction on Devon's operations was deferred until the third quarter of 1995 when a significant contingency was favorably resolved. The cumulative nine-month effect of the San Juan Basin Transaction was recorded entirely in the third quarter of 1995. See "Devon Management's Discussion and Analysis of Financial Condition and Results of Operations" and note 3 to Devon's consolidated financial statements included elsewhere herein for certain pro forma financial information which assumes the financial effects of the San Juan Basin Transaction were recorded effective January 1, 1995.

(2) Net earnings for 1993 include the cumulative effect of a required change in the method of accounting for income taxes in 1993 which provided earnings of $1.3 million, or $0.06 per share.

(3) For purposes of calculating the ratio of earnings to fixed charges, (i) earnings consist of earnings before income taxes and cumulative effect of accounting change, plus fixed charges; and (ii) fixed charges consist of interest expense incurred, amortization of debt expense relating to any indebtedness, and one-third of rental expense estimated to be attributable to interest. Fixed charges were in excess of earnings in 1991 in the amount of $21.1 million. This was caused by the $25 million non-cash reduction in the carrying value of oil and gas properties in 1991.

(4) The "as adjusted" ratios are calculated using adjusted amounts of earnings and fixed charges under the assumption that the proceeds from the offering of the Convertible Preferred Securities were applied toward Devon's long-term debt outstanding at the beginning of the periods shown. The adjusted amounts of fixed charges are calculated using the annual distribution rate of 6 1/2% on the Convertible Preferred Securities.

(5) Earnings before interest, taxes, depreciation, depletion and amortization.

(6) EBITDA and cash margin are indicators which are commonly used in the oil and gas industry. They should be used as supplements to, and not as substitutes for, net earnings and net cash provided by operating activities determined in accordance with generally accepted accounting principles in analyzing Devon's results of operations and liquidity.

    For the years ended December 31, 1991, 1992, 1993, 1994 and 1995, and the six months ended June 30, 1995 and 1996, net cash used in investing activities was $10.2 million, $140.6 million, $74.2 million, $73.4 million, $110.6 million, $22.8 million and $41.2 million, respectively. For these same periods, net cash provided (used) by financing activities was $1.3 million, $107.9 million, $24.2 million, $15.8 million, $49.8 million, ($4.2) million and $11.4 million, respectively.

(7) "Cash margin" equals total revenues less cash expenses. Cash expenses are all expenses other than the non-cash expenses of depreciation, depletion and amortization and deferred income tax expense. Cash margin measures the net cash which is generated by a company's operations during a given period, without regard to the period such cash is actually physically received or spent by the company. This margin ignores the non-operational effect on a company's "net cash provided by operating activities", as measured by generally accepted accounting principles, from a company's activities as an operator of oil and gas wells. Such activities produce net increases or decreases in temporary cash funds held by the operator which have no effect on net earnings of the company.

(8) Gas reserves are converted to Boe or MBoe at the rate of six Mcf of gas per barrel of oil based upon the approximate relative energy content of each. This conversion rate is not necessarily indicative of the relationship of gas prices to oil prices. The respective prices of gas, NGLs and oil are affected by market and other factors in addition to relative energy content.

                 KERR-MCGEE PROPERTIES' SELECTED FINANCIAL DATA

     The following selected financial information (not covered by the report of independent public accountants) should be read in conjunction with "Kerr-McGee Management's Discussion and Analysis of Results of Operations" and the statements of revenues and direct operating expenses and the notes thereto for the Kerr-McGee Properties included elsewhere herein.

                                                                                SIX MONTHS
                                               YEAR ENDED DECEMBER 31,        ENDED JUNE 30,
                                            ------------------------------   -----------------
                                              1993       1994       1995      1995      1996
                                            --------   --------   --------   -------   -------
                                                    (THOUSANDS, EXCEPT PER UNIT DATA)
    OPERATING RESULTS
      Oil sales...........................  $ 67,852   $ 46,366   $ 56,651   $28,386   $33,665
      Gas sales...........................    65,722     65,545     44,222    22,422    28,450
      NGL sales...........................     4,266      3,493      3,659     1,979     2,122
      Other revenue.......................     4,276      3,805      3,747     2,599     1,562
                                            --------   --------   --------   -------   -------
              Total revenue...............   142,116    119,209    108,279    55,386    65,799
      Lease operating expenses............    28,064     23,713     26,265    13,089    12,274
      Production taxes....................     9,829      8,021      6,658     2,885     4,255
      Excess of revenues over direct
         operating expenses...............   104,223     87,475     75,356    39,412    49,270
    PRODUCTION, PRICE AND OTHER DATA
      Production:
         Oil (MBbls)......................     4,113      3,266      3,439     1,714     1,786
         Gas (MMcf).......................    39,100     38,000     37,400    19,449    18,602
         NGLs (MBbls).....................       381        330        309       182       182
         MBoe.............................    11,011      9,929      9,981     5,137     5,068
      Average prices:
         Oil (Per Bbl)....................  $  16.50   $  14.20   $  16.47   $ 16.56   $ 18.85
         Gas (Per Mcf)....................      1.68       1.72       1.18      1.15      1.53
         NGLs (Per Bbl)...................     11.20      10.58      11.84     10.87     11.66
         Per Boe..........................     12.52      11.62      10.47     10.28     12.68
      Operating costs per Boe.............      3.44       3.20       3.30      3.11      3.26

       DEVON MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion and analysis addresses changes in Devon's financial condition and results of operations during the three year period of 1993 through 1995 and the six month periods ended June 30, 1995 and 1996. Reference is made to "Selected Financial Data" and the consolidated financial statements included elsewhere herein.

OVERVIEW

     Many of the major trends for Devon have been positive in recent history. During the three year period ended December 31, 1995:

     - Devon's major assets, oil and gas reserves, have grown 87% to 115 MMBoe,

     - annual oil and gas production has risen 60% (from that of 1992) to 10 MMBoe,

     - total revenues for 1995 were 58% higher than those of 1992, and

     - cash margins(1) have expanded to the $50 million to $60 million range.

     However, non-cash expenses, such as higher depreciation, depletion and amortization and volatile oil and gas prices, have produced more variable results in net earnings. Net earnings were down in 1994 compared to 1993, but up in 1995. Even so, the net earnings of $14.6 million (1992), $20.5 million
(1993), $13.7 million (1994) and $14.5 million (1995) were all substantially above the previous best year in Devon's history of $4.4 million in 1981.

     Devon's liquidity and financial condition also have been strong during the last three years compared to historical levels. After the February 1996 annual review by its banks, Devon's credit lines have increased 117% since 1992 to $260 million. Of this, $105 million was unused as of June 30, 1996. (Proceeds from the offering of the TCP Securities in July, 1996, were used to repay borrowings made under the credit lines, increasing the unused portion to $260 million). Net cash provided by operating activities has been $64.0 million, $46.4 million and $61.3 million for 1993, 1994 and 1995, respectively, compared to an average of $14 million for the years 1988 through 1992.

     Devon has taken several actions in recent years to achieve its growth in operations and financial condition:

     - Devon acquired a substantial suite of properties primarily located in the Permian Basin in July, 1992. This $130 million acquisition caused significant improvement in both oil and gas production and in revenues from the second half of 1992 onward.

     - Devon acquired $54 million of coal seam gas properties in the San Juan Basin in June, 1993. These properties added to Devon's already significant coal seam gas properties and production in the San Juan Basin.

---------------

(1) "Cash margin" equals Devon's total revenues less cash expenses. Cash expenses are all expenses other than the non-cash expenses of depreciation, depletion and amortization and deferred income tax expense. Cash margin is an indicator which is commonly used in the oil and gas industry. This margin measures the net cash which is generated by a company's operations during a given period, without regard to the period such cash is actually physically received or spent by the company. This margin ignores the non-operational effects on a company's "net cash provided by operating activities," as measured by generally accepted accounting principles, from a company's activities as an operator of oil and gas wells. Such activities produce net increases or decreases in temporary cash funds held by the operator which have no effect on net earnings of the company. Cash margin should be used as a supplement to, and not as a substitute for, net earnings and net cash provided by operating activities (as disclosed in the consolidated financial statements) in analyzing Devon's results of operations and liquidity.

     - Devon acquired the properties of Alta Energy Corporation through a $72 million merger in May, 1994 (the "1994 Merger"). The oil and gas properties acquired through the merger (the "Alta Properties") have added substantial oil and gas reserves, production and revenues to Devon's Permian Basin position.

     - In 1995, Devon entered into a transaction covering substantially all of its San Juan Basin coal seam gas properties (the "San Juan Basin Transaction"). In the year 1995 and the first three months of 1996, this transaction boosted Devon's revenues by $11.4 million and $2.9 million, respectively. This transaction also added $44 million to Devon's pre-tax 10% Present Value of year-end 1995 oil and gas reserves.

     - Devon acquired certain Wyoming oil and natural gas properties and a gas processing plant (the "Worland Properties") for approximately $50 million in December, 1995. Additional interests in the Worland Properties were acquired in the first quarter of 1996 for $4.3 million. The Worland Properties added approximately 160,000 Boe to Devon's production totals in the first three months of 1996.

     - Devon has been successful during the last three years in its drilling efforts. Devon has spent almost $125 million to drill and complete 384 wells, of which 368 were completed as producers. Most of these efforts have been centered around the 1992 Permian Basin acquisition and the 1994 Merger. These properties, along with the Worland Properties, are expected to account for some 60% of Devon's 1996 drilling and development budget of $70 million to $80 million.

     - Devon's acquisition and drilling efforts during the last three years have added 74.5 MMBoe of proved reserves to its asset base. Combined with 13.7 MMBoe of upward revisions to its reserve estimates, Devon's total reserve additions of 88.2 MMBoe during the past three years were 312% of its production of 28.3 MMBoe.

     - Devon has sought to control its well operating expenses in part by selling marginal and non-strategic properties. Though the absolute dollar amount of well operating expenses increased by almost 50% since 1992 as Devon expanded its production and operations, Devon's sales of approximately 2,900 wells during the period helped to lower the expenses per unit of production by 7%. The combination of expanding its significant properties and selling the minor ones has increased Devon's economies of scale and overall efficiency.

     - Devon's reserve additions over the past three years have also increased capital resources via increases in Devon's lines of credit. Since the end of 1992, Devon's credit lines have increased by $140 million to a total of $260 million as of June 30, 1996. Upon completion of the offering of the TCP Securities in July, 1996, the unused portion of Devon's credit lines rose to $260 million.

RESULTS OF OPERATIONS -- INTERIM PERIODS

     Oil, gas and NGL revenues were up 44% for the six months ended June 30, 1996, compared to the 1995 corresponding period. Had the 1995 period included the effect of the San Juan Basin Transaction (see note 2 to the consolidated financial statements included elsewhere herein), then oil, gas and NGL revenues would have been up 29% for the six months ended June 30, 1996. The relative contributions of production and price changes to the quarterly comparisons, both with and without the effect of the San Juan Basin Transaction on 1995's first six months, are shown in the tables below.

                                         ACTUAL REPORTED RESULTS(1)         ADJUSTED RESULTS(2)
                                              SIX MONTHS ENDED                SIX MONTHS ENDED
                                                  JUNE 30,                        JUNE 30,
                                        ----------------------------    ----------------------------
                                         1995       1996      CHANGE     1995       1996      CHANGE
                                        -------    -------    ------    -------    -------    ------
                                                   ($ THOUSANDS, EXCEPT PER UNIT AMOUNTS)
PRODUCTION
  Oil (MBbls).........................    1,541      1,831     +19%       1,541      1,831     +19%
  Gas (MMcf)..........................   19,356     17,814      -8%      18,731     17,814      -5%
  NGLs (MBbls)........................      272        451     +66%         272        451     +66%
  Oil, Gas and NGLs (MBoe)............    5,039      5,251      +4%       4,935      5,251      +6%

AVERAGE PRICES
  Oil (Per Bbl).......................  $ 17.11    $ 19.47     +14%     $ 17.11    $ 19.47     +14%
  Gas (Per Mcf).......................     1.01       1.62     +60%        1.35       1.62     +20%
  NGL (Per Bbl).......................    11.16      13.30     +19%       11.16      13.30     +19%
  Oil, Gas and NGLs (Per Boe).........     9.69      13.42     +38%       11.10      13.42     +21%

REVENUES
  Oil.................................  $26,365    $35,652     +35%     $26,365    $35,652     +35%
  Gas.................................   19,453     28,835     +48%      25,373     28,835     +14%
  NGLs................................    3,034      5,991     +97%       3,034      5,991     +97%
                                        -------    -------              -------    -------
  Combined............................  $48,852    $70,478     +44%     $54,772    $70,478     +29%
                                        =======    =======              =======    =======

---------------

(1) The 1995 column in this table reflects the results actually reported in the first half of 1995. These figures do not include the first half's effect of the San Juan Basin Transaction. This transaction was effective January 1, 1995, but recognition of the financial effects of the transaction on Devon's operations was deferred until the third quarter of 1995 when a significant contingency was favorably resolved. The cumulative nine-month effect of the San Juan Basin Transaction was recorded entirely in the third quarter of 1995.

(2) The 1995 column in this table presents the results of the first half of 1995 which would have been reported if there had been no contingency at the time the San Juan Basin Transaction was executed.

     OIL REVENUES. Oil revenues increased by $9.3 million, or 35%, in the first half of 1996. Production gains of 290,000 barrels, or 19%, added $5.0 million of oil revenues in the 1996 period. An increase of $2.36 per barrel, or 14%, in the average oil price added the remaining $4.3 million of increased oil revenues.

     Approximately 88% of the production gains were from the Grayburg-Jackson Field acquired in May 1994. As Devon's development of this field has progressed, more wells have come on line and the initial stage of a waterflood has begun since the first quarter of 1995. The Grayburg-Jackson Field produced approximately 576,000 barrels in the first half of 1996. This is an increase of 255,000 barrels, or 79%, compared to the 321,000 barrels produced in the first six months of 1995.

     GAS REVENUES. Gas revenues increased by $9.4 million, or 48%, in the first half of 1996. An increase in the average gas price of $0.61 per Mcf, or 60%, added $10.9 million to gas sales in the first half of 1996. This was partially offset by a $1.5 million reduction from a drop in gas production of 1.5 Bcf, or 8%. The San Juan Basin Transaction added $5.4 million to 1996's first half gas sales, which resulted in an increase of $0.30 per Mcf in Devon's total gas price. As discussed previously, the effects of this transaction on 1995's results were not recorded until the third quarter of that year. Therefore, 1995's first half results as reported in the consolidated financial statements do not include any effect of the San Juan Basin Transaction. As shown in the above tables, if this transaction had been recorded in the first half of 1995, gas sales for the first six months of 1996 would have exceeded gas sales for the first six months of 1995 by $3.5 million.

     Coal seam gas averaged $1.36 per Mcf in the first half of 1996 compared to $0.73 per Mcf in 1995's first half. The San Juan Basin Transaction added $0.60 per Mcf to the 1996 average price. The average price for conventional gas production in the first half of 1996 was $1.88 per Mcf. This compares to 1995's first half average for conventional gas production of $1.40 per Mcf.

     Coal seam gas production in 1996's first half was 9.0 Bcf, which was down by 2.4 Bcf from the 11.4 Bcf produced in the first half of 1995. Approximately
0.6 Bcf of such decrease was due to the fact that a small portion of Devon's coal seam gas interest was sold as part of the San Juan Basin Transaction. The effect of this sold interest is reflected in 1996's production quantities, but the effect on the first half of 1995 was not recorded until the third quarter as previously discussed.

     Conventional gas production increased by 0.8 Bcf from 8.0 Bcf in 1995's first half to 8.8 Bcf in the first half of 1996. The additional interests in the Worland Properties which were acquired in December 1995 and the first half of 1996 added 1.1 Bcf to 1996's conventional production.

     NGL REVENUES. NGL revenues increased by $3.0 million, or 97%, in the first half of 1996. An increase in production of 179,000 barrels, or 66%, added $2.0 million to 1996 revenues. The additional interests in the Worland Properties accounted for 110,000 barrels of the increased production. The remaining $1.0 million increase in NGL revenues was caused by a price increase of $2.14 per barrel, or 19%.

     PRODUCTION AND OPERATING EXPENSES. Production and operating expenses in the first half of 1996 varied compared to the first half of 1995 as shown in the tables below.

                                         ACTUAL REPORTED RESULTS(1)         ADJUSTED RESULTS(2)
                                              SIX MONTHS ENDED                SIX MONTHS ENDED
                                                  JUNE 30,                        JUNE 30,
                                        ----------------------------    ----------------------------
                                         1995       1996      CHANGE     1995       1996      CHANGE
                                        -------    -------    ------    -------    -------    ------
                                                      (ABSOLUTE AMOUNTS IN THOUSANDS)
ABSOLUTE
  Recurring operations and maintenance
     expenses.........................  $11,169    $13,380     +20%     $11,143    $13,380     +20%
  Well workover expenses..............    2,150      1,793     -17%       2,150      1,793     -17%
  Production taxes....................    3,233      4,488     +39%       3,197      4,488     +40%
                                        -------    -------              -------    -------
          Total production and
            operating expenses........  $16,552    $19,661     +19%     $16,490    $19,661     +19%
                                        =======    =======              =======    =======
PER BOE
  Recurring operations and maintenance
     expenses.........................  $  2.21    $  2.55     +15%     $  2.26    $  2.55     +13%
  Well workover expenses..............     0.43       0.34     -21%        0.43       0.34     -21%
  Production taxes....................     0.64       0.85     +33%        0.65       0.85     +31%
                                        -------    -------              -------    -------
          Total production and
            operating expenses........  $  3.28    $  3.74     +14%     $  3.34    $  3.74     +12%
                                        =======    =======              =======    =======

---------------

(1) The 1995 column in this table reflects the results actually reported in the first half of 1995. These figures do not include the first half's effect of the San Juan Basin Transaction. This transaction was effective January 1, 1995, but recognition of the financial effects of the transaction on Devon's operations was deferred until the third quarter of 1995 when a significant contingency was favorably resolved. The cumulative nine-month effect of the San Juan Basin Transaction was recorded entirely in the third quarter of 1995.

(2) The 1995 column in this table presents the results of the first half of 1995 which would have been reported if there had been no contingency at the time the San Juan Basin Transaction was executed.

     Recurring operations and maintenance expenses increased by $2.2 million, or 20%, in the first half of 1996. The additional interests in the Worland Properties which were acquired in the fourth quarter of 1995 and the first half of 1996 accounted for approximately $1.2 million of the increase. Also, as Devon has continued development of the properties acquired in the 1994 Merger, most notably in the Grayburg-Jackson Field, more wells have come on line during the twelve months ended June 30, 1996. Therefore, the recurring expenses incurred on these properties increased by $0.5 million in the first half of 1996 compared to the same period in 1995.

     Production taxes increased by $1.3 million, or 39%, in the 1996 period. This increase was due to the increase in combined oil, gas and NGL revenues. Excluding the revenues generated by the San Juan Basin Transaction which are not subject to production taxes, revenues in the first half of 1996 were up by 33% compared to the first half of 1995.

     On a per unit of production basis, the recurring expenses per Boe were up by $0.34 per Boe, or 15%, in the first half of 1996. This is primarily due to the increase in Devon's mix of oil/gas production toward more oil production. Of Devon's total Boe production in the first half of 1996, 35% was oil production compared to 31% in the first half of 1995. Oil wells are generally more expensive to operate on a per unit of production basis. However, oil wells also produce more revenues per unit of production than gas wells.

     Production taxes per unit of production increased by $0.21 per Boe, or 33%, in the first half of 1996. This is consistent with the increase in the average price per Boe received in the 1996 period. Excluding the effect on the 1996 average price from the San Juan Basin Transaction, Devon's total revenues per Boe increased by 28% in the first half of 1996.

     DEPRECIATION, DEPLETION AND AMORTIZATION EXPENSES ("DD&A"). Oil and gas property related DD&A increased $1.3 million, or 7%, from $18.4 million in the first half of 1995 to $19.7 million in the first half of 1996. The increase in total oil, gas and NGL production of 212,000 Boe, or 4%, accounted for $0.8 million of the increased DD&A. The remaining $0.5 million of increase was caused by a 3% increase in the DD&A rate from $3.65 per Boe in 1995 to $3.76 per Boe in 1996.

     GENERAL AND ADMINISTRATIVE EXPENSES ("G&A"). G&A increased $0.1 million, or 3%, in the first half of 1996. The primary reason for the increase was a change in the second quarter of 1995 in the method used to calculate overhead reimbursements on certain properties operated by Devon. This change, which was retroactive to the prior two years, reduced G&A in the first half of 1995 by $0.2 million. Excluding the effect of this change, G&A for the first half of 1996 was $0.1 million lower than the first half of 1995.

     INTEREST EXPENSE. Interest expense increased $1.4 million, or 40%, in the first half of 1996. The average debt balance outstanding rose from $94.3 million in the first half of 1995 to $151.1 million in the first half of 1996. This increase in average debt outstanding, which was primarily due to the funds borrowed to acquire the Worland Properties, caused interest expense in 1996 to increase by $2.1 million. This increase was partially offset by a $0.7 million decrease due to lower interest rates in 1996. The annualized interest rate on the debt outstanding in 1996 was 6.2%, compared to 6.8% in the first half of 1995. The overall average interest rate (including the effect of various fees paid to the banks and the amortization of certain loan costs) during 1996's first six months was 6.6%, compared to an overall rate in the first half of 1995 of 7.5%.

     Devon entered into an interest rate swap agreement in the second quarter of 1995, and terminated the agreement on July 1, 1996, for a gain of $0.8 million. This gain will be recognized ratably in Devon's operating results as a reduction to interest expense during the period from July 1, 1996, to June 18, 1998 (the original expiration date of the swap agreement).

     INCOME TAXES. During interim periods, income tax expense is based on the estimated effective tax rate which is expected for the entire fiscal year. The estimated effective tax rate in the first half of 1996 was 43%, compared to 41% in the first half of 1995. The increase in the 1996 rate was due to the San Juan Basin Transaction. The 41% rate estimated in 1995 was without the effect of such transaction, which was not recorded until the third quarter of 1995. After this transaction was recorded, the 1995 effective financial income tax rate was 43%, the same as the rate currently estimated for 1996.

RESULTS OF OPERATIONS -- FISCAL YEARS

     Changes in oil, gas and NGL production, prices and revenues from 1993 to 1995 are shown in the table below.

                                                               YEAR ENDED DECEMBER 31,
                                                 ----------------------------------------------------
                                                             1994                  1995
                                                  1993      VS 1993     1994      VS 1994      1995
                                                 -------    -------    -------    -------    --------
                                                        ($ THOUSANDS, EXCEPT PER UNIT AMOUNTS)
PRODUCTION
  Oil (MBbls)..................................    2,337       +6%       2,467      +34%        3,300
  Gas (MMcf)...................................   35,598      +10%      39,335       -6%       36,886
  NGLs (MBbls).................................      411      +22%         501      +20%          600
  Oil, Gas and NGLs (MBoe).....................    8,681      +10%       9,524       +5%       10,047

AVERAGE PRICES
  Oil (per Bbl)................................  $ 16.43       -6%     $ 15.44       +8%     $  16.75
  Gas (per Mcf)................................     1.54       -7%        1.43       -3%         1.38
  NGLs (per Bbl)...............................    11.06      -11%        9.79       +9%        10.68
  Oil, Gas and NGLs (per Boe)..................    11.27       -7%       10.43       +7%        11.19

REVENUES
  Oil..........................................  $38,395       -1%     $38,086      +45%     $ 55,290
  Gas..........................................   54,876       +3%      56,372      -10%       50,732
  NGLs.........................................    4,544       +8%       4,908      +30%        6,404
                                                 -------               -------               --------
  Combined.....................................  $97,815       +2%     $99,366      +13%     $112,426
                                                 =======               =======               ========

     OIL REVENUES 1995 vs. 1994. Oil revenues rose $17.2 million in 1995. Substantial gains in production added $12.9 million to revenues in 1995, while higher average prices added the remaining $4.3 million.

     The Alta Properties produced 843,000 barrels in 1995, a 239% increase from the 249,000 barrels which were produced during Devon's ownership for the last seven months of 1994. Production from Devon's other oil properties increased 11% in 1995, from 2,218,000 barrels in 1994 to 2,457,000 barrels in 1995.

     1994 vs. 1993. Oil revenues were essentially unchanged from 1993 to 1994. A 130,000 barrel boost in production added $2.1 million to oil revenues. Unfortunately, a decrease in oil prices subtracted $2.4 million.

     The Alta Properties added 249,000 barrels of additional production during the last seven months of 1994, while Devon's other properties accounted for a net decrease of approximately 119,000 barrels in 1994 due to the effect of property sales in 1993. Devon sold various minor, marginally profitable or non-strategic properties throughout 1993. These properties produced approximately 173,000 barrels of oil in 1993.

     GAS REVENUES 1995 vs. 1994. Gas revenues decreased $5.6 million, or 10%, in 1995, due to a combination of lower production and prices. Lower production accounted for $3.5 million of the revenue decrease, while lower gas prices accounted for the remaining $2.1 million.

     Gas revenues in 1995 were down despite the positive effect of the 1995 San Juan Basin Transaction. Such transaction boosted 1995's gas revenues by $11.4 million, and raised the average prices for 1995 coal seam gas and total gas production by $0.61 and $0.35 per Mcf, respectively. See note 3 to the consolidated financial statements included elsewhere in this Proxy Statement for a detailed discussion of the San Juan Basin Transaction.

     Coal seam gas production declined by 5%, from 22.0 Bcf in 1994 to 20.8 Bcf in 1995. This decline of 1.2 Bcf was due to the San Juan Basin Transaction which, among other things, included the sale of a small portion of Devon's coal seam gas properties.

     The average realized coal seam gas price rose by 13%, from $1.17 per Mcf in 1994 to $1.32 per Mcf in 1995. The $0.61 per Mcf increase from the San Juan Basin Transaction more than offset a $0.46 per Mcf price drop at the wellhead. Total coal seam gas revenues were $27.5 million in 1995 versus $25.7 million in 1994.

Coal seam gas revenues in 1995 included $14.7 million of wellhead sales and $12.8 million of revenues attributable to the San Juan Basin Transaction. The sale of the small portion of Devon's coal seam gas properties which was part of the San Juan Basin Transaction had the effect of reducing 1995's coal seam gas revenues by $1.4 million as compared to 1994's revenues. The $12.8 million of additional gas sales received pursuant to the terms of the San Juan Basin Transaction, less the $1.4 million of wellhead sales reduction as a result of the small sale, nets to the $11.4 million increase in coal seam gas sales from the San Juan Basin Transaction referred to in the second paragraph above.

     Total conventional gas production and revenues for 1995 were 16.1 Bcf and $23.2 million, respectively, versus 17.4 Bcf and $30.7 million in 1994. Prices for conventional gas averaged $1.44 per Mcf in 1995 compared to 1994's average of $1.76 per Mcf.

     Production for a full year from the Alta Properties contributed a 0.6 Bcf increase in gas production in 1995. However, this increase and others from wells drilled in 1994 and 1995 were more than offset by reduced production from other conventional gas wells. The primary areas where conventional production declined in 1995 were the Ozona field and NEBU. High pipeline pressure and down time for repairs contributed to a 0.6 Bcf reduction in Ozona production in 1995. Although Devon does not have a significant interest in conventional gas production in NEBU, it had been receiving more than its normal share of production through gas balancing and also received nonrecurring payments for inventory gas in 1994. In 1995, the amounts of imbalance makeup and inventory sales declined, thus leading to a 0.5 Bcf reduction in conventional NEBU production compared to 1994. Also, various marginal wells sold during 1994 and 1995 accounted for a 0.6 Bcf reduction in conventional production in 1995.

     1994 vs. 1993. Gas revenues increased $1.5 million, or 3%, in 1994, as a 7% drop in prices dampened the effect of a 10% increase in production. Gas production increases boosted gas revenues by $5.8 million. Lower gas prices reduced gas revenues by $4.3 million.

     Approximately 2.2 Bcf of the production increase was attributable to coal seam gas production from NEBU and the 32-9 Unit properties. NEBU production increased from 18.2 Bcf in 1993 to 18.7 Bcf in 1994. Production from the 32-9 Unit properties increased from 1.6 Bcf in 1993 to 3.3 Bcf in 1994 due to the fact that such properties were acquired by Devon in the middle of 1993, and therefore contributed only six months of production to Devon's 1993 totals.

     Total coal seam gas production and revenues for 1994 were 21.9 Bcf and $25.7 million, respectively, versus 19.8 Bcf and $27.7 million for 1993. Prices for coal seam gas averaged $1.17 for 1994 versus $1.40 in 1993. The price per Mcf for coal seam gas is less than Devon's conventional gas (i.e., gas produced from other than coal formations) primarily due to the former's low Btu content and the costs of transportation and removing carbon dioxide. These adjustments have been taken into account in calculating the coal seam sales prices referred to in this discussion. Beginning in 1995, as discussed above, the San Juan Basin Transaction increased the coal seam price to a level much closer to Devon's conventional gas prices.

     Total conventional gas production and revenues for 1994 were 17.4 Bcf and $30.7 million, respectively, versus 15.8 Bcf and $29.2 million in 1993. Prices for conventional gas averaged $1.76 per Mcf compared to $1.84 per Mcf in 1993.

     Approximately 0.6 Bcf of conventional gas production was added during 1994 from the Alta Properties. Also, approximately 1.5 Bcf of additional 1994 production was contributed by the Ozona field and related properties in the Permian Basin. The Ozona properties were part of the Permian Basin properties acquired in July 1992. However, prior to September 1993, substantially all of the gas produced from such properties was used to satisfy a recoupment obligation created by the prior owner of the properties. Therefore, Devon only began recognizing production and gas revenues from these properties in September 1993. More importantly, production from the Ozona properties more than doubled due to Devon's drilling efforts in this field.

     Approximately 0.9 Bcf of gas was produced in 1993 from properties which were sold during 1993. Therefore, these properties contributed no production in 1994. Also, gas production declined 0.2 Bcf in 1994 due to properties which were sold in 1994 and therefore did not produce for the full year as they did in 1993.

     NGL REVENUES 1995 vs. 1994. NGL revenues increased by $1.5 million in 1995. Higher production contributed $1.0 million of the increase, while the remaining $0.5 million of increased revenues was attributable to higher average prices.

     The Alta Properties accounted for 52,000 Boe of the increased production. Such properties produced 84,000 Boe in 1995, compared to 32,000 Boe during the seven months Devon owned them in 1994.

     1994 vs. 1993. A 90,000 Boe increase in NGL production raised revenues by $1.0 million. A decrease in prices subtracted $0.6 million.

     Approximately 32,000 Boe of production was added during 1994 from the Alta Properties. The remaining increase was primarily attributable to Devon's drilling efforts in 1993 and 1994.

     EXPENSES. The details of the changes in pre-tax expenses between 1993 and 1995 are shown in the table below.

                                                                  YEAR ENDED DECEMBER 31,
                                                      -----------------------------------------------
                                                                 1994                1995
                                                       1993     VS 1993    1994     VS 1994    1995
                                                      -------   -------   -------   -------   -------
                                                              (ABSOLUTE AMOUNTS IN THOUSANDS)
ABSOLUTE(1)
  Production and operating expenses:
     Lease operating expenses.......................  $26,401      -7%    $24,521     +11%    $27,289
     Production taxes...............................    6,924      --       6,899      -1%      6,832
  Depreciation, depletion and amortization
     attributable to:
     Oil and gas production.........................   27,420     +20%     32,861     +11%     36,640
     Non-oil and gas properties.....................      989     +29%      1,271     +14%      1,450
  General and administrative expenses...............    7,640     +10%      8,425      --       8,419
  Interest expense..................................    3,422     +59%      5,439     +30%      7,051
                                                      -------             -------             -------
          Total.....................................  $72,796      +9%    $79,416     +10%    $87,681
                                                      =======             =======             =======
PER BOE(1)
  Production and operations expenses:
     Lease operating expenses.......................  $  3.04     -15%    $  2.57      +6%    $  2.72
     Production taxes...............................     0.80      -9%       0.73      -7%       0.68
  Depreciation, depletion and amortization
     attributable to:
     Oil and gas production.........................     3.16      +9%       3.45      +6%       3.65
     Non-oil and gas properties.....................     0.11     +18%       0.13      +8%       0.14
  General and administrative expenses...............     0.88      +1%       0.89      -6%       0.84
  Interest expense..................................     0.40     +43%       0.57     +23%       0.70
                                                      -------             -------             -------
          Total.....................................  $  8.39      -1%    $  8.34      +5%    $  8.73
                                                      =======             =======             =======

---------------------

(1) Though per unit general and administrative expenses, interest expense and non-oil and gas property depreciation may be helpful for profitability trend analysis, these expenses are not directly attributable to production volumes. Rather they are an artifact of corporate structure, capitalization and financing, and non-oil and gas property fixed assets, respectively.

     PRODUCTION AND OPERATING EXPENSES. The details of the changes in production and operating expenses between 1993 and 1995 are shown in the table below.

                                                                  YEAR ENDED DECEMBER 31,
                                                      -----------------------------------------------
                                                                 1994                1995
                                                       1993     VS 1993    1994     VS 1994    1995
                                                      -------   -------   -------   -------   -------
                                                              (ABSOLUTE AMOUNTS IN THOUSANDS)
ABSOLUTE
  Recurring lease operating expenses................  $22,317      -3%    $21,583     +10%    $23,842
  Well workover expenses............................    4,084     -28%      2,938     +17%      3,447
  Production taxes..................................    6,924      --       6,899      -1%      6,832
                                                      -------             -------             -------
          Total production and operating expenses...  $33,325      -6%    $31,420      +9%    $34,121
                                                      =======             =======             =======
PER BOE
  Recurring lease operating expenses................  $  2.57     -12%    $  2.27      +4%    $  2.37
  Well workover expenses............................     0.47     -36%       0.30     +17%       0.35
  Production taxes..................................     0.80      -9%       0.73      -7%       0.68
                                                      -------             -------             -------
          Total production and operating expenses...  $  3.84     -14%    $  3.30      +3%    $  3.40
                                                      =======             =======             =======

     1995 vs. 1994. Recurring lease operating expenses increased by $2.2 million, or 10%, in 1995. Approximately $1.6 million of the increase was related to the Alta Properties, whose costs increased from $1.9 million in 1994 (for the last seven months of the year during which they were owned by Devon) to $3.5 million in 1995. However, on a cost per unit of production basis, the Alta Properties' recurring lease operating expenses dropped from $4.96 per Boe in 1994 to $3.16 per Boe in 1995. These per unit costs compare to the averages for Devon's other properties of $2.15 per Boe in 1994 and $2.28 per Boe in 1995.

     1994 vs. 1993. Recurring lease operating expenses dropped by $0.7 million, or 3%, in 1994. The positive effect from the sale of over 2,000 wells in 1993 was partially offset by additional expenses related to the Alta Properties. The Alta Properties are primarily oil producing properties, which are traditionally more expensive to operate than gas producing properties. For the year 1994, the Alta Properties incurred $1.9 million of recurring lease operating expenses, or $4.96 per Boe, compared to $19.7 million of such costs, or $2.15 per Boe, incurred on Devon's other properties.

     Workover expenses dropped by $1.1 million, or 28%, in 1994. Most of the reduction occurred in certain Permian Basin properties acquired in 1992. A substantial number of workover projects were completed on such properties in 1993 as Devon became more familiar with these properties following the acquisition. The need for workovers on these properties declined in 1994.

     DEPRECIATION, DEPLETION AND AMORTIZATION. Devon's largest non-cash expense is depreciation, depletion and amortization ("DD&A"). DD&A of oil and gas properties is calculated as the percentage of total proved reserve volumes produced during the year, multiplied by the net capitalized investment in those reserves including estimated future development costs (the "depletable base"). Generally, if reserve volumes are revised up or down, then the DD&A rate per unit of production will change inversely. However, if capitalized costs change, then the DD&A rate moves in the same direction. The per unit DD&A rate is not affected by production volumes. Absolute or total DD&A, as opposed to the rate per unit of production, generally moves in the same direction as production volumes.

     1995 vs. 1994. Oil and gas property related DD&A increased by $3.8 million, or 11%, in 1995. Approximately $2.0 million of this increase was caused by an increase in the DD&A rate from $3.45 per Boe in 1994 to $3.65 per Boe in 1995. The increased DD&A rate was primarily caused by the inclusion of the Alta Properties for a full year in 1995, compared to only seven months in 1994. The remaining $1.8 million of the increase in oil and gas property related DD&A was caused by the increase in total production in 1995.

     1994 vs. 1993. Oil and gas property related DD&A increased $5.4 million, or 20%, in 1994. Approximately 50% of this increase was related to the increase in combined oil, gas and NGL production in 1994. The other half of the increased expense was due to an increase in the DD&A rate from $3.16 per Boe in 1993 to $3.45 per Boe in 1994. The addition of the Alta Properties in 1994 was the primary cause for the increased

DD&A rate. The DD&A rate for the seven months following the addition of the Alta Properties was $3.60 per Boe.

     GENERAL AND ADMINISTRATIVE EXPENSES ("G&A") 1995 vs. 1994. G&A was constant between 1995 and 1994. Employee salaries and related overhead burdens such as health insurance, payroll taxes and pension expenses increased by $0.3 million, legal fees increased by $0.3 million and abandoned acquisition costs rose by $0.1 million. These increases were offset by a $0.6 million increase in G&A reimbursements received from joint interest owners in Devon-operated properties and a $0.1 million reduction in franchise taxes. Approximately $0.2 million of the increase in G&A reimbursements related to a change in the method used to calculate the reimbursements on certain properties, and such change was retroactive to the prior two years. The reduction in franchise taxes resulted from Devon's reincorporation from Delaware to Oklahoma in June 1995.

     1994 vs. 1993. G&A increased approximately $0.8 million, or 10%, in 1994. Employee salaries and related overhead burdens rose by $1.4 million, or 16%. These increases were partially offset by a $0.3 million reduction in abandoned acquisition costs and a $0.3 million increase in overhead reimbursements received from joint interest owners in Devon-operated properties.

     INTEREST EXPENSE 1995 vs. 1994. Interest expense increased by $1.6 million, or 30%, in 1995. This increase was due almost exclusively to higher rates in 1995, which accounted for $1.3 million of the increased interest expense. The interest rate on the debt outstanding during 1995 was 6.5%, compared to 1994's rate of 5.2%. The overall interest rate (including the effect of various fees paid to the banks and the amortization of certain loan costs) averaged 7.3% in 1995, compared to the 1994 overall rate of 5.9%.

     The remaining $0.3 million of interest expense increase in 1995 was caused by a higher average balance outstanding. The average debt balance during 1995 was $97.1 million, compared to 1994's average balance of $92.5 million.

     1994 vs. 1993. Interest expense increased $2.0 million, or 59%, in 1994. The average long-term debt balance outstanding rose from $66.6 million during 1993 to $92.5 million during 1994. The borrowings used to fund a portion of the cash used in the Merger, along with the effect of borrowing $50.0 million at mid-year 1993 to acquire the 32-9 Unit Properties, accounted for the increased average debt during 1994. The interest rate on the debt outstanding increased from 4.2% in 1993 to 5.2% in 1994. The overall interest rate rose from 5.1% in 1993 to 5.9% in 1994.

     INCOME TAXES 1995 vs 1994. Devon's effective financial tax rate in 1995 was 43%, compared to the statutory federal rate of 35%. State income taxes and certain tax aspects of the San Juan Basin Transaction were the primary factors which increased Devon's financial tax rate. The San Juan Basin Transaction also had a significant effect on the portion of income taxes which are current versus deferred.

     1994 vs. 1993. Devon's effective financial tax rate in 1994 was 36% compared to the statutory federal rate of 35%. The effective financial rate rose above the federal statutory rate primarily due to the effect of state income taxes.

CAPITAL EXPENDITURES, CAPITAL RESOURCES AND LIQUIDITY

     The following discussion of capital expenditures, capital resources and liquidity should be read in conjunction with the consolidated statements of cash flows included in the consolidated financial statements included elsewhere herein.

     CAPITAL EXPENDITURES -- INTERIM PERIODS. Cash used for capital expenditures increased 28% from $33.4 million in the first half of 1995 to $42.6 million in the first half of 1996. Approximately $42.2 million was spent in 1996 on acquisitions, exploration and development costs, compared to $32.6 million spent in the 1995 period. Drilling and development costs on the Grayburg-Jackson Field totaled $12.6 million in the first half of 1996 compared to $16.0 million in the first half of 1995. The 1996 capital expenditures also included $7.1 million to acquire additional interests in the Worland Properties.

     CAPITAL EXPENDITURES -- FISCAL YEARS. Approximately $117.6 million of cash was spent in 1995 for capital expenditures, of which $114.9 million was related to the acquisition, drilling or development of oil and gas properties. Included in this total is $50.4 million spent in December to acquire the Worland Properties, including $0.1 million of third party costs which were capitalized as part of the transaction. Most of the drilling and development efforts in 1995 centered in the Permian Basin, which included 183 of the 199 wells which Devon drilled during 1995. Included in the Permian Basin activity was approximately $30.1 million spent in the Grayburg-Jackson Field acquired in the 1994 Merger. Devon completed 88 infill wells in the Grayburg-Jackson Field, and an additional 9 such wells were in various stages of drilling or completion as of year-end 1995. Devon also began the initial stages of a waterflood program on this field, which the Company expects to complete in 1996. Also in 1996 the Company commenced an additional 40-well infill drilling program in this field.

     OTHER CASH USES. A $0.03 per common share dividend has been paid in each quarter since Devon paid its initial common stock dividend in the second quarter of 1993. This quarterly rate translates to a cash demand of $2.7 million annually. Management expects the policy of paying a quarterly dividend to continue. However, if distributions on the TCP Securities are suspended, no dividends will be payable on Devon Common Stock.

     CAPITAL RESOURCES AND LIQUIDITY -- INTERIM PERIODS. Net cash provided by operating activities ("operating cash flow") was a primary source of capital and liquidity in the first half of 1996. Operating cash flow was $35.1 million in the 1996 period, compared to $27.6 million in the first half of 1995.

     Devon's credit lines were also a source of capital and liquidity in the first half of 1996. The total debt outstanding at the end of the second quarter of 1996 was $155 million, up from $143 million at the beginning of 1996. In early July 1996, the $155 million of debt outstanding under the credit lines was eliminated. This was done primarily with the proceeds of the issuance of the TCP Securities as discussed in note 4 to the consolidated financial statements included elsewhere herein. Devon's credit lines allow for total borrowings of up to $260 million. After the July 1996 payments, all $260 million was available for future borrowings. The TCP Securities are subordinate to any balances outstanding under Devon's credit lines. Therefore, the securities offering and related debt repayment increase Devon's credit lines available for future investment. The offering also effectively fixes the rate on $149.5 million of capital, reducing the Company's exposure to future changes in interest rates.

     CAPITAL RESOURCES AND LIQUIDITY -- FISCAL YEARS. Operating cash flow was also the primary source of capital and short-term liquidity in 1995. Operating cash flow in 1995 totaled $61.3 million, a 32% increase compared to the $46.4 million of operating cash flow generated in 1994.

     In addition to operating cash flow, Devon's credit lines have been an important source of capital and liquidity. At year-end 1995, these credit lines totaled $205 million. Devon's 1995 borrowings from these credit lines were $143 million, leaving $62 million of credit available for future use.

     Devon's San Juan Basin coal seam gas production is subject to uncertainties regarding additional royalties and taxes. If such uncertainties are resolved in 1996, they are likely to require the use of some operating cash flow, but Devon does not expect such amount to be material to its overall liquidity, capital resources or net earnings. For a complete discussion of these matters, see note 11 to the consolidated financial statements contained elsewhere herein.

1996 ESTIMATES

     The forward-looking statements provided in this discussion are based on management's examination of historical operating trends, the December 31, 1995 reserve report of LaRoche & Associates independent petroleum engineers ("LaRoche"), actual operating results through June 30, 1996, data in Devon's files and other data available from third parties. The forward-looking statements were prepared assuming demand, curtailment, producibility and general market conditions for Devon's oil, natural gas and NGLs for the second half of 1996 will be substantially similar to those of 1995 and the first half of 1996, unless otherwise noted. Devon cautions that its future oil and gas production and expenses are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, environmental risks, drilling risks and the uncertainty inherent in estimating future oil and gas production or reserves.

     The acquisition of the Kerr-McGee Properties is not expected to be consummated prior to December 31, 1996. Since the Transaction will be accounted for using the purchase method of accounting, the Transaction will not affect Devon's financial results until 1997. Therefore, the financial discussion of forward-looking statements for the year 1996 does not include any effects from the acquisition of the Kerr-McGee Properties.

     Given the limitations expressed above, Devon's forward-looking statements for 1996 are set forth below.

     OIL REVENUES. Devon expects its oil production in 1996 to total between 3.5 million barrels and 3.9 million barrels. Devon expects its net oil prices will average from between $0.25 and $0.45 above West Texas Intermediate posted prices in 1996.

     GAS REVENUES. Devon expects its total gas production in 1996 will be between 34.6 and 38.5 Bcf. It is expected that coal seam gas production will be
17.1 Bcf to 19.4 Bcf in 1996. Devon expects production from its conventional gas properties to total between 17.5 Bcf and 19.1 Bcf in 1996.

     The incremental $0.61 per Mcf added to coal seam gas prices by the San Juan Basin Transaction should offset a substantial portion of the negative price effect from the low BTU content and the transportation and carbon dioxide removal costs previously discussed. Therefore, Devon expects its 1996 coal seam average price will be between $0.15 and $0.65 less than Texas Gulf Coast spot averages. Devon's conventional gas is expected to average $0.15 to $0.25 per Mcf less than Texas Gulf Coast spot prices during 1996.

     NGL REVENUES. Devon expects its production of NGLs in 1996 to total between 800,000 Boe and 950,000 Boe. Included in these estimates are 240,000 Boe to 280,000 Boe estimated to be produced in 1996 from the Worland Properties.

     PRODUCTION AND OPERATING EXPENSES. The addition of the Worland Properties and the higher number of wells producing at the Grayburg-Jackson Field should be the primary contributors to an expected increase in recurring lease operating expenses in 1996, and the resulting higher revenues should cause gross production taxes to also rise. Also, well workover expenses are anticipated to increase in 1996. Future oil, gas and NGL prices have a direct effect on gross production taxes to be incurred in 1996. Future prices could also have an effect on whether proposed workover projects are economically feasible. These factors contribute to the margin of error inherent in estimating future production and operating costs. Given these uncertainties, Devon estimates that 1996's total production and operating costs will be between $39 million and $45 million, or between $3.50 and $4.00 per Boe.

     DEPRECIATION, DEPLETION AND AMORTIZATION. The 1996 DD&A rate will depend on numerous factors which cannot be reasonably predicted at this time. Most notable among such factors are the amount of proved reserves which will be added from drilling efforts in 1996 compared to the costs incurred for such efforts, and the revisions to Devon's year-end 1995 reserve estimates which will be made during 1996. Assuming a 1996 rate constant with 1995's rate of $3.65 per Boe, and the estimated range from a 3% to 19% increase in total oil, gas and NGL production discussed earlier in this section, 1996 DD&A expense (including non-oil and gas property related DD&A) is expected to increase to approximately $39 million to $45 million.

     GENERAL AND ADMINISTRATIVE EXPENSES. G&A is expected to be between $8.8 million and $9.4 million in 1996.

     INTEREST EXPENSE/DISTRIBUTIONS ON TCP SECURITIES. Devon's long-term debt was totally retired in early July 1996 with the proceeds from the offering of the TCP Securities and with operating cash flow. Based on Devon's estimate of operating cash flow for the last half of the year, and assuming that no significant acquisitions occur during this period, no significant borrowings from Devon's credit lines are expected during the last six months of the year. Therefore, interest expense for the last half of the year should substantially consist of only that for the first ten days of July when debt was outstanding, plus commitment/facility fees paid to the banks on the Company's credit lines. The recognition of the gain from terminating the interest rate swap agreement will partially offset the commitment/facility fees. This is expected to result in total interest expense for the year 1996 of approximately $5.2 million.

     However, the TCP Securities will require $4.8 million of distributions during the last half of the year. These distributions will be recorded as a charge to earnings. Since these distributions are tax deductible, the net effect of these distributions on earnings and cash flow will be similar to bank interest expense. The $5.2 million in interest paid previously and the $4.8 million for TCP Securities distributions will produce total financing costs of approximately $10 million for 1996.

     INCOME TAXES. Devon expects its financial income tax rate in 1996 to be between 41% and 46%. Regardless of the level of pre-tax earnings reported for financial purposes, approximately $2 million of Devon's financial income tax expense is "fixed" due to various aspects of the 1994 Merger and the San Juan Basin Transaction. Therefore, if the actual amount of 1996 pre-tax earnings differs materially from what Devon currently expects such amount to be, the actual financial income tax rate for 1996 could fall outside of the expected range of 41% to 46%. Also, based on Devon's current expectations of 1996 taxable income, which are largely dependent on 1996 oil and gas prices, Devon anticipates its current portion of 1996 income taxes will be between $3 million and $5 million.

     CAPITAL EXPENDITURES. Devon expects its 1996 capital expenditures for drilling and development efforts will total between $70 million and $80 million, including development projects of approximately $21 million for the Grayburg-Jackson Field activities described above, and approximately $9 to $15 million on the Worland Properties. Devon also plans to spend $20 million to $25 million on exploration projects in the Gulf Coast and Permian Basin areas. Devon has not given effect to any possible success associated with this $20 million to $25 million in its oil and gas reserve or production estimates.

     In addition to these 1996 capital estimates, Devon also expects to invest an additional $6 million to $9 million in 1997 on certain of its proved undeveloped properties, with approximately half of such amount attributable to the Worland Properties.

     Though Devon has completed at least one major acquisition in each of the last several years, these transactions are opportunity driven. Thus, Devon does not "budget," nor can it reasonably predict, the timing or size of such possible acquisitions, if any.

     The estimated future drilling and development activities are expected to be funded through a combination of working capital, cash flow from operations and borrowings from its credit lines. Devon considers these capital resources, which are discussed in detail earlier in this section, to be more than adequate to fund these anticipated costs.

     The above estimates of future capital expenditures could be significantly affected by dramatic swings in oil and gas prices, unanticipated delays in the initiation or completion of the projects, changes in governmental regulations which may affect permissible development, and possible acquisitions or mergers.

     CAPITAL RESOURCES AND LIQUIDITY. The above forward-looking statements generally estimate increases in 1996 for combined oil, gas and NGL production, and in those expenses which affect operating cash flow. However, the amount of net cash to be provided by operating activities in 1996 is uncertain due to the significant effect of future oil and gas prices. It is known, however, that such cash flow will continue to be the primary source of capital and liquidity in 1996. Operating cash flow, along with working capital and available credit, are more than adequate to meet known capital requirements for 1996.

     IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS. In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Both of these statements were adopted in 1996. With regard to oil and gas companies, Statement No. 121 will have a more significant impact on those companies following the successful efforts method of accounting, as Statement No. 121 revises the "ceiling test" for such companies. Statement No. 121 does not affect the ceiling test for companies such as Devon who follow the full cost method of accounting. Therefore, such statement will not have a material impact on Devon's future operations.

     With regard to Devon's stock options granted, no accounting is made until such time as the options are exercised. At that time, the proceeds are added to stockholders' equity, and no expense is recognized. Statement No. 123 provides companies with the option of expensing the "fair value" of stock options granted. Devon will not change its current accounting method regarding stock options, and therefore Statement No. 123 will not impact Devon's future operating results.

                KERR-MCGEE MANAGEMENT'S DISCUSSION AND ANALYSIS
             OF RESULTS OF OPERATIONS FOR THE KERR-MCGEE PROPERTIES


SIX MONTHS ENDED JUNE 30, 1996 VS SIX MONTHS ENDED JUNE 30, 1995


     Total revenues increased 19% for the 1996 interim period compared to the 1995 period. The relative contributions of production and price changes for the two six-month periods are shown in the table below:

                                                                    SIX MONTHS ENDED JUNE 30,
                                                                  ------------------------------
                                                                   1995        1996       CHANGE
                                                                  -------     -------     ------
PRODUCTION
  Oil (MBbls)...................................................    1,714       1,786        +4%
  Gas (MMcf)....................................................   19,449      18,602        -4%
  NGLs (MBbls)..................................................      182         182        --
  Oil, Gas and NGLs (MBoe)......................................    5,137       5,068        -1%

AVERAGE PRICES
  Oil (Per Bbl).................................................  $ 16.56     $ 18.85       +14%
  Gas (Per Mcf).................................................     1.15        1.53       +33%
  NGLs (Per Bbl)................................................    10.87       11.66        +7%
  Oil, Gas and NGLs (Per Boe)...................................    10.28       12.68       +23%

REVENUES
  Oil...........................................................  $28,386     $33,665       +19%
  Gas...........................................................   22,422      28,450       +27%
  NGLs..........................................................    1,979       2,122        +7%
  Other.........................................................    2,599       1,562       -40%
                                                                  -------     -------
          Total.................................................  $55,386     $65,799       +19%
                                                                  =======     =======

OIL REVENUES:

     Oil revenues increased $5.3 million, or 19%, in the first half of 1996. The average price increase of $2.29 per barrel, or 14%, accounted for a $4.1 million increase and volume increases of 72,300 barrels, or 4%, contributed $1.2 million of the increase. Oil volumes increased primarily due to higher production from the Fullerton and House Creek fields as a result of response to successful waterflood projects. This was offset partially by lower production from various fields, none of which is individually significant.

GAS REVENUES:


     Gas revenues increased by $6.0 million, or 27%, in the first half of 1996. An increase in the average gas price of $0.38 per Mcf, or 33%, added $7.0 million to gas sales in the first half of 1996. This was partially offset by a production decline of 847 MMcf or 4%, which contributed a $1.0 million decrease. Production from certain mature fields, such as Pouce Coupe in Alberta, Canada, experienced normal production declines. These declines were partially offset by a successful development drilling program at Ozona with 30 new wells contributing to higher production. Also in April 1995, after the recovery of injected outside substance gas, production of reservoir gas began at the Powell Pressure Maintenance Unit, a gas injection project, and resulted in increased production of reserves.

PRODUCTION AND OPERATING EXPENSES:

     Production and operating expenses in the first half of 1996 varied compared to the first half of 1995 as shown in the table below.

                                                                    SIX MONTHS ENDED JUNE 30,
                                                                  ------------------------------
                                                                   1995        1996       CHANGE
                                                                  -------     -------     ------
PRODUCTION AND OPERATING EXPENSES
  Recurring operations and maintenance expenses.................  $12,684     $12,013        -5%
  Well workover expenses........................................      405         261       -36%
  Production taxes..............................................    2,885       4,255       +47%
                                                                  -------     -------
          Total production and operating expenses...............  $15,974     $16,529        +3%
                                                                  =======     =======
PRODUCTION AND OPERATING EXPENSES PER BOE
  Recurring operations and maintenance expenses.................  $  2.47     $  2.37        -4%
  Well workover expenses........................................     0.08        0.05       -38%
  Production taxes..............................................     0.56        0.84       +50%
                                                                  -------     -------
          Total production and operating expenses...............  $  3.11     $  3.26        +5%
                                                                  =======     =======

     Total production and operating costs increased $0.6 million for the first half of 1996. This increase was composed of insignificant increases from a variety of fields.

YEAR ENDED DECEMBER 31, 1995 VS YEAR ENDED DECEMBER 31, 1994

     Total revenues decreased 9% for the 1995 period compared to the 1994 period. The relative contributions of production and price changes for the two periods are shown in the table below:

                                                                    YEAR ENDED DECEMBER 31,
                                                                --------------------------------
                                                                  1994         1995       CHANGE
                                                                --------     --------     ------
PRODUCTION
  Oil (MBbls).................................................     3,266        3,439        +5%
  Gas (MMcf)..................................................    38,000       37,400        -2%
  NGLs (MBbls)................................................       330          309        -6%
  Oil, Gas and NGLs (MBoe)....................................     9,929        9,981        +1%

AVERAGE PRICES
  Oil (Per Bbl)...............................................  $  14.20     $  16.47       +16%
  Gas (Per Mcf)...............................................      1.72         1.18       -31%
  NGLs (Per Bbl)..............................................     10.58        11.84       +12%
  Oil, Gas and NGLs (Per Boe).................................     11.62        10.47       -10%

REVENUES
  Oil.........................................................  $ 46,366     $ 56,651       +22%
  Gas.........................................................    65,545       44,222       -33%
  NGLs........................................................     3,493        3,659        +5%
  Other.......................................................     3,805        3,747        -2%
                                                                --------     --------
          Total...............................................  $119,209     $108,279        -9%
                                                                ========     ========

OIL REVENUES:

     Oil revenues increased $10.3 million, or 22%, in 1995. An average price increase of $2.27 per barrel, or 16%, accounted for a $7.8 million increase and volume increases of 173,000 barrels, or 5%, contributed $2.5 million of the increase in oil sales. Oil volumes increased primarily due to higher production from the Fullerton and Gift fields. Production from the Fullerton waterflood project began in September 1995. Gift's increase is attributable to the successful drilling of two wells in late 1994 and six wells in 1995.

GAS REVENUES:

     Gas revenues decreased by $21.3 million, or 33%, in 1995. The average price decrease of $0.54 per Mcf, or 31%, accounted for a $20.3 million decrease and volume decreases of 600 MMcf, or 2%, further reduced gas sales $1.0 million in 1995. The decrease in gas sales volumes is due to normal production decline from Pouce Coupe and other mature fields. This was offset partially by production from the two discovery wells in the Westpark area, Holmes 1-17 and Eden 11-1.

PRODUCTION AND OPERATING EXPENSES:

     Production and operating expenses in 1995 varied compared to 1994 as shown in the table below:

                                                                     YEAR ENDED DECEMBER 31,
                                                                  ------------------------------
                                                                   1994        1995       CHANGE
                                                                  -------     -------     ------
PRODUCTION AND OPERATING EXPENSES
  Recurring operations and maintenance expenses.................  $23,267     $25,261        +9%
  Well workover expenses........................................      446       1,004      +125%
  Production taxes..............................................    8,021       6,658       -17%
                                                                  -------     -------
          Total production and operating expenses...............  $31,734     $32,923        +4%
                                                                  =======     =======
PRODUCTION AND OPERATING EXPENSES PER BOE
  Recurring operations and maintenance expenses.................  $  2.34     $  2.53        +8%
  Well workover expenses........................................     0.05        0.10      +100%
  Production taxes..............................................     0.81        0.67       -17%
                                                                  -------     -------
          Total production and operating expenses...............  $  3.20     $  3.30        +3%
                                                                  =======     =======

     Total production and operating costs increased $1.2 million in 1995 due to higher expenses at Fullerton, Gift and North Buck Draw resulting from increased well counts and costs associated with the miscible and waterflood projects.

YEAR ENDED DECEMBER 31, 1994 VS YEAR ENDED DECEMBER 31, 1993

     Total revenues decreased 16% for the 1994 period compared to the 1993 period. The relative contributions of production and price changes for the periods are shown in the table below:

                                                                YEAR ENDED DECEMBER 31,
                                                            --------------------------------
                                                              1993         1994       CHANGE
                                                            --------     --------     ------
    PRODUCTION
      Oil (MBbls).........................................     4,113        3,266       -21%
      Gas (MMcf)..........................................    39,100       38,000        -3%
      NGLs (MBbls)........................................       381          330       -13%
      Oil, Gas and NGLs (MBoe)............................    11,011        9,929       -10%

    AVERAGE PRICES
      Oil (Per Bbl).......................................  $  16.50     $  14.20       -14%
      Gas (Per Mcf).......................................      1.68         1.72        +2%
      NGLs (Per Bbl)......................................     11.20        10.58        -6%
      Oil, Gas and NGLs (Per Boe).........................     12.52        11.62        -7%

    REVENUES
      Oil.................................................  $ 67,852     $ 46,366       -32%
      Gas.................................................    65,722       65,545        --
      NGLs................................................     4,266        3,493       -18%
      Other...............................................     4,276        3,805       -11%
                                                            --------     --------
              Total.......................................  $142,116     $119,209       -16%
                                                            ========     ========

OIL REVENUES:

     Oil revenues decreased $21.5 million, or 32%, in 1994. The average price decrease of $2.30 per barrel, or 14%, accounted for a $7.5 million decrease and volume decreases of 847,000 barrels, or 21%, contributed an additional $14.0 million reduction to oil revenues in 1994. Oil volumes decreased due to normal field declines at the Sand Dunes (Muddy) Unit and North Buck Draw Unit miscible gas injection projects located in Wyoming.

GAS REVENUES:

     Gas revenues decreased by $0.2 million in 1994. The average gas price increase of $0.04 per Mcf, or 2%, accounted for a $1.5 million increase offset by sales volumes decreases of 1,100 MMcf which resulted in a $1.7 million reduction in 1994. The decrease in gas sales is due to normal production declines from Pouce Coupe, Lipscomb and other mature fields.

PRODUCTION AND OPERATING EXPENSES:

     Production and operating expenses in 1994 varied compared to 1993 as shown in the table below:

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                               1993        1994       CHANGE
                                                              -------     -------     ------
    PRODUCTION AND OPERATING EXPENSES
      Recurring operations and maintenance expenses.........  $27,224     $23,267       -15%
      Well workover expenses................................      840         446       -47%
      Production taxes......................................    9,829       8,021       -18%
                                                              -------     -------
              Total production and operating expenses.......  $37,893     $31,734       -16%
                                                              =======     =======
    PRODUCTION AND OPERATING EXPENSES PER BOE
      Recurring operations and maintenance expenses.........  $  2.47     $  2.34        -5%
      Well workover expenses................................     0.08        0.05       -38%
      Production taxes......................................     0.89        0.81        -9%
                                                              -------     -------
              Total production and operating expenses.......  $  3.44     $  3.20        -7%
                                                              =======     =======

     Total production and operating costs decreased $6.2 million during 1994 due to lower revenue-based Wyoming production taxes at Sand Dunes and North Buck Draw and lower emulsion and water disposal fees at Seal. Various other fields also contributed to the decrease in operating expenses.

                            BUSINESS AND PROPERTIES

GENERAL

     Devon is an independent energy company engaged primarily in oil and gas exploration, development and production, and in the acquisition of oil and gas producing properties. Through its predecessors, Devon began operations in 1971. In 1988 Devon's Common Stock began trading publicly on the AMEX under the symbol DVN.

     Devon's oil and gas properties are its primary assets and the source of its cash flow and earnings. Devon currently owns interests in 900 producing oil and gas properties in ten states. The majority of these properties are highly concentrated in five operating areas: the Permian Basin in southeast New Mexico and west Texas; the San Juan Basin in northwest New Mexico; the Rocky Mountain region in Wyoming; the Mid-Continent region in Oklahoma and the Texas Panhandle; and the Gulf Coast region of Louisiana. At December 31, 1995, Devon's estimated proved reserves were 364 Bcf of natural gas and 54 MMBbls of oil and NGLs, or 115 MMBoe in total. The 10% Present Value of such reserves was $534 million. Devon ranks in the top 20% of public energy companies in the United States, measured by oil and gas reserves. With the addition of the Kerr-McGee Properties, Devon's pro forma estimated proved reserves as of December 31, 1995 are 568 Bcf of natural gas and 81 MMBbls of oil and NGLs, or 175 MMBoe in total. The pro forma 10% Present Value of such reserves is $863 million.

STRATEGY

     Devon's primary objectives are to build production, cash flow and earnings per share by: (1) acquiring producing oil and gas properties, (2) exploring for new oil and gas reserves and (3) optimizing production from existing oil and gas properties.

     During 1988, Devon expanded its capital base with its first issuance of common stock to the public and began a substantial expansion program. Devon uses a two-pronged strategy of acquiring oil and gas producing properties and drilling to develop new reserves. During the eight years ended December 31, 1995, Devon consummated 15 significant acquisitions and drilled 605 new wells, 581 of which were producers. Capital costs incurred to complete these activities totalled $535 million, for a finding and development cost of $3.36 per Boe. Reserve additions were 538.1 Bcf of gas and 69.4 MMBbls of oil and NGLs. These additions, minus production and property sales, resulted in reserves increasing by a factor of fourteen during the eight-year period.

     Devon's objective, however, is to increase value per share, not simply to increase total assets. Reserves have grown from 1.31 Boe per share at year-end 1987 to 5.18 Boe per share at year-end 1995. During this same eight-year period, net debt (long-term debt minus working capital) has remained relatively low: never exceeding $1.33 per Boe, and only $1.17 per Boe at year-end 1995.

     The oil and gas industry is characterized by highly volatile product prices. Devon's management believes that by (a) keeping debt levels low, (b) concentrating its properties in a few core areas to achieve economies of scale,
(c) acquiring and developing high profit margin properties and (d) continually disposing of high-cost, marginal and non-strategic properties, Devon can maintain profitability, even during periods of low oil and/or gas prices. In addition, Devon remains financially flexible to take advantage of opportunities for mergers, acquisitions and exploration or other growth opportunities.

     Devon expects to spend between $70 and $80 million for drilling and development projects during 1996. This includes projects of $40 to $50 million to develop existing reserves and another $30 million to find new reserves. Devon's drilling and development activities are currently focused in (i) the Gulf of Mexico and the Gulf Coast region, (ii) the Permian Basin and (iii) the Worland Properties.

PROVED RESERVES

     The following table sets forth estimated proved reserves, estimated future net revenues and the 10% Present Value as of December 31, 1995 for Devon, the Kerr-McGee Properties and pro forma for the Transaction. Approximately 92% of Devon's proved reserves were estimated by LaRoche. The remaining Devon reserves were estimated by Devon's internal staff of engineers. All of the Kerr-McGee Properties' proved reserves were estimated by Kerr-McGee's internal staff of engineers. In preparing their estimates, LaRoche, Devon's staff and Kerr-McGee's staff used standard geological and engineering methods generally accepted by the petroleum industry and in accordance with SEC guidelines (as described in the notes below). These estimates correspond with the method used in presenting the supplemental information on oil and gas operations in note 13 to Devon's consolidated financial statements and note 4 to the statements of revenues and direct operating expenses for the Kerr-McGee Properties, except that federal income taxes otherwise attributable to such future net revenues have been disregarded in the presentation below.

                                                     BASED UPON ESTIMATES AS OF DECEMBER 31, 1995
                                                     --------------------------------------------
                                                         TOTAL          PROVED          PROVED
                                                        PROVED         DEVELOPED      UNDEVELOPED
                                                      RESERVES(1)     RESERVES(2)     RESERVES(3)
                                                      -----------     -----------     -----------
    Devon
      Oil and NGLs (MBBls).........................        53,935          34,852          19,083
      Gas (MMcf)...................................       363,846         311,664          52,182
      MBoe(4)......................................       114,576          86,797          27,779
      Pre-tax Future Net Revenue (thousands)(5)....   $   927,812     $   667,994      $  259,818
      Pre-tax 10% Present Value (thousands)(5).....       534,248         411,400         122,848

    Kerr-McGee Properties(6)
      Oil and NGLs (MBBls).........................        26,758          23,673           3,085
      Gas (MMcf)...................................       204,080         202,457           1,623
      MBoe(4)......................................        60,771          57,416           3,355
      Pre-tax Future Net Revenue (thousands)(5)....   $   511,377     $   464,889      $   46,488
      Pre-tax 10% Present Value (thousands)(5).....       329,183         322,060           7,123

    Pro Forma
      Oil and NGLs (MBBls).........................        80,693          58,525          22,168
      Gas (MMcf)...................................       567,926         514,121          53,805
      MBoe(4)......................................       175,347         144,213          31,134
      Pre-tax Future Net Revenue (thousands)(5)....     1,439,189     $ 1,132,883      $  306,306
      Pre-tax 10% Present Value (thousands)(5).....       863,431         733,460         129,971

---------------

(1) Proved Reserves are those quantities of oil, natural gas and NGLs which geological and engineering data demonstrate with reasonable certainty to be recoverable in the future from known reservoirs under existing economic and operating conditions. The process of estimating oil, gas and NGL reserves is complex, requiring significant subjective decisions in the evaluation of available geological, engineering and economic data for each reservoir. The data for a given reservoir may change substantially over time as a result of, among other things, additional development activity, production history and viability of production under varying economic conditions; consequently, material revisions to existing reserve estimates may occur in the future. Estimates of proved reserves are strictly technical judgments, and are not knowingly influenced by attitudes of conservatism or optimism.

(2) Proved developed reserves are proved reserves that are expected to be recovered from existing wells with existing equipment and operating methods.

(3) Proved undeveloped reserves are proved reserves to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion, deepening or new fluid injection facilities.

(4) Gas reserves are converted to MBoe at the rate of six MMcf per MBoe based upon the approximate relative energy content of each. This conversion rate is not necessarily indicative of the relationship of gas prices to oil prices. The respective prices of gas, NGLs and oil are affected by market and other factors in addition to relative energy content.

(5) Estimated future net revenue represents estimated future gross revenue to be generated from the production of proved reserves, net of estimated production and future development costs. The amounts shown do not give effect to non-property related expenses such as general and administrative expenses, debt service and future income tax expense or to depreciation, depletion and amortization. These amounts were calculated using prices and costs in effect as of December 31, 1995. These prices were not changed except where different prices were fixed and determinable from applicable contracts. These assumptions yield average prices over the life of Devon's properties of $17.14 per Bbl of oil and NGLs and $1.35 per Mcf of natural gas ($1.51 per Mcf including the effect of the San Juan Basin Transaction described under "Devon's Significant Properties -- San Juan Basin
    Properties -- San Juan Basin Transaction" below). The assumptions yield average prices over the life of the Kerr-McGee Properties of $17.78 per Bbl of oil and NGLs and $1.48 per Mcf of natural gas. These prices compare to the December 31, 1995 benchmark prices of $18.00 for West Texas Intermediate crude oil and $2.10 for Texas Gulf Coast spot gas. The prices used in calculating the estimated future net revenues attributable to proved reserves do not necessarily reflect market prices for oil, NGLs and gas production subsequent to December 31, 1995. There can be no assurance that all of the proved reserves will be produced and sold within the periods indicated, that the assumed prices will be realized or that existing contracts will be honored or judicially enforced.

(6) The amounts shown for the Kerr-McGee Properties have been adjusted from those included in the statements of revenues and direct operating expenses for the Kerr-McGee Properties, included elsewhere herein, due to differences in accounting treatments between Devon and Kerr-McGee related to reservoir pressure maintenance gas and a certain production payment.

SIGNIFICANT PROPERTIES -- GENERAL

     A large portion of the Kerr-McGee Properties Devon will acquire are concentrated in three core areas in which Devon already owns significant proved reserves: the Permian Basin, the Rocky Mountains and the Mid-Continent region of the United States. In addition, Devon will acquire significant proved reserves in a new core area in Canada. The following table sets forth information on these significant core areas as of December 31, 1995.

                                                     ESTIMATED PROVED RESERVES AS OF DECEMBER 31, 1995
                                                     -------------------------------------------------
                                                     OIL AND
                                                      NGLS           GAS
                                                     (MBBLS)       (MMCF)        MBOE(1)      MBOE%(2)
                                                     -------       -------       --------     ---------
    BASIN: LOCATION
    Permian Basin: West Texas and Southeast New
      Mexico
      Devon......................................    44,433         83,513        58,352          51%
      Kerr-McGee Properties......................     6,533         36,098        12,549          21%
      Pro Forma(3)...............................    50,966        119,611        70,901          40%
    Rocky Mountains: Wyoming and North Dakota
      Devon......................................     7,330         65,841        18,304          16%
      Kerr-McGee Properties......................     7,463         45,729        15,085          25%
      Pro Forma(3)...............................    14,793        111,570        33,389          19%
    San Juan Basin: Northwest New Mexico
      Devon......................................        35        176,068        29,380          26%
      Kerr-McGee Properties......................        --             --            --          --
      Pro Forma(3)...............................        35        176,068        29,380          17%
    Mid-Continent: Oklahoma and Texas Panhandle
      Devon......................................     1,489         30,479         6,568           6%
      Kerr-McGee Properties......................     1,036         55,639        10,309          17%
      Pro Forma(3)...............................     2,525         86,118        16,877          10%
    Other Areas of the U.S.
      Devon......................................       648          7,945         1,972           1%
      Kerr-McGee Properties......................     2,131         16,927         4,952           8%
      Pro Forma(3)...............................     2,779         24,872         6,924           4%
    Western Canada Sedimentary Basin:
      Alberta, Canada
      Devon......................................        --             --            --          --
      Kerr-McGee Properties......................     9,595         49,687        17,876          29%
      Pro Forma(3)...............................     9,595         49,687        17,876          10%
    Grand Total
      Devon......................................    53,935        363,846       114,576         100%
      Kerr-McGee Properties......................    26,758        204,080        60,771         100%
      Pro Forma(3)...............................    80,693        567,926       175,347         100%

---------------

(1) Gas reserves are converted to Boe at the rate of six Mcf per Boe.

(2) Percentage which MBoe for the basin or region bears to total MBoe for all Proved Reserves.

(3) Assuming the Transaction is effective as of December 31, 1995.

DEVON'S SIGNIFICANT PROPERTIES

                                                 DEVON'S TOTAL PROVED RESERVES AS OF DECEMBER 31, 1995
                                                 -----------------------------------------------------
                                                 OIL AND NGLS
                                                   (MBBLS)         GAS (MMCF)       MBOE          %
                                                 ------------      ----------      -------       ----
    Permian Basin:
      Grayburg-Jackson Field....................    25,103             7,916        26,422         23%
    Rocky Mountains:
      Worland Unit..............................     5,620            62,563        16,047         14%
    San Juan Basin:
      Northeast Blanco Unit.....................        30           119,035        19,869         18%
      32-9 Unit.................................         0            56,741         9,457          8%
    Other Properties............................    23,182           117,591        42,781         37%
                                                    ------           -------       -------        ---
              Total Devon Properties............    53,935           363,846       114,576        100%
                                                    ======           =======       =======        ===

     PERMIAN BASIN PROPERTIES. The Permian Basin is a prolific oil and gas producing province located in western Texas and southeastern New Mexico. The area encompasses approximately 66,000 square miles and contains more than 500 major oil and gas fields. Oil and gas leases within the Permian Basin are difficult to obtain as much of the most prospective acreage is "held by production" from existing wells or tied to large dedicated federal exploration units. Since 1987, Devon has made four separate acquisitions of properties in the Permian Basin. These acquisitions, especially the July, 1992, acquisition, enabled Devon to obtain prospective acreage in areas in which leasehold positions could not otherwise be established. This large and well situated leasehold position continues to provide Devon with numerous exploration and development opportunities. Devon has also initiated enhanced oil recovery projects to further expand reserves.

     Grayburg-Jackson Field. Devon acquired the Grayburg-Jackson Field in the 1994 Merger. The property consists of approximately 8,000 acres located in the southeastern New Mexico portion of the Permian Basin. The field produces from an 800-foot thick interval of dolomites and sandstone of the Grayburg and San Andres Formations at depths of 4,000 feet. The Grayburg-Jackson Field contains 50% of Devon's proved oil reserves and is Devon's largest Permian Basin property.

     Production in this field was established in the 1930's, with most of the current producing wells drilled since the 1970's. At the time of the 1994 Merger, drilling by previous owners had developed the property on an average spacing of over 40 acres per well. Similar properties in the immediate vicinity had recovered additional reserves by infill drilling to 20-acre per well spacing and subsequent waterflooding. Based upon analogy to these properties, Devon initiated a $65 million capital development project in 1994. The project includes drilling approximately 150 infill wells, converting selected producing wells to water injection wells and optimizing the existing waterflood. Devon completed the infill drilling phase of the project in July, 1996. The majority of the field should be in the initial phases of full water injection by mid-1997. Completion of the waterflood facilities over the remainder of the field will require the conversion of more than 100 producing wells to injection wells, construction of a water injection plant and installation of about 40 miles of injection pipeline.

     From May through year-end 1994, the first seven months Devon operated the field, Devon's share of production from the property was 235 MBoe, or 1,097 Boe per day. In 1995, Devon's production from the field increased to 921 MBoe, or 2,522 Boe per day as Devon drilled additional wells. Production in 1996 continued to increase, averaging 3,640 Boe per day for the first six months of 1996. In August of 1996, following the completion of the drilling phase, Devon's share of production averaged 3,375 Boe per day. Devon anticipates that continued water injection of this property and completion of the waterflood facilities will further improve oil and gas recoveries.

ROCKY MOUNTAIN PROPERTY

     Worland Property. In December, 1995, Devon completed the acquisition of an interest in this property from a major oil company for $50.3 million. The property lies on a 25,000-acre federal unit in Big Horn and

Washakie Counties, Wyoming. Of the $50.3 million purchase price, $46.3 million was allocated to 38 producing wells, 16 proved undeveloped locations and a natural gas processing plant. These acquired assets, combined with the small interest Devon previously owned, had total estimated proved reserves of 16.0 MMBoe as of year-end 1995. The remaining $4 million of purchase price was allocated to undeveloped leasehold on the unit, which constitutes about 13,000 acres, or 52%, of the total acquired acreage.

     In early 1996, Devon increased its working interest in the developed leases to 98% through several small acquisitions totaling approximately $7 million. These acquisitions also increased Devon's interest in the gas processing plant to 100% and undeveloped leases to approximately 99%.

     The Worland property is located in the Bighorn Basin, and contains three separate fields situated along a major geologic feature referred to as a draped anticline. Six separate horizons have proven productive on the property. The Muddy Formation and the Second, Third and Fourth Members of the Frontier Formation produce sweet gas from sandstone reservoirs at depths ranging from 7,100 to 9,000 feet. The underlying Phosphoria Formation produces oil and sour gas from dolomite reservoirs encountered at a depth of approximately 10,000 feet. The Tensleep Formation, the deepest proven reservoir, produces oil from sandstone at a depth of approximately 10,500 feet.

     Initial oil and sour gas production was established at Worland in the 1940's from the Phosphoria Formation. Sweet gas production from the overlying Frontier and Muddy reservoirs was established in the 1960's. Tensleep oil production was developed in the 1970's. Because the gas was committed to a low-priced contract and the difficulties presented by the sour nature of the gas associated with the Phosphoria Formation, full development of all the reservoirs was not economically feasible at that time. The original gas contract is no longer in force, permitting gas to now be sold at the substantially higher market price for the area.

     Devon believes that the property contains significant exploitation opportunities for all the proven reservoirs. Consequently, a drilling program has been initiated to fully develop the established reservoirs, and to extend and define their productive limits. Devon also has begun a program to apply modern completion and stimulation techniques to selected existing wells, investigate modern technology to handle the sour gas associated with the Phosphoria Formation, and to evaluate both the Tensleep and Phosphoria Formations as possible horizontal drilling candidates. Additionally, Devon has initiated the upgrade of the existing gas processing plant from 15 MMcf of gas per day to 20 MMcf per day. Devon is evaluating the potential to increase the gas processing plant's capacity by another 10 MMcf per day. Devon has also completed the design of a 3-D seismic survey to be initiated this winter.

     To date, Devon has successfully drilled and completed one Tensleep well and deepened a second well to the Tensleep formation. Devon has drilled and completed one well in the Muddy formation, re-stimulated two Phosphoria wells with modern acid-fracturing techniques and re-stimulated and commingled various members of the Frontier formation in two wells. These activities increased daily production by approximately 400 barrels of oil and 4.0 MMcf of gas.

     Additional Devon-drilled wells have recently been completed and are currently being tested: one in the Tensleep and one in the Frontier formation. The most recently drilled well is waiting to be completed in the Tensleep formation.

     SAN JUAN BASIN PROPERTIES. Devon's single largest reserve position relates to its interests in two federal units in the northwest New Mexico portion of the San Juan Basin: the 33,000 acre Northeast Blanco Unit ("NEBU"), located in Rio Arriba and San Juan Counties, and the 22,400 acre 32-9 Unit in San Juan County. The San Juan Basin, a densely drilled area covering 3,700 square miles in northwestern New Mexico and portions of southwest Colorado, has historically been considered the second largest gas producing basin in the United States. Prior to 1990, the Basin's gas production primarily came from conventional sandstone formations at a depth of about 5,500 feet. However, in the early 1980's, development of the shallower Fruitland coal formation began. Coal seam gas production has increased total production so significantly that the San Juan Basin can now arguably be considered the largest gas producing basin in the U.S. Coal seam gas constitutes almost all of Devon's reserves in these two units.

     Substantially all of Devon's interests in both of these units are a part of the San Juan Basin Transaction. See "-- San Juan Basin Transaction" below.

     Northeast Blanco Unit. About 96% of Devon's proved reserves at NEBU are associated with the Fruitland coal seam formation. The potential for coal seam gas production varies depending upon the thickness of the coal formation, the type of coal in place, the depth at which it is found and other factors. NEBU is located in the central part of the San Juan Basin where each of the factors is at or near its optimum. NEBU is operated by Devon. Devon initially began developing NEBU coal seam reserves during 1988. Devon eventually drilled 102 wells here, the maximum permitted under existing 320-acre spacing on NEBU's 33,000 acres.

     The current reserve estimates at NEBU assume that 55% to 65% of the coal seam gas in place can be economically recovered through existing wells. In the near term, additional production and recoverable reserves might be realized by continued reduction in operating pressure through compression and pipeline optimization, and by use of subsurface pumping equipment to remove water from the wells. Devon and other owners have approved plans to test these options in a portion of the field. This work is currently underway.

     A 15 mile portion of the Middle Mesa gathering system of NEBU has been supplemented recently with a larger, parallel gathering system, initially increasing production by eight to 12 MMcf per day. This represents an increase of almost 20% to 30% for that portion of the system. An 11 mile section of gathering system in the Sims Mesa is being expanded with completion scheduled for late 1996. Should the impact of these gathering system expansions meet or exceed Devon's expectations, the gathering system over most of the remainder of NEBU will be similarly improved. This would result in significant additional capital expenditures and is expected to result in additional gas reserves.

     Ten subsurface pumping units have been recently installed. As preliminary results are mixed, these will require additional adjustment and testing to determine if this method of enhancing production is economically feasible. Should the results prove favorable, Devon will likely install subsurface pumping units on additional NEBU wells in the future.

     In the San Juan Basin Transaction, Devon retained 75% of any reserves in excess of those estimated to be in place at the time of the transaction. The third party will pay 100% of the capital necessary to develop any such incremental reserves (excluding costs of drilling infill wells). See "-- San Juan Basin Transaction" below.

     Over the longer-term, drilling infill wells on denser spacing or utilizing enhanced recovery techniques such as injecting carbon dioxide or nitrogen into the coal formation to force additional gas to the producing well bores, may result in further NEBU reserve and production increases. Devon and other owners in the San Juan Basin have studied and experimented with these various options to determine if additional recoveries are economically feasible. Such development projects, if undertaken, would likely result in significant additional capital expenditures; however, the timing of any such projects is presently unknown.

     32-9 Unit. The 32-9 Unit, operated by Burlington Resources Oil and Gas Co., is located approximately eight miles northwest of NEBU. Geologically and operationally this property is very similar to NEBU: the coal seams at the 32-9 Unit are about the same thickness as at NEBU, the type of coal and the depth at which it is found are similar and the gas content of the coal is estimated to be approximately the same. However, the 32-9 Unit is located in an area where the coal does not appear to be as permeable as it is at NEBU. The current reserve estimates assume that 20% to 30% of the coal seam gas in place can be economically recovered through the existing wells. Thus, the 32-9 Unit wells tend to produce at lower rates but should produce for a longer period of time than the NEBU wells. There is the possibility that some infill wells may be drilled to accelerate production and possibly increase reserves; however, the timing of such drilling, if it occurs, is unknown. This unit is also being evaluated for possible enhanced recovery projects similar to those being studied at NEBU.

     San Juan Basin Transaction. Effective January 1, 1995, Devon and an unrelated company entered into a transaction covering substantially all of Devon's San Juan Basin coal seam properties. The effect of the transaction is that the price Devon receives for its coal seam gas production will be $0.61 per Mcf (subject to adjustment for inflation) higher than the price Devon would otherwise receive from January 1, 1995 through the year 2002. For a detailed discussion of this transaction, see note 3 to Devon's consolidated financial statements.

KERR-MCGEE'S SIGNIFICANT PROPERTIES

                                                      KERR-MCGEE PROPERTIES TOTAL PROVED RESERVES
                                                                AS OF DECEMBER 31, 1995
                                                      --------------------------------------------
                                                      OIL AND NGLS
                                                        (MBBLS)       GAS (MMCF)     MBOE      %
                                                      ------------    ----------    ------    ----
Permian Basin:
  Fullerton Field...................................      4,136           1,046      4,310       7%
  Ozona and Davidson Ranch Fields...................        785          32,263      6,162      10%
Rocky Mountains:
  North Buck Draw Unit..............................        641          17,721      3,594       6%
  Sand Dunes (Muddy) Unit...........................      1,791          11,962      3,785       6%
  House Creek Unit..................................      3,500             584      3,597       6%
Other U.S. Properties...............................      6,310          90,811     21,445      35%
Canada:
  Gift Field........................................      4,799              --      4,799       8%
  Garrington Field..................................        657           9,040      2,164       4%
  Pouce Coupe Field.................................         81           9,820      1,718       3%
  Sylvan Lake Area..................................        761           5,319      1,648       3%
Other Canadian Properties...........................      3,297          25,514      7,549      12%
                                                         ------         -------     ------     ---
          Total Kerr-McGee Properties...............     26,758         204,080     60,771     100%
                                                         ======         =======     ======     ===

     PERMIAN BASIN PROPERTIES.

     Fullerton Field. The Fullerton Field is located in Andrews County, Texas. This field produces oil from dolomite reservoirs of the San Andres Formation at depths of 5,600 feet. The property is the subject of a waterflood under which injection was initiated in 1994. Currently, Kerr-McGee's share of production from this field is approximately 900 barrels of oil per day.

     Ozona and Davidson Ranch Fields. The Ozona and Davidson Ranch Fields are located in Crockett County, Texas. Devon also owns an interest in the Ozona Field in the same general area as the Kerr-McGee Properties. The fields produce natural gas primarily from stratigraphically trapped sandstones of the Canyon and Pennsylvanian Sands at depths of 6,000 to 8,000 feet. The underlying Strawn Formation also contributes to the fields production. Kerr-McGee also owns interest in the field's gathering system and processing facility. Currently, Kerr-McGee's share of production from this field is approximately 11.1 MMcf of gas and 450 barrels of oil per day. Devon's share of the production from the Ozona Field currently totals approximately 220 Bbls and 7.3 MMcf per day.

     ROCKY MOUNTAIN PROPERTIES. A significant portion of Kerr-McGee's Rocky Mountain Properties are located in the Powder River Basin. The Powder River Basin is a prolific hydrocarbon producing province located in northwestern Wyoming and southwestern Montana. The basin encompasses approximately 14,000 square miles and contains numerous oil and gas fields producing primarily from sandstone reservoirs of Cretaceous through Ordovician age. A significant portion of the basin is owned by the federal government, thereby allowing for favorable lease terms.

     North Buck Draw Unit. The North Buck Draw Unit is an enhanced recovery project encompassing 8,840 acres located in Campbell County, Wyoming. The unit produces stratigraphically trapped oil from Cretaceous age sandstones of the Dakota Formation at depths of 12,500 feet. Since 1988, Kerr-McGee has operated a pressure maintenance project on the unit. Both natural gas and water have been injected into the reservoir to maintain pressure and thereby allow for recovery of additional oil reserves. In addition horizontal drilling technology has been applied to the unit to increase productive capacity. At the economic limit of the oil production, the unit will be allowed to "blowdown" and the injected natural gas will be produced and sold. Currently, Kerr-McGee's share of production from this field is approximately 1,000 barrels of oil per day.

     Sand Dunes (Muddy) Unit. The Sand Dunes (Muddy) Unit is an enhanced oil recovery project located in Converse County, Wyoming. The unit produces from stratigraphically trapped Cretaceous age sandstones of the Muddy Formation at depths of 12,400 feet. This unit encompasses 12,080 acres and has been under a natural gas pressure maintenance program since 1990. This project is less mature than the similar enhancement project at the North Buck Draw Unit. Likewise, Sands Dunes will be allowed to "blowdown" to recover the natural gas when oil production reaches the economic limit. Currently, Kerr-McGee's share of production from this field is approximately 1,200 barrels of oil per day.


     House Creek Unit. The House Creek Unit is an enhanced oil recovery project covering approximately 24,150 acres, located in Campbell County, Wyoming. Production is from the stratigraphically trapped Sussex sandstone of Cretaceous age at depths of 8,200 feet. Water injection was initiated in 1991 and the reservoir is now in the "fillup" phase. Currently, Kerr-McGee's share of production from this field is approximately 600 barrels of oil per day.


     CANADIAN PROPERTIES. All of Kerr-McGee's Canadian Properties are located in the Western Canada Sedimentary Basin. The Western Canada Sedimentary Basin is a large geologic feature encompassing portions of British Columbia, Alberta, Saskatchewan and Manitoba. The basin feature forms a wedge shaped depression which has been filled with sedimentary rocks. This sedimentary wedge tapers from a maximum thickness of 17,000 feet in the basin's western and southern margins to a zero edge along the basin's northeastern flank. The western and southern margins form two troughs, defined respectively as the Alberta and Williston Basins. The majority of Canada's oil and gas reserves are contained within these two basins. All of Kerr-McGee's Canadian properties are located in the Alberta Basin.


     Gift Field. This oil property is located in Northwestern Alberta approximately 200 miles northwest of the city of Edmonton. The field produces from both reef and reef debris features of the Slave Point limestones of Middle Devonian age, at depths of approximately 6,000 feet. The underlying Gilwood sandstones are also productive on the field margins. The field consists of two units both operated by Kerr-McGee. Both units are under waterflood. Horizontal drilling has been used in the less permeable portions of the Slave Point reservoir. Currently, Kerr-McGee's share of production from this field is approximately 1,200 barrels of oil per day.


     Garrington Field. The Garrington Field is located in Central Alberta approximately 85 miles northwest of the city of Calgary. The field produces from stratigraphic traps associated with the wedging nature of the Western Canada Sedimentary Basin. Both oil and gas are produced from the Elkhart, Ostracod, Viking, Glauconite and Cardium Formations at depths of approximately 9,000 feet. Currently, Kerr-McGee's share of production from this field is approximately 275 barrels of oil and 3.3 MMcf of gas per day.

     Pouce Coupe Field. This gas property is located in Northwestern Alberta approximately 300 miles northwest of the city of Edmonton. The field produces from stratigraphically trapped sandstones associated with river channels and offshore sand bars. Production is largely from the Mississippian age, Lower Kiskatinaw Formation, with additional production from the overlying Halfway Formation at depths of 5,000 feet. The majority of the producing wells and one of the two gas plants are operated by Kerr-McGee. Currently, Kerr-McGee's share of production from this field is approximately 7.4 MMcf of gas per day.

     Sylvan Lake Field. Sylvan Lake Field is located in Central Alberta approximately 95 miles north of the city of Calgary. The primary reservoirs produce both oil and gas from Mississippian age sandstones at depths of approximately 8,000 feet. Both the overlying Cretaceous and underlying Devonian reservoirs also contribute to the field's production. Production from all zones is from stratigraphic traps associated with the wedging nature of the Western Canada Sedimentary Basin. Currently, Kerr-McGee's share of production from this field, is approximately 460 barrels of oil and 3.4 MMcf of gas per day.

OIL AND GAS MARKETING

     Natural Gas Marketing. Virtually all of Devon's natural gas production is sold at variable, or "market-sensitive" prices. Though exact percentages vary daily, approximately 9% of such natural gas is sold under short-term contracts. The remaining 91% of Devon's natural gas is marketed under various long-term contracts (one year or more) which dedicate the natural gas to a purchaser for an extended period of time, but which still involve variable and market-sensitive pricing.

     Under both long-term and short-term contracts typically either the entire contract (in the case of short-term contracts) or the price provisions within the contract (in the case of long-term contracts) are renegotiated from daily intervals up to 180-day intervals. These market-sensitive sales are referred to as "spot market" sales. The spot market has become progressively more competitive in recent years. As a result, prices on the spot market have been volatile. From time to time, Devon has withheld gas from the market due to low prices.

     Over 80% of Kerr-McGee's gas production is sold under contracts in which the price is market sensitive. These contracts are generally short-term and can be terminated with thirty days notice.

     Oil Marketing. Devon's oil production is sold under both long- and short-term agreements at prices in the range of field prices as posted by certain crude purchasers. Approximately 2% of Devon's 1995 oil production was purchased by its wholly-owned subsidiary, Devon Marketing Corporation, which also purchases oil from third parties and resells the purchased oil under contracts to refiners and others.

     Oil production from the Kerr-McGee Properties is sold under contracts which reflect the market price in the area for the type of crude produced. Most of such contracts are short-term contracts which can be terminated within six months.

CUSTOMERS

     For the year ended December 31, 1995, two significant purchasers, Aquila Energy Marketing Corporation ("Aquila") and Enron Gas Marketing, Inc. ("Enron"), accounted for 31% and 16%, respectively, of Devon's gas sales. For the year ended December 31, 1994, Aquila, Enron and Meridian Oil Trading, Inc. ("MOTI") accounted for 21%, 19% and 18%, respectively, of Devon's gas sales. For the year ended December 31, 1993, there was one significant purchaser, MOTI, which accounted for approximately 39% of Devon's gas sales. Until September, 1995, MOTI was a significant purchaser of Devon's NEBU coal seam gas production at a market-sensitive price under the terms of a five-year contract entered into in May, 1990. Aquila and Enron purchase gas from numerous Devon properties, including NEBU and the 32-9 Unit. These purchases are primarily made at variable and market-sensitive prices.

     Devon does not consider itself dependent upon any one of these purchasers, since other purchasers are willing to purchase this same gas production at competitive prices.

     Devon sells its remaining gas production to a variety of customers including pipelines, utilities, gas marketing firms, industrial users and local distribution companies. Existing gathering systems and interstate and intrastate pipelines are used to consummate gas sales and deliveries.

     The principal customers for Devon's crude oil production are refiners, remarketers and other companies, some of which have pipeline facilities near the producing properties. In the event pipeline facilities are not conveniently available, crude oil is trucked or barged to storage, refining or pipeline facilities.


     For the year ended December 31, 1995, one oil purchaser, Texon Corporation, accounted for 15% of total oil sales for the Kerr-McGee Properties.


WELL STATISTICS

     As of December 31, 1995, Devon had an interest in 4,024 producing wells, of which 2,903 gross (793 net) were oil wells and 1,121 gross (430 net) were natural gas wells. Devon also held numerous overriding royalty interests in oil and gas wells, a portion of which are convertible to working interests after recovery of certain costs by third parties. If Devon elects to convert these overriding royalty interests to working interests, such interests will be included in Devon's gross and net well count.

     As of December 31, 1995, the Kerr-McGee Properties consisted of 8,805 producing wells, of which 7,276 gross (339 net) were oil wells and 1,529 gross (332 net) were natural gas wells. Certain of the overriding royalty interests are convertible into working interests and could eventually be included in the gross and net well counts.

LEASEHOLD


     The following tables set forth Devon's and the Kerr-McGee Properties' developed and undeveloped oil and gas lease acreage as of December 31, 1995, and pro forma acreage assuming the Transaction had been completed on December 31, 1995.


                                                         DEVELOPED ACREAGE
                              ------------------------------------------------------------------------
                                     DEVON             KERR-MCGEE PROPERTIES         PRO FORMA(1)
                              --------------------     ---------------------     ---------------------
                              GROSS(2)     NET(3)      GROSS(2)      NET(3)      GROSS(2)      NET(3)
                              --------     -------     ---------     -------     ---------     -------
Alabama.....................        --          --         6,166       2,608         6,166       2,608
Arkansas....................        40          40         9,074       1,794         9,114       1,834
Colorado....................     1,279         121         5,787       2,965         7,066       3,086
Kansas......................     1,665         941        19,011       7,970        20,676       8,911
Louisiana...................    10,214       4,537         7,251         804        17,465       5,341
Mississippi.................        --          --        13,136       4,487        13,136       4,487
Montana.....................        --          --        16,486         445        16,486         445
Nebraska....................        --          --           160          80           160          80
New Mexico..................    90,293      50,154        66,452      18,300       156,745      68,454
North Dakota................        --          --        21,080       6,493        21,080       6,493
Oklahoma....................    68,789      32,271       232,169      62,141       300,958      94,412
South Dakota................        --          --         5,771         152         5,771         152
Texas.......................   145,582      76,274       709,605     155,713       855,187     231,987
Utah........................       277         134         5,068         732         5,345         866
West Virginia...............     4,991       3,737            --          --         4,991       3,737
Wyoming.....................    43,437      36,392       215,123      73,418       258,560     109,810
                              --------     -------     ---------     -------     ---------     -------
Total U.S. .................   366,567     204,601     1,332,339     338,102     1,698,906     542,703
Canada......................        --          --       187,435      75,925       187,435      75,925
                              --------     -------     ---------     -------     ---------     -------
Grand Total.................   366,567     204,601     1,519,774     414,027     1,886,341     618,628
                               =======     =======      ========     =======      ========     =======

                                                        UNDEVELOPED ACREAGE
                              ------------------------------------------------------------------------
                                     DEVON             KERR-MCGEE PROPERTIES         PRO FORMA(1)
                              --------------------     ---------------------     ---------------------
                              GROSS(2)     NET(3)      GROSS(2)      NET(3)      GROSS(2)      NET(3)
                              --------     -------     ---------     -------     ---------     -------
Alabama.....................        --          --           400          77           400          77
Arkansas....................        --          --        11,715       3,012        11,715       3,012
California..................     5,098         199            --          --         5,098         199
Colorado....................     8,382       5,725        14,506       4,162        22,888       9,887
Kansas......................       160           7         6,091         665         6,251         672
Louisiana...................    18,059       8,952         1,455       1,095        19,514      10,047
Mississippi.................        --          --         2,894       1,862         2,894       1,862
Montana.....................     3,828       1,312        10,505         675        14,333       1,987
Nebraska....................        --          --         6,517       1,377         6,517       1,377
New Mexico..................    56,532      39,400       161,935      29,513       218,467      68,913
North Dakota................     2,715         817         6,837         690         9,552       1,507
Oklahoma....................    24,992      11,176       173,913      30,546       198,905      41,722
South Dakota................        --          --           322         238           322         238
Texas.......................   111,014      70,369       524,740     115,615       635,754     185,984
Utah........................       680         453            --          --           680         453
West Virginia...............       609         144            --          --           609         144
Wyoming.....................    33,855      23,530       135,262      92,773       169,117     116,303
                               -------     -------     ---------     -------     ---------     -------
Total U.S. .................   265,924     162,084     1,057,092     282,300     1,323,016     444,384
Canada......................        --          --       134,667      88,573       134,667      88,573
                               -------     -------     ---------     -------     ---------     -------
Grand Total.................   265,924     162,084     1,191,759     370,873     1,457,683     532,957
                               =======     =======     =========     =======     =========     =======

---------------

(1) Assuming the Transaction as of December 31, 1995.

(2) Gross acres are the total number of acres in which a working interest is owned.

(3) Net acres refers to gross acres multiplied by the fractional working interest therein.

OPERATION OF PROPERTIES

     The day-to-day operations of oil and gas properties is the responsibility of an operator designated under pooling or operating agreements. The operator supervises production, maintains production records, employs field personnel and performs other functions. The charges under operating agreements customarily vary with the depth and location of the well being operated.

     Devon is the operator of 1,372 of its 4,024 gross wells. As operator, Devon receives reimbursement of direct expenses incurred in the performance of its duties as well as monthly per-well producing and drilling overhead reimbursement at rates customarily charged in the area to or by unaffiliated third parties. Kerr-McGee is operator of 596 of the 8,805 gross wells subject to the Transaction. Upon completion of the Transaction, Devon will assume operations of the properties for which Kerr-McGee is the operator.

                       MANAGEMENT AND DIRECTORS OF DEVON


                                                   OFFICER OR
               NAME                   AGE(1)     DIRECTOR SINCE                  POSITION
----------------------------------    ------     --------------     -----------------------------------
John W. Nichols...................      81            1971          Chairman of the Board of Directors
J. Larry Nichols(2)...............      53            1971          President, Chief Executive Officer
                                                                      and Director
H.R. Sanders, Jr..................      63            1980          Executive Vice President and
                                                                      Director
Luke R. Corbett...................      48              (3)         Director
Thomas F. Ferguson................      59            1982          Director
David M. Gavrin...................      61            1979          Director
Michael E. Gellert................      64            1971          Director
Tom J. McDaniel...................      57              (3)         Director
Lawrence H. Towell................      52              (3)         Director
J. Michael Lacey..................      50            1989          Vice President
Darryl G. Smette..................      48            1989          Vice President
H. Allen Turner...................      43            1982          Vice President
William T. Vaughn.................      48            1983          Vice President
Danny J. Heatly...................      40            1989          Controller
Gary L. McGee.....................      46            1981          Treasurer
Marian J. Moon....................      45            1994          Secretary


---------------

(1) At December 31, 1995.

(2) Son of John W. Nichols.

(3) Kerr-McGee Designee to be appointed to Devon's board of directors as of the Effective Date of the Transaction.

     JOHN W. NICHOLS is the co-founder of Devon and has been Chair of the board of directors since Devon began operations in 1971. He is a Founding Partner and Oversight General Partner of Blackwood & Nichols Co. which continues to own a significant interest in approximately 250 wells in the prolific Northeast Blanco Unit of the San Juan Basin in New Mexico. John Nichols is a non-practicing Certified Public Accountant.

     J. LARRY NICHOLS co-founded Devon with his father. He has been a director since 1971, President since 1976 and Chief Executive Officer since 1980. He is also an Oversight General Partner of Blackwood & Nichols Co. He serves as a director of the Independent Petroleum Association of America and chairs its Public Lands Committee. He is president of the Domestic Petroleum Council and is also a director of the Independent Petroleum Association of New Mexico, the Oklahoma Independent Petroleum Association and the National Petroleum Council. He also serves as a director of the National Association of Manufacturers and of the Oklahoma Nature Conservancy. Mr. Nichols holds a geology degree from Princeton University and a law degree from the University of Michigan. He served as a law clerk to Mr. Chief Justice Earl Warren and Mr. Justice Tom Clark of the U.S. Supreme Court. Mr. Nichols is a member of the Oklahoma Bar Association.

     H. R. SANDERS, JR. has been a Director and Executive Vice President of Devon since 1981. Prior to joining Devon, Mr. Sanders was associated with RepublicBank Dallas, N.A., serving from 1970 to 1981 as its Senior Vice President with direct responsibility for independent oil and gas producer and mining loans. Mr. Sanders is a member of the Independent Petroleum Association of America, Texas Independent Producers and Royalty Owners Association, Oklahoma Independent Petroleum Association and a past director of Triton Energy Corporation.

     LUKE R. CORBETT was elected President and Chief Operating Officer of Kerr-McGee in 1995. He joined Kerr-McGee in 1985 as vice president of geophysics, was named senior vice president of exploration for the Exploration and Production Division in 1987 and senior vice president of Kerr-McGee in 1991. Prior to joining

Kerr-McGee, Mr. Corbett was employed by Amoco Production Company as a geophysicist. He later joined Aminoil, Inc. where he held the position of vice president of domestic exploration. Mr. Corbett is a director of Kerr-McGee and Boatmen's Bank of Oklahoma City, N.A. He is a member of the American Association of Petroleum Geologists, Society of Exploration Geophysicists and is on the board of the American Petroleum Institute. He is a member of the Domestic Petroleum Council and a trustee for the American Geological Institute Foundation and is chairman of the advisory board of the Energy & Geoscience Institute at the University of Utah. Mr. Corbett obtained his bachelor's degree in mathematics from the University of Georgia.


     THOMAS F. FERGUSON has been a director of Devon since 1982, and is the chair of the Audit Committee. He is Managing Director of Englewood, N.V., a wholly-owned subsidiary of Kuwaiti-based Al-Futtooh Investments WLL. His 20 year association with the principals of Al-Futtooh has allowed him to represent them on the board of directors of Devon and other companies in which they invest. Those interests include investments in hotels, pharmaceuticals, an investment banking company and a venture capital fund. Mr. Ferguson is a Canadian qualified Certified General Accountant and was formerly employed by the Economist Intelligence Unit of London as a financial consultant.

     DAVID M. GAVRIN has been a director of Devon since 1979, serves as the chair of the Compensation and Stock Option Committee. In addition to managing his personal investments, he serves as a director of several other companies as well as Devon. The companies for which Mr. Gavrin serves as a director include Heidemij, N.V., a worldwide environmental services company; New York Federal Savings Bank; United American Energy Corp., an independent power producer; and, Lectorum Publishing, Inc., a publisher and distributor of Spanish language books. In addition, Mr. Gavrin was associated with Drexel Burnham Lambert Incorporated for 14 years as First Vice President and was a General Partner of Windcrest Partners, an investment partnership, for 10 years.


     MICHAEL E. GELLERT has been a director of Devon since 1971 and is a member of the Compensation and Stock Option Committee. In addition to managing his personal investments and serving as a director of Devon, Mr. Gellert serves on the board of several other companies. These include Humana Inc., owners of managed health care facilities; Premier Parks, Inc., amusement parks operator; Seacor Holdings, Inc., owners and operators of marine equipment; and Regal Cinemas, Inc., owners and operators of multiplex motion picture theatres. Mr. Gellert is also a member of the Putnam Trust Company Advisory Board to The Bank of New York. He was associated with the Drexel Burnham Lambert Group and its predecessors for 31 years, including 17 years as a director, and served in various executive capacities for its wholly-owned subsidiary, Drexel Burnham Lambert Incorporated.


     TOM J. MCDANIEL has been Senior Vice President and Corporate Secretary of Kerr-McGee since 1989. He joined Kerr-McGee as associate general counsel in 1984 and became senior vice president in 1986. Prior to joining Kerr-McGee, Mr. McDaniel was engaged in the private practice of law for 18 years. In 1981 he was appointed Administrative Director of State Courts by the Oklahoma Supreme Court. Mr. McDaniel serves on the board of directors of the National Association of Manufacturers. A member of the Oklahoma and American Bar Associations, Mr. McDaniel holds an undergraduate degree in business from Northwestern Oklahoma State University and a law degree from the University of Oklahoma.

     LAWRENCE H. TOWELL has been Vice President of Acquisitions -- Exploration and Production Division for Kerr-McGee since 1984. Prior to his current position he served Kerr-McGee in various positions since 1975, including Vice President of Engineering and Vice President of Natural Gas Sales. Prior to his employment with Kerr-McGee, Mr. Towell worked for Shell Oil Co. for eight years serving in various engineering capacities in various domestic locations. Subsequent to his employment at Shell, he was manager of HK Properties for Howell-Kerr Enterprises in Oklahoma City. Mr. Towell received his bachelor's degree in mechanical engineering from Yale University. He is a member of the Society of Petroleum Engineers, the Independent Petroleum Association of America and the Yale University Science and Engineering Association.

     J. MICHAEL LACEY joined Devon as Vice President -- Operations and Exploration in 1989. Prior to his employment with Devon, Mr. Lacey served as General Manager in Tenneco Oil Company's Mid-Continent and Rocky Mountain Divisions. He holds both undergraduate and graduate degrees in Petroleum Engineering from the Colorado School of Mines, is a Registered Professional Engineer and a member of the Society of Petroleum Engineers and the American Association of Petroleum Geologists.

     DARRYL G. SMETTE, Vice President of Marketing and Administrative Planning since 1989, joined Devon in 1986 as Manager of Gas Marketing. Mr. Smette's educational background includes an undergraduate degree from Minot State College and a masters degree from Wichita State University. His marketing background includes 15 years with Energy Reserves Group, Inc./BHP Petroleum (Americas), Inc., the last position being Director of Marketing. He is also an oil and gas industry instructor approved by the University of Texas' Department of Continuing Education. Mr. Smette is a member of the Oklahoma Independent Producers Association, Natural Gas Association of Oklahoma and the American Gas Association.

     H. ALLEN TURNER has been responsible for Devon's investment banking activities and investor communications as Vice President of Corporate Development since 1982. In 1981 he served as Executive Vice President of Palo Pinto/Harken Drilling Programs. For the six prior years he was associated with Merrill Lynch with various responsibilities including Regional Tax Investments Manager. He is a member of the Petroleum Investor Relations Association, and serves on the Independent Petroleum Association of America ("IPAA") Capital Markets Committee. He is the current chairman of the IPAA Oil and Gas Investors Symposium. Mr. Turner received his bachelor's degree from Duke University.

     WILLIAM T. VAUGHN is Devon's Vice President of Finance in charge of commercial banking functions, accounting, tax and information services. Mr. Vaughn was elected in 1987 to his present position. Prior to that he was Controller of Devon from 1983 to 1987. Mr. Vaughn's prior experience includes serving as Controller with Marion Corporation for two years and employment with Arthur Young & Co. for seven years with various duties including audit manager. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Oklahoma Society of Certified Public Accountants. He is a graduate of the University of Arkansas with a Bachelor of Science degree.

     DANNY J. HEATLY has been Devon's Controller since 1989. Prior to joining Devon, Mr. Heatly was associated with Peat Marwick Main & Co. in Oklahoma City for ten years with various duties including senior audit manager. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Oklahoma Society of Certified Public Accountants. He graduated with a Bachelor of Accountancy degree from the University of Oklahoma.

     GARY L. MCGEE was elected Treasurer in 1983, having first served as Devon's Controller. Mr. McGee is a member of the Petroleum Accounting Society of Oklahoma City and has been active in varied accounting functions with several companies in the industry. He served as Vice President of Finance with KSA Industries, Inc., a private holding company with various interests including oil and gas production. Mr. McGee also held various accounting positions with Adams Resources and Energy Co. and Mesa Petroleum Company. He received his accounting degree from the University of Oklahoma.

     MARIAN J. MOON was elected Corporate Secretary in 1994. Ms. Moon has served Devon in various capacities since 1984, and currently also serves as Manager of Special Projects. She has also served as Assistant Secretary with responsibilities including compliance with SEC and stock exchange regulations. Prior to joining Devon, Ms. Moon was employed for eleven years by Amarex, Inc., an Oklahoma City based oil and natural gas production and exploration firm, where she served most recently as Treasurer. Ms. Moon is a member of the Petroleum Investor Relations Association and the American Society of Corporate Secretaries. She is a graduate of Valparaiso University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the shares of Devon Common Stock owned by 5% shareholders, the five highest paid officers and directors of Devon as of September 30, 1996, and pro forma as if the Transaction was effective as of September 30, 1996:

                                                            PRE-TRANSACTION BENEFICIAL          PRO FORMA BENEFICIAL
                                                            OWNERSHIP OF DEVON COMMON        OWNERSHIP OF DEVON COMMON
                                                                      STOCK                            STOCK
                                                            --------------------------       --------------------------
                                                            NUMBER OF       PERCENT OF       NUMBER OF       PERCENT OF
                                                             SHARES           CLASS           SHARES           CLASS
                                                            ---------       ----------       ---------       ----------
Kerr-McGee................................................         --            --          9,954,000         31.02%
  123 Robert S. Kerr Avenue
  Oklahoma City, OK 73102

Merrill Lynch & Co., Inc..................................  3,839,000 (1)(2)  14.20%         3,839,000 (1)(2)  10.38%
  World Financial Center, North Tower
  250 Vesey Street
  New York, NY 10281

Strong Capital Management, Inc............................  2,178,000 (3)      9.84%         2,178,000 (3)      6.79%
  100 Heritage Reserve
  Menomonee Falls, WI 53051

J. Larry Nichols*.........................................    653,571 (4)      2.93%           653,571 (4)      2.03%

Thomas F. Ferguson*.......................................    450,100 (5)      2.03%           450,100 (5)      1.40%

Michael E. Gellert*.......................................    311,720 (6)      1.41%           311,720 (6)      0.97%

H.R. Sanders, Jr.*........................................    130,026 (7)      0.58%           130,026 (7)      0.40%

John W. Nichols*..........................................    101,204          0.46%           101,204          0.32%

H. Allen Turner...........................................     75,485 (8)      0.34%            75,485 (8)      0.23%

Darryl G. Smette..........................................     80,600 (9)      0.36%            80,600 (9)      0.25%

David M. Gavrin*..........................................     73,251 (10)     0.33%            73,251 (10)     0.23%

J. Michael Lacey..........................................     71,165 (11)     0.32%            71,165 (11)     0.22%

Luke R. Corbett**.........................................         --            --                 --            --

Tom J. McDaniel**.........................................         --            --                 --            --

Lawrence H. Towell**......................................         --            --                 --            --

All directors and officers as a group (13 persons
  pre-Transaction; 16 persons Pro Forma for the
  Transaction)............................................  2,065,827 (12)     9.08%         2,065,827 (12)     6.31%

---------------

  * Current Devon director. The business address of each director is 20 North Broadway, Suite 1500, Oklahoma City, Oklahoma 73102-8260.

 ** Kerr-McGee Designee to be appointed to Devon's board of directors as of the Effective Date of the Transaction.

 (1) Merrill Lynch & Co., Inc. ("ML&Co.") has reported ownership of 2,200,000 shares of Devon Common Stock as of June 30, 1996. ML&Co., Merrill Lynch Group, Inc. ("ML Group") and Princeton Services, Inc. ("PSI") are parent holding companies. Merrill Lynch Asset Management, L.P. ("MLAM") is an investment adviser to Merrill Lynch Growth Fund for Investment and Retirement (the "Fund"), the beneficial owner of such shares. ML&Co., ML Group, PSI, MLAM and the Fund disclaim beneficial ownership of such shares.

 (2) Includes 1,639,300 shares of Devon Common Stock which MLAM has the right to acquire upon the conversion of the TCP Securities.

 (3) Strong Capital Management, Inc. ("SCM") has reported ownership of these shares as of June 30, 1996. SCM is an investment advisor registered under
     Section 203 of the Investment Advisers Act of 1940. Mr. Richard Strong is Chairman of the Board of SCM and beneficially owns substantially all of its outstanding voting securities. SCM has been granted discretionary dispositive power over its clients' securities and in some instances has voting power over such securities. Any and all discretionary authority which has been delegated to SCM may be revoked in whole or in part at any time.

 (4) Includes 42,965 shares owned of record by Mr. Nichols as Trustee of a family trust, 78,624 shares owned by Mr. Nichols' wife, 12,570 shares owned by Mr. Nichols as trustee of his children's trusts as to which he exercises sole voting and investment power, 6,200 shares owned by Mr. Nichols' son, 6,000 shares owned by Mr. Nichols' daughter and 173,600 shares which are deemed beneficially owned pursuant to stock options held by Mr. Nichols.

 (5) Includes 450,100 shares owned by Englewood, N.V. The ultimate parent of Englewood, N.V., Al-Futtooh Investments WLL, is owned equally by Sheikh Nasser Al-Sabah, Sheikha Salwa Al-Sabah and Sheikh Hamad Al-Sabah, who each share voting and investment power. Thomas F. Ferguson is Managing Director of Englewood N.V. and disclaims beneficial ownership of the shares attributable to Englewood N.V.

 (6) Includes 309,149 shares owned by Windcrest Partners, a limited partnership, in which Mr. Gellert shares investment and voting power.

 (7) Includes 126,800 shares which are deemed beneficially owned pursuant to stock options held by Mr. Sanders.

 (8) Includes 72,000 shares which are deemed beneficially owned pursuant to stock options held by Mr. Turner.

 (9) Includes 78,300 shares which are deemed beneficially owned pursuant to stock options held by Mr. Smette.

(10) Includes 2,141 shares owned by Mr. Gavrin as co-trustee of the Mark Sandler 1987 Trust and 9,249 shares owned by Mr. Gavrin's wife.

(11) Includes 66,000 shares which are deemed beneficially owned pursuant to stock options held by Mr. Lacey.

(12) Includes 632,300 shares which are deemed beneficially owned pursuant to stock options held by officers.

                       DESCRIPTION OF DEVON CAPITAL STOCK

GENERAL

     The authorized capital stock of Devon currently consists of 120,000,000 shares of Common Stock, par value $.10 per share, and 3,000,000 shares of preferred stock, par value $1.00 per share. If the Required Proposals are approved at the Devon Meeting, the authorized capital stock of Devon will consist of 400,000,000 shares of Common Stock, par value $.10 per share and 3,000,000 shares of preferred stock, par value $1.00 per share.

COMMON STOCK


     As of November 1, 1996, there were 22,130,896 shares of Common Stock outstanding, held of record by approximately 1,000 shareholders. Holders of Common Stock are entitled to receive dividends out of funds legally available therefor when and if declared by the board of directors. Subject to the rights of the holders of any outstanding shares of preferred stock, holders of Common Stock are entitled to cast one vote for each share held of record on all matters submitted to a vote of stockholders. They are not entitled to cumulative voting rights for the election of directors. Except pursuant to the Rights Plan, the Common Stock has no preemptive, conversion or other rights to subscribe for or purchase any securities of Devon. The Common Stock has no redemption or sinking fund provisions. Upon liquidation or dissolution of Devon, the holders of Common Stock are entitled to share ratably in any of Devon's assets that remain after payment or provision for payment to creditors and holders of preferred stock. All outstanding shares of Common Stock are fully paid and non-assessable, and the shares of Common Stock issued upon conversion of the TCP Securities will be fully paid and nonassessable.


TCP SECURITIES

     On July 3, 1996, Devon Financing Trust, a Delaware business trust sponsored by Devon, issued 2,990,000 TCP Securities. The TCP Securities are convertible into Devon Common Stock at the rate of 1.6393 shares of Devon Common Stock per TCP Security, or an aggregate of 4,901,507 shares of Devon Common Stock. The conversion of the TCP Securities may have a dilutive effect on the current shareholders of Devon and may effect market price of the Devon Common Stock.

PREFERRED STOCK

     The preferred stock may be issued in one or more series. Devon's board of directors is authorized to establish attributes of such series which may include, but are not limited to, the designation and number of shares constituting each series, dividend rates payable (cumulative or non-cumulative), voting rights, redemptions, conversion or preference rights, and any other rights and qualifications, preferences and limitations or restrictions on shares of such series. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Devon without any further vote or action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. The specific terms of a particular series of preferred stock will be described in a certificate of designation relating to that series. No shares of preferred stock are outstanding and at present Devon has no plans to issue any of the preferred stock. The board of directors has designated 300,000 shares of preferred stock as Series A Junior Participating Preferred Stock (the "Series A Preferred Stock") in connection with the Rights Plan.

SHARE RIGHTS PLAN

     Under the Rights Plan, holders of Devon Common Stock have one right with respect to each share of Common Stock held. The certificates representing outstanding shares of Common Stock also evidence one right for each share. Currently, the rights trade with the shares of Common Stock. Upon the occurrence of certain events generally associated with an unsolicited takeover attempt of Devon or certain transactions involving a change of control, the rights will be distributed, will become exercisable and will be tradable separately from the Common Stock.

     The rights have certain anti-takeover effects. They will cause substantial dilution to a person or group that attempts to acquire Devon in a manner which causes the rights to become exercisable. Devon believes, however, that the rights should neither affect any prospective offeror willing to negotiate with the board of directors of Devon nor interfere with any merger or other business combination approved by the board of directors of Devon. The rights may be redeemed by the board of directors for $0.01 per right. The terms of the Rights Plan may be amended by the board of directors of Devon without the consent of the holders of the Common Stock or the rights.

     The Rights Plan was amended to prevent the execution of the Merger Agreement from triggering distribution of the rights and will be amended on the Effective Date to prevent the consummation of the Transaction from triggering distribution of the rights. See "Description of the Transaction -- Future Relationships between Kerr-McGee and Devon -- Rights Plan Amendment."

BUSINESS COMBINATION PROVISIONS


     The Oklahoma General Corporation Act and Devon's certificate of incorporation have provisions placing limitations on business combinations with a shareholder who is the beneficial owner of 15% or more of the Common Stock or any affiliate of such beneficial owner (an "interested shareholder") for a period of three years from the date a person becomes an interested shareholder. The effect of these provisions is to limit unsolicited takeover attempts or certain transactions involving a change of control. Such business combinations are permitted, however, under certain circumstances, including super-majority shareholder approval.


TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for Devon Common Stock is Boston
EquiServe.

WRITTEN CONSENT BY STOCKHOLDERS PROHIBITED


     Devon's certificate of incorporation contains a prohibition against the taking of any action by stockholders pursuant to written consent. This provision cannot be amended without the affirmative vote of the holders of at least 80% of the outstanding shares of Devon entitled to vote.


DIRECTORS' LIABILITY


     The certificate of incorporation of Devon also provides for the elimination of directors' liability for monetary damages for a breach of certain fiduciary duties and for indemnification of directors, officers, employees or agents of Devon as permitted by the Oklahoma Act. These provisions cannot be amended without the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote. Under Devon's certificate of incorporation, even though Devon's directors stand in a fiduciary relation to Devon, they are not liable to stockholders of Devon for damages for breach of any such fiduciary duty, except that a director will be personally liable for (i) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(ii) the payment of dividends or redemption or purchase of stock in violation of the Oklahoma Act, (iii) any breach of the duty of loyalty to Devon or its stockholders or (iv) any transaction from which the director derived an improper personal benefit.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following Devon documents have been filed with the SEC and are incorporated herein by reference:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

     (c) Quarterly Report on Form 10-Q for the quarter ended June 30, 1996; and

     (d) Current Report on Form 8-K dated December 18, 1995.

     All documents filed by Devon pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Devon Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     Devon will provide, without charge, to each person to whom a copy of this Proxy Statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference in this Proxy Statement, other than exhibits and schedules to such documents, (unless such exhibits or schedules are specifically incorporated by reference into the information that this Proxy Statement incorporates). Written or telephonic requests for such copies should be directed to Devon's principal office: Devon Energy Corporation, 20 North Broadway, Suite 1500, Oklahoma City, Oklahoma 73102, Attention: Marian J. Moon (telephone: 405/235-3611).

                                    EXPERTS

     The consolidated financial statements of Devon as of and for each of the years in the three-year period ended December 31, 1995, included herein have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The statements of revenues and direct operating expenses of the Worland Properties for the year ended December 31, 1994, incorporated herein by reference, have been incorporated herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

     The statements of revenues and direct operating expenses of oil and gas properties included in the Agreement and Plan of Merger Among Devon Energy Corporation, Devon Energy Corporation (Nevada), Kerr-McGee Corporation, Kerr-McGee North American Onshore Corporation and Kerr-McGee Canada Onshore Ltd. for the three years in the period ended December 31, 1995, included in this Proxy Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Any stockholder desiring to present a proposal for action at the 1997 Annual Meeting of Stockholders of the Company must present the proposal to the Secretary of the Company not later than December 19, 1996. Only those proposals that comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934 will be included in the Company's proxy statement for the 1997 Annual Meeting.


              THE DEVON MEETING WILL BE HELD ON DECEMBER 6, 1996.

                         INDEX TO FINANCIAL STATEMENTS

DEVON ENERGY CORPORATION AND SUBSIDIARIES:

  Independent Auditors' Report........................................................  F-2
  Consolidated Balance Sheets.........................................................  F-3
  Consolidated Statements of Operations...............................................  F-4
  Consolidated Statements of Stockholders' Equity.....................................  F-5
  Consolidated Statements of Cash Flows...............................................  F-6
  Notes to Consolidated Financial Statements..........................................  F-7

OIL AND GAS PROPERTIES INCLUDED IN THE AGREEMENT AND PLAN OF MERGER AMONG DEVON ENERGY
  CORPORATION, DEVON ENERGY CORPORATION (NEVADA), KERR-McGEE CORPORATION, KERR-McGEE
  NORTH AMERICAN ONSHORE CORPORATION, AND KERR-McGEE CANADA ONSHORE LTD.:

  Report of Independent Public Accountants............................................  F-29
  Statements of Revenues and Direct Operating Expenses................................  F-30
  Notes to Statements of Revenues and Direct Operating Expenses.......................  F-31

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Devon Energy Corporation:

     We have audited the consolidated balance sheets of Devon Energy Corporation and subsidiaries as of December 31, 1993, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Devon Energy Corporation and subsidiaries as of December 31, 1993, 1994 and 1995, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

     As discussed in notes 1 and 8 to the consolidated financial statements, the Company changed its method of accounting for income taxes in 1993 to adopt the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

                                            KPMG Peat Marwick LLP

Oklahoma City, Oklahoma
February 12, 1996

                   DEVON ENERGY CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                          JUNE 30, 1996
                                                   DECEMBER 31,                    ----------------------------
                                   --------------------------------------------                     PRO FORMA
                                       1993            1994            1995           ACTUAL        (NOTE 15)
                                   ------------    ------------    ------------    ------------    ------------
                                                                                   (UNAUDITED)     (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents......  $ 19,550,288    $  8,336,371    $  8,897,891    $ 14,133,116    $  4,148,116
  Accounts receivable (note 5)...    15,356,653      15,626,799      14,400,295      16,817,937      16,817,937
  Inventories....................       715,801         534,326         605,263         710,877         710,877
  Prepaid expenses...............       543,166         564,371         222,135       1,002,257       1,002,257
  Deferred income taxes (note
    8)...........................       262,000         262,000         749,000         749,000         749,000
                                   ------------    ------------    ------------    ------------    ------------
         Total current assets....    36,427,908      25,323,867      24,874,584      33,413,187      23,428,187
                                   ------------    ------------    ------------    ------------    ------------
Property and equipment, at cost,
  based on the full cost method
  of accounting for oil and gas
  properties (note 6)............   414,073,372     523,941,141     631,437,904     672,429,250     672,429,250
  Less accumulated depreciation,
    depletion and amortization...   169,384,351     202,634,961     239,619,167     259,816,341     259,816,341
                                   ------------    ------------    ------------    ------------    ------------
                                    244,689,021     321,306,180     391,818,737     412,612,909     412,612,909
Other assets.....................     4,435,916       4,817,489       4,870,796       4,584,200       9,569,200
                                   ------------    ------------    ------------    ------------    ------------
         Total assets............  $285,552,845    $351,447,536    $421,564,117    $450,610,296    $445,610,296
                                   ============    ============    ============    ============    ============
LIABILITIES AND STOCKHOLDERS'
  EQUITY
Current liabilities:
  Accounts payable:
    Trade........................  $  3,883,775    $  6,394,897    $  3,868,458    $  3,796,782    $  4,296,782
    Revenues and royalties due to
      others.....................    14,679,455       7,398,199       7,322,418       5,730,893       5,730,893
  Income taxes payable...........       467,962              --       1,364,070       1,823,503       1,823,503
  Accrued expenses...............     2,256,583       3,225,493       3,003,943       2,641,020       2,641,020
                                   ------------    ------------    ------------    ------------    ------------
         Total current
           liabilities...........    21,287,775      17,018,589      15,558,889      13,992,198      14,492,198
                                   ------------    ------------    ------------    ------------    ------------
Revenues and royalties due to
  others.........................     1,445,883       1,383,135         816,412       1,046,668       1,046,668
Other liabilities (notes 3 and
  10)............................            --              --       8,623,057       9,388,334       9,388,334
Long-term debt (note 7)..........    80,000,000      98,000,000     143,000,000     155,000,000              --
Deferred revenue.................     1,276,640       1,299,947          72,761          40,002          40,002
Deferred income taxes (note 8)...     8,643,000      27,340,000      34,452,000      40,941,000      40,941,000
Company-obligated mandatorily
  redeemable convertible
  preferred securities of Devon
  Financing Trust holding solely
  6.5% convertible junior
  subordinated debentures of
  Devon Energy Corporation
  (note 15)......................            --              --              --              --     149,500,000
Stockholders' equity (note 9):
  Preferred stock of $1.00 par
    value. Authorized 3,000,000
    shares; none issued..........            --              --              --              --              --
  Common stock of $.10 par value.
    Authorized 120,000,000
    shares; issued 20,842,318 in
    1993, 22,050,996 in 1994,
    22,111,896 in 1995 and
    22,130,896 in 1996...........     2,084,232       2,205,100       2,211,190       2,213,090       2,213,090
  Additional paid-in capital.....   144,403,743     166,654,305     167,430,347     167,587,572     167,587,572
  Retained earnings..............    26,411,572      37,546,460      49,399,461      60,401,432      60,401,432
                                   ------------    ------------    ------------    ------------    ------------
         Total stockholders'
           equity................   172,899,547     206,405,865     219,040,998     230,202,094     230,202,094
                                   ------------    ------------    ------------    ------------    ------------
Commitments and contingencies
  (notes 10 and 11)
         Total liabilities and
           stockholders'
           equity................  $285,552,845    $351,447,536    $421,564,117    $450,610,296    $445,610,296
                                   ============    ============    ============    ============    ============

          See accompanying notes to consolidated financial statements.

                   DEVON ENERGY CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                             SIX MONTHS
                                                YEAR ENDED DECEMBER 31,                    ENDED JUNE 30,
                                      -------------------------------------------    --------------------------
                                         1993            1994            1995           1995           1996
                                      -----------    ------------    ------------    -----------    -----------
                                                                                            (UNAUDITED)
REVENUES
  Oil sales.........................  $38,395,305    $ 38,086,076    $ 55,289,819    $26,365,389    $35,652,252
  Gas sales.........................   54,875,796      56,371,452      50,732,158     19,452,697     28,834,328
  Natural gas liquids sales.........    4,543,625       4,908,126       6,403,663      3,033,448      5,990,870
  Other.............................      942,195       1,407,305         877,185        561,127        869,223
                                      -----------    ------------    ------------    -----------    -----------
         Total revenues.............   98,756,921     100,772,959     113,302,825     49,412,661     71,346,673
                                      -----------    ------------    ------------    -----------    -----------
COSTS AND EXPENSES
  Lease operating expenses..........   26,401,597      24,520,757      27,288,755     13,318,684     15,173,253
  Production taxes..................    6,923,535       6,899,743       6,832,507      3,233,678      4,487,913
  Depreciation, depletion and
    amortization (note 6)...........   28,409,065      34,132,150      38,089,783     19,059,444     20,588,163
  General and administrative
    expenses........................    7,640,210       8,424,687       8,418,739      4,389,814      4,524,950
  Interest expense..................    3,421,742       5,438,911       7,051,142      3,526,817      4,942,080
                                      -----------    ------------    ------------    -----------    -----------
         Total costs and expenses...   72,796,149      79,416,248      87,680,926     43,528,437     49,716,359
                                      -----------    ------------    ------------    -----------    -----------
Earnings before income taxes and
  cumulative effect of change in
  accounting principle..............   25,960,772      21,356,711      25,621,899      5,884,224     21,630,314
INCOME TAX EXPENSE (NOTE 8)
  Current...........................    1,477,000         415,000       4,495,000        235,000      2,812,000
  Deferred..........................    5,298,000       7,197,000       6,625,000      2,178,000      6,489,000
                                      -----------    ------------    ------------    -----------    -----------
         Total income tax expense...    6,775,000       7,612,000      11,120,000      2,413,000      9,301,000
                                      -----------    ------------    ------------    -----------    -----------
Earnings before cumulative effect of
  change in accounting principle....   19,185,772      13,744,711      14,501,899      3,471,224     12,329,314
Cumulative effect of change in
  accounting principle (note 8).....    1,300,000              --              --             --             --
                                      -----------    ------------    ------------    -----------    -----------
Net earnings........................  $20,485,772    $ 13,744,711    $ 14,501,899    $ 3,471,224     12,329,314
                                      ===========    ============    ============    ===========    ===========
Net earnings per average common
  share outstanding (note 1):
  Before cumulative effect of change
    in accounting principle.........  $      0.92    $       0.64    $       0.66    $      0.16           0.56
  Cumulative effect of change in
    accounting principle............         0.06              --              --             --             --
                                      -----------    ------------    ------------    -----------    -----------
  Net earnings......................  $      0.98    $       0.64    $       0.66    $      0.16    $      0.56
                                      ===========    ============    ============    ===========    ===========
Weighted average common shares
  outstanding.......................   20,822,029      21,551,581      22,073,550     22,051,576     22,117,138
                                      ===========    ============    ============    ===========    ===========

          See accompanying notes to consolidated financial statements.

                   DEVON ENERGY CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                  SIX MONTHS
                                      YEAR ENDED DECEMBER 31,                   ENDED JUNE 30,
                             ------------------------------------------   ---------------------------
                                 1993           1994           1995           1995           1996
                             ------------   ------------   ------------   ------------   ------------
                                                                                  (UNAUDITED)
COMMON STOCK
  Balance, beginning of
     period................  $  2,073,298   $  2,084,232   $  2,205,100   $  2,205,100   $  2,211,190
  Par value of common
     shares issued.........        10,934        120,868          6,090            750          1,900
                             ------------   ------------   ------------   ------------   ------------
  Balance, end of period...     2,084,232      2,205,100      2,211,190      2,205,850      2,213,090
                             ------------   ------------   ------------   ------------   ------------
ADDITIONAL PAID-IN CAPITAL
  Balance, beginning of
     period................   143,392,520    144,403,743    166,654,305    166,654,305    167,430,347
  Common shares issued, net
     of issuance costs.....     1,011,223     22,250,562        776,042         89,282        157,225
                             ------------   ------------   ------------   ------------   ------------
  Balance, end of period...   144,403,743    166,654,305    167,430,347    166,743,587    167,587,572
                             ------------   ------------   ------------   ------------   ------------
RETAINED EARNINGS
  Balance, beginning of
     period................     7,801,189     26,411,572     37,546,460     37,546,460     49,399,461
  Dividends................    (1,875,389)    (2,609,823)    (2,648,898)    (1,323,084)    (1,327,343)
  Net earnings.............    20,485,772     13,744,711     14,501,899      3,471,224     12,329,314
                             ------------   ------------   ------------   ------------   ------------
  Balance, end of period...    26,411,572     37,546,460     49,399,461     39,694,600     60,401,432
                             ------------   ------------   ------------   ------------   ------------
TOTAL STOCKHOLDERS' EQUITY,
  END OF PERIOD............  $172,899,547   $206,405,865   $219,040,998   $208,644,037   $230,202,094
                             ============   ============   ============   ============   ============

          See accompanying notes to consolidated financial statements.

                   DEVON ENERGY CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                        SIX MONTHS
                                                         YEAR ENDED DECEMBER 31,                      ENDED JUNE 30,
                                              ---------------------------------------------    ----------------------------
                                                  1993            1994            1995             1995            1996
                                              ------------    ------------    -------------    ------------    ------------
                                                                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net earnings..............................  $ 20,485,772    $ 13,744,711    $  14,501,899    $  3,471,224    $ 12,329,314
  Adjustments to reconcile net earnings to
    net cash provided by operating
    activities:
    Depreciation, depletion and
      amortization..........................    28,409,065      34,132,150       38,089,783      19,059,444      20,588,163
    (Gain) loss on sale of assets...........        34,832         (27,086)         273,238         (26,763)        (39,011)
    Deferred income taxes...................     5,298,000       7,197,000        6,625,000       2,178,000       6,489,000
    Cumulative effect of change in
      accounting principle..................    (1,300,000)             --               --              --              --
    Changes in assets and liabilities net of
      effects of acquisitions of businesses
      (note 2):
      (Increase) decrease in:
        Accounts receivable.................     2,102,329         123,388        1,213,877      (1,774,987)     (2,417,642)
        Inventories.........................      (194,151)        181,475          (70,937)        (15,169)         20,679
        Prepaid expenses....................      (127,430)            712          342,236        (766,532)       (780,122)
        Other assets........................    (1,136,282)       (489,648)         677,238         624,327         212,027
      Increase (decrease) in:
        Accounts payable....................     9,816,309      (8,896,674)        (430,736)     (1,324,500)     (1,850,332)
        Income taxes payable................      (718,038)       (467,962)       1,364,070              --         459,433
        Accrued expenses....................     1,201,933         997,645         (221,550)       (168,555)       (362,923)
        Revenues and royalties due to
          others............................       (69,763)        (62,748)        (566,723)             --         230,256
        Long-term other liabilities.........            --              --          705,636              --         232,507
        Deferred revenue....................       154,234         (49,127)      (1,227,186)      6,296,937         (32,759)
                                              ------------    ------------    -------------    ------------    ------------
        Net cash provided by operating
          activities........................    63,956,810      46,383,836       61,275,845      27,553,426      35,078,590
                                              ------------    ------------    -------------    ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of property and
    equipment...............................    11,350,912       4,649,257        9,427,401       1,460,712       1,435,378
  Increase in deposits......................            --              --               --      11,521,923              --
  Capital expenditures......................   (85,565,098)    (35,619,968)    (117,593,897)    (33,440,872)    (42,643,295)
  Payments made for acquisition of business
    (note 2)................................            --     (42,397,463)      (2,391,484)     (2,391,484)             --
                                              ------------    ------------    -------------    ------------    ------------
        Net cash used in investing
          activities........................   (74,214,186)    (73,368,174)    (110,557,980)    (22,849,721)    (41,207,917)
                                              ------------    ------------    -------------    ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from borrowings on revolving line
    of credit...............................    60,000,000      32,500,000       52,000,000       4,000,000      16,000,000
  Principal payments on revolving line of
    credit..................................   (34,900,000)    (14,500,000)      (7,000,000)     (7,000,000)     (4,000,000)
  Issuance of common stock, net of issuance
    costs...................................     1,022,157         380,244          782,132          90,032         159,125
  Dividends paid on common stock............    (1,875,389)     (2,609,823)      (2,648,898)     (1,323,084)     (1,327,343)
  Increase in long-term other liabilities
    (note 3)................................            --              --        6,710,421              --         532,770
                                              ------------    ------------    -------------    ------------    ------------
        Net cash provided (used) by
          financing activities..............    24,246,768      15,770,421       49,843,655      (4,233,052)     11,364,552
                                              ------------    ------------    -------------    ------------    ------------
Net increase (decrease) in cash and cash
  equivalents...............................    13,989,392     (11,213,917)         561,520         470,653       5,235,225
Cash and cash equivalents at beginning of
  period....................................     5,560,896      19,550,288        8,336,371       8,336,371       8,897,891
                                              ------------    ------------    -------------    ------------    ------------
Cash and cash equivalents at end of
  period....................................  $ 19,550,288    $  8,336,371    $   8,897,891    $  8,807,024    $ 14,133,116
                                              ============    ============    =============    ============    ============

          See accompanying notes to consolidated financial statements.

                   DEVON ENERGY CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          DECEMBER 31, 1993, 1994 AND 1995 AND JUNE 30, 1995 AND 1996

  (INSOFAR AS THESE NOTES RELATE TO JUNE 30, 1995 AND 1996, THE INFORMATION IS
                                  UNAUDITED.)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Accounting policies used by Devon Energy Corporation and subsidiaries ("Devon") reflect industry practices and conform to generally accepted accounting principles. The more significant of such policies are briefly discussed below.

  Basis of Presentation and Principles of Consolidation

     Devon was formed in 1988 as a successor to Devon Energy Corporation (Nevada) ("Devon Nevada") to consolidate the businesses, assets and operations with those of two partnerships for which Devon Nevada served as general partner. This consolidation was consummated on September 29, 1988. On that date, Devon common stock began trading on the American Stock Exchange under the symbol "DVN." Devon is engaged primarily in oil and gas exploration, development and production, and the acquisition of producing properties. Such activities are primarily in the states of New Mexico, Texas, Oklahoma, Wyoming and Louisiana.

     Devon's share of the assets, liabilities, revenues and expenses of affiliated partnerships and the accounts of its wholly-owned subsidiaries are included in the accompanying consolidated financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation.

  Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

  Inventories

     Inventories, which consist primarily of tubular goods, parts and supplies, are stated at cost, determined principally by the average cost method, which is not in excess of net realizable value.

  Property and Equipment

     Devon follows the full cost method of accounting for its oil and gas properties. Accordingly, all costs incidental to the acquisition, exploration and development of oil and gas properties, including costs of undeveloped leasehold, dry holes and leasehold equipment, are capitalized. Net capitalized costs are limited to the estimated future net revenues, discounted at 10% per annum, from proved oil, natural gas and natural gas liquids reserves. Such capitalized costs are depleted by an equivalent unit-of-production method, converting gas to oil at the ratio of one barrel ("Bbl") of oil to six thousand cubic feet ("Mcf") of natural gas. No gain or loss is recognized upon disposal of oil and gas properties unless such disposal significantly alters the relationship between capitalized costs and proved reserves.

     Depreciation and amortization of other property and equipment, including leasehold improvements, is provided using the straight-line method based on estimated useful lives from 3 to 20 years.

  Deferred Revenue

     Deferred revenue includes funds received under take-or-pay provisions of certain gas contracts, which provide for recovery by the paying party of certain volumes of gas.

                   DEVON ENERGY CORPORATION AND SUBSIDIARIES

  Gas Balancing

     During the course of normal operations, Devon and other joint interest owners of natural gas reservoirs will take more or less than their respective ownership share of the natural gas volumes produced. These volumetric imbalances are monitored over the lives of the wells' production capability. If an imbalance exists at the time the wells' reserves are depleted, cash settlements are made among the joint interest owners under a variety of arrangements.

     Devon follows the sales method of accounting for gas imbalances. A liability is recorded only if Devon's excess takes of natural gas volumes exceed its estimated remaining recoverable reserves. No receivables are recorded for those wells where Devon has taken less than its ownership share of gas production.

  Stock Options

     No accounting is made with respect to incentive stock options until such time as they are exercised, at which time the proceeds are added to stockholders' equity.

  Major Purchasers

     During 1993, Meridian Oil Trading, Inc. ("MOTI") accounted for 39% of Devon's gas sales. During 1994, there were three purchasers who accounted for over 10% of Devon's gas sales. These three purchasers and their respective share of gas sales were: Aquila Energy Marketing Corporation ("Aquila") -- 21%; Enron Gas Marketing, Inc. ("Enron") -- 19%; and MOTI -- 18%. During 1995, there were two purchasers who accounted for over 10% of Devon's gas sales. These two purchasers and their respective share of gas sales were: Aquila -- 31%; and Enron -- 16%.

  Income Taxes

     Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109") was issued in February 1992. Under Statement 109's asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases, as well as the future tax consequences attributable to the future utilization of existing net operating loss and other types of carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences and carryforwards are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Devon adopted Statement 109 effective January 1, 1993, and has reported a benefit of $1.3 million in 1993 as a cumulative effect of a change in accounting principle.

  General and Administrative Expenses

     General and administrative expenses are reported net of amounts allocated to working interest owners of the oil and gas properties operated by Devon, net of amounts charged to affiliated partnerships for administrative and overhead costs, and net of amounts capitalized pursuant to the full cost method of accounting.

  Net Earnings Per Common Share

     Net earnings per common share are based upon the weighted average number of shares of common stock outstanding during the year. Stock options have been excluded since they would not have had a significant dilutive effect.

                   DEVON ENERGY CORPORATION AND SUBSIDIARIES

  Dividends

     Beginning with the second quarter of 1993, dividends on common stock were paid in 1993, 1994 and 1995 and through June 30, 1996, at a per share rate of $0.03 per quarter.

  Fair Value of Financial Instruments

     Devon's only financial instrument for which the fair value differs materially from the carrying value is the interest rate swap discussed in note
7. The fair value and the carrying value for all other financial instruments (cash and equivalents, accounts receivable, accounts payable and long-term debt) are approximately equal due to the short-term nature of the current assets and liabilities and the fact that the interest rates paid on Devon's long-term debt are set for periods of three months or less.

  Statements of Cash Flows

     For purposes of the consolidated statements of cash flows, Devon considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

  Unaudited Interim Periods

     In the opinion of Devon's management, all adjustments (all of which are normal and recurring) have been made which are necessary to fairly state the consolidated financial position of Devon and its subsidiaries as of June 30, 1996, and the results of their operations and their cash flows for the six month periods ended June 30, 1995 and 1996.

2. ACQUISITIONS AND PRO FORMA INFORMATION

     On December 18, 1995, Devon acquired certain Wyoming oil and natural gas properties and a gas processing plant (the "Worland Properties") for approximately $50.3 million. The acquisition was primarily funded with $46.0 million of borrowings from Devon's credit lines. Approximately $46.3 million of the purchase price was allocated to proved oil, gas and natural gas liquids reserves and the plant. The estimated reserve quantities acquired were 1.8 million barrels of oil, 59 billion cubic feet of natural gas and 3.7 million barrels of oil equivalent of natural gas liquids. Included in these reserves are certain proved undeveloped reserves, for which Devon expects to incur approximately $11.8 million of future capital costs. Approximately $4.0 million of the purchase price was allocated to undeveloped leasehold. (The quantities of proved reserves and the estimated future development costs stated in this paragraph are unaudited.)

     On February 18, 1994, Devon and Alta Energy Corporation ("Alta") entered into an Agreement and Plan of Merger, as amended on April 13, 1994, whereby Alta was merged into a wholly-owned subsidiary of Devon (the "Merger"). The Merger was consummated on May 18, 1994, at which date the separate existence of Alta ceased. Alta's common stockholders received approximately 1,168,000 shares of Devon common stock and $1.5 million in cash upon consummation of the Merger. Subsequently, in February 1995, former Alta stockholders received an additional cash payment of $2.4 million based upon the evaluation of the Camille Adams #1 well in Louisiana which Alta completed during the first half of 1994. Devon also incurred $41.4 million of other costs related to the Merger. This included $31.7 million to acquire Alta's debt from its creditors; $3.0 million to acquire shares of Alta preferred and common stock; $3.8 million loaned to Alta for operating funds; $1.5 million to acquire certain net profits interests from Alta creditors; and $1.4 million for third party costs related to the Merger.

     Devon recorded additional deferred tax liabilities of $11.5 million due to the substantially tax-free nature of the Merger to the former Alta stockholders. Excluding the $11.5 million of additional deferred tax liabilities, approximately $69.4 million of the total consideration involved in the Merger was allocated to

                   DEVON ENERGY CORPORATION AND SUBSIDIARIES proved oil and gas reserves. Including the deferred tax liabilities, $80.9 million was allocated to proved oil and gas reserves.

     On June 28, 1993, Devon acquired certain coal seam natural gas properties in the San Juan Basin of New Mexico ("the Acquired San Juan Basin Properties") for approximately $53.3 million. Approximately $48.3 million of the purchase price was attributable to proved coal seam natural gas reserves. The remaining $5 million of the purchase price was allocated to unproved reserves associated with infill drilling and development rights. The acquisition was primarily funded with $50 million of borrowings from Devon's credit lines. The acquisition was accounted for by the purchase method of accounting for business combinations. Accordingly, the accompanying 1993 consolidated statement of operations does not include any revenues or expenses associated with the Acquired San Juan Basin Properties prior to July 1, 1993.

  Pro Forma Information (Unaudited)

     The 1994 Merger and the 1995 acquisition of the Worland Properties described above were accounted for by the purchase method of accounting for business combinations. Accordingly, the accompanying consolidated statements of operations do not include any revenues or expenses related to Alta prior to the closing date of May 18, 1994, nor do they include any revenues or expenses related to the Worland Properties prior to the December 18, 1995 closing date. Following are Devon's pro forma 1994 results assuming the Merger and the acquisition of the Worland Properties both occurred on January 1, 1994:

                                                                 1994
                                       --------------------------------------------------------
                                                         PRO FORMA EFFECT OF
                                                       ------------------------
                                          DEVON                       WORLAND         DEVON
                                        HISTORICAL       MERGER      PROPERTIES     PRO FORMA
                                       ------------    ----------    ----------    ------------
    Total revenues...................  $100,773,000    $4,329,000    $6,297,000    $111,399,000
    Net earnings.....................  $ 13,745,000    $ (329,000)   $ (387,000)   $ 13,029,000
    Net earnings per share...........  $       0.64    $    (0.03)   $     (.02)   $       0.59

     The accompanying 1995 consolidated statement of operations does not include any revenues or expenses associated with the Worland Properties prior to the closing date of December 18, 1995. Following are Devon's pro forma results for 1995 assuming the acquisition of the Worland Properties occurred at the beginning of 1995:

                                                               1995
                                                           ------------
    Total revenues.......................................  $118,652,000
    Net earnings.........................................  $ 13,097,000
    Net earnings per share...............................  $       0.59

3. SAN JUAN BASIN TRANSACTION

     Effective January 1, 1995, Devon and an unrelated company entered into a transaction covering substantially all of Devon's San Juan Basin coal seam gas properties (the "San Juan Basin Transaction"). These coal seam gas properties represented Devon's largest oil and gas reserve position as of December 31, 1994. The properties' estimated reserves as of year-end 1994 were 199.2 billion cubic feet ("Bcf") of natural gas, or 31% of Devon's 633.2 equivalent Bcf of combined oil and natural gas reserves. In addition to the cash flow and earnings impact normally associated with oil and gas production, these properties also qualify as a "nonconventional fuel source" under the Internal Revenue Code. Consequently, gas produced from these properties through the year 2002 qualifies for Section 29 tax credits, which as of year-end 1995 were equal to approximately $1.01 per million Btu ("MMBtu").

                   DEVON ENERGY CORPORATION AND SUBSIDIARIES

     The San Juan Basin Transaction involves approximately 186.2 Bcf, or 93%, of the year-end 1994 coal seam gas reserves, and has four major parts associated with it. First, Devon conveyed to the unrelated party 179 Bcf of the properties' reserves. However, for financial reporting purposes, Devon retained all of such reserves and their future production and cash flow through a volumetric production payment and a repurchase option. Second, Devon conveyed outright to the unrelated party 7.2 Bcf of reserves for a sales price of $5.2 million. The reserves and future cash flow associated with this conveyance were not retained by Devon. Third, and the source of the most significant impact of the transaction, Devon receives payments equal to 75% of the Section 29 tax credits generated by the properties. And fourth, Devon retained a 75% reversionary interest in any reserves in excess of the 186.2 Bcf estimated to exist as of December 31, 1994. Each of these parts of the San Juan Basin Transaction, and their effects on Devon's operations, are described in more detail in the following paragraphs.

     The production payment retained by Devon is equal to 94.05% of the first
143.4 Bcf of gas produced from the properties, or 134.9 Bcf. As such, Devon will continue to record gas sales and associated production and operating expenses and reserves associated with the production payment. Production from the retained production payment is currently estimated to occur over a period of 12 years.

     The conveyance of the properties which are not subject to the retained production payment or the repurchase option was accounted for as a sale of oil and gas properties. Accordingly, 7.2 Bcf of gas reserves were removed from total proved reserves, and the $5.2 million of proceeds reduced the book value of oil and gas properties. The conveyance to the third party is limited exclusively to the existing wells drilled as of January 1, 1995. Wells to be drilled in the future, if any, are not included in this transaction.

     In addition to receiving 94.05% of the properties' net cash flow through the retained production payment, Devon receives quarterly payments from the third party equal to 75% of the value of the Section 29 tax credits which are generated by production from such properties until the earlier of December 31, 2002, or until the option to repurchase is exercised. For the year ended December 31, 1995 and the three months ended March 31, 1996, Devon received $13.9 million and $3.1 million, respectively, related to the credits. Of these amounts, $12.8 million in the year 1995 and $2.8 million in the 1996 quarter were recorded as additional gas sales, and $1.1 million in the year 1995 and $0.3 million in the 1996 quarter were recorded as additions to liabilities as discussed in the following paragraph. Based on the reserves estimated at December 31, 1995, and an assumed annual inflation factor of 2%, Devon estimates it will receive total tax credit payments of approximately $68 million from 1996 through 2002.

     Devon has an option to repurchase the properties at any time. The purchase price of such option is equal to the fair market value of the properties at the time the option is exercised, as defined in the transaction agreement, less the production payment balance. At closing, Devon received $5.6 million associated with reserves to be produced subsequent to the term of the production payment. Such amount is included in long-term "other liabilities" on the accompanying balance sheet. Since Devon expects to eventually exercise its option to repurchase the properties, the liability will be increased over time to reflect the option purchase price. As the purchase price increases, a portion of the tax credit payments received by Devon will be added to the liability. As stated above, for the year ended December 31, 1995 and the three months ended March 31, 1996, $1.1 million and $0.3 million, respectively, of the total amount received for tax credit payments were added to the liability. The liability balance as of December 31, 1995 and March 31, 1996 was $6.7 million and $7.0 million, respectively.

     Devon has retained a 75% reversionary interest in the properties' reserves in excess, if any, of the 186.2 Bcf of reserves estimated to exist at December 31, 1994. The terms of the transaction provide that the third party will pay 100% of the capital necessary to develop any such incremental reserves for its 25% interest in such reserves. Devon's repurchase option also includes the right to purchase this incremental 25%. However, the $6.7 million of other liabilities recorded as of year-end 1995, does not include any amount related to such reserves.

                   DEVON ENERGY CORPORATION AND SUBSIDIARIES

     Devon received $6.9 million related to the credits in the six months ended June 30, 1995. However, the San Juan Basin Transaction was initially subject to a material contingency. Therefore, the transaction's impact on Devon's operating statement was deferred pending the contingency's resolution. In October 1995, the contingency was favorably resolved, and therefore the transaction's cumulative effect for the first nine months of 1995 was recorded in the third quarter of 1995. Had the contingency not been in effect, and had the results of the transaction not been deferred, the following results would have been reported for the six months ended June 30, 1995.

                                                                          SIX MONTHS ENDED
                                                                           JUNE 30, 1995
                                                                         ------------------
                                                                            (UNAUDITED)
    Revenues:
      Oil sales......................................................       $ 26,365,389
      Gas sales......................................................         25,373,648
      Natural gas liquids sales......................................          3,033,448
      Other..........................................................            636,177
                                                                            ------------
              Total revenues.........................................         55,408,662
                                                                            ------------
    Costs and expenses:
      Lease operating expenses.......................................         13,292,588
      Production taxes...............................................          3,197,148
      Depreciation, depletion and amortization.......................         18,640,637
      General and administrative expenses............................          4,389,814
      Interest expense...............................................          3,526,817
                                                                            ------------
              Total costs and expenses...............................         43,047,004
                                                                            ------------
    Earnings before income taxes.....................................         12,361,658
    Income tax expense:
      Current........................................................          2,596,000
      Deferred.......................................................          2,720,000
                                                                            ------------
      Total income tax expense.......................................          5,316,000
                                                                            ------------
    Net earnings.....................................................       $  7,045,658
                                                                            ============
    Net earning per average common share outstanding.................       $        .32
                                                                            ============

4. SUPPLEMENTAL CASH FLOW INFORMATION

     Cash payments for interest in 1993, 1994, and 1995 were approximately $3.3 million, $5.1 million and $6.7 million, respectively. Cash payments for interest in the six month periods ended June 30, 1995 and 1996 were $3.3 million and $4.9 million, respectively. Cash payments for federal and state income taxes in 1993, 1994, and 1995 were approximately $2.3 million, $1.8 million and $2.2 million, respectively. Cash payments for federal and state income taxes in the six month periods ended June 30, 1995 and 1996 were $3.4 million and $2.4 million, respectively.

     The Merger with Alta in 1994 involved cash and non-cash consideration as presented below:

                                                                         1994
                                                                      -----------
            Cash payments made....................................    $42,915,845
            Value of common stock issued..........................     21,991,084
            Liabilities assumed...................................      7,192,671
            Deferred tax liability created........................     11,500,000
                                                                      -----------
            Fair value of assets acquired.........................    $83,599,600
                                                                      ===========

                   DEVON ENERGY CORPORATION AND SUBSIDIARIES

     The above cash payments of $42.9 million include approximately $1.4 million of direct costs paid to third parties which were capitalized and allocated to producing oil and gas properties. The cash payments made are reduced in the accompanying 1994 consolidated statement of cash flows by $518,382 of cash acquired in the Merger.

5. ACCOUNTS RECEIVABLE

     The components of accounts receivable included the following:

                                                     DECEMBER 31,
                                       -----------------------------------------     JUNE 30,
                                          1993           1994           1995           1996
                                       -----------    -----------    -----------    -----------
                                                                                    (UNAUDITED)
    Oil, gas and natural gas liquids
      revenue accruals...............  $11,981,969    $10,973,589    $11,169,313    $11,469,546
    Joint interest billings..........    2,995,440      3,367,493      2,962,037      3,796,149
    Income tax refunds due...........           --        959,085             --             --
    Other............................      629,244        551,632        493,945      1,777,242
                                       -----------    -----------    -----------    -----------
                                        15,606,653     15,851,799     14,625,295     17,042,937
    Allowance for doubtful
      accounts.......................     (250,000)      (225,000)      (225,000)      (225,000)
                                       -----------    -----------    -----------    -----------
    Net accounts receivable..........  $15,356,653    $15,626,799    $14,400,295    $16,817,937
                                       ===========    ===========    ===========    ===========

                   DEVON ENERGY CORPORATION AND SUBSIDIARIES

6. PROPERTY AND EQUIPMENT

     Property and equipment included the following:

                                                    DECEMBER 31,
                                   -----------------------------------------------      JUNE 30,
                                       1993             1994             1995             1996
                                   -------------    -------------    -------------    -------------
                                                                                      (UNAUDITED)
Oil and gas properties:
  Subject to amortization........  $ 394,845,195    $ 503,174,488    $ 604,227,702    $ 644,284,713
  Not subject to amortization:
     Acquired in 1996............             --               --               --          913,436
     Acquired in 1995............             --               --        5,635,170        5,635,170
     Acquired in 1994............             --        1,451,109        1,001,427        1,001,427
     Acquired in 1993............      5,993,090        5,556,977        5,556,977        5,458,365
     Acquired in 1992............      8,650,308        8,561,031        8,257,985        8,249,492
  Accumulated depreciation,
     depletion and
     amortization................   (167,884,858)    (200,746,032)    (237,385,785)    (257,123,298)
                                   -------------    -------------    -------------    -------------
          Net oil and gas
            properties...........    241,603,735      317,997,573      387,293,476      408,419,305
                                   -------------    -------------    -------------    -------------
Other property and equipment:
  Computers, office equipment,
     furniture and leasehold
     improvements................      3,645,091        4,047,183        5,168,817        5,461,354
  Automotive equipment...........        646,247          786,338        1,201,084        1,226,284
  Other..........................        293,441          364,015          388,742          199,009
  Accumulated depreciation and
     amortization................     (1,499,493)      (1,888,929)      (2,233,382)      (2,693,043)
                                   -------------    -------------    -------------    -------------
          Net other property and
            equipment............      3,085,286        3,308,607        4,525,261        4,193,604
                                   -------------    -------------    -------------    -------------
Property and equipment, net of
  accumulated depreciation,
  depletion and amortization.....  $ 244,689,021    $ 321,306,180    $ 391,818,737    $ 412,612,909
                                   =============    =============    =============    =============

     Depreciation, depletion and amortization expense consisted of the following components:

                                                                                   SIX MONTHS
                                       YEAR ENDED DECEMBER 31,                   ENDED JUNE 30,
                              -----------------------------------------    --------------------------
                                 1993           1994           1995           1995           1996
                              -----------    -----------    -----------    -----------    -----------
                                                                                  (UNAUDITED)
Depreciation, depletion and
  amortization of oil and
  gas properties............  $27,419,640    $32,861,174    $36,639,753    $18,410,973    $19,737,513
Depreciation and
  amortization
  of other property and
  equipment.................      808,770        865,092      1,045,978        446,446        648,625
Amortization of other
  assets....................      180,655        405,884        404,052        202,025        202,025
                              -----------    -----------    -----------    -----------    -----------
          Total expense.....  $28,409,065    $34,132,150    $38,089,783    $19,059,444    $20,588,163
                              ===========    ===========    ===========    ===========    ===========

7. LONG-TERM DEBT

     Devon has lines of credit pursuant to which it can borrow up to an amount determined by the banks based on their evaluation of the assets and cash flow (the "Borrowing Base") of Devon. The established Borrowing Base at December 31, 1995, was $205 million. As of June 30, 1996, the banks had revised the Borrowing Base

                   DEVON ENERGY CORPORATION AND SUBSIDIARIES upward to $260 million. Amounts borrowed under the credit lines bear interest at various fixed rate options which Devon may elect for periods up to 90 days. Such rates are generally less than the prime rate. Devon may also elect to borrow at the prime rate plus up to .50% depending on the percentage of the Borrowing Base that is borrowed. The average interest rates on the outstanding debt at December 31, 1993, 1994 and 1995, and June 30, 1996, were 4.16%, 6.83%, 6.64% and 5.98%, respectively. The loan agreements also provide for a quarterly commitment fee equal to .375% per annum.

     Debt borrowed under the credit lines is unsecured. No principal payments are required until maturity unless the unpaid balance exceeds the Borrowing Base. As of June 30, 1996, the $155 million outstanding balance matures on March 31, 1999. The loan agreements contain certain covenants and restrictions, among which are limitations on additional borrowings and sales of properties valued at more than $10 million, working capital and net worth maintenance requirements and a minimum debt to net worth ratio. At December 31, 1995 and June 30, 1996, Devon was in compliance with such covenants and restrictions.

     Devon entered into an interest rate swap agreement in June, 1995, to hedge the impact of interest rate changes on a portion of its long-term debt. As described further below, the agreement was terminated by Devon on July 1, 1996. The principal amount of the swap agreement was $75 million, and the other party to the agreement was one of the lenders of Devon's credit lines (the "Lender").

     The agreement was originally scheduled to terminate on June 16, 1998, subject to the Lender's right to extend the termination date to June 16, 2000. The terms of the agreement provided for quarterly payments either to or from Devon, determined by whether the three month London Interbank Offered Rate ("LIBOR") in effect at the beginning of each quarterly calculation period was greater or less than 5.6%. The calculation periods began on the sixteenth day of each March, June, September and December during the term of the agreement. If, on the date of the beginning of the quarterly calculation period, the three month LIBOR exceeded 5.6%, the Lender owed Devon the quarterly amount of the excess rate applied to the $75 million principal. Alternately, if the three month LIBOR on the applicable quarterly date was less than 5.6%, Devon owed the Lender.

     The swap agreement was accounted for as a hedge, with the amount which was either due to or from Devon recorded as a reduction or increase in interest expense. Devon recognized reductions to interest expense of $0.1 million in the year 1995 and $1,000 in the first half of 1996. The fair value of the interest rate swap as of December 31, 1995 was a liability of approximately $1.4 million. The fair value as of June 30, 1996 was an asset of $802,000. The interest rate swap has no carrying value in the accompanying consolidated financial statements.

     The swap agreement did not alter or affect any terms or conditions of Devon's credit lines.

     On July 1, 1996, Devon terminated the interest rate swap agreement for a gain of $802,000. This gain will be recognized ratably as a reduction to interest expense for the period from July 1, 1996, to June 16, 1998.

8. INCOME TAXES

     At December 31, 1995, Devon had the following carryforwards available to reduce future federal and state income taxes:

                                                                  YEARS OF      CARRYFORWARD
      TYPES OF CARRYFORWARD                                      EXPIRATION       AMOUNTS
    ------------------------                                     ----------     ------------
    Net operating loss -- federal..............................   1996-2008     $ 15,400,000
    Net operating loss -- various states.......................   1996-2010       18,100,000
    Statutory depletion........................................         N/A        6,500,000
    Minimum tax credit.........................................         N/A        5,600,000
    Investment tax credit......................................   1996-1999          100,000

                   DEVON ENERGY CORPORATION AND SUBSIDIARIES

     All of the carryforward amounts shown above have been utilized for financial purposes to reduce deferred taxes. Substantially all of the federal net operating loss carryforwards shown above were acquired in the 1994 Merger.

     Total income tax expense differed from the amounts computed by applying the federal income tax rate to net earnings before income taxes as a result of the following:

                                                                           YEAR ENDED
                                                                           DECEMBER 31,
                                                                      ----------------------
                                                                      1993     1994     1995
                                                                      ----     ----     ----
    Federal statutory tax rate......................................   35%      35%      35%
    Nonconventional fuel source credits.............................   (6)      --       (1)
    Alternative minimum tax (credit)................................   (2)      --       --
    State income taxes..............................................    1        3        4
    Effect of San Juan Basin Transaction............................   --       --        4
    Other...........................................................   (2)      (2)       1
                                                                       --       --       --
    Effective income tax rate.......................................   26%      36%      43%
                                                                       ==       ==       ==

     The effective income tax rates for the three month periods ended March 31, 1995 and 1996 were 41% and 43%, respectively.

     As discussed in note 1, Devon adopted Statement 109 as of January 1, 1993. The $1.3 million cumulative benefit of this change is reported separately in the 1993 consolidated statement of operations.

     The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and liabilities at December 31, 1993, 1994 and 1995, as provided for under Statement 109, are presented below:

                                                                 DECEMBER 31,
                                                 --------------------------------------------
                                                     1993            1994            1995
                                                 ------------    ------------    ------------
    Deferred tax assets:
      Net operating loss carryforwards.........  $  1,609,000    $  6,127,000    $  6,082,000
      Statutory depletion carryforwards........     2,606,000       3,087,000       2,287,000
      Investment tax credit carryforwards......       894,000         813,000          85,000
      Minimum tax credit carryforwards.........     1,860,000       2,195,000       5,576,000
      Production payments......................            --              --      24,770,000
      Other....................................       629,000         897,000       1,966,000
                                                 ------------    ------------    ------------
              Total gross deferred tax
                assets.........................     7,598,000      13,119,000      40,766,000
              Less valuation allowance.........            --         100,000         100,000
                                                 ------------    ------------    ------------
              Net deferred tax assets..........     7,598,000      13,019,000      40,666,000
    Deferred tax liabilities:
      Property and equipment, principally due
         to differences in depreciation, and
         the expensing of intangible drilling
         costs for tax purposes................   (15,979,000)    (40,097,000)    (74,369,000)
                                                 ------------    ------------    ------------
              Net deferred tax liability.......  $ (8,381,000)   $(27,078,000)   $(33,703,000)
                                                 ============    ============    ============

     As shown in the above schedule, Devon has recognized $40.7 million of net deferred tax assets as of December 31, 1995. Such amount consists almost entirely of $14 million of various carryforwards available to offset future income taxes, and $24.8 million of net tax basis in production payments. The carryforwards include federal net operating loss carryforwards, the majority of which do not begin to expire until 2006, state

                   DEVON ENERGY CORPORATION AND SUBSIDIARIES net operating loss carryforwards which expire primarily between 1999 and 2003, investment tax credit carryforwards which expire between 1996 and 1999, and the statutory depletion and minimum tax credit carryforwards which have no expiration dates. Statement 109 requires that the tax benefit of carryforwards be recorded as an asset to the extent that management assesses the utilization of such carryforwards to be "more likely than not." When the future utilization of some portion of the carryforwards is determined not to be "more likely than not", Statement 109 requires that a valuation allowance be provided to reduce the recorded tax benefits from such assets.

     Devon expects the tax benefits from the net operating loss carryforwards to be utilized between 1996 and 2002. Such expectation is based upon current estimates of taxable income during this period, considering limitations on the annual utilization of these benefits as set forth by federal tax regulations. Significant changes in such estimates caused by variables such as future oil and gas prices or capital expenditures could alter the timing of the eventual utilization of such carryforwards. There can be no assurance that Devon will generate any specific level of continuing taxable earnings. However, management believes that Devon's future taxable income will more likely than not be sufficient to utilize substantially all its tax carryforwards prior to their expiration. A $100,000 valuation allowance has been recorded at December 31, 1995, related to depletion carryforwards acquired in the Merger.

     The $24.8 million of deferred tax assets related to production payments is offset by a portion of the deferred tax liability related to the excess financial basis of property and equipment. The income tax accounting for the San Juan Basin Transaction described in note 3 differs from the financial accounting treatment which is described in such note. For income tax purposes, a gain from the conveyance of the properties was recognized, and the present value of the production payments to be received was recorded as a note receivable. For presentation purposes, the $24.8 million represents the tax effect of the difference in accounting for the production payment, less the effect of the taxable gain from the transaction which is being deferred and recognized on the installment basis for income tax purposes.

9. STOCKHOLDERS' EQUITY

     The authorized capital stock of Devon consists of 120 million shares of common stock, par value $.10 per share (the "Common Stock"), and three million shares of preferred stock, par value $1.00 per share (the "Preferred Stock"). The Preferred Stock may be issued in one or more series, and the terms and rights of such stock will be determined by the Board of Directors.

     Devon's Board of Directors has designated 150,000 shares of the Preferred Stock as Series A Junior Participating Preferred Stock (the "Series A Preferred Stock") in connection with the adoption of the share rights plan described later in this note. At December 31, 1995, there were no shares of Series A Preferred Stock issued or outstanding. The Series A Preferred Stock is entitled to receive cumulative quarterly dividends per share equal to the greater of $10 or 100 times the aggregate per share amount of all dividends (other than stock dividends) declared on Common Stock since the immediately preceding quarterly dividend payment date or, with respect to the first payment date, since the first issuance of Series A Preferred Stock. Holders of the Series A Preferred Stock are entitled to 100 votes per share (subject to adjustment to prevent dilution) on all matters submitted to a vote of the stockholders. The Series A Preferred Stock is neither redeemable nor convertible. The Series A Preferred Stock ranks prior to the Common Stock but junior to all other classes of Preferred Stock.

  Stock Option Plans

     Prior to 1993, Devon had outstanding stock options issued to certain of its employees under two stock option plans adopted in 1987 and 1988 ("the 1987 Plan" and "the 1988 Plan"). During 1993, all remaining options outstanding under the 1987 Plan were exercised. Also during 1993, the 1988 Plan was cancelled. Options granted under the 1988 Plan remain exercisable by the employees owning such options, but no new

                   DEVON ENERGY CORPORATION AND SUBSIDIARIES options will be granted under the 1988 Plan. At December 31, 1995, 14 participants held the 368,600 options outstanding under the 1988 Plan.

     Effective June 7, 1993, Devon adopted the Devon Energy Corporation 1993 Stock Option Plan ("the 1993 Plan") and reserved one million shares of Common Stock for issuance thereunder to key management and professional employees. Eighteen such employees were eligible to participate in the 1993 Plan at year-end 1995.

     The exercise price of incentive stock options granted under the 1993 Plan may not be less than the estimated fair market value of the stock at the date of grant, plus 10% if the grantee owns or controls more than 10% of the total voting stock of Devon prior to the grant. The exercise price of nonqualified options granted under the 1993 Plan may not be less than 75% of the fair market value of the stock on the date of grant. Options granted are exercisable during a period established for each grant, which period may not exceed 10 years from the date of grant. Under the 1993 Plan, the grantee must pay the exercise price in cash or in Common Stock, or a combination thereof, at the time that the option is exercised. The 1993 Plan is administered by a committee comprised of non-management members of the Board of Directors. The 1993 Plan expires on April 25, 2003. As of December 31, 1995, 18 participants held the 660,300 options outstanding under the 1993 Plan. There were 337,200 options available for future grants as of December 31, 1995.

     A summary of the status of Devon's stock option plans as of December 31, 1993, 1994 and 1995, and June 30, 1996, and changes during each of the periods then ended, is presented below:

                                                     OPTIONS OUTSTANDING      OPTIONS EXERCISABLE
                                                    ----------------------   ----------------------
                                                                  WEIGHTED                 WEIGHTED
                                                                  AVERAGE                  AVERAGE
                                                      NUMBER      EXERCISE     NUMBER      EXERCISE
                                                    OUTSTANDING    PRICE     EXERCISABLE    PRICE
                                                    -----------   --------   -----------   --------
    Balance at December 31, 1992..................     377,537    $10.146
      Options granted.............................     214,500    $24.087
      Options exercised...........................    (109,337)   $ 9.349
                                                     ---------
    Balance at December 31, 1993..................     482,700    $16.521      300,000     $14.848
                                                                               =======     =======
      Options granted.............................     436,000    $20.736
      Options exercised...........................     (40,800)   $ 9.355
                                                     ---------
    Balance at December 31, 1994..................     877,900    $18.947      485,000     $17.423
                                                                               =======     =======
      Options granted.............................     219,000    $23.875
      Options exercised...........................     (60,900)   $12.843
      Options forfeited...........................      (7,100)   $20.105
                                                     ---------
    Balance at December 31, 1995..................   1,028,900    $20.349      688,800     $19.744
                                                                               =======     =======
      Options exercised...........................     (19,000)   $ 8.375
                                                     ---------
    Balance at June 30, 1996 (unaudited)..........   1,009,900    $20.575      736,000     $20.387
                                                     =========    =======      =======     =======

                   DEVON ENERGY CORPORATION AND SUBSIDIARIES

     The following table summarizes information about Devon's stock options which were outstanding, and those which were exercisable, as of December 31, 1995:

                                      OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                             --------------------------------------     ------------------------
                                             WEIGHTED      WEIGHTED                     WEIGHTED
        RANGE OF                              AVERAGE      AVERAGE                      AVERAGE
        EXERCISE               NUMBER        REMAINING     EXERCISE       NUMBER        EXERCISE
         PRICES              OUTSTANDING       LIFE         PRICE       EXERCISABLE      PRICE
-------------------------    -----------     ---------     --------     -----------     --------
$ 8 to $14...............       168,600      5.3 years     $10.001        154,600       $10.148
$18 to $21...............       210,800      8.9 years     $18.088        121,600       $18.089
$23 to $25...............       649,500      8.7 years     $23.770        412,600       $23.827
                              ---------                                   -------
$ 8 to $25...............     1,028,900      8.2 years     $20.349        688,800       $19.744
                              =========                                   =======

  Share Rights Plan

     Under Devon's share rights plan, stockholders have one right for each share of Common Stock held. The rights become exercisable and separately transferable ten business days after a) an announcement that a person has acquired, or obtained the right to acquire, 15% or more of the voting shares outstanding, or
b) commencement of a tender or exchange offer that could result in a person owning 15% or more of the voting shares outstanding.

     Each right entitles its holder (except a holder who is the acquiring person) to purchase either a) 1/100 of a share of Series A Preferred Stock for $75.00, subject to adjustment or b) Devon Common Stock with a value equal to twice the exercise price of the right, subject to adjustment to prevent dilution. In the event of certain merger or asset sale transactions with another party or transactions which would increase the equity ownership of a shareholder who then owned 15% or more of Devon, each Devon right will entitle its holder to purchase securities of the merging or acquiring party with a value equal to twice the exercise price of the right.

     The rights, which have no voting power, expire on April 16, 2005. The rights may be redeemed by Devon for $.01 per right until the rights become exercisable.

10. RETIREMENT PLANS

     Devon has a defined benefit retirement plan (the "Basic Plan") which is non-contributory and includes substantially all employees meeting certain age and service requirements. The benefits are based on the employee's years of service and compensation. Devon's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Rights to amend or terminate the Basic Plan are retained by Devon.

     Effective January 1, 1995, Devon has a separate defined benefit retirement plan (the "Supplementary Plan") which is non-contributory and includes only certain employees whose benefits under the Basic Plan are limited by federal income tax regulations. The Supplementary Plan's benefits are based on the employee's years of service and compensation. Devon's funding policy for the Supplementary Plan is to fund the benefits as they become payable. Rights to amend or terminate the Supplementary Plan are retained by Devon.

                   DEVON ENERGY CORPORATION AND SUBSIDIARIES

     The following table sets forth the aggregate funded status of the Basic Plan and related amounts recognized in Devon's balance sheets:

                                                                  DECEMBER 31,
                                                    -----------------------------------------
                                                       1993           1994           1995
                                                    -----------    -----------    -----------
    Actuarial present value of benefit
      obligations:
      Accumulated benefit obligation:
         Vested...................................  $(2,737,000)   $(2,648,000)   $(3,500,000)
         Nonvested................................     (394,000)      (282,000)      (654,000)
                                                    -----------    -----------    -----------
              Total...............................  $(3,131,000)   $(2,930,000)   $(4,154,000)
                                                    ===========    ===========    ===========
      Projected benefit obligation for service
         rendered
         to date..................................   (3,624,000)    (3,378,000)    (4,782,000)
    Plan assets at fair value, primarily
      investments in corporate obligation and
      equity mutual funds.........................    2,917,000      3,252,000      4,227,000
                                                    -----------    -----------    -----------
    Plan assets less than projected benefit
      obligation..................................     (707,000)      (126,000)      (555,000)
    Unrecognized prior service cost (benefit).....     (123,000)      (176,000)      (154,000)
    Unrecognized net loss from past experience
      different from that assumed, and effects of
      changes in assumptions......................      683,000        225,000        921,000
    Unrecognized net transitional asset...........      (35,000)            --             --
                                                    -----------    -----------    -----------
    Prepaid (accrued) pension expense.............  $  (182,000)   $   (77,000)   $   212,000
                                                    ===========    ===========    ===========

     The following table sets forth the aggregate funded status of the Supplementary Plan and related amounts recognized in Devon's balance sheet as of December 31, 1995:

                                                                              DECEMBER 31,
                                                                                  1995
                                                                              ------------
    Actuarial present value of benefit obligations:
      Accumulated benefit obligation:
         Vested...........................................................    $ (1,658,000)
         Nonvested........................................................        (255,000)
                                                                              ------------
              Total.......................................................    $ (1,913,000)
                                                                              ============
      Projected benefit obligation for service rendered to date...........      (2,245,000)
    Plan assets at fair value.............................................              --
                                                                              ------------
    Projected benefit obligation in excess of plan assets.................      (2,245,000)
    Unrecognized prior service cost.......................................       1,354,000
    Unrecognized net loss from past experience different from that
      assumed, and effects of changes in assumptions......................         185,000
                                                                              ------------
    Accrued pension expense...............................................        (706,000)
    Additional minimum liability..........................................      (1,207,000)
                                                                              ------------
    Total pension liability...............................................    $ (1,913,000)
                                                                              ============

     The $1.9 million total pension liability of the Supplementary Plan is included in long-term other liabilities on the accompanying December 31, 1995 consolidated balance sheet. The $1.2 million additional minimum liability is offset by a $1.2 million intangible asset included in other assets on the balance sheet.

                   DEVON ENERGY CORPORATION AND SUBSIDIARIES

     Net pension expense for Devon's two defined benefit plans included the following components:

                                                              YEAR ENDED DECEMBER 31,
                                                        -----------------------------------
                                                          1993         1994         1995
                                                        ---------    ---------    ---------
    Service cost -- benefits earned during the
      period..........................................  $ 183,000    $ 277,000    $ 362,000
    Interest cost on projected benefit obligation.....    247,000      284,000      446,000
    Actual return on plan assets......................   (254,000)     (20,000)    (536,000)
    Net amortization and deferral.....................    101,000     (231,000)     345,000
                                                        ---------    ---------    ---------
    Net periodic pension expense......................  $ 277,000    $ 310,000    $ 617,000
                                                        =========    =========    =========

     The weighted average discount rate used in determining the actuarial present value of the projected benefit obligation in 1993, 1994 and 1995 was 7.25%, 8.5% and 7.25%, respectively. The rate of increase in future compensation levels was 5% for all three years. The expected long-term rate of return on assets was 8% in 1993 and 1994 and 8.5% in 1995.

     Devon has a 401(k) Incentive Savings Plan which covers all employees. At its discretion, Devon may match a certain percentage of the employees' contributions to the plan. The matching percentage is determined annually by the Board of Directors. Devon's matching contributions to the plan were $147,000, $158,000 and $170,000 for the years ended December 31, 1993, 1994 and 1995, respectively, and $38,000 and $41,000 for the three month periods ended March 31, 1995 and 1996, respectively.

11. COMMITMENTS AND CONTINGENCIES

     Devon is party to various legal actions arising in the normal course of business. Matters that are probable of unfavorable outcome to Devon and which can be reasonably estimated are accrued. Such accruals are based on information known about the matters, Devon's estimates of the outcomes of such matters and its experience in contesting, litigating and settling similar matters. None of the actions are believed by management to involve future amounts that would be material after consideration of recorded accruals.

     The majority of Devon's sales of nonconventional gas from the San Juan Basin are subject to federal royalties administered and collected by the Minerals Management Service ("MMS"). In determining royalties payable to the MMS, Devon has followed the industry practice of reducing the gas sales price for certain permitted costs related to the transportation of gas produced and CO(2) removal. In 1995, the MMS issued new policies which would increase Devon's share of federal royalties for nonconventional gas produced and sold in the San Juan Basin for the years 1990 through 1995, and for future years as well. While the MMS has not asserted a claim for additional royalties, and while Devon intends to vigorously contest any claim for excessive additional federal royalties through available administrative and judicial processes, Devon has accrued an estimate of additional federal royalties related to its share of gas produced from 1990 through June 30, 1996. Devon's management, in consultation with legal counsel, believes adequate provision has been made for any additional federal royalties due and related interest. The amount accrued represents Devon's best estimate of the amount likely to be assessed by the MMS based on Devon's interpretation of the new policies issued and all other related information available to Devon. It is possible that a different interpretation of the policies and related facts could result in an assessment higher than what Devon has accrued. However, Devon's management does not believe that the amount of possible assessments above that already accrued would be material.

     In a matter unrelated to the MMS issue discussed above, the State of New Mexico on December 29, 1995, assessed Devon and other producers of gas from the San Juan Basin a "natural gas processors tax." Devon's tax assessment for the years 1990 through 1995 was approximately $0.6 million, and the state also assessed another $0.3 million of penalties and interest. All of the assessment relates to nonconventional gas. Devon paid the assessment in January 1996 so that it could begin the necessary procedures of applying for a

                   DEVON ENERGY CORPORATION AND SUBSIDIARIES refund. This tax historically was paid by the owners of natural gas processing plants, not the gas producers, and was assessed for the privilege of processing natural gas. While Devon's nonconventional gas is purified through a plant prior to the actual sales point, such purification is only for the purpose of removing CO(2). Also, Devon does not own an interest in such plant. For these and other reasons, Devon does not believe the assessment of the additional tax and the related penalties and interest is valid. If the amount paid is not refunded through the normal administrative processes available, Devon intends to file a suit asking that the assessments be reversed. At this time, it is not possible to determine the eventual outcome of this matter. However, Devon's management and legal counsel believe that it is reasonably possible that the amount paid to the State of New Mexico will be refunded. Pending further developments on this matter, Devon has not expensed in its financial statements the taxes, penalties and interest paid, but rather has recorded such amounts as receivables.

     The following is a schedule by year of future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 1995:

     YEAR ENDING DECEMBER 31,

                1996..............................................  $543,000
                1997..............................................   136,000
                1998..............................................    83,000
                1999..............................................    39,000
                2000..............................................    26,000
                                                                    --------
                          Total minimum lease payments required...  $827,000
                                                                    ========

     Total rental expense for all operating leases is as follows for the years ended December 31:

                1993..............................................  $487,554
                1994..............................................  $521,769
                1995..............................................  $546,388

     Rental expense for the six month periods ended June 30, 1995 and 1996 was $321,909 and $337,256, respectively.

12. OIL AND GAS OPERATIONS

  Costs Incurred

     The following table reflects the costs incurred in oil and gas property acquisition, exploration, and development activities:

                                                            YEAR ENDED DECEMBER 31,
                                                  -------------------------------------------
                                                     1993            1994            1995
                                                  -----------     -----------     -----------
    Property acquisition costs:
      Proved, excluding deferred income taxes...  $49,790,000     $70,376,000     $47,316,000
      Deferred income taxes.....................           --      11,500,000              --
                                                  -----------     -----------     -----------
      Total proved, including deferred income
         taxes..................................  $49,790,000     $81,876,000     $47,316,000
                                                  ===========     ===========     ===========
      Unproved..................................  $ 6,444,000     $ 1,797,000     $ 4,529,000
    Exploration costs...........................  $ 4,115,000     $ 5,194,000     $ 7,174,000
    Development costs...........................  $25,748,000     $26,268,000     $56,253,000

                   DEVON ENERGY CORPORATION AND SUBSIDIARIES

     Pursuant to the full cost method of accounting, Devon capitalizes certain of its general and administrative expenses which are related to property acquisition, exploration and development activities. Such capitalized expenses, which are included in the costs shown in the above table, were $2.2 million, $2.3 million and $2.7 million in the years 1993, 1994 and 1995, respectively. General and administrative expenses capitalized in the six month periods ended June 30, 1995 and 1996 were $1.2 million and $1.3 million, respectively.


     Due to the substantially tax-free nature of the 1994 Merger to the former Alta stockholders, Devon recorded additional deferred tax liabilities of $11.5 million as of the effective date of the Merger. The deferred tax liabilities caused an additional $11.5 million to be allocated to proved oil and gas reserves in 1994 as shown in the above schedule.

  Results of Operations for Oil and Gas Producing Activities

     The following table includes revenues and expenses associated directly with Devon's oil and gas producing activities. It does not include any allocation of Devon's interest costs or general corporate overhead and, therefore, is not necessarily indicative of the contribution to net earnings of Devon's oil and gas operations. Income tax expense has been calculated by applying statutory income tax rates to oil and gas sales after deducting costs, including depreciation, depletion and amortization and after giving effect to permanent differences.

                                                           YEAR ENDED DECEMBER 31,
                                                 --------------------------------------------
                                                     1993            1994            1995
                                                 ------------    ------------    ------------
    Oil, gas and natural gas liquids sales.....  $ 97,815,000    $ 99,366,000    $112,425,000
    Production and operating expenses..........   (33,325,000)    (31,421,000)    (34,121,000)
    Depreciation, depletion and amortization...   (27,420,000)    (32,861,000)    (36,640,000)
    Income tax expense.........................   (12,844,000)    (12,411,000)    (15,536,000)
                                                 ------------    ------------    ------------
    Results of operations for oil and gas
      producing activities.....................  $ 24,226,000    $ 22,673,000    $ 26,128,000
                                                 ============    ============    ============
    Depreciation, depletion and amortization
      per equivalent barrel of production......  $       3.16    $       3.45    $       3.65
                                                 ============    ============    ============

13. SUPPLEMENTAL INFORMATION ON OIL AND GAS OPERATIONS (UNAUDITED)

     The following supplemental unaudited information regarding the oil and gas activities of Devon is presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities."

                   DEVON ENERGY CORPORATION AND SUBSIDIARIES

  Quantities of Oil and Gas Reserves

     Set forth below is a summary of the changes in the net quantities of crude oil, natural gas and natural gas liquids reserves for each of the three years ended December 31, 1995, as estimated by Devon's independent petroleum consultants LaRoche & Associates, and Devon's own petroleum engineers. Approximately 95%, 91%, and 92% of the respective year-end 1993, 1994 and 1995 proved reserves were estimated by LaRoche & Associates. The remaining percentage of reserves are based on Devon's own estimates. All of Devon's reserves are located within the United States.

                                                                                     NATURAL
                                                                      NATURAL          GAS
                                                        OIL             GAS          LIQUIDS
                                                       (BBLS)          (MCF)         (BBLS)
                                                     ----------     -----------     ---------
    Proved reserves as of December 31, 1992......    16,349,000     263,598,000     1,011,000
      Revisions of estimates.....................      (995,000)     54,536,000     1,227,000
      Extensions and discoveries.................     3,543,000      20,759,000        80,000
      Purchase of reserves.......................       363,000      75,168,000        20,000
      Production.................................    (2,337,000)    (35,598,000)     (411,000)
      Sale of reserves...........................    (2,026,000)     (9,209,000)      (73,000)
                                                     ----------     -----------     ---------
    Proved reserves as of December 31, 1993......    14,897,000     369,254,000     1,854,000
      Revisions of estimates.....................     3,157,000      (5,540,000)    1,733,000
      Extensions and discoveries.................     2,008,000      13,206,000       183,000
      Purchase of reserves.......................    25,201,000      13,492,000     2,181,000
      Production.................................    (2,467,000)    (39,335,000)     (501,000)
      Sale of reserves...........................      (631,000)     (3,517,000)       (8,000)
                                                     ----------     -----------     ---------
    Proved reserves as of December 31, 1994......    42,165,000     347,560,000     5,442,000
      Revisions of estimates.....................     1,127,000      (7,431,000)      535,000
      Extensions and discoveries.................     2,959,000       9,645,000       472,000
      Purchase of reserves.......................     1,852,000      59,585,000     3,665,000
      Production.................................    (3,300,000)    (36,886,000)     (600,000)
      Sale of reserves...........................      (337,000)     (8,627,000)      (45,000)
                                                     ----------     -----------     ---------
    Proved reserves as of December 31, 1995......    44,466,000     363,846,000     9,469,000
                                                     ==========     ===========     =========
    Proved developed reserves as of:
      December 31, 1992..........................    13,823,000     249,154,000       797,000
      December 31, 1993..........................    11,548,000     355,536,000     1,751,000
      December 31, 1994..........................    18,718,000     324,302,000     3,123,000
      December 31, 1995..........................    28,703,000     311,664,000     6,149,000

                   DEVON ENERGY CORPORATION AND SUBSIDIARIES

  Standardized Measure of Discounted Future Net Cash Flows

     The accompanying table reflects the standardized measure of discounted future net cash flows relating to Devon's interest in proved reserves:

                                                              DECEMBER 31,
                                           ---------------------------------------------------
                                               1993               1994               1995
                                           -------------     --------------     --------------
    Future cash inflows..................  $ 913,931,000     $1,186,845,000     $1,476,418,000
    Future costs:
      Development........................    (23,713,000)       (75,115,000)       (52,327,000)
      Production.........................   (256,658,000)      (400,676,000)      (496,279,000)
    Future income tax expense............    (61,480,000)       (71,427,000)      (153,431,000)
                                           -------------     --------------     --------------
    Future net cash flows................    572,080,000        639,627,000        774,381,000
    10% discount to reflect timing of
      cash flows.........................   (228,530,000)      (281,421,000)      (328,481,000)
                                           -------------     --------------     --------------
    Standardized measure of discounted
      future net cash flows..............  $ 343,550,000     $  358,206,000     $  445,900,000
                                           =============     ==============     ==============
    Discounted future net cash flows
      before income taxes................  $ 380,471,000     $  398,206,000     $  534,248,000
                                           =============     ==============     ==============

     Future cash inflows are computed by applying year-end prices (averaging $18.11 per barrel of oil, adjusted for transportation and other charges, $1.35 per Mcf of gas and $12.73 per Bbl of natural gas liquids at December 31, 1995) to the year-end quantities of proved reserves, except in those instances where fixed and determinable price changes are provided by contractual arrangements in existence at year-end. In addition to the future gas revenues calculated at $1.35 per Mcf, Devon's total future gas revenues also include the future tax credit payments to be received and recorded as gas revenues pursuant to the San Juan Basin Transaction described in note 3. Devon's future cash inflows shown in the table above include $58.2 million related to these tax credit payments from 1996 through 2002. This amount has been calculated using the assumption that the year-end 1995 tax credit rate of $1.01 per MMBtu remains constant. Future development and production costs are computed by estimating the expenditures to be incurred in developing and producing proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions.

     Future income tax expenses are computed by applying the appropriate statutory tax rates to the future pretax net cash flows relating to proved reserves, net of the tax basis of the properties involved. The future income tax expenses give effect to permanent differences and tax credits, but do not reflect the impact of future operations. Prior to the San Juan Basin Transaction as described in note 3, the future income tax expenses estimated at December 31, 1994 and 1993 were reduced by the estimated future Section 29 tax credits to be generated by the San Juan Basin coal seam gas properties. It was estimated at year-end 1993 and 1994 that undiscounted amounts of approximately $137 million and $113 million, respectively, of Section 29 tax credits could be generated in future years to Devon's interest. However, because of limitations on the amount of Section 29 tax credits which can actually be utilized for income tax purposes, the undiscounted amounts included as reductions to future income tax expense for purposes of calculating the standardized measure of discounted future net cash flows were only $39 million and $41 million at year-end 1993 and 1994, respectively. As a result of the San Juan Basin Transaction, substantially all of the value of the Section 29 tax credits at year-end 1995 is now included in "future cash inflows," instead of a reduction to income tax expense, in Devon's standardized measure of discounted future net cash flows.

                   DEVON ENERGY CORPORATION AND SUBSIDIARIES

  Changes Relating to the Standardized Measure of Discounted Future Net Cash
Flows

     Principal changes in the standardized measure of discounted future net cash flows attributable to Devon's proved reserves are as follows:

                                                           YEAR ENDED DECEMBER 31,
                                                ---------------------------------------------
                                                    1993            1994             1995
                                                ------------    -------------    ------------
    Beginning balance.........................  $286,693,000    $ 343,550,000    $358,206,000
    Sales of oil, gas and natural gas liquids,
      net of production costs.................   (64,490,000)     (67,945,000)    (78,304,000)
    Net changes in prices and production
      costs...................................     1,479,000     (107,210,000)     60,498,000
    Extensions, discoveries, and improved
      recovery, net of future development
      costs...................................    26,999,000       14,629,000      22,308,000
    Purchase of reserves, net of future
      development costs.......................    59,594,000      133,103,000      50,000,000
    Development costs incurred during the
      period which reduced future development
      costs...................................    11,580,000       16,519,000      43,810,000
    Revisions of quantity estimates...........    47,798,000       26,167,000       7,397,000
    Sales of reserves in place................   (18,170,000)      (5,281,000)     (7,933,000)
    Accretion of discount.....................    31,457,000       38,047,000      39,821,000
    Net change in income taxes................    (9,048,000)      (3,080,000)    (48,347,000)
    Other, primarily changes in timing........   (30,342,000)     (30,293,000)     (1,556,000)
                                                ------------    -------------    ------------
    Ending balance............................  $343,550,000    $ 358,206,000    $445,900,000
                                                ============    =============    ============

14. SUPPLEMENTAL QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

     Following is a summary of the unaudited interim results of operations for the years ended December 31, 1994 and 1995:

                                                               1994
                             ------------------------------------------------------------------------
                                FIRST         SECOND          THIRD         FOURTH
                               QUARTER        QUARTER        QUARTER        QUARTER         TOTAL
                             -----------    -----------    -----------    -----------    ------------
Oil, gas and natural gas
  liquids sales............  $25,778,304    $24,953,045    $25,054,238    $23,580,067    $ 99,365,654
Total revenues.............  $26,144,281    $25,519,353    $25,298,970    $23,810,355    $100,772,959
Net earnings...............  $ 4,876,974    $ 4,053,853    $ 3,055,972    $ 1,757,912    $ 13,744,711
Net earnings per share.....  $      0.23    $      0.19    $      0.14    $      0.08    $       0.64

                                                1995 -- ACTUAL REPORTED RESULTS(A)
                             ------------------------------------------------------------------------
                                FIRST         SECOND          THIRD         FOURTH
                               QUARTER        QUARTER        QUARTER        QUARTER         TOTAL
                             -----------    -----------    -----------    -----------    ------------
Oil, gas and natural gas
  liquids sales............  $23,519,568    $25,331,966    $33,589,019    $29,985,087    $112,425,640
Total revenues.............  $23,762,327    $25,650,334    $33,770,864    $30,119,300    $113,302,825
Net earnings...............  $ 1,026,802    $ 2,444,422    $ 6,645,531    $ 4,385,144    $ 14,501,899
Net earnings per share.....  $      0.05    $      0.11    $      0.30    $      0.20    $       0.66

                                                   1995 -- ADJUSTED RESULTS(A)
                             ------------------------------------------------------------------------
                                FIRST         SECOND          THIRD         FOURTH
                               QUARTER        QUARTER        QUARTER        QUARTER         TOTAL
                             -----------    -----------    -----------    -----------    ------------
Oil, gas and natural gas
  liquids sales............  $26,478,770    $28,293,715    $27,668,068    $29,985,087    $112,425,640
Total revenues.............  $26,796,579    $28,612,083    $27,774,863    $30,119,300    $113,302,825
Net earnings...............  $ 2,864,127    $ 4,181,531    $ 3,071,097    $ 4,385,114    $ 14,501,899
Net earnings per share.....  $      0.13    $      0.19    $      0.14    $      0.20    $       0.66

                   DEVON ENERGY CORPORATION AND SUBSIDIARIES

---------------

(a) The San Juan Basin Transaction described in note 3 was effective January 1, 1995. However, it was initially subject to a material contingency, and thus the transaction's impact on Devon's statement of operations was deferred pending the contingency's resolution. When the contingency was favorably resolved, the cumulative nine-month effect of the transaction was recorded in the third quarter. The first table above includes the 1995 quarterly results as reported, including the six-month out-of-period effect on the third quarter. The second table above presents the quarterly results as they would have been reported had the contingency not existed and had the San Juan Basin Transaction's effect on earnings been reported from the inception of the transaction on January 1, 1995.

15. SUBSEQUENT EVENT -- ISSUANCE OF TRUST CONVERTIBLE PREFERRED SECURITIES (UNAUDITED)

     On July 10, 1996, Devon, through its newly-formed affiliate Devon Financing Trust, completed the issuance of $149.5 million of 6.5% trust convertible preferred securities (the "TCP Securities") in a private placement. Devon Financing Trust issued 2,990,000 shares of the TCP Securities at $50 per share. Each TCP Security is convertible at the holder's option into 1.6393 shares of Devon common stock, which equates to a conversion price of $30.50 per share of Devon common stock.

     Devon Financing Trust invested the $149.5 million of proceeds in 6.5% convertible junior subordinated debentures of Devon (the "Convertible Debentures"). In turn, Devon used the net proceeds from the issuance of the Convertible Debentures to retire debt outstanding under its credit lines.

     The sole assets of Devon Financing Trust are the Convertible Debentures, which mature on June 15, 2026. Devon may redeem the Convertible Debentures, in whole or in part, on or after June 18, 1999. For the first twelve months thereafter, redemptions may be made at 104.55% of the principal amount. This premium declines proportionally every twelve months until June 15, 2006, when the redemption price becomes fixed at 100% of the principal amount. If Devon redeems any Convertible Debentures prior to the scheduled maturity date, Devon Financing Trust must redeem TCP Securities having an aggregate liquidation amount equal to the aggregate principal amount of Convertible Debentures so redeemed. The outstanding TCP Securities will be redeemed when the Convertible Debentures mature on June 15, 2026.

     Devon has guaranteed the payments of distributions and other payments on the TCP Securities only if and to the extent that Devon Financing Trust has funds available therefor. Such guarantee, when taken together with Devon's obligations under the Convertible Debentures and related indenture and declaration of trust, provide a full and unconditional guarantee of amounts due on the TCP Securities.

     Devon owns all the common securities of Devon Financing Trust. As such, the accounts of Devon Financing Trust will be included in Devon's consolidated financial statements after appropriate eliminations of intercompany balances. The TCP Securities will be presented as a separate line item in Devon's consolidated balance sheet, and the distributions on the TCP Securities will be recorded as a charge to earnings on Devon's consolidated statements of operations. The distributions are deductible for income tax purposes.

     Included with the accompanying consolidated balance sheets is a pro forma balance sheet as of June 30, 1996, presented as if the TCP Securities had been issued on such date. The pro forma balance sheet includes an additional $5 million of other assets which represents the costs incurred in the TCP Securities offering. These costs will be charged to expense over the life of the TCP Securities. The pro forma balance sheet also reflects the additional retirement of $10.0 million of long-term debt during July 1996. The cash used for this debt payment was provided by operating activities.

16. AGREEMENT TO ACQUIRE PROPERTIES IN 1996 (UNAUDITED)

     On October 17, 1996, Devon and Kerr-McGee Corporation ("Kerr-McGee") entered into an agreement which provides for Devon to acquire the United States onshore and the Canadian oil and gas exploration and

                   DEVON ENERGY CORPORATION AND SUBSIDIARIES production properties of Kerr-McGee. In exchange for such properties, Devon will issue 9,954,000 shares of its common stock to Kerr-McGee. The transaction is subject to various conditions, including approval of Devon's shareholders. If approved, the transaction is expected to be consummated on December 31, 1996. Devon will account for the transaction in accordance with the purchase method of accounting for business combinations. Therefore, the transaction will not affect Devon's financial results until 1997.

     The properties to be acquired in the transaction had proved oil and gas reserves as of December 31, 1995, of approximately 60.8 million barrels of oil equivalents. The properties' future net cash flows, discounted at 10% per year, were approximately $329 million as of December 31, 1995.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Kerr-McGee Corporation:

     We have audited the accompanying statements of revenues and direct operating expenses of oil and gas properties included in the Agreement and Plan of Merger among Devon Energy Corporation, Devon Energy Corporation (Nevada), Kerr-McGee Corporation, Kerr-McGee North American Onshore Corporation, and Kerr-McGee Canada Onshore Ltd. (the "Properties") for the three years in the period ended December 31, 1995. These statements are the responsibility of Kerr-McGee Corporation's management. Our responsibility is to express an opinion on these statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of revenues and direct operating expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of revenues and direct operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying statements of revenues and direct operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, as described in Note 1, exclude general and administrative expenses, depreciation, depletion and amortization, interest, income tax expenses, and other items as these expenses would not be comparable to those resulting from the proposed future operations of the Properties.

     In our opinion, the statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Properties for the three years in the period ended December 31, 1995.

                                            ARTHUR ANDERSEN LLP

Oklahoma City, Oklahoma
October 18, 1996

            STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF
                OIL AND GAS PROPERTIES INCLUDED IN THE AGREEMENT
                     AND PLAN OF MERGER AMONG DEVON ENERGY
                CORPORATION, DEVON ENERGY CORPORATION (NEVADA),
               KERR-MCGEE CORPORATION, KERR-MCGEE NORTH AMERICAN
            ONSHORE CORPORATION, AND KERR-MCGEE CANADA ONSHORE LTD.

                                                                            FOR THE SIX MONTHS ENDED
                                    FOR THE YEARS ENDED DECEMBER 31,                JUNE 30,
                               ------------------------------------------   -------------------------
                                   1993           1994           1995          1995          1996
                               ------------   ------------   ------------   -----------   -----------
                                                                                   (UNAUDITED)
REVENUES:
  Oil sales................... $ 67,852,490   $ 46,365,811   $ 56,651,121   $28,385,843   $33,664,354
  Gas sales...................   65,721,983     65,544,740     44,221,516    22,422,108    28,449,949
  Natural gas liquids sales...    4,265,824      3,493,232      3,659,412     1,978,711     2,122,311
  Gas Processing and other....    4,275,871      3,805,029      3,746,813     2,599,089     1,562,334
                               ------------   ------------   ------------   -----------   -----------
          Total revenues......  142,116,168    119,208,812    108,278,862    55,385,751    65,798,948
                               ------------   ------------   ------------   -----------   -----------
DIRECT OPERATING EXPENSES:
  Production and operating
     expenses.................   37,893,561     31,733,902     32,922,740    15,974,211    16,529,368
                               ------------   ------------   ------------   -----------   -----------
REVENUES IN EXCESS OF DIRECT
  OPERATING EXPENSES.......... $104,222,607   $ 87,474,910   $ 75,356,122   $39,411,540   $49,269,580
                               ============   ============   ============   ===========   ===========

        The accompanying notes are an integral part of these statements.

        NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF
                OIL AND GAS PROPERTIES INCLUDED IN THE AGREEMENT
                     AND PLAN OF MERGER AMONG DEVON ENERGY
                CORPORATION, DEVON ENERGY CORPORATION (NEVADA),
               KERR-MCGEE CORPORATION, KERR-MCGEE NORTH AMERICAN
            ONSHORE CORPORATION, AND KERR-MCGEE CANADA ONSHORE LTD.

1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Presentation

     The accompanying statements present revenues and direct operating expenses of working and royalty interests in oil, gas and natural gas liquids properties located in the United States and Canada and three gas processing plants included in the Agreement and Plan of Merger among Devon Energy Corporation ("Devon"), Devon Energy Corporation (Nevada), Kerr-McGee Corporation, Kerr-McGee North American Onshore Corporation, and Kerr-McGee Canada Onshore Ltd. (the "Properties").

     The accompanying statements of revenues and direct operating expenses were prepared on the accrual basis of accounting and relate only to the Properties described above. These historical results may not be indicative of future operations. The statements do not include general and administrative expenses, interest, depreciation, depletion and amortization, Federal and state income taxes and other items because such amounts would not be indicative of those expenses which will be incurred by Devon.

     The unaudited statements of revenues and direct operating expenses for the six-month periods ended June 30, 1995 and 1996, in the opinion of management, were prepared on a basis consistent with the audited statements of revenues and direct operating expenses of the Properties for the three years in the period ended December 31, 1995, and include all adjustments, consisting only of normal recurring accruals, necessary to present fairly the revenues and direct operating expenses for the indicated periods.

  Gas Balancing Arrangements

     Gas balancing arrangements with partners in gas wells are accounted for by the entitlements method.

  Cost of Injected Gas

     The cost of injected gas is deferred until sold at completion of miscible gas flood projects.

  Foreign Currency

     The U.S. dollar is the functional currency for the Properties located in Canada. Revenues and direct operating expenses incurred in Canadian dollars have been remeasured to U.S. dollars using monthly average exchange rates. Foreign currency transaction gains and losses have not been included in the accompanying statements because such amounts would not be indicative of those expenses which will be incurred by Devon.

  Use of Estimates

     The preparation of the statements of revenues and direct operating expenses in conformity with generally accepted accounting principles requires Kerr-McGee Corporation to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the reporting periods. Actual results could differ from those estimates as additional information becomes available.

2. RELATED PARTY TRANSACTIONS:

  Gas Sales

     Beginning in March 1994, Kerr-McGee Corporation sold a portion of its share of gas produced from the domestic Properties to a gas marketing affiliate. The terms agreed to by these two related entities provided for a price which was equal to that published in an independent index of monthly prices for gas produced in specific regions. These gas sales represented 18% and 32% of total gas revenues for the years ended December 31, 1994 and 1995, respectively. Kerr-McGee Corporation believes these sales were made at prices which approximate the prices which would have been paid by an unrelated party.

  Oil Sales

     Kerr-McGee Corporation sold a portion of its share of oil produced from the domestic Properties to a crude oil refining affiliate until August 1995. These oil sales represented 51%, 43% and 27% of total oil revenues for the years ended December 31, 1993, 1994 and 1995, respectively. Kerr-McGee Corporation believes these sales were made at prices which approximate the prices which would have been paid by an unrelated party.

  Overhead Charges

     Charges from an affiliate for monthly overhead allowed under joint operating agreements for operated properties totaling $3,053,444, $3,086,334 and $3,450,114 for the years ended December 31, 1993, 1994 and 1995, respectively, are included in the accompanying statements as direct operating expenses.

3. RESULTS OF OPERATIONS FROM CRUDE OIL AND NATURAL GAS ACTIVITIES:

     The results of operations from crude oil and natural gas activities of the Properties for the three years ended December 31, 1995, consisted of the following:

                                                       REVENUES
                                        --------------------------------------                   REVENUES IN
                                          SALES TO       SALES TO                  DIRECT      EXCESS OF DIRECT
                                        UNAFFILIATED    AFFILIATED                OPERATING       OPERATING
                                          ENTITIES       ENTITIES      TOTAL      EXPENSES         EXPENSES
                                        ------------    ----------    --------    ---------    ----------------
                                                               (IN THOUSANDS OF DOLLARS)
1993 --
  Domestic............................    $ 62,976       $  34,581    $ 97,557     $28,724         $ 68,833
  Canada..............................      40,283              --      40,283       8,154           32,129
                                          --------       ---------    --------     -------         --------
     Total crude oil and natural gas
       activities.....................     103,259          34,581     137,840      36,878          100,962
  Other(1)............................       4,276              --       4,276       1,015            3,261
                                          --------       ---------    --------     -------         --------
          Total.......................    $107,535       $  34,581    $142,116     $37,893         $104,223
                                          ========       =========    ========     =======         ========
1994 --
  Domestic............................    $ 41,069       $  32,144    $ 73,213     $24,280         $ 48,933
  Canada..............................      42,191              --      42,191       6,093           36,098
                                          --------       ---------    --------     -------         --------
     Total crude oil and natural gas
       activities.....................      83,260          32,144     115,404      30,373           85,031
  Other(1)............................       3,805              --       3,805       1,361            2,444
                                          --------       ---------    --------     -------         --------
          Total.......................    $ 87,065       $  32,144    $119,209     $31,734         $ 87,475
                                          ========       =========    ========     =======         ========
1995 --
  Domestic............................    $ 40,282       $  29,420    $ 69,702     $24,543         $ 45,159
  Canada..............................      34,830              --      34,830       7,208           27,622
                                          --------       ---------    --------     -------         --------
     Total crude oil and natural gas
       activities.....................      75,112          29,420     104,532      31,751           72,781
  Other(1)............................       3,747              --       3,747       1,172            2,575
                                          --------       ---------    --------     -------         --------
          Total.......................    $ 78,859       $  29,420    $108,279     $32,923         $ 75,356
                                          ========       =========    ========     =======         ========

---------------

(1) Includes gas processing plant revenues, Canadian tax credits, and other items that do not fit the definition of crude oil and natural gas activities but have been included above to reconcile to the Statements of Revenues and Direct Operating Expenses.

4. SUPPLEMENTAL INFORMATION ON OIL AND GAS RESERVES (UNAUDITED):

  Crude Oil, Condensate and Natural Gas Net Reserves

     The estimates of proved reserves have been prepared by Kerr-McGee Corporation's geologists and engineers. Such estimates include reserves on certain properties that are partially undeveloped and reserves that may be obtained in the future by secondary recovery operations now in operation or for which successful testing has been demonstrated. The following table summarizes the changes in the estimated quantities of the Properties' crude oil, natural gas liquids and natural gas reserves for the three years ended December 31, 1995:

                                              CRUDE OIL               NATURAL GAS LIQUIDS              NATURAL GAS
                                      (IN THOUSANDS OF BARRELS)    (IN THOUSANDS OF BARRELS)   (IN MILLIONS OF CUBIC FEET)
                                      --------------------------   -------------------------   ----------------------------
                                      DOMESTIC   CANADA   TOTAL    DOMESTIC   CANADA   TOTAL   DOMESTIC   CANADA     TOTAL
                                      --------   ------   ------   --------   ------   -----   --------   -------   -------
Proved developed and undeveloped
  reserves --
  Balance December 31, 1992.........   19,008    9,210    28,218     1,087      852    1,939   183,300     81,300   264,600
    Revisions of previous estimates,
      extensions, discoveries and
      other additions...............    1,164    1,119     2,283      (118)     241      123    (3,800)    10,135     6,335
    Production......................   (2,886)  (1,227)   (4,113)     (166)    (215)    (381)  (25,500)   (13,600)  (39,100)
                                       ------    -----    ------     -----     ----    -----   -------    -------   -------
  Balance December 31, 1993.........   17,286    9,102    26,388       803      878    1,681   154,000     77,835   231,835
    Revisions of previous estimates,
      extensions, discoveries and
      other additions...............      772    1,060     1,832       (25)      50       25    19,400       (918)   18,482
    Production......................   (2,120)  (1,146)   (3,266)     (138)    (192)    (330)  (24,300)   (13,700)  (38,000)
                                       ------    -----    ------     -----     ----    -----   -------    -------   -------
  Balance December 31, 1994.........   15,938    9,016    24,954       640      736    1,376   149,100     63,217   212,317
    Revisions of previous estimates,
      extensions, discoveries and
      other additions...............    3,618    1,268     4,886       (19)      --      (19)   14,723       (930)   13,793
    Production......................   (2,189)  (1,250)   (3,439)     (134)    (175)    (309)  (24,800)   (12,600)  (37,400)
                                       ------    -----    ------     -----     ----    -----   -------    -------   -------
  Balance December 31, 1995.........   17,367    9,034    26,401       487      561    1,048   139,023     49,687   188,710
                                       ======    =====    ======     =====     ====    =====   =======    =======   =======
Proved developed reserves --
  December 31, 1992.................   10,987    9,207    20,194       977      852    1,829   155,200     80,600   235,800
  December 31, 1993.................   14,123    9,099    23,222       798      878    1,676   152,200     77,135   229,335
  December 31, 1994.................   13,500    9,013    22,513       635      736    1,371   147,600     62,517   210,117
  December 31, 1995.................   14,286    9,031    23,317       486      561    1,047   138,100     48,987   187,087

  Standardized Measure of and Reconciliation of Changes in Discounted Future Net Cash Flows (Unaudited)

     The standardized measure of future net cash flows presented in the following table was computed using the year-end prices and costs and a 10% discount factor. No future income tax expense was computed as taxable income arising from the operations of the Properties accrues to the owner. Kerr-McGee Corporation cautions that actual future net cash flows may vary considerably from these estimates. Although the estimates of total reserves, development costs, and production rates for the Properties were based upon the best information available, the development and production of the oil and gas reserves may not occur in the periods assumed. Actual prices realized and costs incurred may vary significantly from those used. Therefore, such estimated future net cash flow computations should not be considered to represent Kerr-McGee Corporation's estimate of the expected revenues or the current value of existing proved reserves of the Properties.

                                                    FUTURE                                   STANDARDIZED
                                      FUTURE     DEVELOPMENT                                  MEASURE OF
                                       CASH     AND PRODUCTION   FUTURE NET   10% ANNUAL   DISCOUNTED FUTURE
                                     INFLOWS        COSTS        CASH FLOWS    DISCOUNT     NET CASH FLOWS
                                     --------   --------------   ----------   ----------   -----------------
                                                            (IN THOUSANDS OF DOLLARS)
1993 --
  Domestic.......................... $535,324      $312,250       $223,074     $ 82,474        $ 140,600
  Canada............................  246,370        56,666        189,704       69,904          119,800
                                     --------      --------       --------     --------        ---------
          Total..................... $781,694      $368,916       $412,778     $152,378        $ 260,400
                                     ========      ========       ========     ========        =========
1994 --
  Domestic.......................... $490,704      $256,839       $233,865     $ 90,765        $ 143,100
  Canada............................  218,045        47,514        170,531       69,031          101,500
                                     --------      --------       --------     --------        ---------
          Total..................... $708,749      $304,353       $404,396     $159,796        $ 244,600
                                     ========      ========       ========     ========        =========
1995 --
  Domestic.......................... $535,547      $200,509       $335,038     $149,834        $ 185,204
  Canada............................  230,454        69,787        160,667       58,367          102,300
                                     --------      --------       --------     --------        ---------
          Total..................... $766,001      $270,296       $495,705     $208,201        $ 287,504
                                     ========      ========       ========     ========        =========

     The changes in the standardized measure of future net cash flows are presented below for each of the three years in the period ended December 31, 1995:

                                                              1993          1994         1995
                                                            ---------     --------     --------
                                                                 (IN THOUSANDS OF DOLLARS)
Net change in sales, transfer prices, and production
  costs.................................................... $ (55,091)    $    970     $ 28,524
Changes in estimated future development costs..............      (290)      (7,435)     (17,761)
Sales and transfers less production costs..................  (102,499)     (86,650)     (73,860)
Changes due to extensions, discoveries, revisions of
  quantity estimates, etc. ................................    28,289       36,182       67,772
Current period development costs...........................    22,870       20,648       23,546
Accretion of discount......................................    33,900       26,040       24,470
Timing and other...........................................    (5,779)      (5,555)      (9,787)
                                                            ---------     --------     --------
  Net change...............................................   (78,600)     (15,800)      42,904
Total at beginning of year.................................   339,000      260,400      244,600
                                                            ---------     --------     --------
Total at end of year....................................... $ 260,400     $244,600     $287,504
                                                            =========     ========     ========

                                                                      ADDENDUM A

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                           DEVON ENERGY CORPORATION,
                       DEVON ENERGY CORPORATION (NEVADA),
                            KERR-MCGEE CORPORATION,
                 KERR-MCGEE NORTH AMERICAN ONSHORE CORPORATION,
                                      AND
                         KERR-MCGEE CANADA ONSHORE LTD.

                                October 17, 1996

                               TABLE OF CONTENTS


                                                                                          PAGE
                                                                                          ----
Section 1.  The Merger of Kerr-McGee Oklahoma
  Section 1.01    The Exchange Ratio..................................................     A-1
  Section 1.02    The Merger..........................................................     A-1
  Section 1.03    Effect of the Merger................................................     A-2
  Section 1.04    Exchange of Certificates............................................     A-2
  Section 1.05    Taking Necessary Action; Further Action.............................     A-2
  Section 1.06    Stockholders Meeting and Proxy Statement............................     A-2
Section 2.  The Acquisition of Kerr-McGee Sub
  Section 2.01    Exchange of Shares..................................................     A-3
  Section 2.02    Stock Certificates..................................................     A-3
Section 3.  Closing...................................................................     A-3
Section 4.  Representations and Warranties of Kerr-McGee
  Section 4.01    Organization, Good Standing, Etc. ..................................     A-3
  Section 4.02    Capital Stock of Kerr-McGee Oklahoma and Kerr-McGee Sub.............     A-3
  Section 4.03    The Interests.......................................................     A-4
  Section 4.04    No Breach of Statute or Contract; Governmental Authorizations.......     A-5
  Section 4.05    Authorization of Agreement..........................................     A-5
  Section 4.06    Disclosure in Proxy Statement.......................................     A-5
  Section 4.07    Broker's or Finder's Fees...........................................     A-5
  Section 4.08    Permits.............................................................     A-6
  Section 4.09    Prior Obligations...................................................     A-6
  Section 4.10    Title to the Interests..............................................     A-6
  Section 4.11    Compliance with Laws................................................     A-6
  Section 4.12    Oil and Gas Leases in Good Standing.................................     A-6
  Section 4.13    Taxes...............................................................     A-6
  Section 4.14    Claims or Litigation................................................     A-6
  Section 4.15    Contracts, Consents and Preferential Rights.........................     A-6
  Section 4.16    Tax Partnerships....................................................     A-7
  Section 4.17    Financial Statements................................................     A-7
  Section 4.18    Tax Matters.........................................................     A-7
  Section 4.19    Employees, Labor and Benefits.......................................     A-8
  Section 4.20    Insurance...........................................................     A-8
  Section 4.21    Planned Future Commitments..........................................     A-8
  Section 4.22    Environmental and Safety Matters....................................     A-8
  Section 4.23    Investment Intent...................................................     A-8
Section 5.  Representations and Warranties of Devon
  Section 5.01    Organization, Good Standing, Etc. ..................................     A-8
  Section 5.02    Capital Stock of Devon and Subsidiaries.............................     A-9
  Section 5.03    SEC Documents.......................................................     A-9
  Section 5.04    No Breach of Statute or Contract; Governmental Authorizations.......     A-9
  Section 5.05    Authorization of Agreement..........................................    A-10
  Section 5.06    Broker's or Finder's Fees...........................................    A-10
  Section 5.07    Article Eleventh of Devon Certificate of Incorporation and Sections
                  1145 through 1155, and Section 1090.3, of the Oklahoma Act..........    A-10
  Section 5.08    Proxy Statement Information.........................................    A-10
  Section 5.09    Rights Plan.........................................................    A-10
  Section 5.10    Board Recommendation................................................    A-11
  Section 5.11    Required Vote.......................................................    A-11
  Section 5.12    Environmental and Safety Matters....................................    A-11

                                                                                          PAGE
                                                                                          ----
Section  6.  Conduct and Transactions Prior to Effective Time
  Section 6.01    Investigation by Kerr-McGee/Operation of Business of Devon..........    A-11
  Section 6.02    Investigation by Devon/Operation of Business of the Kerr-McGee
                  Group...............................................................    A-12
  Section 6.03    Employees...........................................................    A-14
  Section 6.04    Consents............................................................    A-16
Section  7.  Conditions to Obligations of Devon.......................................    A-16
  Section 7.01    Resolutions of Board of Directors...................................    A-16
  Section 7.02    Representations and Warranties of Kerr-McGee to be True.............    A-16
  Section 7.03    Third Party Consents................................................    A-17
  Section 7.04    Devon Shareholder Approval..........................................    A-17
  Section 7.05    No Material Adverse Change..........................................    A-17
  Section 7.06    Statutory Requirements..............................................    A-17
  Section 7.07    Opinion of Counsel of Kerr-McGee....................................    A-17
  Section 7.08    Transfer of the Interests...........................................    A-18
  Section 7.09    Other Agreements....................................................    A-18
  Section 7.10    Stock Exchange Listing..............................................    A-18
Section  8.  Conditions to obligations of Kerr-McGee
  Section 8.01    Resolutions of Board of Directors...................................    A-18
  Section 8.02    Representations and Warranties of Devon to be True..................    A-18
  Section 8.03    Third Party Consents................................................    A-18
  Section 8.04    Devon Shareholder Approval..........................................    A-18
  Section 8.05    No Material Adverse Change..........................................    A-18
  Section 8.06    Statutory Requirements..............................................    A-19
  Section 8.07    Opinion of Counsel of Devon.........................................    A-19
  Section 8.08    Other Agreements....................................................    A-19
  Section 8.09    Stock Exchange Listing..............................................    A-19
Section  9.  Termination of Agreement and Abandonment of Transaction..................    A-20
Section 10.  Additional Agreement of the Parties
  Section 10.01   Closing/Post Closing Working Capital Adjustments....................    A-20
  Section 10.02   House Creek (Sussex) Unit...........................................    A-21
  Section 10.03   Royalty and Working Interest and Tax Liabilities....................    A-21
  Section 10.04   Kerr-McGee Intercompany Payables....................................    A-22
  Section 10.05   Schedule Disclosures................................................    A-22
  Section 10.06   Tax Return and Reorganization Information...........................    A-22
  Section 10.07   Preservation of Books and Records...................................    A-22
Section 11.  General Provisions
  Section 11.01   Amendments..........................................................    A-22
  Section 11.02   Survival of Covenants, Representations and Warranties...............    A-22
  Section 11.03   Certain Definitions.................................................    A-22
  Section 11.04   Governing Law.......................................................    A-23
  Section 11.05   Notices.............................................................    A-23
  Section 11.06   No Assignment.......................................................    A-23
  Section 11.07   Fees and Expenses...................................................    A-23
  Section 11.08   Headings............................................................    A-24
  Section 11.09   Counterparts........................................................    A-24
  Section 11.10   Entire Agreement....................................................    A-24
  Section 11.11   Publicity...........................................................    A-24
  Section 11.12   No Third Party Beneficiaries........................................    A-24
  Section 11.13   Specific Performance................................................    A-24
  Section 11.14   Partial Illegality or Unenforceability..............................    A-24

                             EXHIBITS AND SCHEDULES

                                    EXHIBITS

EXHIBIT A        -- Certificate of Merger/Oklahoma
EXHIBIT B        -- Articles of Merger/Nevada
EXHIBIT C        -- Devon Amendment to Certificate of Incorporation
EXHIBIT D        -- United States Excluded Properties
EXHIBIT E        -- Canadian Excluded Properties
EXHIBIT F        -- Stock Rights and Restrictions Agreement
EXHIBIT G        -- Registration Rights Agreement
EXHIBIT H-1      -- First Amendment to Rights Agreement
EXHIBIT H-2      -- Second Amendment to Rights Agreement

                                          SCHEDULES

Schedule 4.09    -- Prior obligations for Property Dispositions
Schedule 4.10    -- Exceptions to Title
Schedule 4.11    -- Compliance with Laws
Schedule 4.12    -- oil and Gas Lease Exceptions
Schedule 4.14    -- Claims or Litigation
Schedule 4.15    -- Contracts, Consents and Preferential Rights
Schedule 4.16    -- Tax Partnerships
Schedule 4.21    -- Future Capital Commitments
Schedule 4.22    -- Environmental
Schedule 5.12    -- Environmental

                                 DEFINED TERMS

             TERM DEFINED                                          LOCATION
             ------------                                          --------
Active Employees...............................................  Section 6.03(a)
Acquiring Person...............................................  Section 5.09
Agreement......................................................  Recitals
Alberta Act....................................................  Section 4.18(b)(3)
Amendment......................................................  Section 1.06
Canada Tax Act.................................................  Section 4.18(b)(2)
Canadian Onshore Oil and Gas Business..........................  Recital A
Certificates of Merger.........................................  Section 1.02
COBRA..........................................................  Section 6.03(d)(i)
Code...........................................................  Recital E
Conclusive Worksheet...........................................  Section 10.01(d)
Closing........................................................  Section 3
Closing Date...................................................  Section 3
Devon..........................................................  Recitals
Devon Common Stock.............................................  Recital D
Devon Confidential Materials...................................  Section 6.01(a)
Devon Group....................................................  Recital B
Devon Nevada...................................................  Recitals
Devon Reports..................................................  Section 5.03
Devon Representatives..........................................  Section 6.02(a)
Devon Savings Plan.............................................  Section 6.03(d)(v)(2)
Distribution Date..............................................  Section 5.09
Effective Time.................................................  Section 1.02
Employee Plans.................................................  Section 6.03(c)
ERISA..........................................................  Section 6.03(c)
Excluded Assets................................................  Section 4.03
GST............................................................  Section 4.18(b)(3)
House Creek Production Payment.................................  Section 10.02
Interests......................................................  Section 4.03
Kerr-McGee.....................................................  Recitals
Kerr-McGee Canada..............................................  Section Section 4.02
Kerr-McGee Confidential Material...............................  Section 6.02(a)
Kerr-McGee Designees...........................................  Section 8.08(d)
Kerr-McGee Group...............................................  Recital A
Kerr-McGee Oklahoma............................................  Recitals
Kerr-McGee Oklahoma Common Stock...............................  Section 4.02
Kerr-McGee Representatives.....................................  Section 6.01(a)
Kerr-McGee Sub.................................................  Recitals
Kerr-McGee Sub Common Stock....................................  Section 4.02
Material Adverse Effect........................................  Section 11.03
Merger.........................................................  Section 1.01
Net Cash.......................................................  Section 10.01(c)
Net Working Capital............................................  Section 10.01(b)
Neutral Auditors...............................................  Section 10.01(d)
Nevada Act.....................................................  Recital C
Newly Hired Employee...........................................  Section 6.03(b)
Oklahoma Act...................................................  Recital C
Permits........................................................  Section 4.08
Production Payment.............................................  Section 10.02

             TERM DEFINED                                          LOCATION
             ------------                                          --------
Production Payment Owner.......................................  Section 10.02
Proxy Statement................................................  Section 1.06
Real Property Interests........................................  Section 4.03(c)(i)
Records........................................................  Section 10.07
Rights Agent...................................................  Section 5.09
Rights Agreement...............................................  Section 5.09
SEC............................................................  Section 1.06
Stockholders Meeting...........................................  Section 1.06
Sub Shares.....................................................  Recital D
Subject Interests..............................................  Section 10.02
Substantially True.............................................  Section 11.03
Surviving Corporation..........................................  Section 1.02
Tax Pools......................................................  Section 4.18(b)
33 Act.........................................................  Section 4.23
34 Act.........................................................  Section 5.03
U.S. Onshore Oil & Gas Business................................  Recital A
WARN...........................................................  Section 6.03(g)

                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), has been entered into this 17th day of October, 1996, among DEVON ENERGY CORPORATION. ("Devon"), an Oklahoma corporation, DEVON ENERGY CORPORATION (NEVADA) ("Devon Nevada"), a Nevada corporation, KERR-MCGEE CORPORATION ("Kerr-McGee"), a Delaware corporation, KERR-MCGEE NORTH AMERICAN ONSHORE CORPORATION ("Kerr-McGee Oklahoma"), an Oklahoma corporation, and KERR-MCGEE CANADA ONSHORE LTD. ("Kerr-McGee Sub"), a corporation organized under the laws of Alberta, Canada, with reference to the following circumstances:


     A. Kerr-McGee Oklahoma is a wholly owned subsidiary of Kerr-McGee, and as of the Closing Date (hereafter defined) Kerr-McGee Sub will be a wholly owned subsidiary of Kerr-McGee. As of the Closing Date, (i) Kerr-McGee Oklahoma will own and conduct as an ongoing concern all of the onshore exploration and production of oil and gas business of Kerr-McGee and its subsidiaries located in the continental U.S. (the "U.S. Onshore Oil and Gas Business"), which includes all of the U.S. onshore producing and non-producing Interests (hereinafter defined) of Kerr-McGee and its subsidiaries, as set forth in Section 4.03 hereof; and (ii) Kerr-McGee Sub will own and conduct as an ongoing concern all of the onshore exploration and production of oil and gas business of Kerr-McGee and its subsidiaries located in continental Canada (the "Canadian Onshore Oil and Gas Business"), which includes all of the Canadian onshore producing and non-producing interests of Kerr-McGee and its subsidiaries, as set forth in
Section 4.03 hereof. Kerr-McGee, Kerr-McGee Oklahoma and Kerr-McGee Sub are referred to collectively herein as the "Kerr-McGee Group."

     B. Devon Nevada is a wholly owned subsidiary of Devon. Devon and Devon Nevada are referred to collectively herein as the "Devon Group."

     C. The boards of directors of Devon, Devon Nevada, Kerr-McGee and Kerr-McGee Oklahoma deem it advisable and in the best interests of their respective shareholders that (i) Kerr-McGee Oklahoma be merged with and into Devon Nevada, pursuant to this Agreement and the applicable provisions of the Oklahoma General Corporation Act (the "Oklahoma Act") and the General Corporation Law of Nevada (the "Nevada Act") and (ii) Devon acquire all of the issued and outstanding capital stock of Kerr-McGee Sub, pursuant to this Agreement.

     D. This Agreement provides for, among other things, (i) the merger of Kerr-McGee Oklahoma with and into Devon Nevada, (ii) the automatic conversion of all the issued and outstanding shares of Kerr-McGee Oklahoma at the Effective Time (hereafter defined) into 7,554,880 fully paid and nonassessable shares of Devon common stock, par value $.10 share (the "Devon Common Stock") and (iii) the acquisition by Devon of all of the issued and outstanding capital stock of Kerr-McGee Sub (the "Sub Shares")in exchange for 2,399,120 shares of Devon Common Stock.

     E. The boards of directors of Devon, Devon Nevada, Kerr-McGee and Kerr-McGee Oklahoma, respectively, have approved and adopted this Agreement and, with respect to the merger of Kerr-McGee Oklahoma into Devon Nevada, as a plan of reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code").

     ACCORDINGLY, premises considered and for the purpose of prescribing the terms and conditions for the acquisition by Devon of the Sub Shares and of Kerr-McGee Oklahoma by means of merger with and into Devon Nevada, the parties have entered into this Agreement.

     1. The Merger of Kerr-McGee Oklahoma.

     1.01 The Exchange Ratio. Devon shall acquire Kerr-McGee Oklahoma through the merger of Kerr-McGee Oklahoma with and into Devon's wholly owned subsidiary, Devon Nevada, under the terms of which all of the issued and outstanding shares of Kerr-McGee Oklahoma at the Effective Time will be converted automatically into 7,554,880 shares of Devon Common Stock (the "Merger").

     1.02 The Merger. Subject to the terms and conditions of this Agreement, a Certificate of Merger and Articles of Merger substantially in the forms attached hereto as Exhibits A and B, respectively, (the

"Certificates of Merger") shall be executed by Kerr-McGee Oklahoma and Devon Nevada and delivered to the Secretaries of State of Oklahoma and Nevada for filing on the Closing Date (hereafter defined). The latest time of filing by a Secretary of State of Oklahoma or Nevada is herein referred to as the "Effective Time." At the Effective Time, the separate existence of Kerr-McGee Oklahoma shall cease and Kerr-McGee Oklahoma shall be merged with and into Devon Nevada (sometimes referred to herein as the "Surviving Corporation") At the Effective Time, the certificates evidencing the issued and outstanding Kerr-McGee Oklahoma capital stock shall be deemed to evidence the number of shares of Devon Common Stock into which the shares of Kerr-McGee Oklahoma have been converted.

     1.03 Effect of the Merger. At and after the Effective Time, the status, rights, liabilities and other matters affecting the Merger of Kerr-McGee Oklahoma and Devon Nevada shall be as provided by Section 1088 of the Oklahoma Act and Section 92A.250 of the Nevada Act, respectively.

     1.04 Exchange of Certificates. At the Closing (hereafter defined), Kerr-McGee shall surrender the certificates which prior to the Merger represented shares of stock of Kerr-McGee Oklahoma to Devon. Kerr-McGee, as the holder of Kerr-McGee Oklahoma Common Stock (hereafter defined), shall thereupon be entitled to receive in exchange therefor a certificate evidencing the shares of Devon Common Stock into which the shares of Kerr-McGee Oklahoma shall have been converted at the Effective Time as provided in this Agreement.

     1.05 Taking Necessary Action; Further Action. Devon, Devon Nevada, Kerr-McGee and Kerr-McGee Oklahoma, respectively, shall use all reasonable efforts to take all such action as may be necessary or appropriate in order to effectuate the Merger as promptly as practicable. if, at any time after the Effective Time of the Merger, any further action is necessary or desirable to carry out the purposes of this Agreement, or to vest Devon Nevada with full right and title to and possession of all assets, property, rights, privileges, powers and franchises of either or both of Devon Nevada and Kerr-McGee Oklahoma, the officers and directors of Devon Nevada are fully authorized in the name of Kerr-McGee Oklahoma or otherwise to take, and shall take, all such action.

     1.06  Stockholders Meeting and Proxy Statement.

     (a) In order to consummate the Merger, Devon, acting through its board of directors, shall, in accordance with applicable law and its certificate of incorporation and by-laws, (i) duly call, give notice of, convene and hold a special meeting of its stockholders as soon as practicable after the date of this Agreement for the purpose of considering and taking action on the issuance of the shares of Devon Common Stock to be issued to Kerr-McGee in the Merger and the amendment to Devon's certificate of incorporation (the "Amendment") in the form attached as Exhibit C hereto (the "Stockholders Meeting") and (ii) include in the proxy statement to be sent to the stockholders of the Company (the definitive proxy statement filed with the Securities and Exchange Commission ("SEC"), as amended or supplemented, is herein referred to as the "Proxy Statement") the recommendation of its board of directors that the stockholders of the Company vote in favor of and approve the issuance of the shares of Devon Common Stock to be issued to Kerr-McGee in the Merger and the Amendment.

     (b) As soon as practicable following the date of the Agreement, Devon shall prepare and file with the SEC preliminary proxy materials and shall use all reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable. Kerr-McGee shall cooperate with Devon in the preparation of the Proxy Statement and shall furnish to Devon such data and information relating to Kerr-McGee, the Interests, Kerr-McGee Oklahoma and Kerr-McGee Sub as Devon may reasonably request for the purpose of including the data and information in the Proxy Statement. Devon shall give Kerr-McGee and its counsel the opportunity to review any preliminary proxy materials and the Proxy Statement prior to their being filed with the SEC and shall give Kerr-McGee and its counsel the opportunity to review all amendments and supplements thereto and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Devon will provide promptly to Kerr-McGee copies of all correspondence between Devon or any of its representatives and the SEC. Devon will advise Kerr-McGee promptly when any supplement to or amendment of the Proxy Statement has been filed, or the issuance of any stop order, or of any request by the SEC or the American Stock Exchange for amendment of the Proxy Statement.

     2. The Acquisition of Kerr-McGee Sub.

     2.01 Exchange of Shares. Subject to the terms and conditions of this Agreement, at the Effective Time, Kerr-McGee will assign, transfer and deliver to Devon the Sub Shares and Devon will issue to Kerr-McGee 2,399,120 shares of Devon Common Stock.

     2.02 Stock Certificates. At the Effective Time, Kerr-McGee will duly endorse for transfer all certificates evidencing the Sub Shares and deliver them to Devon and Devon will register in Kerr-McGee's name and issue one or more certificates, as reasonably requested by Kerr-McGee, evidencing 2,399,120 shares of Devon Common Stock and deliver it or them to Kerr-McGee.

     3. Closing. Subject to the terms and provisions hereof, the closing of the transactions provided for herein (the "Closing") shall occur at 10:00 a.m. at the offices of McAfee & Taft A Professional Corporation, Tenth Floor, Two Leadership Square, Oklahoma City, Oklahoma on December 31, 1996 (the "Closing Date,,) and immediately thereafter the Certificates of Merger shall be filed with the Secretaries of State of Oklahoma and Nevada unless another date, time or place is agreed to in writing by the parties hereto.

     4. Representations and Warranties of Kerr-McGee. Kerr-McGee represents and warrants to Devon as follows:

     4.01 Organization, Good Standing, Etc. Kerr-McGee Oklahoma and Kerr-McGee Sub are corporations duly organized, validly existing and in good standing under the laws of the State of Oklahoma and the province of Alberta, Canada, respectively. Kerr-McGee Oklahoma and Kerr-McGee Sub have the corporate power to own their property and to carry on their business as now being conducted. Kerr-McGee, Kerr-McGee Oklahoma and Kerr-McGee Sub have the corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby and Kerr-McGee Oklahoma has the corporate power to execute and deliver the Certificates of Merger herein required. At the Effective Time, Kerr-McGee Oklahoma and Kerr-McGee Sub will be duly qualified and/or licensed, as may be required, and in good standing in each of the jurisdictions in which the nature of the business conducted by them or the character of the property owned, leased or used by them makes such qualification and/or licensing necessary, except where the failure to be so qualified and/or licensed, and in good standing would not singly or in the aggregate have a material adverse effect on Kerr-McGee Oklahoma and Kerr-McGee Sub. Kerr-McGee has made available to Devon copies of the certificate of incorporation, bylaws and the records of meetings of the shareholders and boards of directors of Kerr-McGee Oklahoma and Kerr-McGee Sub which are complete and correct in all respects. All material corporate actions taken by Kerr-McGee Oklahoma and Kerr-McGee Sub since their organization and incorporation through the date hereof have been duly authorized or subsequently ratified as necessary. Neither Kerr-McGee Oklahoma nor Kerr-McGee Sub is in default under or in violation of any provision of their respective certificate of incorporation or bylaws.

     4.02 Capital Stock of Kerr-McGee Oklahoma and Kerr-McGee Sub. The authorized capital stock of Kerr-McGee Oklahoma consists of 1,000 shares of common stock, par value $1.00 per share ("Kerr-McGee Oklahoma Common Stock"), of which 1,000 shares are issued and outstanding and all of which are owned by Kerr-McGee. The authorized capital stock of Kerr-McGee Sub consists of 1,000 shares of common stock, no par value ("Kerr-McGee Sub Common Stock"), of which 1,000 shares are issued and outstanding and all of which are presently owned by Kerr-McGee Canada Ltd. ("Kerr-McGee Canada"), but at the Closing, will be owned by Kerr-McGee, free and clear of all security interests, liens and encumbrances. There are no treasury shares held by Kerr-McGee Oklahoma or Kerr-McGee Sub. The issued Kerr-McGee Oklahoma Common Stock and Kerr-McGee Sub Common Stock are validly authorized and issued and fully paid and nonassessable. Neither Kerr-McGee Oklahoma nor Kerr-McGee Sub have ever declared or paid any dividend, or declared or made any distribution on, or authorized the creation or issuance of, or issued, or authorized or effected any split-up or any other recapitalization of, any of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock and, except as permitted by this Agreement, will not do so between the date of this Agreement and the Effective Time of the Merger. There are no contractual obligations of Kerr-McGee Oklahoma or Kerr-McGee Sub to repurchase, redeem or otherwise acquire any outstanding shares of their capital stock. Further, there are no options, warrants or other rights to acquire any additional shares of capital stock of Kerr-McGee Oklahoma or Kerr-McGee Sub.

     4.03  The Interests.

     (a) Kerr-McGee Oklahoma is a wholly-owned subsidiary of Kerr-McGee and as of the Closing Date, Kerr-McGee Sub will be a wholly owned subsidiary of Kerr-McGee. As of the Closing Date, (i) Kerr-McGee Oklahoma will own and conduct as an ongoing concern all of Kerr-McGee and its affiliates' U.S. Onshore Oil and Gas Business and (ii) Kerr-McGee Sub will own and conduct as an ongoing concern all of Kerr-McGee and its affiliates' Canadian Onshore Oil and Gas Business.

     (b) Kerr-McGee Oklahoma has not ever engaged in an activity unrelated to the U.S. Onshore Oil & Gas Business and Kerr-McGee Sub has not ever engaged in an activity unrelated to the Canadian Onshore Oil & Gas Business.

     (c) The U.S. Onshore Oil and Gas Business and the Canadian Onshore Oil and Gas Business, consist of the following:

          (i) Oil, gas and mineral leases and the operating rights, mineral interests, royalty interests, overriding royalty interests, payments out of production and interests in or under unit or pooling agreements covering lands located onshore in the continental United States and Canada (the "Real Property Interests");

          (ii) All other contracts, agreements, leases, licenses, permits, rights (including without limitation rights in warranty and other choses in action), easements and orders relating to the Real Property Interests (or the lands covered thereby or pooled, unitized, or directly used or held for use in connection therewith), the operations conducted or to be conducted thereon, or the production, treatment, sale or disposal of hydrocarbons or water produced therefrom or attributable thereto;

          (iii) All wells (including, without limitation, disposal, supply or injection wells), personal property, fixtures (including, without limitation, plants, gathering systems, pipelines, compressors and dehydration and other treatment facilities), equipment (including, without limitation, inventory, field trucks and vehicles and supplies) and improvements located on the Real Property Interests, or upon lands pooled, unitized, or directly used or held for use in connection therewith or with the operation or maintenance thereof, or with the production, treatment, sale or disposal of hydrocarbons or water produced therefrom or attributable thereto, and all original books, files, seismic records and tapes (to the extent the Kerr-McGee Group may convey ownership or rights concerning the use of same), other records and information of the Kerr-McGee Group (including without limitation all land, geological, geophysical and accounting files and records) pertaining to the Real Property Interests and the U.S. Onshore Oil and Gas Business or Canadian Onshore Oil and Gas Business; and

          (iv) All other rights and interests in, to or under or derived from the Real Property Interests, the lands covered thereby or pooled, unitized or directly used or held for use in connection therewith.

     As used herein, the term "Interests" means the aggregate of all rights, titles and interests owned by Kerr-McGee and or any of its affiliates, or any of them, insofar as they relate to the U.S. Onshore Oil and Gas Business and the Canadian Onshore Oil and Gas Business.

     (d) The Interests, as owned and operated by Kerr-McGee Oklahoma and Kerr-McGee Sub, shall not include:

          (i) all lands, mineral interests and properties (whether real, tangible or intangible) owned by Kerr-McGee and used or associated with Kerr-McGee's oil and gas exploration and production business covering lands located in, on or under the Outer Continental Shelf of the United States of America, the off-shore territorial waters of any state thereof or the States of Alaska and Hawaii and the territorial waters thereof;

          (ii) all lands, mineral interests, and properties (whether real, tangible or intangible), acquired, used or held for use by Kerr-McGee solely or primarily for purposes other than its U.S. Onshore Oil & Gas Business or its Canadian Onshore Oil & Gas Business;

          (iii) all of the U.S. oil and gas wells and properties described on Exhibit D attached hereto, including all oil and gas leases, leasehold interests and properties associated therewith (whether real, tangible or intangible); and

          (iv) all of the non-U.S. oil and gas wells and properties described on Exhibit E attached hereto, including all oil and gas leases, leasehold interests and properties associated therewith (whether real, tangible or intangible), none of which are located in the province of Alberta, Canada.

The excluded properties are herein referred to collectively as the "Excluded Assets."

     (e) The provisions of this Section 4.03 shall survive the Closing.

     4.04  No Breach of Statute or Contract; Governmental
Authorizations. Neither the execution and delivery of this Agreement nor compliance with the terms and provisions of this Agreement by the Kerr-McGee Group will violate any law, statute, rule or regulation of any governmental authority, or will on the Closing Date conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or governmental agency, authority to which Kerr-McGee or its subsidiaries is subject or, except as set forth in Schedule 4.15, of any agreement or instrument to which Kerr-McGee or its subsidiaries is a party or by which any of them is bound, or constitute a material default thereunder, or result in the creation of any material lien, charge or encumbrance upon any of the Interests or cause any acceleration of maturity of any material obligation or loan, or give to others any material interest or rights, including rights of termination or cancellation, in or with respect to any of the Interests.

     4.05 Authorization of Agreement. The execution, delivery and performance of this Agreement by the members of the Kerr-McGee Group have been duly and validly authorized by all requisite corporate action on the part of each member of the Kerr-McGee Group. The execution, delivery and performance by the Kerr-McGee Group of all other agreements and transactions contemplated hereby have been, or prior to Closing will be, duly authorized and approved by all requisite corporate action on the part of the Kerr-McGee Group. This Agreement has been, and the other agreements and instruments contemplated hereby, when executed and delivered, will be, duly executed and delivered by each member of the Kerr-McGee Group as required and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto or thereto, this Agreement constitutes and, when executed, each of the other agreements contemplated hereby will constitute, a valid and binding obligation of each member of the Kerr-McGee Group that is a party hereto or thereto, as the case may be, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity, and in the case of the Registration Rights Agreement (as hereinafter defined), considerations of public policy.

     4.06  Disclosure in Proxy Statement.

     (a) None of the information, including the oil and gas reserve, well and acreage data, which has been or will be supplied by Kerr-McGee to Devon in writing for inclusion in the Proxy Statement (or any amendment thereof or supplement thereto) will contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

     (b) Kerr-McGee has furnished, or will furnish, Devon with all information required with respect to the Interests necessary for Devon to prepare financial statements with respect thereto for inclusion in the Proxy Statement in accordance with applicable rules of the SEC, including Regulation S-X.

     4.07 Broker's or Finder's Fees. None of Kerr-McGee or any of its subsidiaries has incurred any liability, contingent or otherwise, for brokers' or finders' fees in respect of this Agreement for which any member of the Devon Group shall have any responsibility whatsoever.

     4.08 Permits. At the Effective Time, Kerr-McGee Oklahoma and Kerr-McGee Sub will have all approvals, authorizations, consents, licenses, orders, franchises, rights, registrations and permits of all governmental agencies, whether federal, state or local, United States or foreign, required to permit the operation of their businesses as presently conducted (the "Permits") and each will be in full force and effect and will have been duly and validly issued, except where the absence of which, singly or in the aggregate, would not have a material adverse effect on Kerr-McGee Oklahoma and Kerr-McGee Sub. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any revocation, cancellation, suspension or modification of any such Permit except where such revocation, cancellation, suspension or modification would not have a material adverse effect on Kerr-McGee Oklahoma and Kerr-McGee Sub. At the Effective Time, there will be no outstanding violation of any of the Permits singly or in the aggregate that would have a material adverse effect on Kerr-McGee Oklahoma and Kerr-McGee Sub.

     4.09 Prior Obligations. None of Kerr-McGee or its subsidiaries have any contractual obligation relating to the disposition, by merger or otherwise, of all or any of the equity securities of Kerr-McGee Oklahoma or Kerr-McGee Sub or of all or any significant portion of the Real Property Interests except as contained in this Agreement, except for obligations arising in the ordinary course of business of Kerr-McGee Oklahoma or Kerr-McGee Sub and except as disclosed in Schedule 4.09.

     4.10 Title to the Interests. Except as set forth in Schedule 4.10, each of Kerr-McGee Oklahoma and Kerr-McGee Sub will have on the Closing Date good and defensible title of record to their respective properties comprising the Interests free and clear of all liens, pledges, claims, charges, security interests, production payments or other encumbrances except (i) liens for current taxes and assessments not yet due, or being contested in good faith by appropriate proceedings and (ii) such imperfections of title and encumbrances, if any, which do not have singly or in the aggregate a material adverse effect on Kerr-McGee Oklahoma and Kerr-McGee Sub.

     4.11 Compliance with Laws. Except as disclosed in Schedule 4.11 and excluding matters covered by Section 4.22, neither Kerr-McGee nor any of its subsidiaries is in violation of any applicable law, ordinance, regulation, writ, judgment, decree or order of any court or government or governmental unit in connection with the Interests, the consequences of which singly or in the aggregate would have a material adverse effect on Kerr-McGee Oklahoma and Kerr-McGee Sub.

     4.12 Oil and Gas Leases in Good Standing. Except as disclosed in Schedule 4.12, all oil and gas leases which are material singly or in the aggregate to Kerr-McGee Oklahoma and Kerr-McGee Sub are in full force and effect, and neither Kerr-McGee Oklahoma nor Kerr-McGee Sub is in default thereunder.

     4.13 Taxes. All ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of property comprising the Interests or the production or removal of hydrocarbons or the receipt of proceeds therefrom have been timely paid, except such things as are being contested in good faith by appropriate proceedings.

     4.14 Claims or Litigation. Except as disclosed in Schedule 4.14, there is no material suit, action or other proceeding pending before any court or governmental agency and, to the knowledge of Kerr-McGee, there is no material claim, dispute, suit, action or other proceeding threatened, against Kerr-McGee Oklahoma, Kerr-McGee Sub or any of the Real Property Interests.

     4.15 Contracts, Consents and Preferential Rights. Kerr-McGee has described in Schedule 4.15 (i) all partnership, joint venture, farmin/farmout, dry hole, bottom hole, acreage contribution, area of mutual interest, purchase and/or acquisition agreements of which any terms remain executory which materially affect the Real Property Interests, (ii) all other executory contracts to which Kerr-McGee Oklahoma or Kerr-McGee Sub is a party which materially affect any item of the Real Property Interests, (iii) all U.S. and Canadian governmental or court approvals and third party contractual consents required in order to consummate the transactions contemplated by this Agreement, other than routine consents required in connection with transfers of U.S. federal, state, Canadian, province and Indian leases, (iv) all agreements pursuant to which third parties have preferential rights or similar rights to acquire any portion of the Real

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Property Interests upon the Merger contemplated by this Agreement, and (v) all other contracts and agreements which are in any single case of material importance to the business of Kerr-McGee Oklahoma or Kerr-McGee Sub.

     4.16 Tax Partnerships. No item of the Real Property Interests nor any oil and gas property owned by Kerr-McGee Oklahoma or Kerr-McGee Sub is treated for income tax purposes as being owned by a partnership except as disclosed in
Schedule 4.16.

     4.17 Financial Statements. Kerr-McGee has furnished Devon with statements of revenues and direct operating expenses for the three years ended December 31, 1993, 1994 and 1995, which shall have been audited by Arthur Andersen & Co. prior to the filing of the Proxy Statement, and for the six months ended June 30, 1995 and 1996, which are unaudited.

     4.18  Tax Matters.

     (a) Generally. Neither Kerr-McGee Oklahoma nor Kerr-McGee Sub have ever filed a tax return or report of any kind with any taxing jurisdiction, including the United States and Canada, except an initial franchise tax return in Oklahoma will be filed prior to Closing.

     (b) Canada.

          (1) Kerr-McGee Sub had, to its best estimate, the following tax accounts as at September 24, 1996 (the "Tax Pool Date") (terms have the meaning given thereto for the purposes of the Income Tax Act (Canada) (the "Canada Tax Act")) of approximately:

                                                                            CANADIAN DOLLARS
                                                                            ----------------
    Canadian exploration expense..........................................    $        -0-
    Canadian development expense..........................................    $ 21,000,000
    Canadian oil & gas property expense...................................    $ 10,600,000
    Undepreciated capital Cost............................................    $ 12,900,000
      Class 41............................................................    $ 11,300,000
      Other Classes.......................................................    $  1,600,000

The above classes of tax accounts are hereinafter referred to as "Tax Pools."

     Neither Kerr-McGee Canada nor Kerr-McGee Sub will have disposed of more than $200,000 (Canadian dollars) of Canadian based assets (other than the sale to Kerr-McGee Sub) since the Tax Pool Date (or prior thereto but without the disposition having been reflected in the Tax Pools at September 24, 1996). Kerr-McGee Canada will claim no deduction in respect of the Tax Pools for its taxation year including the Tax Pool Date. Kerr-McGee Canada and Kerr-McGee Sub will make such elections as are necessary to transfer all of Kerr-McGee Canada's Tax Pools (as at the date of the transfer of the Canadian assets to Kerr-McGee
Sub) to Kerr-McGee Sub in such configuration as Devon shall direct; provided, however, that (i) such elections shall not result in taxable income to Kerr-McGee Canada and (ii) Kerr-McGee Canada may direct that up to $1,600,000 (Canadian dollars) of the Tax Pools transferred to Kerr-McGee Sub be used against the Canadian taxable income of Kerr-McGee Sub for its taxable year ending on the Closing Date, using the various Tax Pools in the order of lowest percent of available use to the highest percent of available use. For example, the Canadian oil and gas property expense pool would be used first.

     (2) Kerr-McGee Sub will be registered for the purposes of the Part IX of the Excise Tax Act (the "GST") and the Kerr-McGee Canada and Kerr-McGee Sub will elect to ensure no GST will arise on the transfer of the Canadian On Shore Oil and Gas Business to Kerr-McGee Sub.

     (3) None of the oil and gas properties included in the Canadian On Shore Oil and Gas Business are "restricted resource properties for the purposes of the Alberta Corporate Income Tax Act (the "Alberta Act"). Neither Kerr-McGee nor any company associated with Kerr-McGee, for the purposes of the Alberta Royalty Tax Credit under the Alberta Act, own or have any interest in any oil and gas properties in Alberta other than the properties which are owned by Kerr-McGee Sub nor do any of them have a present intention to acquire any interest in oil and gas properties in Alberta.

     (4) At the Closing, Kerr-McGee shall provide a certificate pursuant to
Section 116 of the Canada Tax Act with respect to the disposition of the Sub Shares with a certificate limit not less than the fair market value of the Devon Common Stock to be issued for the Sub Shares.

     4.19 Employees, Labor and Benefits. Kerr-McGee Oklahoma and Kerr-McGee Sub have never had any employees.

     4.20 Insurance. At the Effective Time, neither Kerr-McGee Oklahoma nor Kerr-McGee Sub will have any insurance which provides coverage after the Effective Time.

     4.21 Planned Future Commitments. Neither Kerr-McGee Oklahoma nor Kerr-McGee Sub have planned or budgeted future expenditure commitments relating to the Real Property Interests (drilling of wells, workovers, contract settlements, pipeline projects, production facilities, etc.) in excess of $500,000 in the aggregate which are not disclosed in Schedule 4.21.

     4.22  Environmental and Safety Matters. Except as set forth in Schedule
4.22 and insofar as it pertains to the Interests and to the best of Kerr-McGee's information and belief:

     (a) Kerr-McGee is not aware, and has not received notice from any person, entity or governmental body, agency or commission, of any release, disposal, event, condition, circumstance, activity, practice or incident concerning any land, facility, asset or property that (i) interferes with or prevents compliance or continued compliance by Kerr-McGee (or by any member of the Devon Group after the Effective Time) with any United States, Canadian, state or local law, regulation, code or ordinance or the terms of any license or permit issued pursuant thereto, or (ii) gives rise to or results in any common law or other liability of Kerr-McGee Oklahoma or Kerr-McGee Sub to any person, entity or governmental body, agency or commission for damage or injury to natural resources, wildlife, human health or the environment which would have a material adverse effect on Kerr-McGee Oklahoma and Kerr-McGee Sub.

     (b) There is no civil, criminal or administrative action, lawsuit, demand, litigation, claim, hearing, notice of violation, investigation or proceeding, pending or threatened, against Kerr-McGee Oklahoma or Kerr-McGee Sub or any present or former owner of any interest in, or operator of, any of the lands, facilities, assets and properties owned or formerly owned, operated, leased or used by Kerr-McGee as a result of the violation or breach of any federal, state, or local law, regulation, code or ordinance or any duty arising at common law to any person, entity or governmental body, singly or in the aggregate, which if determined adversely to Kerr-McGee Oklahoma or Kerr-McGee Sub would have a material adverse effect on Kerr-McGee Oklahoma and Kerr-McGee Sub.

     4.23 Investment Intent. Neither Kerr-McGee nor any of its subsidiaries presently own nor will they own prior to the Effective Time any Devon Common Stock. On the date first above written and the Closing Date, Kerr-McGee has and will have no present intention to sell or otherwise dispose of any Devon Common Stock to be issued to it pursuant to this Agreement and the Merger. On the Closing Date, Kerr-McGee is acquiring the Devon Common Stock for investment purposes and not with a view to or in connection with a distribution within the meaning of the Securities Act of 1933, as amended (the "33 Act"). Kerr-McGee understands and agrees that the certificates representing the Devon Common Stock will have a legend imprinted thereon to the effect set forth in Section 3 of the Share Rights and Restrictions Agreement attached as Exhibit F hereto. The provisions of this Section shall survive Closing.

     5. Representations and Warranties of Devon. Devon represents and warrants to Kerr-McGee as follows:

     5.01 Organization, Good Standing, Etc. Devon and Devon Nevada are corporations duly organized, validly existing and in good standing under the laws of the States of Oklahoma and Nevada, respectively. Devon and Devon Nevada have the corporate power to own their property and to carry on their business as now being conducted. Devon and Devon Nevada have the corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby and Devon Nevada has the corporate power to execute the Certificates of Merger herein required. At the Effective Time, Devon and Devon Nevada will be duly qualified and/or licensed and in good standing in each of the jurisdictions in which the nature of the business conducted by them or the character of the property owned, leased or used by any of them makes such qualification and/or licensing necessary, except in such jurisdictions where the failure to be so qualified or licensed would not have a material adverse effect on Devon and its consolidated subsidiaries considered as one enterprise. Devon Nevada is a wholly owned subsidiary of Devon. Neither Devon nor Devon Nevada is in default under or in violation of any provision of their respective certificate of incorporation or bylaws.

     5.02 Capital Stock of Devon and Subsidiaries. The authorized capital stock of Devon consists of 120,000,000 shares of Devon Common Stock and 3,000,000 shares of preferred stock of which 22,130,896 shares of Devon Common Stock and no shares of preferred stock were issued and outstanding as of the date first above written. No shares were held in the treasury as of such date. As of the date of this Agreement, there are no outstanding options, warrants or other rights to subscribe for or purchase from Devon or any of its subsidiaries any capital stock of Devon, or securities convertible into capital stock of Devon except for the convertible securities of Devon presently outstanding, and other than 1,347,100 shares of Devon Common Stock reserved for issuance or issuable pursuant to those employee benefit plans which have been publicly disclosed. As of the date first above written, Devon employee stock options were outstanding that provide for the purchase of 1,014,900 shares of Devon Common Stock, subject to certain vesting conditions. As of the Closing Date, Devon employee stock options providing for the purchase of no more than 1,347,100 shares of Devon Common Stock will be outstanding. As of the date first above written, no more than 4,901,507 shares of Devon Common Stock will be reserved for issuance or issuable upon conversion of Devon's presently outstanding convertible preferred securities. All of the capital stock of Devon's subsidiaries has been validly authorized and issued, is fully paid and nonassessable and is owned directly by Devon free and clear of any lien, charge or encumbrance. Each share of Devon Common Stock to be issued pursuant to this Agreement will have attached to it a Right as defined in the Rights Agreement.

     5.03 SEC Documents. Devon has delivered or made available to Kerr-McGee each registration statement, report, definitive proxy statement or definitive information statement and all exhibits thereto filed since December 31, 1995, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Devon Reports"). The Devon Reports, which were filed with the SEC in a timely manner, constitute all forms, reports and documents required to be filed by Devon under the 33 Act, the Securities Exchange Act of 1934, as amended (the "34 Act") and the rules and regulations promulgated thereunder. As of their respective dates, the Devon Reports (i) complied as to form in all material respects with the applicable requirements of the 33 Act and the 34 Act and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the balance sheets of Devon included in or incorporated by reference into the Devon Reports (including the related notes and schedules) fairly presents the financial position of Devon as of its date and each of the statements of income, retained earnings and cash flows of Devon included in or incorporated by reference into the Devon Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of Devon for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of any unaudited statements, as permitted by Form 10-Q promulgated under the 34 Act.

     5.04  No Breach of Statute or Contract; Governmental
Authorizations. Neither the execution and delivery of this Agreement nor compliance with the terms and provisions of this Agreement by the Devon Group will violate any law, statute, rule or regulation of any governmental authority, or will on the Closing Date conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or governmental agency, authority to which Devon or its subsidiaries is subject or of any agreement or instrument to which Devon or its subsidiaries is a party or by which any of them is bound, or constitute a material default thereunder, or result in the creation of any material lien, charge or encumbrance upon any property or assets of Devon or its subsidiaries or cause any acceleration of maturity of any material obligation or loan, or give to others any material interest or rights, including rights of termination or cancellation, in or with respect to any of the properties, assets, agreements, contracts or business of Devon or its subsidiaries.

     5.05 Authorization of Agreement. The execution, delivery and performance of this Agreement by the members of the Devon Group have been duly and validly authorized and approved by all requisite corporate action on the part of each member of the Devon Group. The execution, delivery and performance by each member of the Devon Group of all other agreements and transactions contemplated hereby have been or prior to Closing will be, duly authorized and approved by all requisite corporate action on the part of each member of the Devon Group. This Agreement has been, and the other agreements contemplated hereby, when executed and delivered, will be, duly executed and delivered by each member of the Devon Group as required and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto or thereto, this Agreement constitutes and, when executed, each of the other agreements contemplated hereby will constitute, a valid and binding obligation of each member of the Devon Group that is a party hereto or thereto, as the case may be, enforceable against each of them in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity, and in the case of the Registration Rights Agreement (hereafter defined), considerations of public policy.

     5.06 Broker's or Finder's Fees. No member of the Devon Group has incurred any liability, contingent or otherwise, for brokers' or finders' fees in respect of this Agreement for which any member of the Kerr-McGee Group shall have any responsibility whatsoever.

     5.07 Article Eleventh of Devon Certificate of Incorporation and Sections 1145 through 1155, and Section 1090.3, of the Oklahoma Act. (a) Section 1090.3 of the Oklahoma Act does not prohibit or restrict the Merger or the issuance of shares of Devon Common Stock to Kerr-McGee pursuant thereto or Section 2 hereof, or the other transactions contemplated hereby. The board of directors of Devon has, prior to the date hereof, approved this Agreement and the transactions contemplated hereby, including the Merger, the issuance of the shares of Devon Common Stock to be issued to Kerr-McGee pursuant thereto and the issuance of the shares of Devon Common Stock to be issued pursuant to Section 2 hereof, for purposes of Article Eleventh of Devon's certificate of incorporation such that no limitation on Devon engaging in any business combination (as defined in such Article Eleventh) with Kerr-McGee following the date hereof will be applicable as a result of Article Eleventh, subject however, to the provisions of the Stock Rights and Restrictions Agreement to be executed by the parties hereto at Closing.

     (b) The Control Share Acquisition Act as set forth in Sections 1145 through 1155 of the Oklahoma Act is not applicable to Devon and will not be applicable to this Agreement, the Merger and the issuance of the shares of Devon Common Stock to be issued to Kerr-McGee pursuant thereto or Section 2 hereof, and the other transactions contemplated hereby.

     5.08 Proxy Statement Information. Assuming that the representations of Kerr-McGee set forth in Section 4.06 hereof are true and correct, neither the Proxy Statement nor any amendment thereof or supplement thereto will contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

     5.09 Rights Plan. On or prior to the date of this Agreement, the Rights Agreement (hereafter defined) has been amended pursuant to an amendment thereto duly executed and delivered by Devon and the Rights Agent (as defined in the Rights Agreement) in the form of Exhibit H-1 hereto so that the execution and delivery by the Kerr-McGee Group of this Agreement, and the consummation of the Merger, including the issuance of the shares of Devon Common Stock to be issued to Kerr-McGee pursuant to the Merger and Section 2 hereof, will not result in any member of the Kerr-McGee Group or any other affiliate of Kerr-McGee becoming an "Acquiring Person" (as defined in the Rights Agreement dated as of April 17, 1995 (as amended, the "Rights Agreement") between Devon and the First National Bank of Boston, as rights agent) or result in a "Distribution Date" (as defined in the Rights Agreement). Prior to the Effective Time, the

Rights Agreement will have been amended pursuant to an amendment thereto duly executed by Devon and the Rights Agent in the form of Exhibit H-2 hereto, and will not otherwise have been further amended.

     5.10 Board Recommendation. The board of directors of Devon, at a meeting duly called and held, has by unanimous vote, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, the Amendment and the issuance of the shares of Devon Common Stock to be issued to Kerr-McGee in the Merger and pursuant to Section 2 hereof are fair to and in the best interests of the stockholders of Devon, and (ii) resolved to recommend that the holders of the shares of Devon Common Stock approve the Amendment and the issuance of the shares of Devon Common Stock to be issued to Kerr-McGee in the Merger and pursuant to Section 2 hereof.

     5.11 Required Vote. The affirmative vote of a majority of the issued and outstanding shares of Devon Common Stock is the only vote of the holders of any class or series of securities of Devon necessary to approve the Amendment and the issuance of the shares of Devon Common Stock to be issued to Kerr-McGee pursuant to the Merger and Section 2 hereof. Except for such vote, there is no vote of the holders of any class or series of securities necessary to approve this Agreement, the Merger, the Stock Rights and Restrictions Agreement or any other transaction contemplated hereby or thereby.

     5.12  Environmental and Safety Matters. Except as set forth in Schedule
5.12 and to the best of Devon's information and belief:

     (a) Devon is not aware, and has not received notice from any person, entity or governmental body, agency or commission, of any release, disposal, event, condition, circumstance, activity, practice or incident concerning any land, facility, asset or property that (i) interferes with or prevents compliance or continued compliance by Devon (or by any member of the Devon Group after the Closing) with any United States, Canadian, state or local law, regulation, code or ordinance or the terms of any license or permit issued pursuant thereto, or
(ii) gives rise to or results in any common law or other liability of Devon or Devon Nevada to any person, entity or governmental body, agency or commission for damage or injury to natural resources, wildlife, human health or the environment which would have a material adverse effect on Devon and Devon Nevada.

     (b) There is no civil, criminal or administrative action, lawsuit, demand, litigation, claim, hearing, notice of violation, investigation or proceeding, pending or threatened, against Devon or Devon Nevada or any present or former owner of any interest in, or operator of, any of the lands, facilities, assets and properties owned or formerly owned, operated, leased or used by Devon or Devon Nevada as a result of the violation or breach of any federal, state, or local law, regulation, code or ordinance or any duty arising at common law to any person, entity or governmental body, singly or in the aggregate, which if determined adversely to Devon or Devon Nevada would have a material adverse effect on Devon and Devon Nevada.

     6.  Conduct and Transactions Prior to Effective Time.

     6.01 Investigation by Kerr-McGee/Operation of Business of Devon. Between the date of this Agreement and the Closing:

     (a) Devon shall give Kerr-McGee, its agents and representatives, reasonable access to all of the premises and books and records of Devon and its subsidiaries and agrees to cause their respective officers to furnish Kerr-McGee, its agents and representatives with such financial and operating data and other information with respect to the respective businesses and properties of Devon as Kerr-McGee, its agents and representatives shall from time to time reasonably request, provided, however, that any such investigation shall not affect any of the representations and warranties of Devon hereunder, and provided further, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the respective businesses of Devon. In the event of termination of this Agreement, except as prevented by law, Kerr-McGee will, and shall cause its agents and representatives to, return to Devon all documents, work papers and other materials obtained from Devon, in connection with the transactions contemplated hereby, and all copies, extracts or other reproductions thereof in whole or in part (the "Devon Confidential Material"). The term Devon Confidential Material does not include information which (i) is or becomes public information without violation of this Agreement, (ii) was already known to Kerr-McGee, (iii) is developed by Kerr-McGee independently from the information supplied to Kerr-McGee pursuant to this Agreement, or (iv) is furnished to Kerr-McGee by a third party who is not an employee, agent, representative, or advisor of Devon or its subsidiaries or any entity in which Devon has an interest independently from Kerr-McGee's investigation pursuant to the transactions contemplated by this Agreement. Kerr-McGee agrees, and shall cause its affiliates and their respective officers, directors, employees, financial advisors and agents (collectively, "Kerr-McGee Representatives"), to keep confidential in accordance with this Section 6.01 any Devon Confidential Material obtained pursuant to this Agreement. If this Agreement is terminated, Kerr-McGee shall not use, and shall cause each Kerr-McGee Representative not to use, any of the Devon Confidential Material to Kerr-McGee's or any other person's financial advantage or to the detriment of Devon. The confidentiality provisions of this Section 6.01 shall survive the termination of this Agreement.

     (b) Subject to Subsection 6.01(c) below or except as required by law, the Devon Confidential Material will be kept confidential and will not, without the prior written consent of Devon, be disclosed by Kerr-McGee or the Kerr-McGee Representatives, in whole or in part, and will not be used by Kerr-McGee or the Kerr-McGee Representatives, directly or indirectly, for any purpose other than in connection with this Agreement, the other transactions contemplated by this Agreement or evaluating, negotiating or advising Kerr-McGee with respect to the transactions contemplated herein. Moreover, Kerr-McGee agrees to transmit the Devon Confidential Material to the Kerr-McGee Representatives only if and to the extent that the Kerr-McGee Representatives need to know the Devon Confidential Material for purposes of such transaction and are informed by Kerr-McGee of the confidential nature of the Devon Confidential Material and of the terms of this Section. In any event, Kerr-McGee will be responsible for any actions by the Kerr-McGee Representatives which are not in accordance with the provisions hereof.

     (c) In the event that Kerr-McGee, the Kerr-McGee Representatives or anyone to whom Kerr-McGee or the Kerr-McGee Representatives supply the Devon Confidential Material are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any governmental body or otherwise in connection with legal processes) to disclose any of the Devon Confidential Material, Kerr-McGee agrees (i) to immediately notify Devon of the existence, terms and circumstances of such a request, (ii) to consult with Devon on the advisability of taking legally available steps to resist-or narrow such request and (iii) if disclosure of such information is required, to furnish only that portion of the Devon Confidential Material which, in the opinion of Kerr-McGee's counsel, Kerr-McGee is legally compelled to disclose and to cooperate with any action by Devon to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Devon Confidential Material (it being agreed that Devon shall reimburse Kerr-McGee for all reasonable out-of-pocket expenses incurred by Kerr-McGee in connection with such cooperation).

     (d) Devon will conduct its business only in the ordinary course and, by way of amplification and not limitation, will not, without the prior written consent of Kerr-McGee (i) issue shares of its capital stock except pursuant to existing contractual commitments or in connection with a direct or indirect (stock, partnership interests, etc.) acquisition of oil and gas properties, (ii) amend its Certificate of Incorporation or bylaws, except as contemplated by this Agreement, (iii) waive any rights of substantial value, (iv) enter into any agreement not in the ordinary course of its business, (v) except for the regular quarterly cash dividend in an amount equal to $.03 per share on Devon Common Stock, declare or pay any dividend, or declare or make any distribution on, or authorize the creation or issuance of, or issue, or authorize or effect any split-up or any other recapitalization of, any capital stock of Devon, or directly or indirectly redeem, purchase or otherwise acquire any of the outstanding capital stock of Devon, or (vi) take any action or omit to take any action which would result in any of its representations or warranties set forth in this Agreement becoming untrue.

     6.02  Investigation by Devon/Operation of Business of the Kerr-McGee
Group. Between the date of this Agreement and the Effective Time of the Closing:

     (a) Insofar as related to the Interests, Kerr-McGee Oklahoma or Kerr-McGee Sub, Kerr-McGee shall give Devon, its agents and representatives, reasonable access to all of the books and records of Kerr-McGee and the properties of Kerr-McGee Oklahoma and Kerr-McGee Sub, and agrees to cause their respective officers to furnish Devon, its agents and representatives with such financial and operating data and other information with respect to the respective businesses and properties of Kerr-McGee (to the extent relevant to the Agreement), as Devon, its agents and representatives shall from time to time reasonably request; provided, however, that any such investigation shall not affect any of the representations and warranties of Kerr-McGee hereunder, and provided further, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the respective businesses of Kerr-McGee. In the event of termination of this Agreement, except as prevented by law, Devon will, and shall cause its agents and representatives to, return to Kerr-McGee all documents, work papers and other materials obtained from Kerr-McGee, in connection with the transactions contemplated hereby, and all copies, extracts or other reproductions thereof in whole or in part (the "Kerr-McGee Confidential Material"). The Kerr-McGee Confidential Material does not include information which (i) is or becomes public information without violation of this Agreement,
(ii) was already known to Devon, (iii) is developed by Devon independently from the information supplied to Devon pursuant to this Agreement, or (iv) is furnished to Devon by a third party who is not an employee, agent, representative, or advisor of Kerr-McGee or any entity in which Kerr-McGee has an interest independently from Devon's investigation pursuant to the transactions contemplated by this Agreement. Devon agrees, and shall cause its affiliates and officers, directors, employees, financial advisors and agents (collectively, "Devon Representatives"), to keep confidential in accordance with this Section 6.02 any Kerr-McGee Confidential Material obtained pursuant to this Agreement. If this Agreement is terminated, Devon shall not, and it shall cause each Devon Representative not to use, any of the Kerr-McGee Confidential Material to the financial advantage of Devon or any other person or to the detriment of Kerr-McGee. The confidentiality provisions of this Section 6.02 shall survive the termination of this Agreement.

     (b) Subject to Subsection 6.02(c) below or except as required by law, the Kerr-McGee Confidential Material will be kept confidential and will not, without the prior written consent of Kerr-McGee, be disclosed by Devon or the Devon Representatives, in whole or in part, and will not be used by Devon or the Devon Representatives, directly or indirectly, for any purpose other than in connection with this Agreement, the other transactions contemplated by this Agreement or evaluating, negotiating or advising Devon with respect to the transactions contemplated herein. Moreover, Devon agrees to transmit the Kerr-McGee Confidential Material to the Devon Representatives only if and to the extent that the Devon Representatives need to know the Kerr-McGee Confidential Material for purposes of such transaction and are informed by Devon of the confidential nature of the Kerr-McGee Confidential Material and of the terms of this Section. In any event, Devon will be responsible for any actions by the Devon Representatives which are not in accordance with the provisions hereof.

     (c) In the event that Devon, the Devon Representatives or anyone to whom Devon or the Devon Representatives supply the Kerr-McGee Confidential Material are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any governmental body or otherwise in connection with legal processes) to disclose any of the Kerr-McGee Confidential Material, Devon agrees (i) to immediately notify Kerr-McGee of the existence, terms and circumstances of such a request, (ii) to consult with Kerr-McGee on the advisability of taking legally available steps to resist or narrow such request and (iii) if disclosure of such information is required, to furnish only that portion of the Kerr-McGee Confidential Material which, in the opinion of Devon's counsel, Devon is legally compelled to disclose and to cooperate with any action by Kerr-McGee to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Kerr-McGee Confidential Material (it being agreed that Kerr-McGee shall reimburse Devon for all reasonable out-of-pocket expenses incurred by Devon in connection with such cooperation).

     (d) Kerr-McGee will, to the extent required for continued operation of the Interests without impairment, use its reasonable efforts to preserve substantially intact the books and records relative thereto, and to preserve the present relationships of the Kerr-McGee Group to the extent related to the Interests with persons having significant business relations therewith such as suppliers, customers, brokers, agents or otherwise and to promptly notify Devon of an emergency or other change which would have a significant adverse effect on Kerr-McGee Oklahoma and Kerr-McGee Sub.

     (e) Kerr-McGee Oklahoma and Kerr-McGee Sub will conduct their business only in the ordinary course and, by way of amplification and not limitation, they will not, without the prior written consent of

Devon (i) issue, sell or otherwise dispose of shares of its capital stock, or
(ii) grant any other options or warrants or other rights to purchase or otherwise acquire any shares of capital stock or issue any securities convertible into shares of capital stock, of any member of Kerr-McGee Oklahoma or Kerr-McGee Sub or (iii) adopt any Employee Plans (hereafter defined) or (iv) declare, set aside, or pay any dividend or distribution with respect to the capital stock of Kerr-McGee Oklahoma or Kerr-McGee Sub other than as permitted with respect to the working capital adjustments as set forth in Section 10.01 hereof, or (v) directly or indirectly redeem, purchase or otherwise acquire any capital stock of Kerr-McGee Oklahoma or Kerr-McGee Sub, or (vi) effect a split or reclassification of any capital stock of Kerr-McGee Oklahoma or Kerr-McGee Sub or a recapitalization of Kerr-McGee Oklahoma or Kerr-McGee Sub, or (vii) change the charter or bylaws of Kerr-McGee Oklahoma or Kerr-McGee Sub, or (viii) permit Kerr-McGee or Kerr-McGee Canada to grant any increase in the compensation payable or to become payable to their Active Employees (hereafter defined) other than regularly scheduled merit increases, or (ix) borrow, except for working capital purposes and except in the ordinary course of business, or agree to borrow any funds, or guarantee or agree to guarantee the obligations of others, or (x) waive any rights of substantial value, or (xi) except in the ordinary course of business enter into an agreement, contract or commitment which, if entered into prior to the date of this Agreement, would be required to be listed in a Schedule attached to this Agreement, or materially amend or change the terms of any such agreement, contract or commitment, or (xii) take any action or omit to take any action which would result in any of its representations or warranties set forth in this Agreement becoming untrue.

     (f) Kerr-McGee Oklahoma and Kerr-McGee Sub will maintain their books of account in the usual, regular and ordinary manner.

     6.03  Employees.

     (a) Status of Active Employees with Kerr-McGee or Kerr-McGee Canada. For the purpose of this Agreement, the term "Active Employees" shall mean the full-time employees employed by Kerr-McGee or Kerr-McGee Canada in the conduct of the U.S. onshore oil and Gas Business and Canadian Onshore Oil and Gas Business, respectively, inclusive of any such employees on temporary leave of absence (including military leave, temporary disability or sick leave). Within 15 days after execution of this Agreement, Kerr-McGee will provide Devon with a list of Active Employees, stating job title, date of hire and salary as of the date thereof. Kerr-McGee will update such list from time to time to reflect changes in the work force, and the current list of Active Employees. Kerr-McGee Oklahoma and Kerr-McGee Sub do not currently have nor have either of them ever had employees.

     (b) Status of Active Employees with Devon. Devon is under no obligation to retain or hire any Active Employee. At least 15 days before the Effective Time, Devon will provide to Kerr-McGee a list of those Active Employees to whom an offer of employment has been or will be made to be effective at the Effective Time. Upon reasonable prior notice during normal business hours, Devon will be given reasonable access to the facilities and to personnel, safety and other relevant records of Kerr-McGee (to the extent access to such records does not violate any law or the legitimate privacy rights of the Active Employee concerned) for the purpose of preparing for and conducting employment interviews with any Active Employees. Interviews will be conducted during normal business hours. At the Effective Time, Kerr-McGee will terminate the employment of the Active Employees who have received and accepted an offer of employment from Devon or any of its affiliates (the "Newly Hired Employees"). On or before the Effective Time, Kerr-McGee will provide other employment for or terminate the employment of all Active Employees who are not Newly Hired Employees. As used in this Section 6.03, the term "affiliates" of Devon or any member of the Devon Group shall not include Kerr-McGee, Kerr-McGee Oklahoma, Kerr-McGee Sub or their subsidiaries.

     (c) No Employee Benefit Plans. Neither Kerr-McGee Oklahoma nor Kerr-McGee Sub (or their subsidiaries) have ever sponsored or participated in any Employee Plans up to the Effective Time. As used herein "Employee Plans" shall mean any bonus, deferred compensation, incentive compensation, stock purchase, stock option, employment, consulting, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefit, profit sharing, pension or retirement plan, program, agreement or arrangement, or any other benefit plan of any kind whatsoever that is provided to employees or former employees of Kerr-McGee Oklahoma or Kerr-McGee Sub, or their beneficiaries, and each other "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether formal or informal, written or oral, and whether contributed to, or required to be contributed to, by Kerr-McGee Oklahoma or Kerr-McGee Sub. If any claims, demands or liabilities of any kind whatsoever ever arise due to the existence of any Employee Plan up to the Effective Time, Kerr-McGee shall be solely responsible for such claims, demands, liabilities or obligations.

     (d) Salaries and Benefits.

     (i) Kerr-McGee's Obligations. Kerr-McGee shall be solely responsible for
(1) the payment of all wages, remuneration or other obligations of any kind whatsoever (including obligations under any Employee Plans sponsored by Kerr-McGee or Kerr-McGee Canada) due to Active Employees with respect to their services as employees of Kerr-McGee, Kerr-McGee Canada, Kerr-McGee Oklahoma or Kerr-McGee Sub up to the Effective Time, (2) notices of termination or pay in lieu thereof or the payment of any termination or severance payments, if any, and (3) the obligation of health plan continuation coverage in accordance with the Consolidated Budget Reconciliation Act of 1984 ("COBRA") and Sections 601 through 608 of ERISA and with respect to Active Employees of Kerr-McGee Canada, compliance with any such similar law which requires health care continuation after termination of employment.

     (ii) Devon's Obligations. After the Effective Time and arising solely from the employment relationship of the Newly Hired Employees with the Devon Group or its affiliates, Devon shall be solely responsible for (1) the payment of all wages, remuneration or other obligations of any kind whatsoever (including obligations under any employee benefit plans sponsored by Devon due to the Newly Hired Employees, (2) notices of termination or pay in lieu thereof or the payment of any termination or severance payments, if any, under severance plans sponsored by Devon, and (3) the obligation to pay medical benefits under Devon's medical plan. Provided, with respect to obligations for medical benefits provided to Newly Hired Employees, Devon will be responsible for charges incurred by the Newly Hired Employees after the Effective Time. A charge will be deemed incurred, in the case of medical (other than hospitalization) or dental benefits, when the services that are the subject to the charge are performed. In the case of hospitalization benefits, a charge will be deemed incurred by the Newly Hired Employees on the date that hospitalization begins, and charges for hospitalization which began before the Effective Time will be the responsibility of Kerr-McGee even if such hospitalization continues after the Effective Time.

     (iii) Newly Hired Employees under Devon's Employee Benefit Programs. Under the employee benefit programs of the Devon Group, subject to approval by the Internal Revenue Service, and subject to approval by Devon with respect to any Newly Hired Employees who formerly were employees of Kerr-McGee Canada, Newly Hired Employees shall be credited with employment service with Kerr-McGee and Kerr-McGee Canada:

          (1) For purposes of determining any period of eligibility to participate or to vest in benefits provided under Devon's 401(k) incentive savings, defined benefit, medical, disability and life insurance plans, but not for purposes of determining the amount or accrual of benefits under Devon's defined benefit plan; and

          (2) For purposes of calculating vacation benefits pursuant to Devon's vacation policies. It is understood that the Newly Hired Employees will not have any carryover vacation from Kerr-McGee or Kerr-McGee Canada but will be entitled to earn days of vacation according to Devon's vacation policies by taking into account their prior employment service.

     (iv) Preexisting Conditions. For each Newly Hired Employee (and his or her eligible dependents) who become covered under Devon's medical plan at the Effective Time and who were covered by Kerr-McGee's or Kerr-McGee Canada's medical plan at the Effective Time, Devon's medical plan will waive any preexisting conditions, exclusion or limitations if permitted under applicable laws and regulations and if approved by the insurance carrier which provides medical insurance to Devon's employees on either an indemnity or "stop loss" basis. Provided, with respect to Newly Hired Employees who were formerly employees of Kerr-McGee Canada, participation in Devon's medical plan will be subject to the approval of Devon.

     (v) Kerr-McGee's Retirement and Savings Plans.

     (1) Retirement Plans. Prior to but to be effective as of the Effective Time, Kerr-McGee will cause the Kerr-McGee defined benefit retirement plan to be amended to provide that all Newly Hired Employees who are participants in such retirement plan will cease to accrue future benefits and Kerr-McGee shall retain sole liability for the payment of such benefits as and when the Newly Hired Employees become eligible therefor under such retirement plan.

     (2) Savings Plans. Prior to but to be effective as of the Effective Time, Kerr-McGee will cause the Kerr-McGee savings investment plan and employee stock ownership plan to be amended in order to provide that Newly Hired Employees shall be 100% vested in their accounts under such plans. As of the Effective Time, all employee contributions by Newly Hired Employees and all obligations of Kerr-McGee or Kerr-McGee Canada to make employer contributions in respect to such employees under any defined contribution, registered retirement savings, money purchase pension or stock purchase plans shall cease unless otherwise required by applicable law or regulation. The individual accounts of the Newly Hired Employees in Kerr-McGee's savings plan shall either (i) continue to be maintained in and administered under Kerr-McGee's savings plan, (ii) be distributed and/or rolled over from Kerr-McGee's savings plan to a savings plan established or currently maintained by Devon or its affiliates (the "Devon Savings Plan") or (iii) be transferred directly from Kerr-McGee's savings plan to the Devon Savings Plan, subject to the prior approval of Devon and Kerr-McGee and, if deemed by any party to be necessary, the Internal Revenue Service.

     (e) Devon's Obligation for Severance Compensation. Should Devon or its affiliates terminate the employment of any Newly Hired Employee, Devon shall be solely responsible for any and all notices of termination or pay in lieu thereof, termination or severance payments, benefits or settlements to the extent that such amounts are payable under Devon's or its affiliates' employment policies.

     (f) WARN Act. Kerr-McGee shall, if required under the Worker Adjustment and Retraining Notification Act ("WARN"), provide timely and effective notice to the Active Employees with respect to any employment loss suffered by such Active Employees as the result of the termination of their employment with Kerr-McGee, Kerr-McGee Oklahoma or Kerr-McGee Sub, and with respect to any Active Employees of Kerr-McGee Canada, comply with any such similar law which requires prior notification or payment of wages or benefits upon termination of employment. In the event that WARN (or any similar law with respect to the Active Employees of Kerr-McGee Canada) requires notice to such employees and Kerr-McGee, Kerr-McGee Canada, Kerr-McGee Oklahoma or Kerr-McGee Sub fail to provide timely and effective notice under WARN or such similar law of Canada, Kerr-McGee shall indemnify and hold Devon and its affiliates harmless from and against any liability to such employees or any unit of local government that may result to the Devon Group or its affiliates from such failure including but not limited to fines, back pay and reasonable attorney's fees. Devon will indemnify and hold Kerr-McGee and its affiliates harmless from any liabilities Kerr-McGee or its affiliates would not otherwise have incurred due to terminations after the Effective Time of Newly Hired Employees with respect to, arising under or relating to WARN or similar law of Canada.

     6.04 Consents. Prior to Closing, Kerr-McGee and Devon shall each use its respective reasonable efforts to obtain the consent or approval of each person whose consent or approval shall be required in order to permit the closing of the transactions contemplated by this Agreement.


     7. Conditions to Obligations of Devon. The obligations of the Devon Group to effect the transactions contemplated by this Agreement shall be subject to the following conditions:


     7.01 Resolutions of Board of Directors. Kerr-McGee shall have furnished Devon with certified copies of resolutions duly adopted by the boards of directors of the Kerr-McGee Group authorizing all necessary and proper corporate action to enable the Kerr-McGee Group to comply with the terms of this Agreement and approving the execution and delivery to Devon of this Agreement.

     7.02 Representations and Warranties of Kerr-McGee to be True. Except to the extent waived in writing by Devon, (i) the representations and warranties of Kerr-McGee herein contained shall be Substantially True (hereinafter defined) at the Closing with the same effect as though made at such time (except if a representation and warranty speaks as of a different date, in which case it shall be Substantially True as of such date); and Kerr-McGee shall have performed all material obligations and complied with all material covenants required by this Agreement to be performed or complied with by it at or prior to the Closing. Kerr-McGee shall have also delivered to Devon a certificate of Kerr-McGee, dated the Closing Date and signed by two of its officers, to both of the aforementioned effects.

     7.03 Third Party Consents. Kerr-McGee shall have obtained and delivered to Devon consents to the transactions contemplated by this Agreement from the parties whose consent is required by contract or otherwise.

     7.04 Devon Shareholder Approval. The holders of a majority of the issued and outstanding Devon Common Stock shall have approved the Amendment and the issuance of the Shares of Devon Common Stock contemplated by this Agreement.

     7.05 No Material Adverse Change. There shall not have occurred since December 31, 1995, (i) any material adverse change in the financial condition, results of operations or business of Kerr-McGee Oklahoma and Kerr-McGee Sub excluding any change or effect resulting from general economic conditions, any occurrence or condition affecting the oil and gas industry generally and any occurrence or condition arising out of the transactions contemplated by this Agreement or the public announcement thereof, or (ii) any loss or damage to any of the properties or assets (whether or not covered by insurance) of Kerr-McGee Oklahoma, Kerr-McGee Sub or the Interests, which, in any case, would have a Material Adverse Effect on Kerr-McGee Oklahoma and Kerr-McGee Sub.

     7.06 Statutory Requirements. All statutory requirements for the valid consummation by Kerr-McGee of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals of all governmental bodies required to be obtained in order to permit consummation by Kerr-McGee of the transactions contemplated by this Agreement shall have been obtained. Between the date of this Agreement and the Closing, no action or proceeding shall have been instituted or, to the knowledge of Kerr-McGee, shall have been threatened by any party (public or private) before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement or to obtain damages in respect thereof.

     7.07 Opinion of Counsel of Kerr-McGee. Devon shall have received from the General Counsel of Kerr-McGee, an opinion dated the Closing Date, in form and substance satisfactory to Devon's counsel, McAfee & Taft A Professional Corporation, to the effect that (i) each of Kerr-McGee Oklahoma and Kerr-McGee Sub is a corporation duly incorporated and validly existing and in good standing under the laws of its respective jurisdiction of incorporation; (ii) each of Kerr-McGee Oklahoma and Kerr-McGee Sub has the corporate power to carry on its business as now being conducted; (iii) the authorized capital stock of Kerr-McGee Oklahoma and Kerr-McGee Sub and the number of shares of capital stock outstanding are as set forth in Section 4.02 of this Agreement, and that such issued shares have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable; (iv) Kerr-McGee, Kerr-McGee Oklahoma and Kerr-McGee Sub each has the requisite corporate power and authority and has taken all requisite corporate action necessary to enable Kerr-McGee, Kerr-McGee Oklahoma and Kerr-McGee Sub to execute and deliver this Agreement and to consummate the transactions contemplated thereby; and (v) this Agreement has been duly and validly executed and delivered by Kerr-McGee, Kerr-McGee Oklahoma and Kerr-McGee Sub.

     Such opinion shall also cover such other matters incidental to the matters herein contemplated as Devon and its counsel may reasonably request. In rendering such opinion, counsel may rely, to the extent counsel determines such reliance necessary or appropriate, upon opinions of local counsel as to matters of law other than that of the United States and Oklahoma and, as to matters of fact, upon certificates of state officials or of any officer or officers of Kerr-McGee provided the extent of such reliance is stated in the opinion.

     7.08  Transfer of the Interests.

     (a) Kerr-McGee and its subsidiaries shall have sold, assigned, transferred or otherwise conveyed any and all of the U.S. Onshore Oil and Gas Business owned by them to Kerr-McGee Oklahoma, other than the Excluded Assets.

     (b) Kerr-McGee shall be the owner and holder of all of the issued and outstanding capital stock of Kerr-McGee Sub.

     (c) Kerr-McGee and its subsidiaries shall have sold, assigned, transferred, or otherwise conveyed any and all of the Canadian Onshore Oil and Gas Business owned by them to Kerr-McGee Sub, other than the Excluded Assets.

     7.09  Other Agreements.

     (a) Kerr-McGee shall have executed and delivered to Devon a Registration Rights Agreement in the form of Exhibit G.

     (b) Kerr-McGee shall have executed and delivered to Devon a Stock Rights and Restrictions Agreement in the form attached as Exhibit F hereto.

     (c) At the Effective Time, the directors and officers of Kerr-McGee Sub shall have submitted written resignations from office to Devon.

     7.10 Stock Exchange Listing. The shares of Devon Common Stock to be issued to Kerr-McGee in the Merger shall have been approved for listing on the American Stock Exchange or any other recognized stock exchange on which Devon Common Stock has been authorized for trading, subject to official notice of issuance.

     8. Conditions to Obligations of Kerr-McGee. The obligations of the Kerr-McGee Group to effect the transactions contemplated by this Agreement shall be subject to the following conditions:

     8.01 Resolutions of Boards of Directors. Devon shall have furnished Kerr-McGee with certified copies of resolutions duly adopted by the boards of directors of the Devon Group and Devon, as the sole shareholder of Devon Nevada, authorizing all necessary and proper corporate action to enable the Devon Group to comply with the terms of this Agreement and approving the execution and delivery to Kerr-McGee of this Agreement.

     8.02 Representations and Warranties of Devon to be True. Except to the extent waived in writing by Kerr-McGee hereunder, (i) the representations and warranties of Devon herein contained shall be Substantially True at the Closing with the same effect as though made at such time (except if a representation and warranty speaks as of a different date, in which case it shall be Substantially True as of such date); and (ii) Devon shall have performed all material obligations and complied with all material covenants required by this Agreement to be performed or complied with by it at or prior to the Closing. Devon shall have also delivered to Kerr-McGee a certificate of Devon, dated the Closing Date and signed by two of its officers, to both of the aforementioned effects.

     8.03 Third Party Consents. Devon shall have obtained and delivered to Kerr-McGee consents to the transactions contemplated by this Agreement from the parties to all material contracts which require such consent.

     8.04 Devon Shareholder Approval. The holders of a majority of the issued and outstanding Devon Common Stock shall have approved the Amendment and the issuance of the shares of Devon Common Stock contemplated by this Agreement and Devon shall have furnished to Kerr-McGee certified copies of resolutions to this effect.

     8.05 No Material Adverse Change. There shall not have occurred since December 31, 1995 (i) any material adverse change in the business, properties, results of operations or financial condition of Devon and its consolidated subsidiaries, considered as one enterprise, or (ii) any loss or damage to any of the properties or assets (whether or not covered by insurance) of Devon or any of its consolidated subsidiaries which, in either case, would have a Material Adverse Effect on Devon.

     8.06 Statutory Requirements. All statutory requirements for the valid consummation by Devon of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals of all governmental bodies required to be obtained in order to permit consummation by Devon of the transactions contemplated by this Agreement shall have been obtained. Between the date of this Agreement and the Closing, no action or proceeding shall have been instituted or, to the knowledge of Devon, shall have been threatened by any party (public or private) before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement or to obtain damages in respect thereof.

     8.07 Opinion of Counsel of Devon. Kerr-McGee shall have received from McAfee & Taft A Professional Corporation, counsel to Devon, an opinion, dated the Closing Date, in form and substance satisfactory to Kerr-McGee's General Counsel, to the effect that (i) Devon is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Oklahoma;
(ii) Devon has the corporate power to carry on its business as now being conducted; (iii) the authorized capital stock of Devon and the number of shares of capital stock outstanding are as set forth in the Amendment and that the issued shares, as set forth in Section 5.02 of this Agreement, have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable; (iv) the shares of Devon Common Stock into which the shares of Kerr-McGee Oklahoma Common Stock are to be converted pursuant to this Agreement and the Devon Common Stock to be issued in exchange for Kerr-McGee Sub Common Stock have been duly authorized and, immediately after the Effective Time of the Merger, will be duly and validly issued and will be fully paid and nonassessable; (v) Devon has the requisite corporate power and authority and has taken all requisite corporate action necessary to enable it to execute and deliver this Agreement and to consummate the transactions contemplated thereby; and (vi) this Agreement has been duly and validly executed and delivered by Devon.

     Such opinion shall also cover such other matters incidental to the matters herein contemplated as Kerr-McGee and its counsel may reasonably request. In rendering such opinion, counsel may rely, to the extent counsel determines such reliance necessary or appropriate, upon opinions of local counsel as to matters of law other than that of the United States and Oklahoma and, as to matters of fact, upon certificates of state officials and of any officer or officers of Devon provided the extent of such reliance is specified in this opinion.

     8.08  Other Agreements.

     (a) The Amendment shall be contained in a Certificate of Amendment to Devon's Certificate of Incorporation in the form attached hereto as Exhibit C, and such Certificate of Amendment shall have been duly filed with the Secretary of State of the State of Oklahoma in accordance with the Oklahoma Act and shall be in full force and effect.

     (b) Devon shall have executed and delivered to Kerr-McGee a Registration Rights Agreement in the form of Exhibit G.

     (c) Devon shall have executed and delivered to Kerr-McGee a Stock Rights and Restrictions Agreement in the form attached as Exhibit F hereto.

     (d) At the Effective Time, Kerr-McGee shall have designated the Kerr-McGee Designees (as defined in the Stock Rights and Restriction Agreement) and they shall have been made directors of Devon.

     (e) Kerr-McGee shall have received copies of duly executed amendments to the Rights Agreement in the forms attached as Exhibits H-1 and H-2 hereto.

     8.09 Stock Exchange Listing. The shares of Devon Common Stock to be issued to Kerr-McGee in the Merger and pursuant to Section 2 hereof shall have been approved for listing on the American Stock Exchange or any other recognized stock exchange on which Devon Common Stock has been authorized for trading, subject to official notice of issuance.

     9. Termination of Agreement and Abandonment of Transaction. Anything herein to the contrary notwithstanding, this Agreement and the transaction contemplated hereby may be terminated at any time before the Closing, whether before or after approval of this Agreement by the shareholders of Devon, as follows, and in no other manner:

     (a) Mutual Consent. By mutual consent of the Boards of Directors of Devon and Kerr-McGee;

     (b) By Devon. By the board of directors of Devon if, by the Closing Date, the conditions set forth in Section 7 shall not have been met (or waived as provided in this Agreement); and

     (c) By Kerr-McGee. By the board of directors of Kerr-McGee if, by the Closing Date, the conditions set forth in Section 8 shall not have been met (or waived as provided in this Agreement).

     (d) By Either Devon or Kerr-McGee. By the board of directors of Devon or of Kerr-McGee if (i) any governmental body shall have issued an order, decree or ruling, or taken any other action, permanently enjoining, restraining or otherwise prohibiting the Merger or the other transactions contemplated hereby and such order, decree, ruling or other action shall have become final and non-appealable; or (ii) at the meeting called for that purpose, the stockholders of Devon shall not have approved the Amendment or the issuance of the shares to be issued to Kerr-McGee in the Merger or pursuant to Section 2 hereof.

     In the event of termination of this Agreement as provided in this Section 9, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party hereto, other than the provisions of 6.01 and 6.02. Nothing contained in this Section shall relieve any party from liability for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

     10. Additional Agreements of the Parties.

     10.01  Closing/Post Closing Working Capital Adjustments.

     (a) on or prior to the Closing Date, Kerr-McGee Oklahoma and Kerr-McGee Sub shall each declare a dividend to their stockholders of record on the day preceding the Closing Date in an amount equal to their respective positive Net Working Capital (hereafter defined). Once declared, the dividend shall not be rescinded, modified or otherwise changed without Kerr-McGee's written consent and shall be treated as an obligation of Kerr-McGee Oklahoma and Kerr-McGee Sub, respectively. The dividends shall be paid as hereinafter provided in this
Section 10.01. If the Net Working Capital of Kerr-McGee Oklahoma or Kerr-McGee Sub is a negative number, Kerr-McGee shall make a capital contribution to Kerr-McGee Oklahoma (or shall make a payment to Devon after the Merger) or Kerr-McGee Sub or both of them, as the may be, of the Net Working Capital negative amount. Payment of the capital contribution shall be made as hereinafter provided in this Section 10.01.

     (b) As used herein, the "Net Working Capital" of Kerr-McGee Oklahoma and Kerr-McGee Sub shall mean the excess of their respective cash and cash equivalents, accounts receivable, including joint interest billings and accrued oil and gas revenues, net of bad debt reserves, over their respective accrued and unpaid federal, Canadian, state, providential and local tax liabilities (to the extent not paid by Kerr-McGee or Kerr-McGee Canada without reimbursement obligations), accounts payable, including lease operating expenses, severance taxes, revenues and royalties due others and accrued capital items, including drilling costs, recompletion costs, capitalized workover costs, leasehold acquisition costs, etc., determined as of the Effective Time of the Merger in accordance with generally accepted accounting principles, as historically applied to Kerr-McGee, in the case of Kerr-McGee Oklahoma, and Kerr-McGee Canada, in the case of Kerr-McGee Sub.

     (c) At the Closing, Kerr-McGee shall deliver to Devon a worksheet setting forth Kerr-McGee's estimate of the Net Working Capital Amount of Kerr-McGee Oklahoma and Kerr-McGee Sub at the Effective Time. The worksheet shall be prepared by Kerr-McGee in consultation with Devon. At the Closing, Kerr-McGee Oklahoma and Kerr-McGee Sub shall pay, and at the end of 30 days and 60 days thereafter, Devon Nevada (with respect to the U.S. Onshore Oil and Gas Business accounted for as if it were a separate business segment) and Kerr-McGee Sub shall pay all of their Net Cash (hereafter defined) to Kerr-McGee, as a dividend, not to exceed, however, the amount of their positive Net Working Capital, if any, as reflected by the estimate. If the estimated Net working Capital of Kerr-McGee Oklahoma or Kerr-McGee Sub is a negative number, Kerr-McGee shall, at the Closing, pay to Kerr-McGee Oklahoma or Kerr-McGee Sub or both of them, as the case may be, the negative Net Working Capital amount as a capital contribution. For purposes of this Section 10.01, the "Net Cash" of Kerr-McGee Oklahoma and Kerr-McGee Sub shall mean, at the time Net Cash is being determined, the excess, if any, of all cash and cash equivalents over those accounts payable for which invoices have been received. As applied to Devon Nevada after the Merger, Net Cash shall be limited to items attributable to the U.S. Onshore Oil and Gas Business as operated by Kerr-McGee Oklahoma immediately prior to the Effective Time of the Merger accounted for as if it were a separate business segment.

     (d) Within 90 days after the Closing Date, Kerr-McGee and Devon will agree on the actual Net Working Capital of Kerr-McGee Oklahoma and Kerr-McGee Sub. If Kerr-McGee and Devon do not agree on the actual Net Working Capital of Kerr-McGee Oklahoma or Kerr-McGee Sub within 90 days after the Closing Date, then all items remaining in dispute will be submitted within ten days thereafter to an independent accounting firm of national reputation mutually acceptable to Kerr-McGee and Devon (the "Neutral Auditors"). If Kerr-McGee and Devon are unable to agree on the Neutral Auditors, then Kerr-McGee and Devon shall request the American Arbitration Association to appoint the Neutral Auditors. All fees and expenses relating to appointment of the Neutral Auditors and the work, if any, to be performed by the Neutral Auditors will be borne equally by Kerr-McGee and Devon. The Neutral Auditors will deliver to Kerr-McGee and Devon a written determination (such determination to include a worksheet setting forth all material calculations used in arriving at such determination and to be based solely on information provided to the Neutral Auditors by Devon and Kerr-McGee, or their respective affiliates) of the disputed items within 30 days of receipt of the disputed items, which determination will be final, binding and conclusive. The final, binding and conclusive Closing Date Worksheet, which either is agreed upon by Kerr-McGee and Devon or is delivered by the Neutral Auditors in accordance with this Section 10.01(b) is referred to herein as the "Conclusive Worksheet."

     (e) Promptly following agreement on or delivery of the Conclusive Worksheet, the parties shall account to each other, by cash payments, so that,
(i) if the Net Working Capital as reflected in the Conclusive Worksheet is a positive number, Kerr-McGee shall have received, after giving effect to the payments, if any, received by Kerr-McGee pursuant to Section 10.01(c), an aggregate amount of cash payments equal to the actual Net Working Capital as so reflected or (ii) if the Net Working Capital as reflected in the Conclusive Worksheet is a negative number, Devon shall have received, after giving effect to the payments, if any, received by Devon pursuant to Section 10.01(c), an aggregate amount of cash payments equal to the actual Net Working Capital as so reflected.

     10.02 House Creek (Sussex) Unit. The Real Property Interests owned by Kerr-McGee Oklahoma include a group of producing oil and gas leases lying within or near a unit known as the House Creek (Sussex) Unit Area located in Campbell County, Wyoming (the "Subject Interests") which are burdened by certain production payments created under certain instruments entitled "Conveyance of Production Payment," which instruments and amendments thereto are described in
Schedule 4.10 attached hereto (collectively, the "House Creek Production Payments"). As an additional inducement to Devon to enter into this Agreement, Kerr-McGee hereby agrees to pay Devon Nevada, from and after the Effective Time, one-third of all sums paid or refunded to the Production Payment Owner (as defined in the House Creek Production Payment) on account of the Production Payment (as defined in the House Creek Production Payments) by Devon Nevada; provided, however, the aggregate sum of all payments by Kerr-McGee under this
Section 10.02 shall not exceed $3,000,000 in any event. Kerr-McGee shall make such payments to Devon within 15 days after receipt from Devon Nevada of a statement setting forth the date and amount of the payment or refund to the Production Payment Owner and the basis upon which the amount was determined, in reasonable detail. The obligations of Kerr-McGee under this Section 10.02 shall run to the benefit of the successors and assigns of Devon Nevada of the Subject Interests or any part thereof.

     10.03 Royalty, Working Interest and Tax Liabilities. Kerr-McGee shall assume, defend and be solely responsible for any claim that royalty, production payment, net profits interest, working interest, production tax or similar payments made by Kerr-McGee or any of its subsidiaries on crude oil, condensate, natural gas, natural gas liquids or other hydrocarbon products (i) sold by Kerr-McGee or any of its subsidiaries to an affiliate of any of them or (ii) transferred by Kerr-McGee or any of its subsidiaries under in-kind exchange agreements, were inaccurate or insufficient by reason of the price of or value ascribed to the products sold or transferred; provided, however, Kerr-McGee shall not be required to defend or have any liability for any claim arising after the Effective Time and Devon shall defend and be solely responsible for all post Effective Time claims even if asserted in the same action as claims for which Kerr-McGee is responsible.

     10.04 Kerr-McGee Intercompany Payables. Kerr-McGee shall pay and shall cause Kerr-McGee Canada to pay all sums owed by them to Kerr-McGee Oklahoma or Kerr-McGee Sub promptly and in any case within 5 days after written demand for payment.

     10.05 Schedule Disclosures. A disclosure by Kerr-McGee or Devon in any schedule to this Agreement shall be deemed an exception to any representation or warranty herein made by either of them to the extent that the information disclosed would be necessary to make a particular representation or warranty true.

     10.06 Tax Return and Reorganization Information. Kerr-McGee shall prepare the 1996 federal and state income tax returns for Kerr-McGee Oklahoma and the 1996 Canadian income tax returns for Kerr-McGee Sub and deliver them to Devon except to the extent they are included in consolidated tax returns of Kerr-McGee. Kerr-McGee and Devon shall cooperate with each other in the preparation of those returns. The Devon Group and Kerr-McGee agree to file as a part of their federal tax return for the taxable year during which the Closing Date occurs all information required by U.S. Treasury Regulation sec. 1.368-3.

     10.07 Preservation of Books and Records. For a period of 10 years after the Closing Date, Devon and Kerr-McGee shall, using procedures consistent with their current record retention procedures (i) preserve and retain all books and records held by either of them or their subsidiaries that relate to the U.S. onshore Oil and Gas Business and the Canadian Onshore Oil and Gas Business, including, but not limited to, any documents relating to any governmental or nongovernmental actions, suits, proceedings or investigations arising out of the conduct of those businesses before the Closing Date (the "Records") and (ii) subject to Sections 6.01 and 6.02, respectively, make the Records available to each other and their respective agents upon reasonable notice and at reasonable times, it being understood that either party shall be entitled to make copies of any of the Records at the copying party's expense. Devon and Kerr-McGee further agree not to destroy any of the Records in their possession for a period of 10 years after the Closing Date unless the party proposing to destroy the Records, or some portion thereof, gives the other party notice of the proposed destruction and a reasonable opportunity, at the other party's expense, to take possession of the Records designated for destruction. Devon and Kerr-McGee further agree to cooperate with each other, including reasonable access to their respective employees, in providing additional information and explanations concerning the Records.

     11. General Provisions.

     11.01 Amendments. Subject to applicable law, this Agreement and the form of any exhibit attached hereto may be amended upon authorization by the boards of directors of the parties hereto before and after the Stockholders Meeting at any time prior to the Closing except that no such amendment after the Stockholders Meeting shall affect the rates of conversion and exchange provided for in Sections 1 and 2 of this Agreement.

     11.02 Survival of Covenants, Representations and Warranties. The respective representations and warranties of Devon and Kerr-McGee contained in Sections 4 and 5 of this Agreement and all covenants and undertakings required to be performed at or prior to the Effective Time shall expire and be terminated at the Effective Time of the Merger, unless otherwise specifically herein provided. All agreements and undertakings to be or capable of being performed after the Effective Time shall survive the Closing.

     11.03 Certain Definitions. As used in Sections 7 and 8 of this Agreement, a "Material Adverse Effect" on any one or more of the parties hereto is an event or condition that has an adverse financial impact of more than $12.5 million, on either Kerr-McGee Oklahoma and Kerr-McGee Sub, or the Devon Group, and the statement that the representations and warranties of the parties are to be "Substantially True" at the Closing shall be true if the cumulative adverse financial impact of all untrue representations and warranties of the parties at Closing is less than $12.5 million, in the case of Kerr-McGee Oklahoma and Kerr-McGee Sub, and $12.5 million, in the case of the Devon Group. Notwithstanding anything else in this Agreement to the contrary, no event resulting from general economic conditions, no occurrence or condition affecting oil and gas industry generally and no occurrence or condition arising out of the transactions contemplated by this Agreement or the public announcement thereof shall be considered adverse or make any representation or warranty herein untrue.

     11.04 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Oklahoma.

     11.05 Notices. All notices, requests, demands or other communications required or permitted by this Agreement shall be in writing and effective when received, and delivery shall be made personally or by registered or certified mail, return receipt requested, postage prepaid, or overnight courier or confirmed facsimile transmission, addressed as follows:

     (a) If to Devon:

     Devon Energy Corporation
     20 North Broadway, Suite 1500
     Oklahoma City, Oklahoma 73102-8260

     Attention: J. Larry Nichols, President
                and Chief Executive Officer

     Facsimile No.: (405) 552-4550

     with a copy to:

     McAfee & Taft
     A Professional Corporation
     10th Floor, Two Leadership Square
     Oklahoma City, Oklahoma 73102

     Attention: Gary F. Fuller, Esq.

     Facsimile No.: (405) 235-0439

     (b) If to Kerr-McGee:

     Kerr-McGee Corporation
     Kerr-McGee Center
     P.O. Box 25861
     Oklahoma City, OK 73125
     Attention: Russell G. Horner, Jr.
                Vice President and General Counsel

     Facsimile No.: (405) 270-4211

     With a copy to:

     Simpson Thacher & Bartlett
     425 Lexington Avenue
     New York, NY 10017

     Attention: David B. Chapnick, Esq.

     Facsimile No.: (212) 455-2502

     11.06 No Assignment. This Agreement may not be assigned by operation of law or otherwise; provided, however, Devon may assign its rights to purchase the Sub Shares to a wholly-owned Canadian subsidiary formed for that purpose but such assignment shall not relieve Devon of its obligations hereunder.

     11.07 Fees and Expenses. All fees and expenses, including attorneys' fees, incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the respective party who has incurred such fee or expense; provided that the cost of incorporating and organizing Kerr-McGee Oklahoma and Kerr-McGee Sub and any expenses incurred by them in connection with negotiating and executing this Agreement and consummating the transactions contemplated hereby shall be borne by Kerr-McGee.

     11.08 Headings. The descriptive headings of the Sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11.09 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

     11.10 Entire Agreement. This Agreement and the other agreements contemplated hereby constitutes the entire agreement among the Devon Group and the Kerr-McGee Group with respect to the subject matter hereof. Unless this Agreement is specifically amended in writing, it supersedes all other agreements and under standings among the parties with respect to the subject matter hereof and thereof.

     11.11 Publicity. The initial press release relating to this Agreement shall be a joint press release and thereafter Kerr-McGee and Devon shall, subject to their respective legal obligations (including requirements of the stock exchange and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby.

     11.12 No Third Party Beneficiaries. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties to it, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any rights of subrogation or action over or against any party to this Agreement.

     11.13 Specific Performance. Devon and Kerr-McGee each acknowledge that neither Devon nor Kerr-McGee would have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore, agree that Devon and Kerr-McGee each shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

     11.14 Partial Illegality or Unenforceability. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be illegal or unenforceable in any respect, such illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

     EXECUTED and delivered the day and year first above written.

                                            DEVON ENERGY CORPORATION

                                            By  /s/  J. LARRY NICHOLS
                                               ------------------------------
                                                      J. Larry Nichols
                                                       President and
                                                  Chief Executive Officer

                                            DEVON ENERGY CORPORATION
                                              (NEVADA)


                                            By   /s/  J. LARRY NICHOLS
                                               -------------------------------
                                                     J. Larry Nichols,
                                               President and Chief Executive
                                                          Officer

                                            KERR-MCGEE CORPORATION


                                            By   /s/  F. A. McPHERSON
                                               -------------------------------
                                                      F. A. McPherson
                                                 Chairman of the Board and
                                                  Chief Executive Officer

                                            KERR-MCGEE NORTH AMERICAN
                                              ONSHORE CORPORATION


                                            By   /s/  TOM J. McDANIEL
                                               -------------------------------
                                                      Tom J. McDaniel
                                                   Senior Vice President

                                            KERR-MCGEE CANADA ONSHORE LTD.


                                            By   /s/  TOM J. McDANIEL
                                               -------------------------------
                                                      Tom J. McDaniel
                                                   Senior Vice President

                                   EXHIBIT A

                             CERTIFICATE OF MERGER
                                    MERGING
                 KERR-MCGEE NORTH AMERICAN ONSHORE CORPORATION
                                 WITH AND INTO
                       DEVON ENERGY CORPORATION (NEVADA)

     Devon Energy Corporation (Nevada) for the purpose of filing a Certificate of Merger pursuant to Section 1082 of the Oklahoma General Corporation Act does hereby execute the following Certificate of Merger:

     1. The name and place of organization and governing law of each of the constituent corporations are:

                                                                         PLACE OF ORGANIZATION
                    NAME                                                   AND GOVERNING LAW
                    ----                                                 ---------------------
    Devon Energy Corporation (Nevada)................................           Nevada
    Kerr-McGee North American Onshore Corporation....................           Oklahoma

     2. The Agreement and Plan of Merger among Devon Energy Corporation, Devon Energy Corporation (Nevada), Kerr-McGee Corporation, Kerr-McGee North American Onshore Corporation and Kerr-McGee Canada Onshore, Ltd. (the "Plan"), has been approved, adopted, executed and acknowledged by each of the constituent corporation in accordance with the provisions of Section 82(C) of the Oklahoma General Corporation Act.

     3. The surviving corporation is Devon Energy Corporation (Nevada).

     4. The certificate of incorporation of the surviving corporation shall be its certificate of incorporation after the merger, without amendment.

     5. The executed Plan is on file at the principal place of business of surviving corporation at 20 North Broadway, Suite 1500, Oklahoma City, Oklahoma 73102-8260.

     6. A copy of the Plan will be furnished by the surviving corporation on request and without cost, to any shareholder of any constituent corporation.

     7. The surviving corporation hereby agrees that it may be served with process in this state and irrevocably appoints the Secretary of State of Oklahoma as its agent to accept service of process. The Secretary of State shall mail a copy of any such process to 20 North Broadway, Suite 1500, Oklahoma City, Oklahoma 73102-8260.

     8. The merger shall be effective upon filing.

     DATED this 31st day of December 1996.

                                            DEVON ENERGY CORPORATION
                                            (NEVADA)


                                            ------------------------------------
                                            President

ATTEST:


------------------------------
Secretary

                                      A-A1

                                   EXHIBIT B

                               ARTICLES OF MERGER
                                    MERGING
                 KERR-MCGEE NORTH AMERICAN ONSHORE CORPORATION
                                 WITH AND INTO
                       DEVON ENERGY CORPORATION (NEVADA)

     Devon Energy Corporation (Nevada), as the surviving corporation, for the purpose of filing Articles of Merger pursuant to Nevada General Corporate Laws
Section 92A.200, does hereby execute the following Articles of Merger:

     1. The name and place of organization and governing law of each constituent entity to the merger are:

                                                                         PLACE OF ORGANIZATION
                   NAME                                                    AND GOVERNING LAW
                   ----                                                  ---------------------
    Devon Energy Corporation (Nevada)................................          Nevada
    Kerr-McGee North American Onshore Corporation....................          Oklahoma

     2. The Agreement and Plan of Merger among Devon Energy Corporation, Devon Energy Corporation (Nevada), Kerr-McGee Corporation, Kerr-McGee North American Onshore Corporation and Kerr-McGee Canada Onshore, Ltd. (the "Plan"), has been adopted by each constituent entity.

     3. Approval of the owners of the parent corporations of the constituent corporations is not required pursuant to Nevada law.

     4. The Plan was approved by the unanimous consent of the owners of Kerr-McGee North American Onshore Corporation. Approval by the owners of the surviving corporation is not required.

     5. The certificate of incorporation of the surviving corporation shall be its certificate of incorporation, without amendment as a result of this merger.

     6. The complete executed Plan is on file at the registered office of the Surviving Corporation.

     7. The merger shall be effective upon filing.

     DATED this 31st day of December 1996.

                                          DEVON ENERGY CORPORATION (NEVADA)


                                          --------------------------------------
                                          President

ATTEST:


----------------------------
Secretary

                                      A-B1

                                   EXHIBIT C

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

     DEVON ENERGY CORPORATION, an Oklahoma corporation (the "Corporation"), hereby certifies:

     FIRST. The Corporation's board of directors, by unanimous written consent, filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation declaring the amendment advisable and called a meeting of the shareholders to consider such amendment. The first paragraph of Article Fourth of the Corporation's Certificate of Incorporation is proposed to be amended to read in its entirety as follows:

        The total number of shares of capital stock which the corporation shall have authority to issue is 403,000,000 shares, consisting of 3,000,000 shares of Preferred Stock, par value $1.00 per share; 400,000,000 shares of Common Stock, par value $.10 per share. The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are as follows:

     SECOND. A majority of the Corporation's shareholders entitled to vote thereon voted in favor of the proposed amendments at a special meeting called and held upon notice in accordance with the provisions of Section 1067 of the Oklahoma General Corporation Act.

     THIRD. The amendment duly adopted in accordance with the provisions of
Section 1077 of the Oklahoma General Corporation Act.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be
signed by its President and its Secretary this           day of           ,
1996.


                                            ------------------------------------
                                            President

ATTEST:


------------------------------
         , Secretary

                                      A-C1

                    EXHIBIT D HAS BEEN INTENTIONALLY OMITTED

                    EXHIBIT E HAS BEEN INTENTIONALLY OMITTED

                                                                       EXHIBIT F

                    STOCK RIGHTS AND RESTRICTIONS AGREEMENT

     STOCK RIGHTS AND RESTRICTIONS AGREEMENT, dated as of             , 199 ,
between DEVON ENERGY CORPORATION, an Oklahoma corporation ("Devon"), and KERR-McGEE CORPORATION, a Delaware corporation ("Kerr-McGee").

                                   RECITALS:

     A. As of the Effective Date (as defined below) and after giving effect to the Closing (as defined below), Kerr-McGee will be the record and Beneficial Owner (as defined below) of 9,954,000 Voting Shares (as defined below) (together with any additional Voting Shares which Kerr-McGee may from time to time own of record or Beneficially Own, the "Shares"), consisting of common stock, par value $.10 per share, of Devon (the "Common Stock"), representing [31.0239](1)% of the outstanding Voting Shares and [26.1938](2)% of the Fully Diluted Shares (as defined below) as of the Effective Date and after giving effect to the Closing.

     B. As of the Effective Date and after giving effect to the Closing, the number of directors constituting the whole Board of Directors of Devon is nine
(9) and the following persons are the Kerr-McGee Designees (as defined below):
            ,             and             .

     C. The Boards of Directors of Devon and Kerr-McGee deem it advisable to establish certain rights and restrictions with respect to the Shares.

     ACCORDINGLY, premises considered, the parties have entered into this Agreement.

     1. DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

          (a) "Acquiring Person" shall have the meaning assigned to such term in the Rights Plan, as in effect on the date hereof.

          (b) "Affiliate" shall have the meaning assigned to such term in Rule 12b-2 under the Exchange Act, as in effect on the date hereof; provided that, for purposes of this Agreement, neither Kerr-McGee nor any Affiliate of Kerr-McGee shall be deemed to be an Affiliate of Devon.

          (c) "Applicable Percentage" shall mean, for the period from the date hereof until the second anniversary of the date hereof, [26.1938](3)% and, thereafter, [31.1938](4)%, subject, in each case, to adjustment in accordance with Section 2.4(d)(i)(A).

          (d) "Beneficially Own" shall have the meaning assigned to such term in Rule 13d-3 under the Exchange Act, as in effect on the date hereof. "Beneficial Owner" and "Beneficial Ownership" shall have correlative meanings.

          (e) "Business Combination Transaction" shall mean a merger, consolidation, Share Acquisition (as defined below), recapitalization or other transaction in which Devon is a constituent corporation or to which Devon is a party, and pursuant to which the Voting Shares are exchanged for cash, securities or other property, or a sale of all or substantially all of the assets of Devon and its Subsidiaries taken as a whole; provided that none of the following shall be deemed a Business Combination Transaction for purposes of this Agreement: (i) a merger, consolidation, Share Acquisition, recapitalization or other transaction in which the Beneficial Ownership of the capital stock of Devon or the surviving corporation

---------------

(1) Subject to modification depending on facts at time of Closing.

(2) Subject to modification depending on facts at time of Closing.

(3) Subject to modification depending on facts at time of Closing.

(4) Subject to modification depending on facts at time of Closing.

                                      A-F1
     of the transaction (or of the ultimate parent of Devon or of such surviving corporation) immediately after the consummation of such transaction is substantially the same as the Beneficial Ownership of the capital stock of Devon immediately prior to the consummation of the transaction or (ii) a merger (A) in which Devon is the surviving corporation, (B) in which all Voting Shares immediately prior to the consummation of such merger remain outstanding immediately after the consummation thereof, (C) as a result of the consummation of which no Person will Beneficially Own a majority of the Fully Diluted Shares and (D) following the consummation of which the Continuing Directors will represent a majority of the Board of Directors of Devon.

          (f) "Closing" shall have the meaning assigned to such term in the Merger Agreement.

          (g) "Common Stock" shall have the meaning set forth in paragraph A of this Agreement.

          (h) "Continuing Director" shall mean (i) any member of the Board of Directors of Devon, while such person is a member of such Board of Directors, (A) who is not an Acquiring Person, or an Affiliate or Associate (each as defined in the Rights Plan as in effect on the date hereof) of an Acquiring Person or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, and (B) who (1) was a member of the Board of Directors of Devon prior to the Effective Time or (2) is recommended or elected to the Board of Directors by a majority of the Continuing Directors to fill a vacancy arising as a result of an increase in the number of directors of Devon occurring after the date hereof, and
     (ii) any successor of a Continuing Director, while such successor is a member of the Board of Directors of Devon, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors. Notwithstanding anything to the contrary in this definition, for purposes of this Agreement, the Kerr-McGee Designees shall not be considered Continuing Directors.

          (i) "Current Market Price" shall mean, as of any date of determination, with respect to Voting Shares or any other security to be valued hereunder (the Voting Shares and/or such other security, the "Valuation Securities"):

             (i) if the Valuation Securities are listed or admitted to trading on a national securities exchange, the closing price on such exchange's consolidated or composite tape reporting transactions thereon (or any successor composite tape reporting transactions on national securities exchanges) or, if such a composite tape shall not be in use or shall not report transactions in the Valuation Securities, the last reported sales price regular way on the principal national securities exchange on which the Valuation Securities are listed or admitted to trading (which shall be the national securities exchange on which the greatest number of Valuation Securities has been traded during the 20 consecutive trading days preceding the date of determination), or, if there is no transaction on any such day in any such situation, the mean of the bid and asked prices on such day; or

             (ii) if the Valuation Securities are not listed or admitted to trading on any such exchange, the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices, as reported by the automated quotation system of the National Association of Securities Dealers, Inc. or a similar source selected from time to time by Devon for this purpose; or

             (iii) if all of the prices referred to in clauses (i) and (ii) are unavailable, including because the Valuation Securities are not traded on a national securities exchange, an automated quotation system of the National Association of Securities Dealers, Inc. or a similar source, the Current Market Price shall be deemed to be the value of the Valuation Securities as determined by agreement between Devon and Kerr-McGee or, if Devon and Kerr-McGee are unable to agree, by an investment banking firm of national reputation selected by Kerr-McGee with the consent of a majority of the Continuing Directors, which consent shall not be unreasonably withheld. Any determination of the value of the Valuation Securities shall be made within three business days of the date of selection of the investment banking firm. The costs and expenses of any such investment banking firm shall be borne by Devon.

                                      A-F2

          (j) "Devon" shall have the meaning set forth in the first paragraph of this Agreement.

          (k) "Distribution Date" shall have the meaning assigned to such term in the Rights Plan, as in effect on the date hereof.

          (l) "Effective Date" shall have the meaning assigned to such term in the Merger Agreement.

          (m) "Equity Market Capitalization" shall mean, with respect to any Person in connection with the commencement of an exchange offer, the amount determined by multiplying (i) the number of outstanding "equity securities" (as defined in Section 3 of the Exchange Act) of such Person required to be registered pursuant to Section 12 of the Exchange Act at the time of the determination by (ii) the Current Market Price of such equity securities at such time of determination.

          (n) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, as in effect from time to time.

          (o) "Exchangeable Security" shall mean a security of any type, including but not limited to debt, equity, warrants or other rights, issued by Kerr-McGee at any time after the second anniversary of this Agreement and which includes or represents the right to acquire Voting Shares from Kerr-McGee upon exchange, conversion or exercise thereof.

          (p) "Fully Diluted Shares" shall mean, at any time, the sum of (i) the Voting Shares then outstanding plus (ii) the number of Voting Shares reserved for issuance or issuable in connection with the exercise, exchange or conversion of employee stock options or securities of Devon then outstanding which are exercisable or exchangeable for Voting Shares or are convertible into Voting Shares.

          (q) "Merger Agreement" shall mean the Agreement and Plan of Merger
     dated October   , 1996 among Devon, Devon Energy Corporation (Nevada),
     Kerr-McGee, Kerr-McGee Oklahoma Corporation and Kerr-McGee Sub, Inc.

          (r) "Person" shall mean any individual, firm, partnership, association, group (as such term is defined in Section 13(d)(3) of the Exchange Act, as in effect on the date hereof), corporation, trust, business trust or other entity and includes any successor (by merger or otherwise) of any such entity.

          (s) "Public Offering" shall mean a firm commitment underwritten public offering pursuant to a registration statement which has been declared effective by the SEC under the Securities Act.

          (t) "Qualified Tender Offer" shall mean a tender or exchange offer for Voting Shares (i) that is for more than 50% of the then outstanding Voting Shares, (ii) that is for a price per Voting Share at least 10% greater than the average of the Current Market Prices of the Voting Shares determined for each of the 10 consecutive trading days ending on the last full trading day prior to the date of the public announcement of such tender or exchange offer, (iii) the Tender Offer Statement on Schedule 14D-1 filed by the Person making such tender or exchange offer for which discloses that such Person has available to it, or will have available to it upon consummation of such tender or exchange offer, the consideration to be paid or exchanged in such tender or exchange offer for the Voting Shares tendered therein, and (iv) in the case of an exchange offer, (A) in which the Person making such exchange offer has, as of the date of commencement of such exchange offer, an Equity Market Capitalization equal to or greater than the Equity Market Capitalization of Devon, or (B) if the Equity Market Capitalization of such Person is less than the Equity Market Capitalization of Devon, which otherwise is a credible exchange offer.

          (u) "Rights" shall mean, at any time, the rights to purchase capital stock of Devon issued under the Rights Plan.

          (v) "Rights Plan" shall mean the Rights Agreement dated as of April 17, 1995 between Devon and The First National Bank of Boston, as rights agent, as amended, supplemented or otherwise modified from time to time, and any successor agreement or plan to which Devon shall be a party.

                                      A-F3

          (w) "Rule 144" shall mean Rule 144 adopted by the SEC under the Securities Act, or any successor rule.

          (x) "SEC" shall mean the Securities and Exchange Commission.

          (y) "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, as in effect from time to time.

          (z) "Share Acquisition" shall mean a share acquisition under Section 1090.1 of the Oklahoma General Corporation Act (or any successor provision of the Oklahoma General Corporation Act).

          (aa) "Subsidiary" shall mean, with respect to any Person, any other Person of which at least a majority of the voting power of the voting equity securities or voting equity interest is owned, directly or indirectly, by such Person.

          (ab) "Kerr-McGee" shall have the meaning set forth in the first paragraph hereof; provided, however, that the term "Kerr-McGee" shall include Kerr-McGee and its Affiliates unless the context otherwise requires.

          (ac) "Kerr-McGee Designees" shall have the meaning set forth in
     Section 2.3(b) hereof.

          (ad) "Transfer" shall have the respective meanings set forth in
     Section 2.5 hereof.

          (ae) "Voting Shares" shall mean the Common Stock and any other securities of Devon having voting power under ordinary circumstances with respect to the election of directors of Devon.

     2. SHARE RIGHTS AND RESTRICTIONS.

     2.1 Limitation on Certain Business Combination Transactions. (a) Except as otherwise permitted by this Agreement, Kerr-McGee agrees that Kerr-McGee shall not, during the period from the date of this Agreement until its termination, engage in any Business Combination Transaction with Devon, unless such Business Combination Transaction shall have been approved by a majority of the Continuing Directors.

     (b) Except as otherwise permitted by this Agreement, Kerr-McGee agrees that Kerr-McGee shall not, during the period from the date of this Agreement until its termination, (i) request or solicit any Person (A) to make a tender or exchange offer for Voting Shares or (B) to make a proposal for a Business Combination Transaction, or (ii) make any proposal, written or oral, to Devon, the Board of Directors of Devon or the shareholders of Devon with respect to a Business Combination Transaction, a tender offer or exchange offer for Voting Shares, or a liquidation of Devon, which proposal would be required by applicable law to be publicly disclosed, unless, in either case referred to in clause (i) or (ii) above, a majority of the Continuing Directors shall have requested Kerr-McGee to take such action.

     (c) In the event that Kerr-McGee shall receive any proposal from any Person with respect to any matter referred to in Section 2.1(b), either with respect to a proposal to be made by Kerr-McGee or such other Person, Kerr-McGee shall immediately notify Devon thereof.

     (d) In the event that Kerr-McGee shall receive any proposal from any Person to acquire Voting Shares from Kerr-McGee which would exceed 5% of the outstanding Voting Shares, Kerr-McGee shall immediately notify Devon; provided that Kerr-McGee shall not be required to provide such notice if the proposal is in connection with a Transfer permitted under Section 2.5 hereof.

     2.2  [Intentionally omitted.]

     2.3 Devon Board of Directors. (a) From and after the date hereof until the termination of this Agreement, the number of directors constituting the Board of Directors of Devon shall not be decreased to a number less than six (6), without the prior written consent of Kerr-McGee.

     (b) From and after the date hereof until the termination of this Agreement, in connection with each election of directors of Devon, whether at an annual or special meeting, Devon will nominate in accordance with its procedures for the nomination of directors as provided in its by-laws and applicable law, a number of persons designated by Kerr-McGee (all such persons who, at any time, are or were designated by Kerr-

                                      A-F4

McGee for purposes of this Agreement are referred to herein as the "Kerr-McGee Designees") such that, after giving effect to the election of such persons to the Board of Directors of Devon, the number of Kerr-McGee Designees then serving on the Board of Directors of Devon shall equal the product (rounded to the nearest whole number, but, in any event, not less than one) of (i) the total number of directors constituting the entire Board of Directors multiplied by
(ii) the lesser of (A) 36% and (B) the percentage that the aggregate number of Voting Shares owned by Kerr-McGee (determined without regard to Shares acquired as permitted by Section 2.4(d)(i)(B) hereof) bears to the total number of Voting Shares then outstanding (such lesser percentage, the "Director Percentage").

     (c) If at any time the Director Percentage shall decrease so that Kerr-McGee would be entitled to designate fewer directors than are currently serving as Kerr-McGee Designees, Kerr-McGee shall cause one or more of the Kerr-McGee Designees serving as Devon directors to resign so that the percentage of the board of directors consisting of Kerr-McGee Designees does not exceed the Director Percentage. Further, upon termination of this Agreement in accordance with its terms, Kerr-McGee shall cause all Kerr-McGee Designees then serving as directors of Devon to resign immediately.

     (d) (i) In the event that any Kerr-McGee Designee shall cease to serve as a director for any reason (other than as set forth in Section 2.3(c)), the vacancy resulting thereby shall be filled by the remaining directors of the Company in accordance with its Certificate of Incorporation, by-laws and applicable law by a new Kerr-McGee Designee and such new Kerr-McGee Designee shall thereafter serve until the expiration of the term of the Kerr-McGee Designee replaced by such new Kerr-McGee Designee.

     (ii) If there shall exist at any time any vacancy or vacancies on the Board of Directors of Devon as a result of any increase in the number of directors that constitutes the entire Board of Directors of Devon, which the directors of Devon then in office intend to fill in accordance with Devon's Certificate of Incorporation, by-laws and applicable law, Kerr-McGee shall be entitled to designate one or more persons as Kerr-McGee Designees to fill such vacancy or vacancies if and to the extent necessary so that, after giving effect to the filling of such vacancy or vacancies, the number of Kerr-McGee Designees then serving on the Board of Directors of Devon shall equal the Director Percentage. Devon agrees to take all actions appropriate or necessary to ensure that any Kerr-McGee Designees designated pursuant to the preceding sentence are appointed to the Board of Directors to fill any such vacancy or vacancies filled by the Board of Directors of Devon as provided in the preceding sentence.

     (e) Notwithstanding anything to the contrary contained herein, no Kerr-McGee Designee may be a person who previously has been a director of Devon and was properly removed for cause from the Board of Directors of Devon or a person who has been convicted of a felony or a crime involving moral turpitude.

     (f) The Kerr-McGee Designees will be furnished with all information that is provided to all other directors of Devon (in their capacities as such) at the same time as such information is furnished to such other directors (in their capacities as such).

     (g) Kerr-McGee shall cause all Kerr-McGee Designees serving as directors of Devon to comply with the retirement policies of Devon as in effect on the date hereof or as hereafter amended or modified from time to time by the Board of Directors of Devon or its shareholders; provided that no such amendment or modification shall be binding upon Kerr-McGee or the Kerr-McGee Designees unless at least one Kerr-McGee Designee shall have voted in favor of such amendment or modification at the meeting, or in the action in lieu of a meeting, of the Board of Directors of Devon at or in which it is considered.

     2.4 Limitation on Acquisition of Additional Shares by Kerr-McGee. (a) Except as permitted by any of Section 2.4(b), (c) or (d), from and after the date hereof until the termination of this Agreement, Kerr-McGee shall not acquire Beneficial Ownership of any Voting Shares, other than the Voting Shares Beneficially Owned by Kerr-McGee as of the Effective Time and after giving effect to the Closing, without the prior written consent of a majority of the Continuing Directors.

     (b) Kerr-McGee may purchase Voting Shares, or securities exercisable or exchangeable for Voting Shares or convertible into Voting Shares, in market, private or other transactions (including without limitation brokerage transactions involving the solicitation of seller's orders and block trades off the American Stock

                                      A-F5

Exchange or any other national securities exchange on which the Voting Shares are then listed) or in public offerings of Voting Shares (including Public Offerings of Voting Shares); provided that, after giving effect to any such purchase, Kerr-McGee shall not Beneficially Own more than the Applicable Percentage of the Fully Diluted Shares; provided, further, that in no event shall Kerr-McGee acquire Beneficial Ownership of additional Voting Shares which would, based on the then most recent information contained in documents filed by Devon or Kerr-McGee pursuant to Section 13(a), 13(c), 13(e), 14 or 15(d) of the Exchange Act, reduce the number of shares of Common Stock held by Persons other than Kerr-McGee, Devon or any Affiliate of either Kerr-McGee or Devon to less than 15,000,000, unless such acquisition of Beneficial Ownership by Kerr-McGee is necessary in order that, after giving effect thereto, Kerr-McGee shall Beneficially Own 20% of the Fully Diluted Shares.

     (c) Kerr-McGee may acquire Beneficial Ownership of Voting Shares without regard to the Applicable Percentage of the Fully Diluted Shares if any Person (other than Kerr-McGee, Devon or any Affiliate of Kerr-McGee or Devon) shall have commenced a tender or exchange offer for Voting Shares (i) that is recommended or approved by a majority of the Continuing Directors, (ii) with respect to which a majority of the Continuing Directors has taken a position contemplated by Rule 14e-2(a)(2) under the Exchange Act, (iii) with respect to which a majority of the Continuing Directors has resolved to redeem the Rights or has amended the Rights Plan so that the Person making such tender or exchange offer will not become an Acquiring Person or trigger a Distribution Date, or
(iv) that is a Qualified Tender Offer and in connection with which (A) a final and non-appealable court order has declared the Rights Plan invalid or inapplicable, or required that the Rights issued under the Rights Plan be redeemed, and (B) the Person making such Qualified Tender Offer will be permitted under applicable law to accept for payment or exchange the Voting Shares tendered in such Qualified Tender Offer.

     (d) (i) Notwithstanding anything to the contrary in this Agreement, Kerr-McGee shall not be deemed to be in violation of this Section 2.4 if its Beneficial Ownership of Voting Shares exceeds the Applicable Percentage of the Fully Diluted Shares as a result of (A) an acquisition by Devon or any of its Affiliates of Voting Shares then outstanding, or securities then outstanding exercisable or exchangeable for Voting Shares or convertible into Voting Shares, or a recapitalization by Devon, or any other transaction or action by Devon, or any expiration or termination of the right to exercise, exchange or convert securities exercisable or exchangeable for Voting Shares or convertible into Voting Shares, which, in any such case, by reducing the number of Fully Diluted Shares, increases Kerr-McGee's Beneficial Ownership of the Fully Diluted Shares to more than the Applicable Percentage, and, in the event of any such reduction in the number of Fully Diluted Shares as provided in this Section 2.4(d)(i)(A), the Applicable Percentage shall thereafter be deemed to have been increased to the percentage of the Fully Diluted Shares Beneficially Owned by Kerr-McGee after giving effect to such reduction, provided that, in the case of any such increase in Kerr-McGee's Beneficial Ownership of the Fully Diluted Shares due to an expiration or termination of the right to exercise, exchange or convert securities exercisable or exchangeable for Voting Shares or convertible into Voting Shares pursuant to this clause (A), Kerr-McGee shall, to the extent permitted by Rule 144, Transfer a number of Shares (or securities of Devon exercisable or exchangeable for or convertible into a number of Voting Shares) as promptly as is commercially reasonable so that, following such Transfer, Kerr-McGee shall Beneficially Own a number of Voting Shares not in excess of the Applicable Percentage immediately prior to such reduction in the number of Fully Diluted Shares and, following each such Transfer, the Applicable Percentage shall be reduced to the percentage of the Fully Diluted Shares then Beneficially Owned by Kerr-McGee, and, provided, further, that Kerr-McGee shall not be required to Transfer Shares (or such securities) pursuant to the immediately preceding proviso at any time when it would be required to pay any profit realized upon such Transfer to Devon pursuant to Section 16(b) under the Exchange Act, or (B) a transaction whereby, directly or indirectly, control of (by merger, tender offer or otherwise), or all or substantially all of the assets of, any Person is transferred to Kerr-McGee or any of its Subsidiaries (an "Acquisition Transaction"), provided that, in the case of clause (B) above, Kerr-McGee shall comply with the provisions of Section 2.4(d)(ii), except that Kerr-McGee shall not be obligated to comply with Section 2.4(d)(ii), and any Voting Shares the Beneficial Ownership of which is acquired by Kerr-McGee in an Acquisition Transaction shall not be deemed to violate this Agreement, solely to the extent that such Voting Shares were held by the other Person that is a party to such Acquisition Transaction as part of the assets of a pension plan maintained by such other Person

                                      A-F6
for the benefit of its employees and retirees, and, provided, further, that, in the case of clause (B) above, the ownership of Voting Shares by the Person in the Acquisition Transaction is incidental to the conduct of an active trade or business other than investing in securities and in no event shall such Person own more than 1,000,000 Voting Shares. For purposes hereof, "control" means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a Person, including the power to direct or cause the direction of the disposition of the assets of such Person.

     (ii) (A) No later than five business days following the consummation of an Acquisition Transaction which results in Kerr-McGee Beneficially Owning more than the Applicable Percentage of the Fully Diluted Shares, Kerr-McGee shall provide written notice (the "Offer Notice") to Devon offering Devon the right (the "Purchase Right"), exercisable in whole or in part, to purchase a number of Shares (such Shares, the "Purchase Right Shares") equal to the difference between (1) the number of Shares minus (2) the product, rounded to the nearest whole Voting Share, of the Applicable Percentage multiplied by the Fully Diluted Shares, at a price per Purchase Right Share equal to the average of the Current Market Prices of the Voting Shares determined for each of the 10 consecutive trading days ending on the last full trading day prior to the date of the Offer Notice (the "Purchase Price"). Devon shall have five business days from the date of its receipt of the Offer Notice to provide written notice to Kerr-McGee of its exercise of the Purchase Right (the "Exercise Notice"). The Exercise Notice shall indicate the number of Purchase Right Shares with respect to which Devon exercises the Purchase Right (such number of Purchase Right Shares, the "Sale Shares"). If the Exercise Notice shall not have been delivered to Kerr-McGee within five business days from the date of Devon's receipt of the Offer Notice or if Devon shall have delivered to Kerr-McGee written notice that it is not exercising the Purchase Right, then Devon will be deemed not to have exercised the Purchase Right. If Devon exercises the Purchase Right by delivery to Kerr-McGee of an Exercise Notice as provided above, then, on the fifth business day after the receipt by Kerr-McGee of such Exercise Notice, Devon shall purchase from Kerr-McGee, and Kerr-McGee shall sell to Devon, the Sale Shares. At the closing of any such purchase and sale, Kerr-McGee shall deliver to Devon a certificate or certificates representing the Sale Shares, duly endorsed for transfer or accompanied by a stock power or powers duly executed in blank, against delivery by Devon to Kerr-McGee of the aggregate Purchase Price for the Sale Shares, by wire transfer in immediately available funds. Any exercise of the Purchase Right as provided in this Section 2.4(d)(ii)(A) shall be irrevocable and shall constitute a commitment by Devon to purchase from Kerr-McGee, and by Kerr-McGee to sell to Devon, the Sale Shares at the Purchase Price per Sale Share. Notwithstanding anything to the contrary contained in this
Section 2.4(d)(ii)(A), if the Current Market Price is required to be determined pursuant to clause (iii) of the definition thereof and, on or prior to the fifth business day after Devon's receipt of the Offer Notice, the Current Market Price shall not have been so determined, then the time period for the delivery of the Exercise Notice shall be extended until such time as the Current Market Price shall have been so determined.

     (B) If Devon shall not have exercised the Purchase Right in accordance with
Section 2.4(d)(ii)(A) or shall have exercised the Purchase Right in part, then, to the extent permitted by Rule 144, Kerr-McGee shall Transfer the Purchase Right Shares then held by it as promptly as is commercially reasonable; provided that Kerr-McGee shall not be required to Transfer Purchase Right Shares under this Section 2.4(d)(ii)(B) at any time when it would be required to pay any profit realized upon such Transfer to Devon pursuant to Section 16(b) under the Exchange Act.

     2.5 Restrictions on Transfer. From and after the date hereof until the termination of this Agreement, Kerr-McGee shall not sell, transfer or otherwise convey (when used as a verb, "Transfer" and, any sale, transfer or other conveyance, a "Transfer") Beneficial Ownership of any Shares (including Shares subject to Exchangeable Securities), without the prior written consent of a majority of the Continuing Directors, which consent shall not be unreasonably withheld, except that, in any event, any of the following shall be permitted:

          (a) a Transfer in accordance with Rule 144;

          (b) a Transfer in a Public Offering or in a public offering (other than a Public Offering) made pursuant to a registration statement which has been declared effective by the SEC under the Securities Act (any such Public Offering or public offering, a "Registered Transaction"); provided, however, that, in

                                      A-F7
     connection with any such Registered Transaction, Kerr-McGee shall obtain from the managing underwriter of such Public Offering or from each broker through which such public offering is made, as the case may be, a commitment to use its reasonable best efforts to make a broad public distribution of the Shares (including an indirect distribution of Shares as a result of a distribution of Exchangeable Securities) to be Transferred in such Registered Transaction. The managing underwriter or broker, as the case may be, will be advised that, for purposes of this Agreement, a "broad public distribution" means a distribution such that no Person is allocated for purchase in such Registered Transaction:

             (i) a number of Shares in excess of (A) 14.9% of the Voting Shares (after giving effect to the offering of the Shares and any other securities being offered by Devon concurrently therewith in such Registered Offering) or (B) in the case of a Public Offering, in excess of 20% of the number of Shares being offered in such Public Offering, provided that, in the case of this clause (B), Shares allocated for purchase by a mutual fund, a pension fund or an investment advisers (which investment adviser shall be registered under the Investment Advisers Act of 1940, as amended) for any mutual fund or pension fund shall be disregarded;

             (ii) a number or amount of Exchangeable Securities which would represent the right to acquire in excess of 14.9% of the Voting Shares; or

             (iii) any combination of (i) and (ii) above;

          (c) a Transfer to a direct or indirect Subsidiary of Kerr-McGee;

          (d) a Transfer to Devon or a to a direct or indirect Subsidiary of Devon (pursuant to a tender offer or otherwise);

          (e) a Transfer pursuant to a merger, consolidation or Share Acquisition, in which Devon is a constituent corporation;

          (f) a Transfer made as a pro rata dividend or distribution to the holders of the common stock of Kerr-McGee; or

          (g) a Transfer to any Person (other than Kerr-McGee, Devon or any Affiliate of Kerr-McGee or Devon) who shall have commenced a tender or exchange offer for Voting Shares (i) that is recommended or approved by a majority of the Continuing Directors, (ii) with respect to which a majority of the Continuing Directors has taken a position contemplated by Rule 14e-2(a)(2) under the Exchange Act, (iii) with respect to which a majority of the Continuing Directors has resolved to redeem the Rights or has amended the Rights Plan so that the Person making such tender or exchange offer will not become an Acquiring Person or trigger a Distribution Date, or (iv) that is a Qualified Tender Offer and in connection with which (A) a final and non-appealable court order has declared the Rights Plan invalid or inapplicable, or required that the Rights issued under the Rights Plan be redeemed, and (B) the Person making such Qualified Tender Offer will be permitted under applicable law to accept for payment or exchange the Voting Shares tendered in such Qualified Tender Offer.

     2.6 Voting for Directors. Kerr-McGee agrees to vote all of the Shares in favor of the Devon Board of Director's nominees for election to the Board of Directors; provided that, in connection with any such vote, the provisions of
Section 2.3(b) shall have been complied with.


     2.7 Right to Participate in Certain Issuances by Devon. (a) Devon shall not issue any security exercisable or exchangeable for or convertible into Voting Shares, other than employee stock options ("Devon Convertible Securities"), whether in a public or private offering for cash, unless Devon shall have first complied with, in the case of an issuance other than pursuant to Public Offering, the provisions of Section 2.7(b) or, in the case of a Public Offering, the provisions of Section 2.7(c).



     (b) If Devon determines to issue any Devon Convertible Security in a public offering or otherwise, other than in a Public Offering, then Devon shall provide written notice of such determination to Kerr-McGee, which notice shall include all the terms of such issuance and shall offer to Kerr-McGee the right to purchase, at the same price and on the same terms as Devon proposes to issue such Devon Convertible Security to others


                                      A-F8

(or, if Devon proposes to issue such Devon Convertible Security other than for cash, at a cash price equal to the value of the consideration for which Devon proposes to issue such Devon Convertible Security, such value to be determined by agreement between Devon or Kerr-McGee, or if the parties are unable to agree, by an investment banking firm or other asset valuation firm of national reputation selected by Kerr-McGee with the consent of a majority of the Continuing Directors, which consent shall not be unreasonably withheld, the cost of which shall be borne by Devon) a number or amount of the Devon Convertible Securities proposed to be issued that represents the right to acquire upon exercise, exchange or conversion of such Devon Convertible Securities a number of Voting Shares equal to the Applicable Percentage (the "Offer Notice"). If Kerr-McGee determines to accept the offer contained in the Offer Notice, Kerr-McGee shall deliver a written notice to Devon indicating its acceptance within 10 days after its receipt of the Offer Notice, which notice shall indicate whether Kerr-McGee has accepted such offer in whole or in part, and, if accepted in part, the number or amount of Devon Convertible Securities as to which such offer has been accepted (an "Acceptance Notice"). Any acceptance of the offer contained in an Offer Notice by delivery of an Acceptance Notice shall be irrevocable and shall constitute a commitment by Kerr-McGee to purchase from Devon, and by Devon to sell to Kerr-McGee, the number or amount of Devon Convertible Securities covered by such Acceptance Notice upon the terms contained in the Offer Notice.



     (c) If Devon determines to issue any Devon Convertible Security in a Public Offering, then Devon shall provide written notice of such determination to Kerr-McGee no later than the time that Devon commences the process to make such Public Offering, which notice shall include the proposed size and other terms of such issuance, to the extent then known, the name or names of the managing underwriter for such Public Offering, if then known and the date when it is proposed that such Public Offering will be made, and shall cause the underwriters of such Public Offering to offer to Kerr-McGee the right to purchase from the underwriters of such Public Offering, at the public offering price set forth on the cover page of the prospectus or prospectus supplement for such Public Offering, a number or amount of the Devon Convertible Securities proposed to be issued that represents the right to acquire upon exercise, exchange or conversion of such Devon Convertible Securities a number of Voting Shares equal to the Applicable Percentage.



     3.  STOCK CERTIFICATES AND OTHER RESTRICTIONS.


     3.1 Endorsement of Certificates. (a) All certificates representing Shares shall, subject to Section 3.1(c), bear the following legend:

     "THIS CERTIFICATE IS SUBJECT TO THE PROVISIONS OF A STOCK RIGHTS AND RESTRICTIONS AGREEMENT BETWEEN DEVON ENERGY CORPORATION AND KERR-McGEE
     CORPORATION DATED AS OF             , 1996. A COPY OF SUCH AGREEMENT IS ON
     FILE AT THE PRINCIPAL BUSINESS OFFICE OF DEVON ENERGY CORPORATION."

     (b) All certificates representing Shares shall, subject to Section 3.1(c), bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE CONVEYED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO RULE 144 UNDER THE ACT, UNLESS THE COMPANY SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR DEVON ENERGY CORPORATION, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED."

     (c) After such time as either of the legends set forth in Sections 3.1(a) and (b) is no longer required hereunder (including without limitation as a result of the termination of this Agreement in accordance with its terms) or if the securities represented by a certificate have been registered under the Securities Act pursuant to an effective registration statement or are to be sold pursuant to Rule 144, or if the Company shall have been furnished with an opinion of counsel, which opinion shall be reasonably satisfactory to counsel for Devon, that registration under the Securities Act is not required, as the case may be, then, in any such event, upon the

                                      A-F9
request of Kerr-McGee, Devon shall cause such certificate or certificates to be exchanged for a certificate or certificates that do not bear any legend.

     3.2 Improper Transfer. Any attempt by Kerr-McGee or its Affiliates to Transfer any Shares other than in accordance with this Agreement shall be null and void and neither Devon nor any transfer agent for such securities shall be required to give any effect to such attempted Transfer in its stock records.

     4.  GENERAL PROVISIONS.

     4.1 Representations and Warranties. (a) Devon represents and warrants to Kerr-McGee that (i) Devon is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (ii) the execution and delivery of this Agreement by Devon and the consummation by Devon of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Devon and no other corporate proceedings on the part of Devon are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (iii) this Agreement has been duly executed and delivered by Devon and constitutes a valid and binding obligation of Devon, and, assuming this Agreement constitutes a valid and binding obligation of Kerr-McGee, is enforceable against Devon in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity.

     (b) Kerr-McGee represents and warrants to Devon that (i) Kerr-McGee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (ii) the execution and delivery of this Agreement by Kerr-McGee and the consummation by Kerr-McGee of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Kerr-McGee and no other corporate proceedings on the part of Kerr-McGee are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (iii) this Agreement has been duly executed and delivered by Kerr-McGee and constitutes a valid and binding obligation of Kerr-McGee, and, assuming this Agreement constitutes a valid and binding obligation of Devon, is enforceable against Kerr-McGee in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity.

     4.2 Amendment and Modification; Waiver of Compliance. This Agreement may be amended or waived only by written instrument duly executed by the parties. In the event of the amendment or modification of this Agreement in accordance with its terms, the Board of Directors of Devon shall adopt any amendment to the by-laws of Devon that may be required as a result of such amendment or modification to this Agreement, and, if required, shall propose any amendment to the Certificate of Incorporation that may be required as a result of such amendment or modification to this Agreement to the Devon shareholders entitled to vote thereon at a meeting duly called and held for such purpose, and shall recommend that the Devon shareholders vote in favor of such amendment to the Certificate of Incorporation.

     4.3 Injunctive Relief. Each of the parties hereto hereby acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy of law. Each of the parties therefore agrees that in the event of a breach of any material provision of this Agreement the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled in equity or at law.

     4.4 Bylaws. At all times while this Agreement shall be in effect, Devon shall cause its Bylaws to conform to the provisions of this Agreement, including by causing its Bylaws to be amended.

     4.5 No Amendment of Rights Plan. Devon's Board of Directors shall not adopt any Rights Plan or amend the Rights Plan as in effect on the date hereof without the approval of a majority of the Kerr-McGee

                                      A-F10

Designees then on the Board of Directors of Devon, unless such Rights Plan or amendment would not adversely affect the rights or interests of Kerr-McGee or its Affiliates.

     4.6 Limitation on Reductions of Public Float by Devon. Devon shall not take any action, including without limitation an acquisition by Devon or any of its Affiliates of Voting Shares then outstanding, or a recapitalization by Devon, which would reduce the number of shares of Common Stock held by Persons other than Kerr-McGee, Devon or any Affiliate of either Kerr-McGee or Devon to less than 15,000,000, without the prior written consent of Kerr-McGee.

     4.7 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Oklahoma, without regard to the principles of conflicts of law thereof.

     4.8  Termination. (a) This Agreement may be terminated:

          (i) by the mutual written consent of the parties hereto;

          (ii) by Kerr-McGee or Devon if Kerr-McGee shall have become the Beneficial Owner of less than 5% of the Voting Shares;

          (iii) by Kerr-McGee if any Person (other than Kerr-McGee or any Affiliate) shall have proposed to Devon a Business Combination Transaction and a majority of the Continuing Directors shall have approved such proposal or shall have retained (or authorized Devon to retain) the services of an investment banking firm and shall have instructed such investment banking firm to solicit indications of interest with respect to a Business Combination Transaction; provided that, if a proposal with respect to a Business Combination Transaction referred to in this clause
     (iii) shall have been terminated or withdrawn by the Person who made such proposal and Kerr-McGee shall have withdrawn, terminated or permitted to expire any tender or exchange offer or proposal with respect to a Business Combination Transaction made by Kerr-McGee, then the provisions of this Agreement shall thereafter be reinstated (without liability to any party for any failure to have complied with the terms and provisions of this Agreement during the period when it shall have been terminated in accordance with this Section 4.8(a)(iii)) and this Agreement shall thereafter continue in full force and effect in accordance with its terms.

          (iv) by Kerr-McGee if (A) any Person other than Kerr-McGee or its Affiliates shall have acquired Beneficial Ownership of 15% or more of the Voting Shares at a time when the Rights Plan is in effect and a majority of the Continuing Directors shall have approved such acquisition or otherwise taken action so that such acquisition would not result in such Person becoming an Acquiring Person, or triggering a Distribution Date, under the Rights Plan or (B) any Person other than Kerr-McGee or its Affiliates shall have acquired Beneficial Ownership of 20% or more of the Voting Shares at a time when the Rights Plan is not in effect, and, in any event referred to in clause (A) or (B) above, such Person shall not have entered into an agreement with Devon containing restrictions and other provisions at least as favorable to Devon as those contained in this Agreement;

          (v) by Kerr-McGee if the Continuing Directors shall not constitute a majority of the Board of Directors of Devon; or

          (vi) by Kerr-McGee if Devon shall have materially breached any provision of this Agreement and Kerr-McGee shall have delivered a written notice of such breach to Devon; provided that, if such material breach is reasonably susceptible of cure and Devon shall proceed diligently to cure such material breach, then this Agreement shall not be terminated unless such material breach shall not have been cured on or prior to the fifth day after the delivery of written notice by Kerr-McGee to Devon that Devon has materially breached this Agreement.

     (b) Unless this Agreement shall have been earlier terminated as provided in
Section 4.8(a), this Agreement shall terminate twenty-one years from and after the death of the last survivor of J. Larry Nichols and Luke R. Corbett.

                                      A-F11

     4.9 Notices. All notices, requests, demands or other communications required or permitted by this Agreement shall be in writing and effective when received, and delivery shall be made personally or by registered or certified mail, return receipt requested, postage prepaid, or overnight courier or confirmed facsimile transmission, addressed as follows:

     (a) If to Devon:

         Devon Energy Corporation
         20 North Broadway, Suite 1500
         Oklahoma City, Oklahoma 73102-8260
         Attention: J. Larry Nichols, President
                    and Chief Executive Officer
         Facsimile No.: (405) 236-4258

         with a copy to:

         McAfee & Taft
         A Professional Corporation
         10th Floor, Two Leadership Square
         Oklahoma City, Oklahoma 73102
         Attention: Jerry A. Warren, Esq.
         Facsimile No.: (405) 235-0439

     (b) If to Kerr-McGee:

         Kerr-McGee Corporation

         Attention:
         Facsimile No.: (   )    -

         with a copy to:

         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, New York 10017
         Attention: David B. Chapnick, Esq.
         Facsimile No.: (212) 455-2502

     4.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     4.11 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise.

     4.12 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     4.13 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                                      A-F12

     4.14 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                            DEVON ENERGY CORPORATION

                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                            KERR-McGEE CORPORATION

                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                      A-F13

                                   EXHIBIT G

                         REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT, dated             , 1996 by and between
Devon Energy Corporation, an Oklahoma corporation (the "Company"), and Kerr-McGee Corporation, a Delaware corporation ("Security Holder").

                              W I T N E S S E T H:

     WHEREAS, the Company and Security Holder have entered into an Agreement and
Plan of Merger dated as of             , 1996 (the "Merger Agreement") which
provides, among other things, for the execution of this Agreement;

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Merger Agreement the parties hereto agree as follows:

     Section 1. Definitions. The terms defined in this Section, whenever used in this Agreement, shall, unless the context otherwise requires, have the respective meanings hereinafter specified. Terms not defined in this Agreement, and defined in the Merger Agreement have the meanings assigned them in the Merger Agreement.

     "Agreement" shall mean this Registration Rights Agreement.

     "Commission" shall mean the United States Securities and Exchange
Commission.

     "Common Stock" shall mean the Company's authorized Common Stock, par value $.10 per share.

     "Company" shall mean Devon Energy Corporation, an Oklahoma corporation, and any successor corporation by merger, consolidation or otherwise and any parent corporation resulting from the merger or consolidation of the Company with or into a subsidiary of another corporation.

     "Evergreen Registration Statement" shall mean a Registration Statement filed pursuant to Rule 415, or any successor rule under the Securities Act, relating to an offering on a continuous or delayed basis and which may, in lieu of filing a post-effective amendment that (x) includes any prospectus required by Section 10(a)(3) of the Securities Act or (y) reflects facts or events representing a material or fundamental change in the information set forth in the Registration Statement, be amended by the incorporation by reference of information required to be included in (x) or (y) above contained in periodic reports filed pursuant to Section 13 or 15 (d) of the Exchange Act in the Registration Statement.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Exchangeable Security" shall mean a security of any type, including but not limited to debt, equity, warrants or other rights, issued by Security Holder at any time after the second anniversary of this Agreement and which includes or represents the right to acquire Registrable Securities from Security Holder upon exchange, conversion or exercise thereof; provided that such security shall confer on Security Holder the right to suspend the right of the holder of such security to exchange, convert or exercise such security to the extent necessary for Security Holder to comply with the terms of Section 2.D. of this Agreement; and provided further that the right to exchange or convert into, or exercise for, Registrable Securities shall be limited to a period of seven years commencing upon issuance of the Exchangeable Security.

     "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

     "Public Offering" shall mean a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act.

     "Registrable Securities" shall have the meaning subscribed thereto in
Section 2.A.

                                      A-G1

     "Registration" shall mean the registration under the Securities Act of Registrable Securities pursuant to either Section 2.A hereof or 2.B hereof.

     "Registration Statement" shall mean a registration statement filed under the Securities Act or a similar document filed pursuant to any other statute then in effect corresponding to the Securities Act.

     "Securities Act" shall mean the Securities Act of 1933, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Security Holder" shall mean Kerr-McGee Corporation, a Delaware corporation, its permitted assigns, or any affiliate thereof holding Common Stock or any successor corporation to any of the foregoing by merger or consolidation or otherwise.

     Section 2. Registration Rights.

     A. Required Registration. If the Company shall receive a written request from Security Holder requesting that the Company file a Registration Statement relating to a Public Offering of shares of Common Stock owned by Security Holder ("Registrable Securities"), the Company will as promptly as practicable prepare and file a Registration Statement and use its best efforts to cause the Registration Statement to become effective; subject, however, to the following provisions:

          (1) the Company shall be required to file no more than three (3) Registration Statements on behalf of Security Holder pursuant to this
     Section 2.A;

          (2) the Company shall not be obligated to file a requested
     Registration:

             (i) in the event that the aggregate number of Registrable Securities to be included in such requested Registration is less than five percent (5%) of the issued and outstanding Common Stock;

             (ii) from the time it gives notice to Security Holder, provided such notice is given prior to time of receipt by Devon of Security Holder's request to file a Registration Statement, that it is preparing to file a Registration Statement other than for the account of Security Holder until 60 days after the Registration Statement has been declared effective by the SEC; provided, the Company shall use its best efforts to cause such Registration Statement to be declared effective as promptly as practicable; and, provided further, the obligation to file a Registration Statement on behalf of Security Holder shall be reinstated if the Company does not file a Registration Statement within 30 days after giving the notice referred to above; or

             (iii) for a period from the time the Company gives Security Holder notice, provided such notice is given prior to time of receipt by Devon of Security Holder's request to file a Registration Statement, that the Company is conducting negotiations for a material business combination or that there is a material development or event pending which has not yet been publicly disclosed and as to which the Company believes disclosure will be prejudicial to the Company until the earlier of (a) 120 days after the notice with respect to a material business combination or 90 days after the notice with respect to a material development or event; (b) the public announcement of the combination, development or event referred to above; or (c) the time the Company gives Security Holder notice that suspension of its obligation is no longer required.

          (3) a Registration Statement filed pursuant to a request of Security Holder shall first include all Registrable Securities requested to be included by Security Holder and, only after such inclusion, may, include securities of the Company being sold for the account of the Company or other security holders; provided, however, that securities to be offered on behalf of the Company or such other security holders will be included in such Registration Statement only to the extent that, in the reasonable opinion of the managing underwriter for the Public Offering of Registrable Securities on behalf of Security Holder, such inclusion will not materially adversely affect the distribution of Registrable Securities on behalf of Security Holder;

          (4) the selection of an underwriter for a Public Offering of Registrable Securities by Security Holder shall be subject to the approval of the Company, which shall not be unreasonably withheld; and

                                      A-G2

          (5) for purposes of paragraph (1) of this Subsection A, if a requested Registration Statement is filed and the Company otherwise complies with its obligations hereunder, but the Registration Statement is withdrawn by Security Holder due to a delay in the offering requested by the Company, then no requested Registration Statement shall be deemed to have been filed.

     B. Incidental/"Piggy-back" Registration. If the Company at any time proposes to file a Registration Statement (other than a Registration Statement filed pursuant to Subsection A of this Section) under the Securities Act relating to a Public Offering of Common Stock to be sold for cash that would permit the registration of Registrable Securities, it will give Security Holder as much advance notice, in writing, as is reasonably practicable under the circumstances, but in any event not less than 5 days, before the filing with the Commission of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered. The notice shall offer to include in such filing such amount of Registrable Securities as Security Holder may request. If Security Holder wishes to have Registrable Securities registered pursuant to this Subsection B, it shall advise the Company in writing within 20 days after the date of receipt of such offer from the Company (or such shorter period, but in any event not less than 5 days, as the Company shall specify in its notice to Security Holder), setting forth the amount of Registrable Securities for which Registration is requested. If the managing underwriter of the proposed Public Offering of Common Stock by the Company shall advise the Company in writing that, in the reasonable opinion of the managing underwriter, the distribution of the Registrable Securities requested by Security Holder to be included in the Registration Statement concurrently with securities being registered for sale by the Company would materially adversely affect the distribution of such securities by the Company, then the Company shall so advise the Security Holder and the number of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company and then pro rata among the shareholders (including Security Holder) whose shares are to be included in such Registration Statement. If any Person does not agree to the terms of any such underwriting, such Person shall be excluded therefrom by written notice from the Company or the underwriter.

     Any Registrable Securities excluded or withdrawn from such underwriting shall nevertheless be included in any Registration Statement (but not the underwriting) filed pursuant to this Subsection B during the first two years after the date of this Agreement in an amount not to exceed 5% of the issued and outstanding Common Stock; provided, the Registrable Securities so included may be offered and sold only during a 90 day period commencing on the last day of any period during which "Affiliates" (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) of the Company have agreed not to dispose of Common Stock in accordance with the underwriting agreement.

     Any obligation of the Company to effect a Registration pursuant to this Subsection B shall be conditioned upon Security Holder entering into an underwriting agreement with the Company and the managing underwriters of the registered offering of the type described in paragraph (10) of Subsection C.

     C. Registration Procedures. If the Company is required by the provisions of Subsections A or B of this Section 2 to effect the Registration of any of the Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

          (1) Prepare and file with the Commission a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and, subject to paragraph (2) of this Subsection C, remain effective.

          (2) Keep such Registration effective, and the prospectus used in connection therewith, current for a period of ninety (90) days or until the Security Holder has completed the distribution described in the Registration Statement relating thereto, whichever first occurs (the "Selling Period"); provided, however, that (a) the Selling Period shall be extended for a period of time equal to any period that Security Holder refrains from selling any securities included in such registration (i) pursuant to an agreement between Security Holder and an underwriter of Common Stock at the request of the Company in order to facilitate the Company's offering thereunder or (ii) pursuant to paragraph 8 of this Subsection C and in the case of a registration which includes Registrable Securities in accordance with

                                      A-G3
     the penultimate paragraph in Subsection B of this Section 2, the Selling Period shall be extended for the period contemplated thereby; provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis; and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (i) includes any prospectus required by Section 10(a)(3) of the Securities Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the Registration Statement, the incorporation by reference of information required to be included in (i) and (ii) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the Registration Statement.

          (3) Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and such prospectus current in compliance with Section 10 of the Securities Act, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Common Stock covered by such Registration Statement whenever Security Holder shall desire to sell or otherwise dispose of the same, and provide Security Holder with copies of any correspondence with the Commission, or copies of memoranda relating to oral communications with the Commission, with respect to any request by the Commission for any amendment of or supplement to the Registration Statement or the prospectus included therein or for additional information; provided, however, that the Company shall have no obligation under this paragraph (3) after the period required by paragraph (2) of this Subsection C has lapsed.

          (4) Furnish to Security Holder such number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus, summary prospectus and prospectus supplement), in conformity with the requirements of the Securities Act, and such other documents, as Security Holder may reasonably require in order to facilitate the public offering, sale or other disposition of the Registrable Securities owned by Security Holder.

          (5) Use its best efforts to register or qualify the Common Stock covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as Security Holder shall reasonably request (excluding however any jurisdiction in which the filing would subject the Company to additional tax liability, and any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification which consent would not be required but for this paragraph (5)), and do such other acts and things as may be required to enable Security Holder to consummate the public sale or other disposition in such jurisdictions of the Registrable Securities owned by Security Holder.

          (6) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall ratify the provisions of Section 11(a) of the Securities Act.

          (7) Immediately notify Security Holder at any time when a prospectus is required to be delivered under the Securities Act within the Selling Period referred to in paragraph (2) of this Subsection C, of the Company becoming aware that the prospectus included in the Registration Statement, or as such prospectus may be amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances then existing, and at the request of Security Holder to promptly prepare and furnish to Security Holder a number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances then existing. In the event the Company shall give any such

                                      A-G4
     notice, Security Holder shall immediately suspend use of the prospectus and the Selling Period shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when Security Holder shall have received the copies of such supplemented or amended prospectus.

          (8) In the event that, in the judgment of the Company, it is advisable to suspend use by Security Holder of a prospectus relating to an offering of Registrable Securities, other than a Public Offering, because the Company is conducting negotiations for a material business combination or due to pending material developments or events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company, the Company shall deliver notice in writing to the effect of the foregoing and, upon receipt of such notice, the Security Holder shall not use the prospectus, and the Selling Period shall cease to run or will not commence, until such Security Holder has received copies of the supplemented or amended prospectus provided for in paragraph 3 of this Section C, or until it is advised in writing by the Company that the prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus; provided that the duration of such suspension shall not exceed 30 days. The Company will use its best efforts to ensure that the use of the prospectus may be resumed, and the Selling Period will commence, as promptly as is practicable and, in any event, promptly after the earlier of (x) public disclosure of such material business combination or pending material development or event sufficient to permit an affiliate of the Company to sell Common Stock or (y) in the judgment of the Company, public disclosure of such material business combination or material development or event would not be prejudicial to the Company.

          (9) Use its best efforts to list such Registrable Securities on the primary securities exchange or other trading market on which the Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange or other trading market, and to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement.

          (10) Enter into such agreements (including an underwriting agreement in customary form and containing customary provisions relating to legal opinions and accountants' letters and customary representations and warranties and customary provisions for mutual indemnification and contribution between the Company and the underwriters for Security Holder) and take such other actions as Security Holder may reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

          (11) Make available for inspection by Security Holder, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by Security Holder or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information requested by Security Holder, such underwriter, attorney, accountant or agent, as is reasonably needed in connection with such Registration Statement.

     D. Exchangeable Securities. In lieu of one of the Registration Statements to which Security Holder is entitled pursuant to Section 2.A. hereof, after written request from Security Holder the Company shall file one Evergreen Registration Statement for registration of Registrable Securities deliverable by Security Holder pursuant to the terms of an offering of Exchangeable Securities (including the sale of the Registrable Securities by Security Holder on the redemption or maturity of the Exchangeable Securities), and use its best efforts to cause the Registration Statement to become effective.

     The terms of the Exchangeable Securities will provide that the conversion, exercise or exchange right may only be utilized (x) during the calendar month of April in any year that the Exchangeable Securities are outstanding and (y) during the 30 days ending on the maturity or redemption of the Exchangeable Securities; provided, there shall be only one conversion, exercise or exchange period in any calendar year.

                                      A-G5

     E. Expenses; Limitations on Registration. All Commission and blue sky filing fees and underwriting discounts and commissions attributable to securities offered on behalf of Security Holder, and the fees and expenses of separate counsel for Security Holder, incurred in connection with effecting a Registration pursuant to this Section 2 shall be borne by Security Holder. Printing expenses of a prospectus which includes Registrable Securities shall be borne by the Company and each shareholder (including Security Holder) whose shares are included in the Registration Statement in proportion to the number of shares being offered by each. All other expenses incurred in connection with the Registration Statement shall be borne by the Company.

     It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 2 in respect of the Registrable Securities which are to be registered at the request of Security Holder that Security Holder shall furnish to the Company such information regarding the securities held by it and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

     F. Indemnification. (1) In the event of any Registration of any Registrable Securities under the Securities Act pursuant to this Section 2, the Company agrees to indemnify and hold harmless Security Holder, its directors, officers and employees, and each other Person, if any, who controls Security Holder within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Security Holder or any such director, officer, employee or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse Security Holder or such director, officer, employee or controlling Person for legal or any other expenses reasonably incurred by Security Holder or such director, officer, employee or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by Security Holder stating that it is specifically for use therein; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus if such untrue statement or alleged untrue statement or omission or alleged omission has been the subject of a notice given to Security Holder pursuant to paragraph (7) of Subsection (C) if Security Holder after receipt of such notice and prior to the receipt of a corrected prospectus sold a Registrable Security to the Person asserting such loss, claim, damage, liability or expense who purchased such Registrable Security which is the subject thereof form Security Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Security Holder or such director, officer, employee or participating Person or controlling Person, and shall survive the transfer of such securities by Security Holder.

     (2) Security Holder agrees to indemnify and hold harmless the Company, its directors, officers and employees and each other Person, if any, who controls the Company against any losses, claims, damages or liabilities joint or several, to which the Company or any such director, officer, or employee or any such Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which Registrable Securities were registered under the Securities Act at the request of Security Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such alleged untrue

                                      A-G6
statement or alleged omission was made in such Registration Statement, preliminary prospectus, prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by Security Holder specifically stating it is for use therein, and shall reimburse the Company or such director, officer, employee or other Person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action.

     (3) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Subsection E, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligation under this Subsection E to the extent the indemnifying party is not materially prejudiced by such failure. In case any such action is brought against an indemnified party, the indemnified party shall permit the indemnifying party to assume the defense of such action or proceeding, provided that counsel for the indemnifying party, who shall conduct the defense of such action or proceeding shall be approved by the indemnified party (whose approval shall not be unreasonably withheld) and the indemnified party may participate in such defense at such indemnified party's expense unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, in which event the indemnifying party shall pay the reasonable fees and expense of separate counsel for the indemnified party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm for all indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

     (4) Indemnification similar to that specified in the preceding paragraphs of this Subsection E shall be given by the Company and Security Holder (with such modifications as shall be appropriate) with respect to liability related to any required registration or other qualification of Registrable Securities under any Federal or state law or regulation of governmental authority other than the Securities Act.

     (5) If the indemnification provided for in this Subsection E is unavailable or insufficient to hold harmless an indemnified party under paragraphs (1) or
(2) above, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraphs (1) or (2) above, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and Security Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equity considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Security Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and Security Holder agree that it would not be just and equitable if contributions pursuant to this paragraph (5) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph (5). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this paragraph (5) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in paragraph (3) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this paragraph (5). Notwithstanding the provisions of this paragraph (5), in respect of any loss, claim, damage or liability based upon any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact which relates to information other than information supplied by Security Holder, Security Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable

                                      A-G7

Securities offered by it and distributed to the public were offered to the public exceeds the amount of any damages which Security Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this paragraph (5) of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this paragraph (5), such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in paragraph (3) above has not been given with respect to such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this paragraph
(5) to the extent such omission is not prejudicial.

     G. Public Availability of Information. The Company shall comply with all public information reporting requirements of the Commission, to the extent required from time to time to enable Security Holder to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of Security Holder, the Company will deliver to Security Holder a written statement as to whether it has complied with such requirements.

     H. Supplying Information. The Company shall cooperate with Security Holder in supplying such information as may be necessary for Security Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Registrable Securities.

     I. Specific Performance. Each party hereto acknowledges and agrees that each other party hereto would be irreparably harmed and would have no adequate remedy of law if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that, in addition to any other remedies by law or in equity which may be available, the parties hereto shall be entitled to obtain temporary and permanent injunctive relief with respect to any breach or threatened breach of, or otherwise obtain specific performance of the covenants and other agreements contained in this Agreement.

     Section 3. Representations and Warranties of the Company. The Company represents and warrants to Security Holder that (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, and, assuming this Agreement constitutes a valid and binding obligation of Security Holder is enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors, rights generally from time to time and to general principles of equity, and except as the enforceability thereof may be limited by considerations of public policy.

     Section 4. Representations and Warranties of Security Holder. Security Holder represents and warrants to the Company that (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by Security Holder and the consummation by Security Holder of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Security Holder and no other corporate proceedings on the part of Security Holder are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (c) this Agreement has been duly executed and delivered by Security Holder and constitutes a valid and

                                      A-G8
binding obligation of Security Holder, and, assuming this Agreement constitutes a valid and binding obligation of the Company, is enforceable against Security Holder in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity, and except as the enforceability thereof may be limited by considerations of public policy.

     Section 5. Stock Rights and Restrictions Agreement. This Agreement shall be in all respects subject to the terms and conditions of the Stock Rights and Restrictions Agreement between the parties hereto and of even date herewith.

     Section 6. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or transmitted by telex, telegram or facsimile transmission or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to Security Holder, to:

        Kerr-McGee Corporation
        P.O. Box
        Oklahoma City, Oklahoma 73125

        Attention: General Counsel

    with a copy to:

        Simpson Thacher & Bartlett
        425 Lexington Avenue
        New York, New York 10017-3954

        Attention: David Chapnick
        Facsimile No: (212) 455-2502

    (b) if to the Company, to:

        Devon Energy Corporation
        20 North Broadway, Suite 1500
        Oklahoma City, Oklahoma 73102-8260

        Attention: J. Larry Nichols, President
        Facsimile No.: (405) 552-4550

    with a copy to:

        McAfee & Taft A Professional Corporation
        10th Floor, Two Leadership Square
        Oklahoma City, Oklahoma 73102-7103

        Attention: Jerry A. Warren, Esq.
        Facsimile No.: (405) 235-0439

     Section 5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma.

     Section 6. Counterparts. This Agreement may be executed in any number of counterparts, which together shall constitute a single agreement.

                                      A-G9

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their officers thereunto duly authorized.

                                            DEVON ENERGY CORPORATION


                                            By

                                               --------------------------------
                                               J. Larry Nichols
                                               President and Chief Executive
                                               Officer

                                            KERR-MCGEE CORPORATION


                                            By

                                               --------------------------------
                                               Luke R. Corbett, President and
                                               Chief Operating Officer

                                      A-G10

                                  EXHIBIT H-1

                      FIRST AMENDMENT TO RIGHTS AGREEMENT

     The Rights Agreement dated April 17, 1995 between Devon Energy Corporation and The First National Bank of Boston (Massachusetts) is hereby amended this 16th day of October, 1996 by the amendment of Section 1(a) as follows:

     "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall hereafter become the Beneficial Owner of 15% or more of the Voting Shares of the Company then outstanding, but shall not include the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company or a Subsidiary of the Company for or pursuant to the terms of any employee benefit plan; provided, a Person who or which does no more than (i) become an Affiliate or Associate of a Person who or which (together with all Affiliates or Associates) is now a Beneficial Owner of 15% or more of the Voting Shares now outstanding, and/or (ii) become, by operation of clause
     (ii) or clause (iii) of Section 1(c), the Beneficial Owner of shares beneficially owned by a Person who or which (together with all Affiliates or Associates) is now a Beneficial Owner of 15% or more of the Voting Shares now outstanding, is not an Acquiring Person. Further, no Person shall become an Acquiring Person solely as the result of (a) a reduction in the number of Voting Shares outstanding due to an acquisition of Voting Shares by the Company which increases the proportionate number of such Voting Shares Beneficially Owned by such Person to 15% or more unless and until that Person shall purchase or otherwise become (as a result of actions by such Person or its Affiliates or Associates) the Beneficial Owner of any additional Voting Shares of the Company; provided, further, that Kerr-McGee Corporation and its affiliates shall not be deemed an Acquiring Person pursuant to this Section solely as a result of (a) the execution and delivery of the Agreement and Plan of Merger among Devon Energy Corporation, Devon Energy Corporation (Nevada), Kerr-McGee Corporation, Kerr-McGee North American Onshore Corporation, and Kerr-McGee Canada Onshore Ltd., dated October 16, 1996, and to be executed subsequent to the time of execution of this Amendment (the "Merger Agreement"), or (b) any action taken pursuant to such Merger Agreement prior to the Effective Time (as defined in the Merger Agreement).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the 16th day of October, 1996.

                                            DEVON OKLAHOMA CORPORATION


                                            By /s/  J. LARRY NICHOLS

                                              ----------------------------------
                                              J. Larry Nichols, President
                                              and Chief Executive Officer
ATTEST:


/s/  MARIAN J. MOON

------------------------------------
Marian J. Moon, Secretary
                                            THE FIRST NATIONAL BANK OF BOSTON
                                            (MASSACHUSETTS)


                                            By /s/  COLLEEN H. SHEA

                                              ----------------------------------

                                              Vice President

ATTEST:


/s/  LAURA A. WALSH

------------------------------------

Secretary


                                      A-H1

                                  EXHIBIT H-2

                      SECOND AMENDMENT TO RIGHTS AGREEMENT

     The Rights Agreement dated April 17, 1995 between Devon Energy Corporation and The First National Bank of Boston (Massachusetts), as amended on October 16, 1966, is hereby amended this 31st day of December, 1996 by the amendment of
Section 1(a) as follows:

     "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall hereafter become the Beneficial Owner of 15% or more of the Voting Shares of the Company then outstanding, but shall not include the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company or a Subsidiary of the Company for or pursuant to the terms of any employee benefit plan; provided, a Person who or which does no more than (i) become an Affiliate or Associate of a Person who or which (together with all Affiliates or Associates) is now a Beneficial Owner of 15% or more of the Voting Shares now outstanding, and/or (ii) become, by operation of clause
     (ii) or clause (iii) of Section 1(c), the Beneficial Owner of shares beneficially owned by a Person who or which (together with all Affiliates or Associates) is now a Beneficial Owner of 15% or more of the Voting Shares now outstanding, is not an Acquiring Person. Further, no Person shall become an Acquiring Person solely as the result of a reduction in the number of Voting Shares outstanding due to an acquisition of Voting Shares by the Company which increases the proportionate number of such Voting Shares Beneficially Owned by such Person to 15% or more unless and until that Person shall purchase or otherwise become (as a result of actions by such Person or its Affiliates or Associates) the Beneficial Owner of any additional Voting Shares of the Company; provided, further, that Kerr-McGee Corporation and its affiliates shall not be deemed an Acquiring Person pursuant to this Section solely as a result of the acquisition of Common Stock of the Company (i) upon consummation of the transactions pursuant to the Agreement and Plan of Merger among Devon Energy Corporation, Devon Energy Corporation (Nevada), Kerr-McGee Corporation, Kerr-McGee North American Onshore Corporation, and Kerr-McGee Canada Onshore Ltd. of even date herewith (the "Merger Agreement"); (ii) pursuant to transactions permitted by a Stock Rights and Restrictions Agreement substantially in the form of Exhibit F to the Merger Agreement, as such agreement may be amended from time to time (the "Stock Agreement"); and (iii) subsequent to termination of the Stock Agreement pursuant to Subsections 4.8(iii) (unless the Stock Agreement is reinstated pursuant to that Subsection), 4.8(iv), 4.8(v) or 4.8(vi).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                            DEVON OKLAHOMA CORPORATION

                                            By
                                              ---------------------------------
                                              J. Larry Nichols, President
                                              and Chief Executive Officer
ATTEST:

-------------------------
Marian J. Moon, Secretary
                                            THE FIRST NATIONAL BANK OF BOSTON
                                            (MASSACHUSETTS)

                                            By
                                              ---------------------------------
                                              Vice President
ATTEST:


-------------------------
Secretary


                                      A-H2

                           DEVON ENERGY CORPORATION

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



        The undersigned stockholder of Devon Energy Corporation, an Oklahoma corporation, hereby nominates and appoints John W. Nichols and J. Larry Nichols, or either of them, with full power of substitution, as true and lawful agents and proxies to represent the undersigned and vote all shares of stock of Devon Energy Corporation owned by the undersigned in all matters coming before the Special Meeting of Stockholders (or any adjournment thereof) of Devon Energy Corporation to be held in the Community Room (Mezzanine Floor), Bank of Oklahoma, Robinson Avenue at Robert S. Kerr, Oklahoma City, Oklahoma on December 6, 1996, at 10:00 a.m., local time. The board of directors recommends a vote "FOR" the matters set forth on the reverse side.

        PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY
IN THE ENCLOSED ENVELOPE.



                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE


[x] PLEASE MARK
    VOTES AS IN THIS
    EXAMPLE.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED BELOW BY THE STOCKHOLDER. TO THE EXTENT CONTRARY SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

1. AUTHORIZE THE ISSUANCE OF
   9,954,000 SHARES OF DEVON COMMON
   STOCK TO KERR-MCGEE CORPORATION
   IN CONNECTION WITH THE TRANSACTION.

FOR        AGAINST      ABSTAIN
[ ]          [ ]          [ ]

                                          3.  OTHER MATTERS:

                                              In their discretion, to vote
                                          with respect to any other matters
                                          that may come before the meeting or
                                          any adjournment thereof, including
                                          matters incident to its conduct.

                                          MARK HERE FOR ADDRESS CHANGE AND
                                          NOTE AT LEFT. [ ]

                                          I RESERVE THE RIGHT TO REVOKE THE
                                          PROXY AT ANY TIME BEFORE THE EXERCISE
                                          THEREOF.

                                          Please sign exactly as your name
2. APPROVE THE AMENDMENT TO DEVON'S       appears at left, indicating your
   CERTIFICATE OF INCORPORATION TO        official position or representative
   INCREASE THE AUTHORIZED COMMON         capacity, if applicable.  If shares
   STOCK FROM 120 MILLION SHARES          are held jointly, each owner should
   TO 400 MILLION SHARES.                 sign.


FOR        AGAINST      ABSTAIN
[ ]          [ ]          [ ]             Signature                 Date
                                                   -----------------    -------

                                          Signature                 Date
                                                   -----------------    -------